Filed Pursuant to Rule 424(b)(3)

Registration No. 333-251042

PROSPECTUS SUPPLEMENT NO. 4

(to Prospectus dated December 8, 2020)

SOC Telemed, Inc.

69,280,960 Shares of Class A Common Stock
350,000 Warrants to Purchase Class A Common Stock

This prospectus supplement supplements the prospectus dated December 8, 2020 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-251042). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our current report on Form 8-K, filed with the Securities and Exchange Commission on March 30, 2021 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the offer and sale from time to time by the selling securityholders named in the Prospectus (the “Selling Securityholders”) of up to 56,780,960 shares of our Class A common stock, par value $0.0001 per share, and warrants to purchase an aggregate of 350,000 shares of Class A common stock, consisting of (i) up to 16,800,000 shares of Class A common stock (the “PIPE shares”) issued in a private placement pursuant to subscription agreements entered into on July 29, 2020, October 22, 2020, and October 23, 2020; (ii) up to 4,375,000 shares of Class A common stock (the “founder shares”) issued upon consummation of our business combination with Specialists On Call, Inc. on October 30, 2020 (the “Business Combination”), in exchange for shares of our Class B common stock originally issued in a private placement to HCMC Sponsor LLC (the “Sponsor”) and subsequently distributed to the Sponsor’s members; (iii) up to 700,000 shares of Class A common stock (the “private placement shares”) originally issued in a private placement to the Sponsor and subsequently distributed to the Sponsor’s members; (iv) up to 350,000 warrants to purchase shares of Class A common stock (the “private placement warrants”) originally issued in a private placement to the Sponsor and subsequently distributed to the Sponsor’s members; (v) up to 350,000 shares of Class A common stock issuable upon exercise of the private placement warrants; and (vi) up to 34,555,960 shares of Class A common stock (the “closing shares”) issued in connection with the consummation of the Business Combination to SOC Holdings LLC and certain of our officers and directors who were officers and directors of Specialists On Call, Inc.

In addition, the Prospectus relates to the offer and sale of up to 12,500,000 shares of our Class A common stock that are issuable by us upon the exercise of 12,500,000 warrants (the “public warrants” and, together with the private placement warrants, the “warrants”) that were previously registered.

Our Class A common stock and warrants are listed on the Nasdaq Global Select Market under the symbols “TLMD” and “TLMDW,” respectively. On March 29, 2021, the last reported sales price of our Class A common stock was $6.25 per share and the last reported sales price of our warrants was $1.07 per warrant.

This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the Prospectus, except to the extent that the information in this prospectus supplement updates and supersedes the information contained in the Prospectus.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and, as such, have elected to comply with certain reduced disclosure and regulatory requirements.

Investing in our securities involves risks.  See the section entitled “Risk Factors” beginning on page 5 of the Prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 30, 2021.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2021

SOC TELEMED, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39160	84-3131208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1768 Business Center Drive, Suite 100

Reston, Virginia 20190

 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (866) 483-9690

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	TLMD	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	TLMDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Acquisition

Purchase Agreement

On March 26, 2021, SOC Telemed, Inc. (the “Company”) entered into a Membership Interest and Stock Purchase Agreement (the “Purchase Agreement”) by and among the Company, Access Physicians Management Services Organization, LLC (“Access Physicians”), HEP AP-B Corp. (“Blocker”), Health Enterprise Partners III, L.P. (“Blocker Seller”), the persons listed on Exhibit A thereto (collectively with Blocker Seller, the “Sellers”), and AP Seller Rep, LLC, as representative of the Sellers, pursuant to which the Company, among other things, acquired Access Physicians (such collective transactions, the “Acquisition”).

The total consideration paid in the Acquisition at closing consisted of $94.0 million in cash, subject to customary transaction adjustments as provided in the Purchase Agreement, financed by the Credit Facility and Subordinated Note described below, and 13,928,740 shares (the “Closing Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Class A common stock”), with a value of approximately $100.0 million, of which 175,353 Closing Shares remain subject to certain vesting conditions and will be issued on the first anniversary of the closing. The Purchase Agreement also provides for additional earn-out consideration of $20.0 million that may be paid to the Sellers if certain revenue and performance levels are achieved by Access Physicians in the fiscal year ended December 31, 2021, and additional deferred consideration of approximately $20.0 million that may be paid to the Sellers if the foregoing earn-out consideration is earned and subject to the continued service of certain executives of Access Physicians during the two-year period beginning on the closing date of the Acquisition (subject in each case to earlier acceleration upon the occurrence of certain events). The additional earn-out consideration and deferred consideration are in each case payable in cash or shares of Class A common stock or a combination of cash and shares, at the Company’s election; provided, however, that the Company may not issue any shares in satisfaction of any such contingent consideration if the aggregate number of shares issued to the Sellers pursuant to the Purchase Agreement exceeds 19.9% of the total shares outstanding or total voting power outstanding immediately prior to the closing of the Acquisition unless it has first obtained the approval of its stockholders in accordance with Nasdaq Listing Rule 5635(a).

The Purchase Agreement provides that the Closing Shares will be subject to lock-up until October 30, 2021, with the potential for early release of up to 20% of such shares upon a bona fide sale transaction of any shares beneficially owned by SOC Holdings LLC, the Company’s largest stockholder, prior to such date. The Purchase Agreement also includes customary resale shelf registration rights for the Sellers that require the Company to register for resale the shares of Class A common stock issued pursuant to the Purchase Agreement.

The Purchase Agreement contains customary representations and warranties and covenants from each of the parties, including certain restrictive covenants applicable to the Sellers. The Company has obtained representation and warranty insurance in connection with the Purchase Agreement.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The above description of the Purchase Agreement is not intended to provide any other factual information about the Company, Access Physicians, Blocker or the Sellers, or their respective subsidiaries or affiliates. The representations and warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and only as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement, including being qualified by confidential disclosures made by each party to the other for the purposes of allocating contractual risk between them. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to investors and may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Information concerning the subject matter of the representations and warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company or Access Physicians. Investors should not rely on the representations and warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Access Physicians, Blocker, the Sellers or any of their respective subsidiaries, affiliates or businesses.

Board Nomination Rights Agreement

Concurrently with the execution of the Purchase Agreement, the Company and Christopher Gallagher, M.D., the Chief Executive Officer of Access Physicians, entered into a Board Nomination Rights Agreement, dated as of March 26, 2021 (the “Board Nomination Rights Agreement”), pursuant to which the Company will increase the size of the Board of Directors of the Company (the “Board”) by one director and appoint Dr. Gallagher as a Class I Director (as defined in the Company’s Second Amended and Restated Certificate of Incorporation) to fill the vacancy thereby created. The Board Nomination Rights Agreement will terminate upon the earliest to occur after the date of the agreement of either of the following events: (i) Dr. Gallagher ceases to beneficially own at least 75% of the Closing Shares that he received in his capacity as a Seller at the closing of the Acquisition or (ii) Dr. Gallagher’s employment is terminated by his applicable employer within the Company group for any reason. The Board Nomination Rights Agreement further provides that any shares of Class A common stock and any securities convertible into or exchangeable for shares of Class A common stock held by Dr. Gallagher will be subject to lock-up for three months following his resignation from the Board.

The foregoing description of the Board Nomination Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Board Nomination Rights Agreement, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Financing Arrangements

Credit Agreement

On March 26, 2021, the Company entered into a Loan and Security Agreement (the “Credit Agreement”), by and among the Company, each of its wholly owned subsidiaries, including the entities acquired pursuant to the Acquisition, the lenders party thereto from time to time and SLR Investment Corp., as collateral agent.

The Credit Agreement provides for senior secured term loan facilities in an aggregate amount of up to $125.0 million (collectively, the “Credit Facility”), comprised of (i) term loans made on the closing date in the principal amount of $75.0 million (the “Term A1 Loan”) and $10.0 million (the “Term A2 Loan” and, together with the Term A1 Loan, the “Term A Loans”) to finance a portion of the closing cash consideration for the Acquisition; (ii) subject to our request therefor and the achievement, on or prior to June 20, 2022, of net revenues of at least $55 million on a trailing six-month basis, among other conditions set forth in the Credit Agreement, an additional term loan to be made on or before June 20, 2022, in the principal amount of up to $12.5 million, or up to $2.5 million if the Term A2 Loan remains outstanding (the “Term B Loan”); (iii) subject to our request therefor and the achievement, on or prior to December 20, 2022, of net revenues of at least $65 million on a trailing six-month basis, among other conditions set forth in the Credit Agreement, an additional term loan to be made on or before December 20, 2022, in the principal amount of up to $12.5 million (the “Term C Loan”); and (iv) an uncommitted term loan in the principal amount of up to $25 million (the “Term D Loan” and, collectively with the Term A Loans, the Term B Loan and the Term C Loan, the “Term Loans”), which Term D Loan availability is subject to our request therefor, the sole and absolute discretionary approval of the lenders thereof and the satisfaction of certain conditions set forth in the Credit Agreement.

The maturity date for each Term Loan is April 1, 2026, and borrowings under the Credit Facility will bear interest at a fluctuating rate per annum equal to 7.47% plus the greater of LIBOR and 0.13% (the “Applicable Rate”). The Company is required to make interest payments monthly in arrears, beginning on May 1, 2021. The Credit Facility requires equal monthly amortization payments commencing May 1, 2024, which commencement date may be extended to November 1, 2024, subject to the satisfaction of certain conditions as set forth in the Credit Agreement.

The Credit Facility may be optionally prepaid from time to time, subject to a prepayment premium equal to (i) in the case of any prepayment made prior to March 26, 2022, 3% of the principal amount of the Term Loans prepaid, (ii) in the case of any prepayment made prior to March 26, 2023, 2% of the principal amount of the Term Loans prepaid, (iii) in the case of any prepayment made prior to March 26, 2024, 2% of the principal amount of the Term Loans prepaid, and (iv) 0% thereafter. The Credit Facility also contains mandatory prepayment provisions upon acceleration that are customary for secured financings of this type, each as more fully described in the Credit Agreement.

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The Credit Agreement contains representations and warranties, affirmative and negative covenants and events customary for secured financings of this type, as well as financial covenants requiring (i) the maintenance of minimum liquidity of at least $5.0 million at all times and (ii) minimum net revenues measured quarterly on a trailing twelve-month basis of at least $81.8 million on March 31, 2022, $88.2 million on June 30, 2022, $94.5 million on September 30, 2022, $100.9 million on December 31, 2022, and 60% of projected net revenues in accordance with an annual plan to be submitted the lenders on March 31, 2023, and thereafter.

The Credit Facility is guaranteed by all of the Company’s wholly owned subsidiaries, including the entities acquired pursuant to the Acquisition, subject to customary exceptions. The Credit Facility is secured by first priority security interests in substantially all of the Company’s assets, subject to permitted liens and other customary exceptions.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Subordinated Note

On March 26, 2021, the Company issued an Unsecured Subordinated Promissory Note in principal amount of $13.5 million (the “Subordinated Note”) in favor of SOC Holdings LLC, an affiliate of Warburg Pincus LLC and the Company’s largest shareholder, for proceeds at closing of $11.5 million. The unpaid balance of the Subordinated Note will accrue interest at an escalating rate per annum initially equal to 7.47% plus the Applicable Rate under the Credit Facility, increasing to 10.87% plus the Applicable Rate on September 30, 2021, and then an additional 2.00% each year thereafter, and will be added to the principal amount of the Subordinated Note on a monthly basis. The maturity date of the Subordinated Note is the earliest to occur of September 28, 2026, and the occurrence of a change of control. The Subordinated Note is fully subordinated to the Credit Facility and may only be repaid in accordance with the terms of the Credit Agreement. The Subordinated Note further provides that the Company is obligated to repay a portion of the principal amount outstanding under the Credit Facility and the balance of the Subordinated Note from the proceeds of any offering by the Company of its equity securities.

The foregoing description of the Subordinated Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Subordinated Note, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above regarding the Purchase Agreement and the Subordinated Note is incorporated herein by reference.

On March 26, 2021, the Company completed the Acquisition pursuant to the Purchase Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above regarding the Credit Agreement and the Subordinated Note is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above regarding the Purchase Agreement is incorporated herein by reference.

3

The Company issued the Closing Shares in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder. The Company relied on this exemption from registration based in part on representations made by the Sellers in the Purchase Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 above regarding the Board Nomination Rights Agreement is incorporated herein by reference.

On March 30, 2021, the Board appointed Dr. Gallagher as a Class I Director. Pursuant to the Board Nomination Rights Agreement, the Company agreed to take all action necessary to cause Dr. Gallagher to be appointed to its Board as a Class I Director as promptly as reasonably practicable following the closing of the Acquisition. Other than the Board Nomination Rights Agreement and the Purchase Agreement, there was no arrangement or understanding pursuant to which Dr. Gallagher was elected as a director. Pursuant to the Purchase Agreement, Dr. Gallagher received at the closing of the Acquisition consideration consisting of approximately $19.8 million in cash and 3,316,679 Closing Shares, and he remains eligible to receive contingent consideration earned in accordance with the terms of the Purchase Agreement. Dr. Gallagher has also entered into the Company’s standard indemnification agreement for directors and officers.

Item 7.01	Regulation FD Disclosure.

On March 30, 2021, the Company issued a press release announcing the Acquisition. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information included in this Item 7.01 and in Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall any such information or exhibits be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such document.

Cautionary Notice Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K and the documents incorporated by reference herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Such forward-looking statements are often identified by words such as “anticipate,” “approximate,” “believe,” “commit,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “outlook,” “plan,” “project,” “potential,” “should,” “would,” “will” and other similar words or expressions. Such forward-looking statements reflect the Company’s current expectations or beliefs concerning future events and actual events may differ materially from historical results or current expectations. The reader is cautioned not to place undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties, risks, assumptions and other factors, many of which are outside the control of the Company. The forward-looking statements in this Current Report on Form 8-K address a variety of subjects including, for example, the Company’s acquisition of Access Physicians, the financing of the Acquisition, the Company’s potential issuance of shares in satisfaction of contingent consideration pursuant to the Purchase Agreement and the business prospects of the Company following the Acquisition. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the possibility that the Company may not fully realize the projected benefits of the Acquisition; business disruption following the Acquisition; the reaction of clients and other persons to the Acquisition; the uncertainty of projected financial information with respect to Access Physicians; the Company’s substantial leverage as a result of indebtedness incurred in connection with the Acquisition; restrictions contained in the Company’s debt agreements; the Company’s ability to repay, refinance, restructure and/or extend its indebtedness as it comes due; and other events that could adversely affect the Company’s plans, expectations, objectives and intentions as a result of the Acquisition, including industry or economic conditions outside of the Company’s control. In addition, actual results are subject to other risks and uncertainties that relate more broadly to the Company’s overall business, including those more fully described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its annual report on Form 10-K for the fiscal year ended December 31, 2020, which is being filed concurrently with this Current Report on Form 8-K, and subsequent quarterly reports on Form 10-Q, which reports are available on the SEC’s website at www.sec.gov. The forward-looking statements in this Current Report on Form 8-K speak only as of its date. The Company undertakes no obligation to revise or update publicly any forward-looking statement, except as required by law.

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Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K with respect to the Acquisition described in Item 2.01 herein will be filed by amendment to this Current Report on Form 8-K as soon as practicable and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K with respect to the Acquisition described in Item 2.01 herein will be filed by amendment to this Current Report on Form 8-K as soon as practicable and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d) Exhibits.

Exhibit No.	Description

2.1+	Membership Interest and Stock Purchase Agreement, dated as of March 26, 2021, by and among SOC Telemed, Inc., Access Physicians Management Services Organization, LLC, HEP AP-B Corp., Health Enterprise Partners III, L.P., the persons listed on Exhibit A thereto, and AP Seller Rep, LLC, as representative of the sellers.

10.1+	Loan and Security Agreement, dated as of March 26, 2021, by and among SOC Telemed, Inc., the other borrowers party thereto, the lenders party thereto from time to time and SLR Investment Corp., as collateral agent.

10.2	Unsecured Subordinated Promissory Note issued on March 26, 2021, by SOC Telemed, Inc. in favor of the holders named therein.

10.3	Board Nomination Rights Agreement, dated as of March 26, 2021, by and between SOC Telemed, Inc. and Christopher Gallagher, M.D.

99.1	Press Release, dated March 30, 2021.

+	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

5

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOC Telemed, Inc.

Date: March 30, 2021	/s/ Eunice Kim
	Name:	Eunice Kim
	Title:	General Counsel and Corporate Secretary

6

Exhibit 2.1

EXECUTION VERSION

membership interest and stock purchase agreement

by and among

SOC TELEMED, INC.,

ACCESS PHYSICIANS Management Services Organization, LLC,

the membersHIP INTEREST HOLDERS OF ACCESS PHYSICIANS Management Services Organization, LLC,

HEP AP-B CORP.,

HEALTH ENTERPRISE PARTNERS III, L.P.

and

AP SELLER REP, LLC

dated as of March 26, 2021

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

EXHIBITS

Exhibit A	-	Company Sellers
Exhibit B	-	Founder Agreement
Exhibit C	-	Investor Representation Letter
Exhibit D	-	Restricted Sellers
Exhibit E	-	Board Nomination Rights Agreement
Exhibit F	-	Earnout Practices and Principles
Exhibit G	-	Seller Questionnaire
Exhibit H	-	Plan of Distribution

-v-

membership interest and stock purchase agreement

THIS MEMBERSHIP INTEREST AND STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of March 26, 2021, is made by and among SOC Telemed, Inc., a Delaware corporation (“Buyer”), Access Physicians Management Services Organization, LLC, a Texas limited liability company (the “Company”), HEP AP-B Corp., a Delaware corporation (“Blocker”), the Persons listed on Exhibit A hereto (the “Company Sellers”), Health Enterprise Partners III, L.P. (“Blocker Seller” and, together with the Company Sellers, the “Sellers”) and AP Seller Rep, LLC, a Texas limited liability company, as representative of the Sellers (“Seller Representative”).

WHEREAS, Blocker Seller owns all of the issued and outstanding capital stock of Blocker (the “Blocker Stock”);

WHEREAS, the Company Sellers and Blocker collectively own all of the issued and outstanding membership interests of the Company (the “Company Interests”); and

WHEREAS, the Sellers desire to sell, and Buyer desires to purchase, all of the Company Interests owned by the Company Sellers and the Blocker Stock owned by the Blocker Seller on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

Article 1
Definitions

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Acceleration Good Reason” means, with respect to any Person described in the definition of Departure, that (a) there has been a reduction in the base salary of such Person (other than a reduction of no more than 20% similarly affecting all or substantially all similarly situated employees of Buyer and such Person’s employer within the Buyer Group), (b) there has been a change in the geographic location in which such Person is to provide services to his or her employer within the Buyer Group of more than twenty-five (25) miles; (c) Buyer shall have failed to obtain an agreement from any successor of Buyer to assume and agree to perform this Agreement reasonably satisfactory to Seller Representative; provided, that, in the case of each of clause (a) through (c), (i) such Person has notified his or her employer within the Buyer Group of such condition within thirty (30) days of first becoming aware of the occurrence of such condition, (ii) such employer has failed to remedy the condition within thirty (30) days of receipt of such notice and (iii) such Person terminates his or her employment within thirty (30) days after the end of such thirty (30) day cure period.

“Acquisition Engagement” has the meaning set forth in Section 11.15.

“Acquisition Proposal” with respect to the Company, means any offer, inquiry, indication of interest or proposal relating to any transaction or series of related transactions involving: (a) the sale, license, lease, transfer, disposition or acquisition of all or a substantial portion of (excluding sales of inventory and licensing of the Company’s products or services in the ordinary course of business consistent with past practice) the business or assets of the Company, (b) the issuance, disposition or acquisition of (i) any membership interests or other equity interests of the Company, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any membership interests or other equity interests of the Company or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any membership interests or other equity interests of the Company, (c) any merger, consolidation, share exchange, business combination, reorganization, recapitalization or similar transaction involving the Company, (d) any liquidation, dissolution, recapitalization or other significant corporate reorganization of the Company or (e) any combination of the foregoing; provided, however, that the transactions contemplated by this Agreement shall not be deemed an Acquisition Proposal.

“Adjustment Amount” has the meaning set forth in Section 2.6.

“Adjustment Holdback” means $1,000,000.

“Administrative Services Agreements” means those certain administrative support services agreements and similar arrangements (as amended, modified and supplemented from time to time) between the Company and each PC.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise. Notwithstanding the foregoing, (a) in no event shall Buyer, the Company nor any of their Affiliates be considered an Affiliate of (i) any stockholder of Buyer that is a venture capital, private equity, growth equity or similar funding vehicle or the direct or indirect Subsidiary or management company of any such funding vehicle or (ii) a portfolio company of any of the foregoing and (b) none of (i) Buyer, (ii) its Affiliates, (iii) any stockholder of Buyer that is a venture capital, private equity, growth equity or similar funding vehicle or the direct or indirect Subsidiary or management company of any such funding vehicle and (iv) a portfolio company of any of the foregoing in subclause (b)(iii) shall be considered Affiliates of the Company, Blocker or the PCs (except, in the case of the Buyer and its Affiliates, with respect to the Company and Blocker after the Closing).

“Agreement” has the meaning set forth in the Preamble.

“Allocable Share” of a Person with respect to the Adjustment Amount, Adjustment Holdback, Earnout Amount, Deferred Payment Amount and Seller Representative Fund is as set forth in the Company Closing Statement.

“Antitrust Regulations” mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder and all antitrust or competition Laws of any Governmental Body, whether in any domestic or foreign jurisdiction, that are designed or intended to prohibit, restrict, or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition.

“Anti-Corruption Laws” has the meaning set forth in Section 3.20(b).

“Balance Sheet” has the meaning set forth in Section 3.6(a).

“Blocker” has the meaning set forth in the Recitals.

“Blocker Documents” has the meaning set forth in Section 4.2.

“Blocker Secretary Certificate” has the meaning set forth in Section 8.2(f).

“Blocker Seller” has the meaning set forth in the Preamble.

“Blocker Stock” has the meaning set forth in the Recitals.

“Board Nomination Rights Agreement” means the Board Nomination Rights Agreement among Christopher Gallagher, M.D. and Buyer substantially in the form attached hereto as Exhibit E.

“Budget” has the meaning set forth in Section 2.8(e).

“Business” means the business as conducted by the Company and the PCs as of the date hereof and other activities reasonably related thereto that are carried on by the Company and the PCs as of the date hereof.

“Business Day” means any day other than a Saturday, Sunday, or a day on which all banking institutions of New York, New York are authorized or obligated by Law or executive order to close.

“Buyer” has the meaning set forth in the Preamble.

“Buyer Closing Statement” has the meaning set forth in Section 2.6(a).

“Buyer Disclosure Schedule” has the meaning set forth in Article 6.

“Buyer Documents” has the meaning set forth in Section 6.2.

“Buyer Earnout Statement” has the meaning set forth in Section 2.8(c).

“Buyer Group” means Buyer and its Subsidiaries (including after Closing, the Company).

“Buyer Indemnified Parties” has the meaning set forth in Section 10.1.

“Buyer Material Adverse Effect” means any change, effect, event, occurrence, circumstance, state of facts or development (any such item, an “Effect”) that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect, taken as a whole, on: (a) the businesses, assets, properties, results of operations or financial condition of Buyer and its controlled Affiliates; provided, that Effects, alone or in combination, that arise out of or result from the following, individually or in the aggregate, shall not be considered when determining whether a Buyer Material Adverse Effect has occurred: (i) changes in economic conditions, financial, credit or securities markets in general or the industries and markets in which Buyer and its controlled Affiliates operates, (ii) any change after the date hereof in Laws, GAAP or any other accounting standard applicable to Buyer or (iii) acts of God (including any hurricane, flood, tornado, earthquake or other natural disaster or any other force majeure event), calamities, national or international political or social conditions, including acts of war, the engagement in hostilities or the occurrence of any military attack or terrorist act in the jurisdictions in which the Buyer and its controlled Affiliates operate or any escalation or worsening of any of the foregoing; provided, further, the foregoing exceptions shall only be applicable to the extent that such Effects do not have a disproportionate impact on Buyer and its controlled Affiliates relative to businesses in the same industries; or (b) the ability of Buyer to consummate the transactions contemplated by this Agreement.

“Buyer Sale” means any transaction or series of related transactions pursuant to which (i) any Person, other than SOC Holdings LLC and its Affiliates, acquires, directly or indirectly fifty percent (50%) or more of the outstanding equity, voting securities or beneficial ownership of Buyer (whether by merger, consolidation, reorganization, combination, amalgamation, sale, transfer or otherwise) or (ii) any Person acquires, directly or indirectly, all or substantially all of the assets of Buyer and its Subsidiaries, determined on a consolidated basis.

“Card Association” means VISA U.S.A., Inc. and Visa International, Inc., MasterCard International, Inc., Discover Financial Services, LLC, American Express, Diners Club, Voyager, Carte Blanche, PayPal and any other card association, debit card network or similar entity and any legal successor organizations or association of any of them.

“Card Association Rules” means the rules, regulations, bylaws, standards, policies, and procedures of the Card Associations, including with respect to the processing of Cardholder Data, the Payment Card Industry Data Security Standards (PCI-DSS) and the Payment Application Data Security Standards (PA-DSS), each as revised from time to time.

“Cardholder Data” means credit, debit or other payment method information, including the number assigned by a card issuer that identifies a cardholder’s account, card expiration date, data stored on the magnetic strip of a credit or debit card, PayPal or other online payment card processor account information and similar information (including any other cardholder information defined for or by the PCI-DSS or other PCI requirements).

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act.

“Cash” means, as of a given time, an amount equal to (a) the aggregate amount of all cash, cash equivalents and marketable securities of the Company and the PCs, determined in accordance with GAAP as reflected in, and consistently applied with, the Company’s fiscal year 2020 combined audited financial statements, excluding restricted cash, plus (b) all uncleared checks received or deposits of the Company and the PCs outstanding, less (c) all uncleared checks issued or withdrawals of the Company and the PCs outstanding.

“Cause” means, with respect to any Person described in the definition of Departure, such Person’s (a) gross negligence, willful misconduct or willful insubordination in the performance of his or her duties and responsibilities to Buyer and its Affiliates (including, after the Closing, the Company), (b) commission of a felony or any act involving moral turpitude, deceit, dishonesty or fraud that has a detrimental effect on the reputation of Buyer or its Affiliates (including, after the Closing, the Company), (c) material violation of any provision of any agreement or covenant with Buyer or its Affiliates (including, after the Closing, the Company), other than any Transaction Document, or material violation of written policies of Buyer or its Affiliates (including, after the Closing, the Company) which such Person has been made aware or reasonably should have been aware, (d) alcohol abuse or other substance abuse that has a detrimental effect on the reputation of Buyer or its Affiliates (including, after the Closing, the Company) or on such Person’s capacity to reasonably perform their respective duties, or (e) unauthorized use or disclosure of any proprietary information or Trade Secrets of Buyer or its Affiliates (including, after the Closing, the Company) or any other party to whom such Person owes an obligation of nondisclosure as a result of his or her relationship with Buyer or its Affiliates (including, after the Closing, the Company). Notwithstanding the foregoing, such Person shall not be deemed to have been terminated for Cause unless and until Buyer has delivered written notice to such Person setting forth in reasonable detail the conduct or condition constituting Cause, and with respect to clauses (a) or (c), in each case if capable of cure, such Person has failed to cure such conduct or condition within thirty (30) days following receipt of such notice.

“Claim Notice” has the meaning set forth in Section 10.5.

“Class A Incentive Unit” means a unit of a membership interest in the Company, having the relative rights, powers, duties, restrictions and obligations specified with respect to the Class A Incentive Units in the LLC Agreement.

“Class A Unit” means a unit of a membership interest in the Company, having the relative rights, powers, duties, restrictions and obligations specified with respect to the Class A Units in the LLC Agreement.

“Class B Unit” means a unit of a membership interest in the Company, having the relative rights, powers, duties, restrictions and obligations specified with respect to the Class B Units in the LLC Agreement.

“Closing” has the meaning set forth in Section 2.3.

“Closing Balance Sheet” has the meaning set forth in Section 2.4(a).

“Closing Cash Payment Amount” means an amount equal to the sum of (a) $94,000,000, plus (b) Cash as of the Closing, plus (c) the amount, if any, by which Net Working Capital as of the Closing is greater than Target Net Working Capital, less (d) the amount, if any, by which Net Working Capital as of the Closing is less than Target Net Working Capital, less (e) Indebtedness of the Company and the PCs as of the Closing, less (f) Transaction Costs as of the Closing, less (g) the Adjustment Holdback, less (h) the Seller Representative Fund.

“Closing Date” has the meaning set forth in Section 2.3.

“Closing Number of Shares” means 13,928,740 Shares.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble.

“Company Closing Statement” has the meaning set forth in Section 2.4(b).

“Company Contracting Committee” means the working group comprised of Christopher Gallagher, M.D., Ann Purcell, David Mikula, Erica St. Angel, and Jessica Knox.

“Company Data” means all data of any kind or character contained in the Company IT Systems or any databases owned or controlled by the Company and the PCs or their designees (including any and all Trade Secrets), and all other information and data compilations collected, generated, obtained or received in connection with the marketing, delivery, or use of any Company Product, or that is used in or necessary to the conduct of the businesses of the Company and the PCs.

“Company Documents” has the meaning set forth in Section 3.2(a).

“Company Interests” has the meaning set forth in the Recitals.

“Company IP” means all IP and IP Rights in which the Company or a PC has or purports to have an ownership interest or an exclusive license or similar exclusive right in any field or territory, including Company Data.

“Company IT System” means all information technology and computer systems (including software and hosted services, information technology and telecommunications hardware and other equipment, such as networks), whether owned and operated by the Company or a PC or any other Person for such Person’s benefit, relating to the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of data and information whether or not in electronic format, used in or necessary to the conduct of the businesses of the Company and the PCs.

“Company Product” means each of the products and services that have been, or are currently being, developed, marketed, distributed, licensed, sold, offered, or otherwise provided or made available by the Company or a PC.

“Company Product Source Code” has the meaning set forth in Section 3.13(h).

“Company Property” has the meaning set forth in Section 3.9(a).

“Company Sale” means any transaction or series of transactions pursuant to which any Person, other than Buyer or an Affiliate of Buyer, acquires, directly or indirectly: (i) fifty percent (50%) or more of the outstanding equity, voting securities or beneficial ownership of the Company (whether by merger, consolidation, reorganization, combination, amalgamation, sale, transfer or otherwise) or (ii) a majority of the assets of the Company, either alone or determined on a consolidated basis with any Subsidiaries of the Company. For purposes of clarity, Company Sale shall not include indirect acquisitions of the Company’s equity or assets by the acquisition of the equity or assets of Buyer or its Affiliates (other than the Company or a holding company substantially all of the assets of which are the equity interests of the Company) or minority investments in the Company.

“Company Secretary Certificate” has the meaning set forth in Section 8.2(f).

“Company Sellers” has the meaning set forth in the Preamble.

“Confidential Information” means all information of a confidential or proprietary nature (whether or not specifically labeled or identified as “confidential”), in any form or medium, that relates to the Company, the PCs, Buyer or their partners, customers, programmers, sales representatives, marketing representatives, service providers, landlords, suppliers, vendors, independent contractors or other business relations and includes the following as they relate to the Company, the PCs and Buyer and to the extent the Company, the PCs or Buyer obtains a commercial benefit from the secret nature of such information: Trade Secrets of the Company, the PCs or Buyer, internal business information (including information relating to strategic and staffing plans and practices, business, training, marketing, promotional and sales plans and practices, cost, rate and pricing structures, accounting and business methods and potential acquisition candidates), identities of, individual requirements of, and specific contractual arrangements with, the Company’s, the PC’s and Buyer’s partners, customers, programmers, sales representatives, marketing representatives, service providers, landlords, suppliers, vendors, independent contractors or other business relations and their confidential information, trade secrets, know-how, computer code, compilations of data and analyses, techniques, systems, formulae, research, records, reports, manuals, documentation, models, data and data bases relating thereto and inventions, innovations, improvements, developments, methods, designs, analyses, drawings and reports. The term Confidential Information does not include information which (a) is or becomes generally available to the public without breach of a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company, the PCs, Buyer or any other party with respect to such information, (b) was within a Person’s possession prior to its being furnished to such Person by or on behalf of the Company, the PCs, or Buyer, provided that the source of such information was not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company, the PCs, or Buyer or any other party with respect to such information, (c) is or becomes available to such Person on a nonconfidential basis from a source other than the Company, the PCs or, Buyer or (d) is or was independently developed by such Person without use of any Confidential Information.

“Confidentiality Agreement” means that certain Mutual Non-Disclosure Agreement by and between the Company and Buyer dated October 7, 2020.

“Contract” means any agreement, contract, subcontract, license, sublicense, lease, indenture, purchase order or other legally binding commitment or undertaking of any nature (whether oral or written).

“Controlling Party” has the meaning set forth in Section 10.7(d).

“Controls” has the meaning set forth in Section 3.6(b).

“Copyleft License” means any license applicable to Open Source Software that requires or could require, as a condition of using such Open Source Software in the manner used by the Company or a PC: (a) the disclosure, licensing, or distribution of any source code of any Company Product to any third party (in each case other than the source code of the Open Source Software itself), (b) the restriction or limitation of the receipt of consideration in connection with the licensing, sublicensing, or distribution of any Company Product to any third party, (c) the decompilation, disassembly, or reverse engineering of any Company Product or the licensing of any such Company Product for the purpose of making derivative works thereof (in each case other than the Open Source Software itself) or (d) the creation of any obligation for the Company or a PC to grant to any third party any rights or immunities under or with respect to any Company IP. Copyleft Licenses include, without limitation, any version of the following licenses: (i) Common Development and Distribution License (CDDL), Common Public License, Eclipse Public License, Erlang Public License, IBM Public License, GNU Lesser or Library General Public License (LGPL), Mozilla Public License, Microsoft Reciprocal License, Sun Public License and any other “weak copyleft” license, (ii) BSD Protection License, any Creative Commons “Share Alike” license, GNU General Public License (GPL), Q Public License, Sleepycat License and any other “strong copyleft” license and (iii) Affero General Public License (AGPL), Common Public Attribution License (CPAL), Non-Profit Open Software License, Open Software License (OSL) and any other “network copyleft” license.

“COVID-19” means the severe acute respiratory syndrome coronavirus 2 (SARS-CoV-2) and any mutations or variants thereof and the COVID-19 coronavirus disease caused by it, which was declared to be a pandemic by the World Health Organization on March 11, 2020.

“Dand” means Hemant Dand, M.D.

“Deferred Amount” means $20,000,000.

“Deferred Excess Amount” means the sum of (a) the Deferred Amount, plus (b) the product of (i) the dollar amount by which Revenue exceeds $46,000,000 multiplied by (ii) five (5).

“Deferred Payment Amount” has the meaning set forth in Section 2.8(b).

“Deferred Payment Period” means the two (2) year period beginning on the Closing Date.

“Deferred Price Per Share” has the meaning set forth in Section 2.8(d)(ii).

“Deferred Shortfall Amount” means the sum of (a) the Deferred Amount, less (b) the product of (i) the dollar amount by which Revenue is less than $44,000,000, multiplied by (ii) five (5) (provided that the Deferred Shortfall Amount shall not be less than $0).

“Deferred Vesting Date” has the meaning set forth in Section 2.9.

“Deferred Vesting Recipients” means the Company Sellers identified on the Company Closing Statement as holding Class B Units in the Company subject to deferred vesting.

“Departure” means either or both (a) the employment of Christopher Gallagher, M.D. is terminated by his applicable employer within the Buyer Group for Cause or by Christopher Gallagher, M.D.’s voluntary resignation from his employment with his applicable employer within the Buyer Group without Retention Good Reason; or (b) the employment of any two (2), or more, of the following four (4) individuals: Erica St. Angel, David Mikula, Sina Haeri, M.D. or Paulgun Sulur, M.D., is terminated by his or her applicable employer within the Buyer Group for Cause or by such individual’s voluntary resignation from such individual’s employment with his or her applicable employer within the Buyer Group without Retention Good Reason, in each case, during the Deferred Payment Period. For the avoidance of doubt, any termination of employment (a) of any one or more (or any combination) of Christopher Gallagher, M.D., Erica St. Angel, David Mikula, Sina Haeri, M.D. or Paulgun Sulur, M.D. by his or her applicable employer within the Buyer Group other than for Cause, (b) by any one or more of Christopher Gallagher, M.D., Erica St. Angel, David Mikula, Sina Haeri, M.D. or Paulgun Sulur, M.D. for Retention Good Reason, or (c) resulting from such Person’s death or Disability, shall not constitute a Departure.

“Direct Claim” has the meaning set forth in Section 10.6(a).

“Disability” means a Person is unable to engage in their usual and customary duties for their applicable employer within the Buyer Group by reason of any medically determinable physical or mental impairment which can be expected to result in death or which is permanent or is expected to be permanent.

“Disclosure Schedule” has the meaning set forth in Article 3.

“Dispute Notice” has the meaning set forth in Section 2.6(b).

“Disputed Earnout Items” has the meaning set forth in Section 2.8(c).

“Disputed Items” has the meaning set forth in Section 2.6(b).

“Dual-Hat Persons” has the meaning set forth in Section 7.9(h).

“D&O Indemnitees” has the meaning set forth in Section 7.7(a).

“D&O Tail Policy” has the meaning set forth in Section 7.7(b).

“Early Release Date” has the meaning set forth in Section 7.8(a).

“Earnout Amount” means $20,000,000.

“Earnout Covenant Period” means beginning on the date hereof and ending on and including December 31, 2021.

“Earnout Dispute Notice” has the meaning set forth in Section 2.8(c).

“Earnout Period” means the one (1) year period beginning on and including January 1, 2021 and ending on and including December 31, 2021.

“Economic Aid Act” means the Economic Aid to Hard-Hit Small Businesses, Nonprofits, and Venues Act.

“Effectiveness Date” has the meaning set forth in Section 7.8(g).

“Enforceability Exceptions” has the meaning set forth in Section 3.2(a).

“Environmental Claim” means any administrative, regulatory or judicial action, suit, order, claim, demand, directive, Lien, investigation, Proceeding, notice or request by or from any Governmental Body or any other Person seeking information or alleging liability relating to or arising out of any Environmental Law or Environmental Permit, including a Release of, or human exposure to, any Hazardous Material.

“Environmental Laws” means all Laws as enacted and in effect on or prior to the Closing Date concerning pollution, the environment or the protection of human health from environmental hazards, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any Hazardous Materials, substances or wastes.

“Environmental Permit” means any permit, license, exemption, registration, emissions allocation or credit, order, franchise, authorization, consent or approval required under any applicable Environmental Law for the conduct of the businesses of the Company and the PCs.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means each entity that is treated as a single employer with the Company for purposes of Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code at a relevant time.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Restricted Sellers” means the HEP Sellers, Karr Narula and Gary Brock, Vijay Balakrishnan and Frank Battafarano.

“Federal Healthcare Program” shall mean (a) Medicare, (b) Medicaid, (c) the Federal Employees Health Benefit Program under 5 U.S.C. §§ 8902 et seq., (d) TRICARE, (e) CHAMPVA or (f) if applicable within the context of this Agreement, any agent, administrator, administrative contractor, intermediary or carrier for any of the foregoing.

“FFCRA” means the Families First Coronavirus Response Act.

“Filing Date” has the meaning set forth in Section 7.8(g).

“Financial Statements” has the meaning set forth in Section 3.6(a).

“Founder Agreement” means the founder agreement substantially in the form attached hereto as Exhibit B.

“Fraud” means an actual, intentional and knowing common law fraud (and not a constructive fraud, negligent misrepresentation or omission, or any form of fraud premised on recklessness or negligence), as finally determined by a court of competent jurisdiction, by (a) the Company with respect to the making of the representations contained in Article 3, (b) Blocker with respect to the making of the representations contained in Article 4, (c) a Seller with respect to the making of the representations contained in Article 5 regarding such Seller or (d) Buyer with respect to the making of the representations contained in Article 6.

“Fundamental Representations” has the meaning set forth in Section 10.8(a).

“GAAP” means United States generally accepted accounting principles.

“Ghosh” means Pritam Ghosh, M.D.

“Governmental Body” means any (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, or any political subdivision thereof, (b) federal, state, provincial, local, municipal, foreign or other government or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, regulatory body, board, bureau or other entity and any court, arbitrator or other tribunal).

“Gross Margin” means, for the Earnout Period, the quotient, expressed as a percentage, of (a) the sum of (i) Revenue, less (ii) the total direct costs of (A) Revenue from the line items under the heading “Cost of Sales” in the calculation of Revenue and Gross Margin set forth in Annex 2.8(a) and (B) Revenue calculated in accordance with GAAP as reflected, and consistently applied, in the Company’s fiscal year 2020 combined audited financial statements from any new service lines entered into by the Company after Closing by mutual agreement between Buyer and Christopher Gallagher, M.D. (other than those listed under the heading “Income” in the calculation of Revenue and Gross Margin set forth in Annex 2.8(a)), divided by (b) Revenue; provided, that (y) overhead, shared services, and other direct or indirect expenses of Buyer or its Affiliates (including, after the Closing, the Company, other than with respect to the Cost of Sales set forth in Annex 2.8(a) and costs resulting from any new service lines entered into by the Company after Closing by mutual agreement between Buyer and Christopher Gallagher, M.D.), and (z) the costs of Revenue arising from any contract with any customer of Buyer and its Affiliates (including, after the Closing, the Company) that was rejected in writing by the Company Contracting Committee, will not be included in the calculation of Gross Margin. For the avoidance of doubt, out-of-period revenue and the associated direct costs will not be included in the calculation of Gross Margin. An illustrative example setting forth the intention of the parties in respect of the calculation of Revenue and Gross Margin is included in Annex 2.8(a).

“Hazardous Materials” means material, substance, chemical or waste (or combination thereof) that (a) is listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, petroleum, oil or words of similar meaning or effect under any Environmental Law or (b) can form the basis of any liability under any Environmental Law.

“Healthcare Laws” means, collectively, any and all applicable Laws related to the regulation of the healthcare industry (including, but not limited to, telehealth services, pharmacies and medical device products), or to payment for items or services rendered, provided, dispensed or furnished by healthcare suppliers or providers (including, but not limited to, physicians and pharmacists), specifically including, but not limited to the following: (a) fraud and abuse (including the following statutes, as amended, modified or supplemented from time to time and any successor statutes thereto and regulations promulgated from time to time thereunder: the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Stark Law (42 U.S.C. § 1395nn and § 1395(q)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the federal health care program exclusion provisions (42 U.S.C. § 1320a-7), the Civil Monetary Penalties Act (42 U.S.C. § 1320a-7a), the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173)) and similar state Law counterparts, (b) any Federal Healthcare Program, (c) all applicable requirements of the federal Controlled Substances Act, 21 U.S.C. § 31, and all requirements to maintain a Drug Enforcement Agency registration and any and all same or similar state Law counterparts, (d) the federal Food, Drug and Cosmetics Act, all implementing regulations and guidance documents, and all same or similar state Law counterparts, (e) all federal Laws, regulations and rules under the jurisdiction or enforcement authority of the US Department of Health and Human Services, (f) all federal or state Laws relating to remote presence devices, medical devices, wireless medical devices, clinical decision support tools, artificial intelligence programs, mobile health devices, mobile medical applications or video or wireless mobility solutions, (g) state Laws regulating the practice of medicine, the practice of nursing, the corporate practice of medicine, fee-splitting or the employment of Healthcare Professionals, (h) telehealth and telemedicine and (g) any other applicable Law regulating the healthcare industry.

“Healthcare Permits” means any and all Permits, licenses, authorizations, certificates or certificates of need that are necessary to enable Company, any of the PCs or any Healthcare Professionals to continue to conduct their business as currently conducted or otherwise required under any Healthcare Law.

“Healthcare Professionals” shall mean all employees and all independent contractors of Company or PCs who are required by applicable Healthcare Laws to have a license, certification or credential, in order to provide healthcare services, as so provided for the operations of the Company or PCs.

“HEP Sellers” means Blocker Seller and HEP AP SPV Holdings LLC.

“Inbound License” has the meaning set forth in Section 3.13(b).

“Indebtedness” means, without duplication, as of any particular time, (a) the amount of all indebtedness for borrowed money of a Person (including any unpaid principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, reimbursements, indemnities and all other amounts payable in connection therewith), (b) Liabilities of a Person evidenced by bonds, debentures, notes, or other similar instruments or debt securities, (c) Liabilities of a Person to pay the deferred purchase price of property or services other than trade payables incurred in the ordinary course of business consistent with past practice, (d) all Liabilities of a Person arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates, (e) any deferred purchase price Liabilities related to past acquisitions of a Person, (f) all payment obligations of a Person secured by a Lien, (g) all accrued but unpaid dividends payable to the equity holders of a Person, (h) the amount of any obligation (including accrued interest) of a Person under a lease agreement that would be capitalized pursuant to GAAP (excluding real property leases) as reflected in, and consistently applied with, the Company’s fiscal year 2020 combined audited financial statements, (i) in the case of the Company, Blocker and the PCs, any unpaid Pre-Closing Taxes (whether or not such Taxes are due and payable as of the Closing Date), (j) in the case of the Company, Blocker and the PCs, any unfunded nonqualified retirement plan or deferred compensation or benefit Liability, to the extent not included in Transaction Costs, (k) in the case of the Company, Blocker and the PCs, any withdrawal or termination Liability associated with any defined benefit pension plan, to the extent not included in Transaction Costs, (l) in the case of the Company, Blocker and the PCs, all obligations in respect of accrued but unpaid severance, to the extent not included in Transaction Costs, excluding for the avoidance of doubt any severance obligations that automatically terminate as of the Closing, (m) in the case of the Company, Blocker and the PCs, the employer portion of any Taxes arising from any of the Liabilities described in clauses (j), (k), and (l), and (n) all indebtedness in the nature of guarantees of the obligations of other Persons described in the immediately preceding clauses (a) through (k) by a Person; provided, however, that Indebtedness shall not include (x) accounts payable to trade creditors and accrued expenses arising in the ordinary course of business consistent with past practice to the extent included as current liabilities in the calculation of Net Working Capital, (y) Transaction Costs, or (z) amounts payable in respect of credit cards to the extent included as current liabilities in the calculation of Net Working Capital.

“Indemnification Pro Rata Share” of a Seller means: (a) the portion of the Purchase Price payable to such Seller pursuant to the Company Closing Statement (assuming the full Adjustment Holdback shall be payable by Buyer, no Adjustment Amount shall be payable by Buyer and the full amount of the Earnout Amount and the Deferred Payment Amount shall be payable by Buyer, in each case in accordance with the terms hereof), divided by (b) the total Purchase Price (assuming the full Adjustment Holdback shall be payable by Buyer, no Adjustment Amount shall be payable by Buyer and the full amount of the Earnout Amount and the Deferred Payment Amount shall be payable by Buyer, in each case in accordance with the terms hereof), and as set forth by the Company in the Company Closing Statement.

“Indemnified Party” has the meaning set forth in Section 10.5.

“Indemnifying Party” has the meaning set forth in Section 10.5.

“Independent Accountant” has the meaning set forth in Section 2.6(d).

“Initial Effectiveness Date” has the meaning set forth in Section 7.8(g).

“Initial Filing Date” has the meaning set forth in Section 7.8(g).

“Initial Registration Statement” has the meaning set forth in Section 7.8(g).

“Insurance Policies” has the meaning set forth in Section 3.22.

“Interim Period” has the meaning set forth in Section 7.1.

“Investor Representation Letter” means an investor representation letter in the form attached hereto as Exhibit C.

“IP” means algorithms, deep learning, machine learning, and other artificial intelligence models, application programming interfaces (“APIs”), apparatus, circuit designs and assemblies, gate arrays, net lists, test vectors, data, data collections and databases, diagrams, formulae, inventions (whether or not patentable), methods, network configurations and architectures, processes, proprietary information, protocols, schematics, specifications, software, software code (in any form, including source code and executable or object code), subroutines, techniques, user interfaces, URLs, web sites, works of authorship and other forms of technology of any kind (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries).

“IP Contributor” has the meaning set forth in Section 3.13(c).

“IP Rights” means any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (a) copyrights, whether registered or not, works of authorship and all other rights corresponding thereto throughout the world including moral and economic rights of authors and inventors, however denominated, (b) Trademarks, (c) Trade Secrets, (d) Patents and industrial property rights, (e) other proprietary rights in IP, (f) rights in or relating to registrations, renewals, extensions, combinations, divisions and reissues of, and applications for, any of the rights referred to in clauses (a) through (e) above, together with all claims for damages by reason of past infringement thereof, with the right to sue for and collect the same.

“IRS” means the United States Internal Revenue Service or any successor agency.

“IT Assets” means any and all: (a) software, hardware, databases, firmware, middleware, servers, systems, sites, circuits, networks, data communications lines, workstations, routers, hubs, switches, interfaces, websites (including the content thereon), platforms and cloud services (including software as a service, platform as a service and infrastructure as a service), automated networks and control systems and all other computer, telecommunications and information technology systems, assets and equipment (whether or not local or outsourced) and (b) associated documentation.

“ITAR” means the International Traffic in Arms Regulations.

“Key Employees” means Christopher Gallagher, M.D., Erica St. Angel, David Mikula, Sina Haeri, M.D. and Paulgun Sulur, M.D.

“Knowledge” means, with respect to the Company, the actual knowledge of the individuals listed on Section 1.1 of the Disclosure Schedule and the knowledge that each such Person would be expected to obtain after reasonable inquiry.

“Law” means any law (including common law), rule, regulation, judgment, order, decree, emergency authorization, administrative policy or guidance, or other pronouncement or requirement having the effect of law of any Governmental Body.

“Liability” means any liability, debt or other obligation of any nature, whether known or unknown, absolute, accrued, contingent, liquidated, unliquidated or otherwise, due or to become due or otherwise, and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP.

“Liens” means any liens, statutory liens, pledges, mortgages, security interests, charges, easements, rights of way, covenants, claims, restrictions, rights, options, conditional sale or other title retention agreements or encumbrances of any kind or nature.

“LLC Agreement” means the Amended and Restated Company Agreement of the Company, dated as of November 14, 2019, as amended on June 1, 2020, and as may be further amended from time to time.

“Lock-Up Early Release Shares” has the meaning set forth in Section 7.8(a).

“Lock-Up Period” has the meaning set forth in Section 7.8(a).

“Losses” means any and all losses, damages, fines, penalties, expenses (including reasonable attorneys’ or other professional fees and expenses and court costs), interest, settlement costs, awards, costs of mitigation, injuries, Liabilities, Taxes, Liens, whether or not involving the claim of another Person.

“Made Available” has the meaning set forth in Section 1.2(b).

“Material Adverse Effect” means any change, effect, event, occurrence, circumstance, state of facts or development (any such item, an “Effect”) that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect, taken as a whole, on: (a) the businesses, assets, properties, results of operations or financial condition of the Company and the PCs; provided, that Effects, alone or in combination, that arise out of or result from the following, individually or in the aggregate, shall not be considered when determining whether a Material Adverse Effect has occurred: (i) changes in economic conditions, financial, credit or securities markets in general or the industries and markets in which the Company and the PCs operate, (ii) any change after the date hereof in Laws, GAAP or any other accounting standard applicable to the Company or a PC or (iii) acts of God (including any hurricane, flood, tornado, earthquake or other natural disaster or any other force majeure event), calamities, national or international political or social conditions, including acts of war, the engagement in hostilities or the occurrence of any military attack or terrorist act in the jurisdictions in which the Company and the PCs operate or any escalation or worsening of any of the foregoing; provided, further, the foregoing exceptions shall only be applicable to the extent that such Effects do not have a disproportionate impact on the Company or a PC relative to businesses in the same industries; or (b) the ability of the Company to consummate the transactions contemplated by this Agreement.

“Material Contracts” has the meaning set forth in Section 3.11.

“Material Customer” has the meaning set forth in Section 3.23.

“Material Supplier” has the meaning set forth in Section 3.23.

“Medicaid” shall mean, collectively, the healthcare assistance program established by Title XIX of the Social Security Act (42 U.S.C. §§ 1396 et seq.) and any statutes succeeding thereto, and all Laws, rules and regulations having the force of Law and pertaining to such program, including all state statutes and plans for medical assistance enacted in connection with such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Medicare” shall mean, collectively, the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. §§ 1395 seq.) and any statutes succeeding thereto, and all Laws, rules, regulations, conditions of participation and conditions of payment having the force of Law and pertaining to such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Member Approval” has the meaning set forth in Section 3.2(b).

“Nasdaq” means The Nasdaq Stock Market LLC.

“Net Working Capital” means (a) the combined total current assets of the Company and the PCs immediately prior to the Closing (as defined by and determined in accordance with GAAP as reflected, and consistently applied, in the Company’s fiscal year 2020 combined audited financial statements) that would be included in the accounts set forth in the calculation of Net Working Capital attached hereto as Annex 1.1, and for the avoidance of doubt, excluding Cash, the current portion of deferred financing costs, and any current and deferred Tax assets, less (b) the combined total current liabilities of the Company and the PCs as of immediately prior to the Closing (as defined by and determined in accordance with GAAP as reflected in, and consistently applied with, the Company’s fiscal year 2020 combined audited financial statements), that would be included in the accounts set forth in the calculation of Net Working Capital attached hereto as Annex 1.1, and for the avoidance of doubt, excluding current liabilities relating to Indebtedness of the Company and the PCs (and which such liabilities have been included in the definition thereof), Transaction Costs and any current or deferred Tax Liabilities. An illustrative example setting forth the intention of the parties in respect of the calculation of Net Working Capital is attached hereto as Annex 1.1.

“Noncontrolling Party” has the meaning set forth in Section 10.7(d).

“Non-U.S. Plan” has the meaning set forth in Section 3.16(j).

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Open Source Software” means any computer software that is distributed or otherwise made available under “open source,” “community” or “free software” terms, including without limitation: (a) any license that has been approved by the Open Source Initiative, a list of which is available at https://opensource.org/licenses, (b) any license that meets the Open Source Definition promulgated by the Open Source Initiative, which is available at https://opensource.org/osd, (c) any Copyleft License and (d) any license that is substantially similar to those described in any, all, or any combination of the foregoing clauses (a) through (c).

“Order” shall mean, with respect to any Person, any order, writ, rule, injunction, award, judgment, decree, stipulation, verdict or ruling issued, made, rendered, enacted, adopted, promulgated or applied by a Governmental Body that is binding upon or applicable to such Person or its property.

“Organizational Documents” means the documents by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs, as in effect from time to time including any amendments thereto. For example, the Organizational Documents of a corporation includes its certificate or articles of incorporation, bylaws, and any agreement among the stockholders of the corporation, each as may be amended from time to time.

“Outbound License” has the meaning set forth in Section 3.13(b).

“Outside Date” has the meaning set forth in Section 9.1(b).

“Parties” means Buyer, the Company, Blocker, the Sellers and Seller Representative.

“Patents” means patents (including utility, utility model, plant and design patents, and certificates of invention) and patent applications (including additions, provisional, national, regional and international applications, as well as original, continuation, continuation-in-part, divisionals, continued prosecution applications, reissues, and re-examination applications), and all reissues, divisions, renewals, extensions, provisionals, certificates of invention and statutory invention registrations, continued prosecution applications, requests for continued examination, reexaminations, continuations and continuations-in-part thereof.

“Paying Agent” has the meaning set forth in Section 2.2.

“Payoff Letters” means payoff letters, or other customary written evidence, each in a form reasonably acceptable to Buyer, from each of the Persons to whom the Indebtedness of the Company and the PCs as of the Closing as set forth in the Company Closing Statement is owed containing the name and payment information for the Person in respect of which such Indebtedness is owed and the amount of such Indebtedness to be paid to such Person and stating that, upon payment of the amounts set forth therein, (a) the amount of such Indebtedness will be fully paid, satisfied and discharged in its entirety, (b) without further action by any Person, all Liens securing such Indebtedness will be released, (c) the Company and the PCs will be authorized to file UCC-3 termination statements with respect to the Liens, if applicable and (d) all collateral securing such Indebtedness will be returned to the Company and the PCs, as applicable.

“PCs” means Access Physicians, PLLC, a Texas professional limited liability company, AP US 9, PC, a California professional corporation and AP US 14, P.A., a Kansas professional association.

“Permit” means any approvals, authorizations, consents, licenses, permits, registrations or certificates of a Governmental Body.

“Permitted Liens” means: (a) Liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves with respect thereto are maintained on the books of the Company and the PCs (or whichever of them may be proper) in accordance with GAAP (as reflected in, and consistently applied with, the Company’s fiscal year 2020 combined audited financial statements), (b) statutory, landlord’s, mechanic’s, materialmen’s, and similar Liens arising or incurred in the ordinary course of business consistent with past practice for amounts which are not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves with respect thereto are maintained on the books of the Company and the PCs in accordance with GAAP (as reflected in, and consistently applied with, the Company’s fiscal year 2020 combined audited financial statements) to the satisfaction of Buyer, or, with respect to mechanics’ or materialmens’ liens, have been sufficiently bonded over to the satisfaction of Buyer, (c) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Body which are not violated by the current use or occupancy of such real property or the operation of the business and (d) easements, covenants, conditions and restrictions of record, in each case affecting the Company Property that would be shown by a current title report, and which do not underlie buildings or other improvements on real property and which do not adversely affect the use of real property in the businesses of the Company and the PCs as currently conducted.

“Permitted Transfer” has the meaning set forth in Section 2.8(g).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Body.

“Personal Data” means any data or information relating to an identified or identifiable natural individual and any other data or information that constitutes personal data, personal information or personally identifiable information under any applicable Privacy Obligation and Company privacy policy, and includes an individual’s combined first and last name, home address, telephone number, fax number, email address, social security number or other Governmental Body-issued identifier (including state identification number, tax identification number, driver’s license number, or passport number), precise geolocation information of an individual or device, biometric data, medical or health information, credit card and other financial information (including bank account information), cookie identifiers associated with registration information, or any other browser- or device-specific number or identifier not controllable by the end user, and web or mobile browsing or usage information that is linked to the foregoing, an identifiable natural individual is one who can be identified, directly or indirectly, in particular by reference to an identifier such as a name, an identification number, location data, an online identifier and to one or more factors specific to the physical, physiological, genetic, mental, economic, cultural or social identity of that natural individual.

“Personal Property Leases” has the meaning set forth in Section 3.10(b).

“Plans” mean each compensation and/or benefit plan, program, policy, practice, contract, agreement or other arrangement (whether or not such plan is subject to ERISA), including any employee welfare plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA, and any other bonus or incentive compensation, change in control, deferred compensation, defined contribution or defined benefit pension, employment, equity or equity-based, flexible spending, fringe benefit, gross-up arrangements, insurance (including accident, AD&D, dental, disability, hospitalization, life, medical, split dollar, stop-loss and vision), profit sharing, retention, severance or retirement (including retiree medical), vacation or wrap plan, program, policy, practice, contract, agreement or other arrangement, whether or not in writing and whether or not funded, in each case that is established, sponsored, maintained or contributed to, or required to be sponsored, maintained or contributed to, by the Company for the benefit of the current or former employees, directors, consultants or independent contractors of the Company or with respect to which the Company has or could reasonably have any actual or contingent liability.

“Pre-Closing Tax Period” means (a) any Tax period ending on or before the Closing Date and (b) the portion of the Straddle Period that ends on and includes the Closing Date.

“Pre-Closing Taxable Events” means any transaction or event occurring on or before the Closing Date, the occurrence of which results in the imposition of a Tax on the Company, Blocker or a PC.

“Pre-Closing Taxes” means all Liabilities for (a) Taxes of the Company, Blocker and the PCs for Pre-Closing Tax Periods and Pre-Closing Taxable Events, the incurrence of which directly results in a Tax, regardless of whether the Taxes for such events are incurred prior to or after the Closing Date, determined without regard to any carryback of a loss or credit arising after the Closing Date (and, for the avoidance of doubt, including any such Taxes that were deferred pursuant to the CARES Act), (b) Taxes arising as a result of prepaid amounts received by the Company, Blocker or a PC or prior to the Closing, (c) Taxes of any Person imposed on the Company, Blocker or a PC as a result of being a member of any affiliated, consolidated or combined group before the Closing pursuant to Treasury Regulation Section 1.1502-6 or any similar state, local, or foreign Law, (d) Taxes resulting from the change from the cash method of accounting to the accrual method of accounting as a result of the transactions contemplated by this Agreement, (e) Taxes of any Person for which the Company, Blocker or a PC is liable as a transferee or successor, by Contract (including any Tax sharing, Tax indemnity or Tax allocation agreement or any other express or implied agreement to indemnify any other Person), or pursuant to any Law, to the extent such Taxes relate to an event or transaction occurring before the Closing, (f) Taxes imposed on any Seller for any Taxable period, (g) Taxes attributable to the transactions contemplated by this Agreement, (h) any withholding, payroll, social security, unemployment or similar Taxes attributable to any payments that are contingent upon or payable as a result of the transactions contemplated by this Agreement, (i) Taxes imposed on income includible by the Company, Blocker or a PC pursuant to Code Sections 951, 951A and 965 attributed to income earned by any “controlled foreign corporation” (as that term is defined in Code Section 857) in any Pre-Closing Tax Period, provided that in cases of any controlled foreign corporation whose taxable year includes but does not end on the Closing Date, such amount shall be determined as if such controlled foreign corporation’s taxable year ended on the end of the Closing Date and (j) one-half of any Transfer Taxes. For purposes of this Agreement, in the case of any Taxes that are payable for a Straddle Period, the portion of such Tax related to the portion of such Tax period ending on and including the Closing Date shall (i) in the case of any Taxes that are imposed on an annual or periodic basis (other than gross receipts, sales or use Taxes and Taxes based upon or related to income) be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction, the numerator of which shall be the number of days in the Tax period ending on and including the Closing Date, and the denominator of which shall be the number of days in the entire Tax period and (ii) in the case of any other Tax, be deemed equal to the amount that would be payable if the relevant Tax period ended on and included the Closing Date based on a hypothetical closing of the books of the Company, Blocker and the PCs. For purposes of this Agreement, any amount that would otherwise have been included in Pre-Closing Taxes arising from Company liabilities relating to advance payments from Company customers shall not constitute Pre-Closing Taxes unless such advance payment is not included as a deferred revenue item in Net Working Capital.

“Preferred Shares” has the meaning set forth in Section 6.4.

“Privacy Obligations” means all applicable Laws, contractual obligations, self-regulatory standards, written policies or terms of use of the Company and the PCs, or any Permits obtained by the Company and the PCs that are related to privacy, security, data protection or Processing of Personal Data, including, the European Union General Data Protection Regulation (Regulation (EU) 2016/679) (the “GDPR”), the European Union ePrivacy Directive (Directive 2002/58/EC) and applicable implementing Laws, the Health Insurance Portability and Accountability Act of 1996 and the rules and regulations promulgated thereunder, including the privacy rule at 45 C.F.R. Part 160 and Part 164, Subparts A and E, the security rule at 45 C.F.R. 164, Subpart C, and the data breach notification rule at 45 C.F.R. Subpart D, as each be amended from time to time, including as amended under the Health Information Technology for Economic and Clinical Health Act provisions of the American Recovery and Reinvestment Act of 2009, Pub. Law No. 111-5 and its implementing regulations (“HIPAA”), the California Consumer Privacy Act (the “CCPA”), the California Privacy Rights Act (the “CPRA”), the Federal Trade Commission Act, the CAN-SPAM Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, Children’s Online Privacy Protection Act, the Computer Fraud and Abuse Act, the Gramm Leach Bliley Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transaction Act, state data security Laws, state unfair or deceptive trade practices Laws, state biometric privacy acts, state social security number protection Laws, state data breach notification Laws, Brazil’s Lei Geral de Proteção de Dados (“LGPD”), Canada’s Personal Information Protection and Electronic Documents Act (“PIPEDA”), the Card Association Rules, and any Laws concerning requirements for website and mobile application privacy policies and practices, data or web scraping, cybersecurity disclosures in public filings, call or electronic monitoring or recording or any outbound communications (including, outbound calling and text messaging, telemarketing and email marketing).

“Proceeding” shall mean any claim, demand, action, arbitration, audit, hearing, inquiry, investigation, examination proceeding, litigation or suit (whether civil, criminal or administrative) commenced, brought, conducted, or heard by or before, or otherwise involving any Governmental Body or arbitrator.

“Process” or “Processing” means any operation or set of operations which is performed on data, or on sets of data, including Personal Data, whether or not by automated means, such as the receipt, access, acquisition, arrangement, collection, copying, creation, maintenance, modification, recording, organization, processing, compilation, selection, structuring, storage, visualization, adaptation, alteration, retrieval, consultation, use, disclosure by transfer, transmission, dissemination or otherwise making available, alignment or combination, restriction, disposal, erasure or destruction, or instruction, training or other learning relating to such data or combination of such data.

“Purchase Price” means the sum of (a) the Share Consideration Amount, plus (b) the Closing Cash Payment Amount, plus (c) the Adjustment Amount and the Adjustment Holdback (if and to the extent finally determined to be payable to the Sellers pursuant to Section 2.6), plus (d) the Earnout Amount (if and to the extent finally determined to be payable to the Sellers pursuant to Section 2.8), plus (e) the Deferred Payment Amount (if and to the extent finally determined to be payable to the Sellers pursuant to Section 2.8) plus (f) the Seller Representative Fund.

“Registered IP” means all IP Rights that are registered, filed, issued, or granted under the authority of, with, or by any Governmental Body or, in the case of domain names, social media identifiers, and the like, a domain name administrator or social media platform, as applicable, including all Patents, registered Trademarks (including domain names, social media identifiers, and the like), registered copyrights and all applications for any and all of the foregoing.

“Registration Statement” has the meaning set forth in Section 7.8(g).

“Related Party” has the meaning set forth in Section 3.26.

“Release” means any release, spill, emission, leaking, pumping, emitting, depositing, discharging, injecting, escaping, leaching, dispersing, dumping, pouring, disposing or migrating into, onto or through the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or within any building, structure, facility or fixture.

“Released Claims” has the meaning set forth in Section 7.10.

“Released Parties” has the meaning set forth in Section 7.10.

“Releasors” has the meaning set forth in Section 7.10.

“Representatives” means, with respect to any Person, any officer, director, principal, partner, manager, member, attorney, accountant, agent, employee, consultant, financial advisor or other authorized representative of such Person.

“Requisite Buyer Stockholder Approval” means any stockholder approval contemplated by Nasdaq Listing Standard Rule 5635 with respect to the issuance of Shares by Buyer to Sellers pursuant to the terms of this Agreement (including the Closing Number of Shares and the number of Shares potentially issuable as payment of the Earnout Amount or the Deferred Payment Amount or both pursuant to Section 2.8(d) hereof) in contravention of the limitations imposed by such rule; provided, however, that the Requisite Buyer Stockholder Approval will be deemed to be obtained if, due to any amendment or binding change in the interpretation of the applicable listing standards of Nasdaq, any such stockholder approval is no longer required for Buyer to pay the Earnout Amount or the Deferred Payment Amount in Shares pursuant to the terms of this Agreement without regard to Section 7.8(f)(i).

“Restricted Period” means, for each Restricted Seller, the period set forth across from such Restricted Seller’s name on Exhibit D.

“Restricted Sellers” means the Sellers set forth on Exhibit D.

“Restricted Territory” means worldwide.

“Restrictive Covenant” means any non-compete, non-solicit, no hire, non-interference, non-disparagement or confidentiality obligation.

“Retention Bonus Agreement” means the retention bonus agreement between the Company, on the one hand, and, Erica St. Angel, David Mikula, Sina Haeri, M.D. and Paulgun Sulur, M.D., on the other hand, dated as of the Closing Date.

“Retention Good Reason” means, with respect to any Person described in the definition of Departure, that (a) there has been a reduction in the base salary of such Person (other than a reduction of no more than 20% similarly affecting all or substantially all similarly situated employees of Buyer and such Person’s employer within the Buyer Group); (b) there has been a change in the geographic location in which such Person is to provide services to his or her employer within the Buyer Group of more than twenty-five (25) miles; (c) there has been a material adverse diminution in the nature or status of such Person’s position, duties or responsibilities, or titles from those in effect immediately before the Closing (other than, (i) changes in titles that become effective at the Closing as set forth in Section 1.1 of the Buyer Disclosure Schedule, and (ii) in the case of Christopher Gallagher, M.D. only, the change in reporting lines to the extent resulting from the Company becoming a Subsidiary of Buyer at the Closing), and other than changes approved in writing by Christopher Gallagher, M.D. which approval may be granted or withheld in his sole discretion and which granting or withholding of approval shall not constitute insubordination or any other basis for “Cause” as defined in this Agreement, his employment agreement, or any other agreement between Christopher Gallagher, M.D., on the one hand, and Buyer or any Affiliate of Buyer, on the other hand; (d) such Person’s employer, without such Person’s consent, has failed to pay to such Person any portion of his or her current compensation, or to pay to such Person any portion of any deferred compensation, within ten (10) days of the date any such compensation payment is due; (e) such Person’s employer has failed to continue to provide such Person with benefits at least as favorable on an aggregate basis to those enjoyed by such Person under any of such Person’s employer’s pension, life insurance, medical, health and accident, disability, deferred compensation or savings plans in effect immediately before the Closing, or such Person’s employer has failed to provide such Person with the number of paid vacation days to which such Person is entitled immediately before the Closing; (f) Buyer shall have breached the Board Nomination Rights Agreement; or (g) Buyer shall have failed to obtain an agreement from any successor of Buyer to assume and agree to perform this Agreement reasonably satisfactory to Seller Representative; provided, that, in the case of each of clause (a) through (g), (i) such Person has notified his or her employer in writing within the Buyer Group of such condition within thirty (30) days of first becoming aware of the occurrence of such condition, (ii) such employer has failed to remedy the condition or, in the case of clause (d), make such payment of compensation, within thirty (30) days of receipt of such notice and (iii) such Person terminates his or her employment within thirty (30) days after the end of such thirty (30) day cure period.

“Revenue” means, for the Earnout Period, revenue of the Company determined in accordance with GAAP as reflected, and consistently applied, in the Company’s fiscal year 2020 combined audited financial statements and determined in accordance with Exhibit F (including for the avoidance of doubt, all revenue of the PCs as such term is used in Exhibit F and all revenue from any new service lines entered into by the Company after Closing by mutual agreement between Buyer and Christopher Gallagher, M.D, but excluding any intercompany revenue) and as further illustrated in, and adjusted pursuant to, Annex 2.8(a), except any amount related to out-of-period revenue is expressly excluded; provided, that Revenue arising from any contract with any customer of Buyer and its Affiliates (including, after the Closing, the Company) that was rejected in writing by the Company Contracting Committee will not be included in Revenue.

“R&W Insurance Policy” means that certain representations and warranty insurance policy bound by Ethos Specialty Insurance Services LLC pursuant to the binder of insurance agreement between Buyer and Ethos Specialty Insurance Services LLC, entered into on the date of this Agreement.

“Sale Transaction” means either a Buyer Sale or a Company Sale.

“Sanctioned Person” means any Person that is the target of Sanctions, including, without limitation, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, by the United Nations Security Council, the European Union, or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Territory or (c) any Person owned or controlled by any such Person or Persons.

“Sanctioned Territory” means, at any time, a country or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by relevant Governmental Bodies, including, but not limited to those administered by the U.S. government through OFAC or the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“SEC” means the U.S. Securities and Exchange Commission or any successor agency.

“SEC Reports” has the meaning set forth in Section 6.7.

“Second Effectiveness Date” has the meaning set forth in Section 7.8(g).

“Second Filing Date” has the meaning set forth in Section 7.8(g).

“Second Registration Statement” has the meaning set forth in Section 7.8(g).

“Securities Act” means the Securities Act of 1933, as amended.

“Security Breach” means any (a) accidental or unlawful destruction, loss, alteration, corruption, or other misuse of Sensitive Data transmitted, stored or otherwise Processed, (b) unauthorized or unlawful acquisition, sale or rental of, access to or any other Processing of Sensitive Data or (c) other act or omission that compromises the security, integrity, or confidentiality of Sensitive Data.

“Seller Documents” has the meaning set forth in Section 5.2.

“Seller Representative” has the meaning set forth in the Preamble.

“Seller Representative Fund” means $250,000.

“Sellers” has the meaning set forth in the Preamble.

“Sensitive Data” means (a) all Personal Data and (b) all Trade Secrets and confidential or proprietary information or data in the possession of the Company or a PC, custody or control or the possession, custody or control of any service providers, consultants, independent contractors or other Person on behalf of the Company or a PC and used or held for use in the conduct of the businesses of the Company and the PCs.

“Series A Preferred Unit” means a unit of a membership interest in the Company, having the relative rights, powers, duties, restrictions and obligations specified with respect to the Series A Preferred Units in the LLC Agreement.

“Share Consideration Amount” means $100,000,000.

“Shares” means shares of the Class A Common Stock, par value $0.0001 per share, of Buyer.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating or borrowing Shares).

“Straddle Period” means any Tax period that includes (but does not end on) the Closing Date.

“Subsidiary” means, with respect to any Person, any partnership, limited liability company, corporation or other business entity of which: (a) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or equivalent contractual rights) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (b) if a partnership, limited liability company or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.

“Suspension Event” has the meaning set forth in Section 7.8(g).

“Tail Policies” has the meaning set forth in Section 7.12.

“Target Net Working Capital” means $4,608,000.

“Tax” or, collectively, “Taxes” means (a) any and all U.S. federal, state, local and non-U.S. taxes, assessments and other charges, duties (including stamp duty), impositions and liabilities, including capital gains tax, taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, escheat, excise and property taxes as well as social security charges (including health, unemployment, workers’ compensation and pension insurance) or similar or other taxes, governmental fees, governmental assessments or governmental charges of any kind whatsoever and denominated by any name whatsoever, together with all interest, penalties and additions imposed with respect to such amounts, (b) any liability in connection with the filing of any Report of Foreign Bank and Financial Accounts (FBAR), (c) any liability for the payment of any amounts of the type described in clause (a) or (b) as a result of being a member of an affiliated, consolidated, combined, unitary or similar group (including any arrangement for group or consortium relief or similar arrangement) for any period and (d) any liability for the payment of any amounts of the type described in clauses (a), (b) or (c) as a result of any express or implied obligation to indemnify any other Person or as a result of any obligation under any agreement or arrangement with any other Person with respect to such amounts and including any liability for taxes of a predecessor or transferor or otherwise by operation of Law.

“Tax Claim” has the meaning set forth in Section 7.11(e).

“Tax Returns” means any return, claims for refund, report, information return or other document (including schedules or any related or supporting information) filed or required to be filed with any Governmental Body in connection with the determination, assessment or collection of any Tax or the administration of any Laws relating to any Tax, and including any amendment thereof.

“Taxing Authority” means the IRS and any other Governmental Body responsible for the administration of any Tax.

“Telemedicine” means the practice of medicine using electronic communications, information technology, or other means between a physician, nurse practitioner and/or physician assistant in one location and a patient in another location.

“Third Party Claim” has the meaning set forth in Section 10.7(a).

“Third-Party Data” means all data of any kind or character contained in the Company IT Systems or any databases owned or controlled by the Company, the PCs or their designees (including any and all Trade Secrets), and all other information and data compilations used by, or necessary to the businesses of, the Company and the PCs that was licensed, received, or collected from any other Person.

“Trade Control Laws” means those Laws applicable to the Company or a PC the export, reexport, transfer, disclosure or provision of commodities, software, technology, defense articles or defense services, or imposing trade control sanctions or restrictions on countries, individuals or entities including, without limitation: the Export Administration Act of 1979 (Public Law 96-72, as amended); the Export Administration Regulations (15 C.F.R. Parts 730-774); the International Emergency Economic Powers Act (Public Law 95-223); the Trading with the Enemy Act (50 U.S.C. App. §§ 1-44); the Arms Export Control Act (Public Law 90-629); ITAR (22 C.F.R. Parts 120-130); export and import Laws and regulations administered by the Bureau of Alcohol, Tobacco, Firearms and Explosives (27 C.F.R. Chapter II); the Foreign Trade Regulations (15 C.F.R. Part 30); Laws and restrictions administered by OFAC (31 C.F.R. Part 500 et seq.); any other Laws implementing Sanctions; U.S. and non-U.S. customs Laws; and any other export controls Laws administered by a U.S. Governmental Body or by any foreign Governmental Body to the extent applicable and to the extent compliance with such Laws is not prohibited or penalized by applicable U.S. Law.

“Trading Price Per Share” means $7.1794.

“Trade Secrets” means trade secrets (including, those trade secrets defined in the Uniform Trade Secrets Act and Defend Trade Secrets Act and under corresponding foreign statutory and common law), business, technical and know-how information, non-public information, and confidential information, including all source code, documentation, know how, processes, technology, formulae, customer lists or data, business and marketing plans, inventions (whether or not patentable) and marketing information and rights to limit the use or disclosure thereof by any Person, including databases and data collections and all rights therein.

“Trademarks” means trade names, logos, trademarks, service marks, trade dress, slogans, fictitious business names (D/B/As), domain names, social media identifiers and the like, and all other source identifiers of any kind and registrations and applications therefor, including all goodwill therein, and any and all common law rights therein or thereto.

“Transaction Cost Invoices” means invoices reflecting the amounts necessary to satisfy all Transaction Costs set forth in the Company Closing Statement issued by the Persons to whom such amounts are owed and containing payment information.

“Transaction Costs” means, without duplication, to the extent incurred by the Company, Blocker or the PCs but not paid prior to the Closing, the amount of (a) all fees, costs and expenses (including fees, costs and expenses of legal counsel, investment bankers, brokers or other Representatives and consultants and appraisal fees, costs and expenses and travel, lodging, entertainment and associated expenses) incurred by the Company, Blocker and the PCs prior to the Closing in connection with this Agreement, the transactions contemplated hereby and any alternative transactions involving an Acquisition Proposal (whether or not consummated prior to the date hereof), (b) all fees, expenses or reimbursements payable by the Company, Blocker and the PCs to any Seller or any Affiliate of any Seller in connection with this Agreement or the transactions contemplated hereby, (c) all vacation and paid time off that has been accrued but unused as of the Closing Date by any current or former employee, director or other individual service provider of the Company, Blocker and the PCs, as well as all accrued but unpaid wages, pro-rated bonuses, commissions, fees and other compensation and benefits of any such Person as of the Closing Date, (d) the aggregate amount of all transaction, change in control, sale, retention, severance, or similar bonuses, “success fees” and severance payments and the value of any acceleration of benefits to any current or former director, officer, employee, independent contractor or consultant of the Company, Blocker and the PCs payable or effected as a result of, or in connection with, this Agreement or the transactions contemplated hereby, (e) the aggregate amount of Taxes (including the employer portion of payroll or employment Taxes incurred in connection with any bonuses, option cash-outs, payments under clauses (c) or (d) above or any other compensatory payments made by the Company, Blocker or a PC pursuant to this Agreement) payable by the Company, Blocker and the PCs in connection with the Closing, (f) the costs of the Tail Policies, (g) one-half of the fees and expenses payable to the Paying Agent, (h) the fees and expenses payable to Acquiom Clearinghouse LLC, as escrow agent for the cash consideration received by the Seller Representative on behalf of the Deferred Vesting Recipients in respect of their Class B Units that remain subject to vesting as of immediately prior to the Closing, and (i) any payments owed by the Company, Blocker or the PCs in connection with any change in control obligations resulting from or in connection with the transactions contemplated by this Agreement, or any payment or consideration required to obtain any consents, waivers or approvals of any party under any Contract of the Company, Blocker and the PCs as are required in connection with the transactions contemplated by this Agreement for any such Contract to remain in full force and effect following the Closing. For the avoidance of doubt, payments paid or payable pursuant to the Retention Bonus Agreement shall not constitute Transaction Costs or Indebtedness.

“Transaction Documents” means this Agreement, the Investor Representation Letters, the Company Secretary Certificate, the Blocker Secretary Certificate, the Board Nomination Rights Agreement, the Voting Support Agreement and each of the other agreements, documents, certificates and instruments to be delivered hereunder or thereunder.

“Transfer” has the meaning set forth in Section 7.8(a).

“Transfer Taxes” has the meaning set forth in Section 7.11(d).

“Treasury Regulations” means the United States Treasury Regulations promulgated under the Code, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified.

“Unresolved Matters” has the meaning set forth in Section 2.6(d).

“Voting Support Agreement” means the Voting Support Agreement among Buyer and SOC Holdings LLC.

“WARN” means the Worker Adjustment and Retraining Notification Act or any similar state or local Law, each as amended.

Section 1.2 Construction.

(a) The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

(b) The terms “hereof,” “herein” and “hereunder” and terms of similar import are references to this Agreement as a whole (including any annexes, exhibits and schedules to this Agreement) and not to any particular provision of this Agreement, unless otherwise specified, and preamble, recital, article, section, subsection, exhibit, annex and schedule references are to this Agreement, unless otherwise specified. The exhibits, annexes and schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. The words “include,” “including” or “includes” when used herein shall be deemed in each case to be followed by the words “without limitation” or words having similar import. The word “extent” in the phrase “to the extent” means the degree to which a thing extends, and does not simply mean “if.” The headings and table of contents in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement. The use of the terms “Affiliates” and “Subsidiaries” shall be deemed to be followed by the words “as such entities exist as of the relevant date of determination.” When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. References to any period of days shall be deemed to be the relevant number of calendar days, unless otherwise specified. If the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day. References herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity. References herein to any contract mean such contract as amended, supplemented or modified (including any waiver thereto). The terms “dollars” or “$” mean dollars in the lawful currency of the United States of America and all payments made pursuant to this agreement shall be in United States dollars. References herein to any gender shall include each other gender. The word “or” is not exclusive and is deemed to mean “and/or”, unless it is reasonably apparent on the face of the relevant provision that context otherwise requires. A reference to a statute, listing rule, regulation, order or other applicable Law includes a reference to the corresponding regulations and instruments and includes a reference to each of them as amended, consolidated, recreated, replaced or rewritten. References herein to any Person shall include such Person’s heirs, executors, personal Representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 1.2(b) is intended to authorize any assignment or transfer not otherwise permitted by this Agreement. Unless the context otherwise requires, each defined term used in this Agreement shall have a comparable meaning when used in its plural or in its singular form. Any reference to any document being “Made Available” to Buyer means that the Company has posted complete and correct copies of such document to the virtual data room managed by the Company and hosted by Firmex Inc. as of 5:00 p.m. Eastern Time on the date that is one (1) day prior to the date hereof and that Buyer has had continuous access to such documents since such time. Accounting terms which are not otherwise defined in this Agreement have the meanings given to them under GAAP. To the extent that the definition of an accounting term defined in this Agreement is inconsistent with the meaning of such term under GAAP, the definition of such term set forth in this Agreement will control.

Article 2
Purchase and Sale

Section 2.1 Purchase and Sale. At the Closing: (a) each Seller will sell, convey, assign, and transfer to Buyer, and Buyer will purchase, acquire and accept from each Seller, free and clear of all Liens (other than any transfer restrictions arising under applicable securities Laws), all of such Seller’s right, title and interest in and to the Company Interests or Blocker Stock owned by such Seller, in each case, pursuant to and in accordance with the terms hereof; and (b) Buyer will issue the Closing Number of Shares to each Seller except as set forth in Section 2.9.

Section 2.2 Paying Agent. The Parties hereby appoint Acquiom Financial LLC, a Colorado limited liability company (in such role, the “Paying Agent”) for the purpose of distributing to the Sellers and to the Seller Representative on behalf of the Deferred Vesting Recipients in respect of their Class B Units that remain subject to vesting as of immediately prior to the Closing, the cash portion of all amounts due to such Persons hereunder, including without limitation, the Closing Cash Payment Amount, the Adjustment Amount and the Adjustment Holdback, the Earnout Amount and the Deferred Payment Amount, in each case, as set forth in the Company Closing Statement and if and to the extent finally determined to be payable in cash to such Persons hereunder.

Section 2.3 Closing. The consummation of the transactions contemplated hereby (the “Closing”), shall take place at the offices of Orrick, Herrington & Sutcliffe LLP, 51 West 52nd Street, New York, NY 10019, or by remote communication concurrently with the execution and delivery of this Agreement by the Parties on the date hereof (the “Closing Date”) and each Party hereto acknowledges and agrees that the conditions set forth in Article 8 have been satisfied or waived as of the date hereof. The time at which the Closing shall be deemed to have occurred is 12:01 a.m. Eastern Time, on the Closing Date; provided that for the purposes of calculating Cash hereunder, Cash shall be reduced by the amount of Cash used or agreed to be used by the Company, after such time the Closing is deemed to occur and prior to the time at which the Closing actually occurs on the Closing Date, to pay Transaction Costs, Indebtedness of the Company or in a manner outside the ordinary course of business with the specific intent of increasing the Adjustment Amount.

Section 2.4 Pre-Closing Deliverables.

(a) Prior to the Closing, the Company shall deliver to Buyer an unaudited combined balance sheet (the “Closing Balance Sheet”) as of a date within three (3) Business Days prior to the Closing Date. The Closing Balance Sheet will be prepared in accordance with GAAP, as reflected in, and consistently applied with, the Company’s fiscal year 2020 combined audited financial statements.

(b) Prior to the execution and delivery of this Agreement by the Parties, the Company shall deliver to Buyer a written notice (the “Company Closing Statement”) duly executed by an officer of the Company and based on the Closing Balance Sheet setting forth: (i) the Company’s reasonable and good faith estimate of the amounts as of the Closing of (A) Cash, (B) Indebtedness of the Company and the PCs, (C) Transaction Costs and (D) Net Working Capital, in each case, including all relevant supporting documentation used by the Company in calculating such amounts, (ii) a calculation of the Closing Cash Payment Amount based upon the foregoing estimates, (iii) an allocation table setting forth, for each Seller, Dand and Ghosh, (A) the domicile address of record, email address and wire instructions for such Person, (B) whether such Person is a current or former employee of the Company or Blocker, (C) the number and class or series of Company Interests or Blocker Stock held by each Seller, (D) the date of acquisition of the Company Interests or Blocker Stock held by each Seller, (E) the Allocable Share of the Closing Cash Payment Amount payable to such Person, (F) the Closing Number of Shares rounded to the nearest whole share, issuable to such Person, as applicable, (G) the Allocable Share of each of the Adjustment Amount, the Adjustment Holdback, the Earnout Amount and the Deferred Payment Amount payable to such Person, in each case, if and to the extent such amounts are finally determined to be payable pursuant to this Agreement, (H) the Allocable Share of the Seller Representative Fund payable to such Person, if and to the extent any amount therein remains following the expiration of the Seller Representative’s obligations pursuant to this Agreement, and (I) each Person’s respective Indemnification Pro Rata Share. The Company Closing Statement and the calculations, allocations and determinations contained therein shall be prepared in accordance with the Organizational Documents of the Company and Blocker. Each of the Company, Blocker and the Sellers have received a copy of the Company Closing Statement, have had an opportunity to review the Company Closing Statement, and expressly acknowledge and agree that the Company Closing Statement is accurate, complete, and sets forth an allocation of the consideration payable hereunder that complies with the Organizational Documents of the Company and Blocker and any other agreements entered into by or among the Company, Blocker and the Sellers, as in effect immediately prior to the Closing, including without limitation, with respect to such Seller’s Allocable Share and Indemnification Pro Rata Share. Buyer shall be entitled to rely without any duty of inquiry upon the Company Closing Statement. The Company and the Seller Representative will consider in good faith Buyer’s comments to the Company Closing Statement. If any adjustments are made to the Company Closing Statement by mutual agreement of Buyer and the Seller Representative prior to the Closing, such adjusted Company Closing Statement shall thereafter become the Company Closing Statement for all purposes of this Agreement.

(c) Notwithstanding anything in this Agreement to the contrary, if any Company Seller delivers an Investor Representation Letter certifying that such Company Seller is not an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act, or is otherwise not an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act, then, (i) with respect to any portion of the Closing Number of Shares issuable by Buyer to such Company Seller, and (ii) with respect to any portion of the Earnout Amount and the Deferred Payment Amount, in each case if finally determined to be payable to the Sellers pursuant to the terms hereof, to be paid in Shares by Buyer to such Company Seller (provided such Company Seller is not an “accredited investor” at the time of such payment), the Paying Agent shall pay such portion in cash, in lieu of issuing Shares, assuming a value per such Share equal to the Trading Price Per Share (and the corresponding Shares (in case of clause (ii), calculated based upon the Deferred Price Per Share) that would have been otherwise issuable to such Company Seller shall be allocated to the other Sellers, Dand and Ghosh, and the excess amount of cash paid to the unaccredited Company Sellers shall reduce the aggregate amount of cash paid to the accredited Sellers, Dand and Ghosh, in each case, in accordance with the Company Closing Statement); provided, that Buyer shall not be obligated to pay, on an aggregate basis, any additional amounts of cash to the Sellers, and the Seller Representative shall allocate the portions of the Purchase Price comprised of cash and Shares to the Sellers accordingly in accordance with the Company Closing Statement. For administrative convenience, at the direction of Christopher Gallagher, M.D., and Eduardo Vadia, M.D., a portion of the Purchase Price payable or issuable to them will be paid or issued to Dand and Ghosh in accordance with the Company Closing Statement.

(d) Prior to the Closing, the Company shall deliver to Buyer the Payoff Letters and the Transaction Cost Invoices.

Section 2.5 Closing Transactions.

(a) Subject to the satisfaction or waiver of the closing conditions and delivery obligations as set forth in Article 8, at the Closing, the Company shall deliver or cause to be delivered to Buyer:

(i) duly executed assignment, transfer or other instruments of conveyance (in a form reasonably acceptable to Buyer), duly effecting the transfer of each Seller’s Company Interests or Blocker Stock to Buyer, free and clear of all Liens (other than any transfer restrictions arising under applicable securities Laws);

(ii) the stock certificates representing the shares of Blocker Stock; and

(iii) such other documents or certificates as shall reasonably be required by Buyer and its counsel in order to consummate the transactions contemplated hereby.

(b) Subject to the satisfaction or waiver of the closing conditions and delivery obligations as set forth in Article 8, at the Closing, Buyer shall:

(i) pay, or caused to be paid: (A) the Closing Cash Payment Amount to the Paying Agent for further distribution in accordance with the Company Closing Statement, (B) on behalf of the Company and the PCs, any amounts owing in respect of Indebtedness of the Company and the PCs as of the Closing as set forth in the Company Closing Statement to the Persons to whom such amounts are owed in accordance with the Payoff Letters and the instructions set forth therein, (C) on behalf of the Company and the PCs, the amount of the Transaction Costs as set forth in the Company Closing Statement to the Persons to whom such amounts are owed in accordance with the Transaction Cost Invoices and the instructions therein and (D) on behalf of the Sellers, the amount of the Seller Representative Fund to the Seller Representative; and

(ii) deliver, via book-entry issuance the Closing Number of Shares to the Blocker Seller, Dand, Ghosh and each Seller in accordance with their respective Allocable Share in the Company Closing Statement, free and clear of all Liens (other than any restrictions arising under applicable securities Laws and the restrictions set forth in Section 7.8); provided that the aggregate number of Closing Number of Shares that may become issuable after the Closing Date to the Deferred Vesting Recipients in respect of their Class B Units that remain subject to vesting as of immediately prior to the Closing as set forth in the Company Closing Statement shall instead be delivered in the manner set forth in Section 2.9 subject to the satisfaction of the conditions set forth therein.

Section 2.6 Determination of Post-Closing Adjustment.

(a) No later than ninety (90) days after the Closing Date, Buyer shall prepare and deliver to Seller Representative a statement (the “Buyer Closing Statement”) setting forth (i) a calculation of the amounts as of the Closing of (A) Cash, (B) Indebtedness of the Company and the PCs, (C) Transaction Costs and (D) Net Working Capital, and (ii) a calculation, based upon the foregoing amounts, of the Closing Cash Payment Amount and the sum of (A) such amount, less (B) the Closing Cash Payment Amount set forth in the Company Closing Statement (such sum, whether positive or negative, the “Adjustment Amount”), together with reasonable supporting detail of each of the calculations set forth in the Buyer Closing Statement. The Buyer Closing Statement shall be prepared in a manner consistent with the terms hereof and GAAP as reflected, and consistently applied, in the Company’s fiscal year 2020 combined audited financial statements, and (ii) shall not otherwise include any changes in assets or liabilities as a result of purchase accounting adjustments or other changes arising from or resulting as a consequence of the transactions contemplated by this Agreement or arising from any act, decision or event occurring at or after the Closing, including any liabilities or obligations incurred or arranged by or on behalf of the Buyer or its Affiliates in connection with the transactions contemplated by this Agreement (including any fees payable to any financing institution). For the avoidance of doubt, the receipt by Buyer or its Affiliates of notice after the Closing of an event that occurred prior to the Closing shall not prevent Buyer from including any changes in assets or liabilities resulting from the event.

(b) Following delivery of the Buyer Closing Statement and until the final determination of the Adjustment Amount, Buyer and its Subsidiaries (including the Company) shall (i) permit Seller Representative and its Representatives to have reasonable access, during normal business hours and upon reasonable notice, to the books and records of the Company and (ii) provide Seller Representative and its Representatives reasonable access, during normal business hours and upon reasonable notice, to the employees and advisors of Buyer and its Subsidiaries (including the Company) involved in the preparation of the Buyer Closing Statement, provided in each case that such access does not unreasonably disrupt the normal operations of Buyer or the Company. The Buyer Closing Statement shall be conclusive, final and binding on the Parties unless Seller Representative delivers to Buyer within thirty (30) days after receipt of the Buyer Closing Statement a written notice (a “Dispute Notice”) asserting objections to the calculations set forth therein and setting forth the resulting calculation of the Adjustment Amount based on such objections (collectively, the “Disputed Items”) with reasonable supporting detail as to such Disputed Items and certifying that the Disputed Items are being disputed in good faith.

(c) If a Dispute Notice is delivered to Buyer, then Buyer and Seller Representative shall, for a period of forty-five (45) days following delivery of the Dispute Notice to Buyer, attempt in good faith to resolve the Disputed Items and all such discussions and communications related thereto shall be governed by Rule 408 of the Federal Rules of Evidence and any applicable similar state rule. Any Disputed Items agreed to by Buyer and Seller Representative in writing, together with any items or calculations set forth in the Buyer Closing Statement not disputed or objected to by Seller Representative shall be conclusive, final and binding on the Parties absent manifest error.

(d) If, at the end of the forty-five (45) day period following the delivery of the Dispute Notice, Buyer and Seller Representative have been unable to resolve the Disputed Items, Buyer or Seller Representative may, upon written notice to the other, refer all matters that remain in dispute with respect to the Dispute Notice (the “Unresolved Matters”) to RSM US LLP, or, if RSM US LLP is unwilling to serve in such capacity, to a mutually agreeable independent accounting firm of recognized national or regional standing, which firm is not the regular auditing firm of Buyer or the Company. If Buyer and Seller Representative are unable to jointly select such independent accounting firm within ten (10) days after such forty-five (45) day period, Buyer, on the one hand, and Seller Representative, on the other hand, will each select an independent accounting firm of recognized national or regional standing and each such selected accounting firm will select a third independent accounting firm of recognized national or regional standing, which firm is not the regular auditing firm of Buyer or the Company; provided, however, that if either Buyer, on the one hand, or Seller Representative, on the other hand, fails to select such independent accounting firm during the ten (10) day period, then the independent accounting firm selected by the other Party will be the independent accounting firm selected for the purposes hereof (such selected independent accounting firm, whether pursuant to this sentence or the preceding sentence, the “Independent Accountant”). If one or more Unresolved Matters are submitted to the Independent Accountant for resolution, Buyer and Seller Representative shall enter into a customary engagement letter with, and, to the extent necessary, will waive any conflicts with, the Independent Accountant at the time such dispute is submitted to the Independent Accountant and shall cooperate with the Independent Accountant in connection with its determination pursuant to this Section 2.6. Within ten (10) Business Days after the Independent Accountant has been retained, each of Buyer and Seller Representative shall furnish, at its own expense, to the Independent Accountant and substantially simultaneously to the other a written statement of its position with respect to each Unresolved Matter. Within five (5) Business Days after the expiration of such ten (10) Business Day period, each of Buyer and Seller Representative may deliver to the Independent Accountant its response to the other’s position on each Unresolved Matter (provided, that it delivers a copy thereof substantially simultaneously to the other). With each submission, each of Buyer and Seller Representative may also furnish to the Independent Accountant such other information and documents as it deems relevant or such information and documents as may be requested by the Independent Accountant (provided, that it delivers a copy thereof substantially simultaneously to the other). The Independent Accountant may, at its discretion, conduct one or more conferences (whether in person or by teleconference or videoconference) concerning the disagreement and each of Buyer and Seller Representative shall have the right to present additional documents, materials and other information and to have present its Representatives at such conferences.

(e) The Independent Accountant shall be directed to promptly, and in any event within thirty (30) days after its engagement, render its decision on the Unresolved Matters (and not on any other matter) in accordance with the terms hereof. The Independent Accountant’s determination, acting as an expert in accounting and not as an arbitrator, as to each Unresolved Matter shall be set forth in a written statement delivered to each of Buyer and Seller Representative, which shall include the Independent Accountant’s (i) determination as to the calculation of each of the Unresolved Matters and (ii) the resulting calculation of the Adjustment Amount, all of which shall be conclusive, final and binding on the Parties absent manifest error. In deciding any matter, the Independent Accountant (i) shall be bound by the provisions of this Section 2.6(e) and (ii) may not assign a value to any item greater than the greatest value for such item claimed by Buyer in the Buyer Closing Statement or by Seller Representative in the Dispute Notice or less than the lowest value for such item claimed by Buyer in the Buyer Closing Statement or by Seller Representative in the Dispute Notice. The fees, costs and expenses of the Independent Accountant shall be paid by each of Seller Representative and Buyer based on the inverse proportion of the difference between the Unresolved Matter proposed by each of them and the Unresolved Matter as determined by the Independent Accountant. For example, if Seller Representative proposes that the value of an Unresolved Matter is $100,000 and Buyer proposes that value of the Unresolved Matter is $0 and if the Independent Accountant ultimately determines the value of the Unresolved Matter is $20,000, then the fees, costs and expenses of the Independent Accountant for determining the Unresolved Matter will be allocated 80% to Seller Representative and 20% to Buyer.

Section 2.7 Payment of Post-Closing Adjustment Amount.

(a) If the Adjustment Amount, as finally determined pursuant to Section 2.6, is greater than or equal to zero, then Buyer will pay an amount equal to the Adjustment Amount, plus the Adjustment Holdback to the Sellers in accordance with the Company Closing Statement.

(b) If the Adjustment Amount, as finally determined pursuant to Section 2.6, is less than zero and the absolute value of the Adjustment Amount (the product of the Adjustment Amount multiplied by -1) is less than the Adjustment Holdback, then Buyer will pay to the Sellers an amount equal to (i) the Adjustment Holdback, less (ii) the absolute value of the Adjustment Amount, in accordance with the Company Closing Statement (and Buyer will retain the balance of the Adjustment Holdback).

(c) If the Adjustment Amount, as finally determined pursuant to Section 2.6, is less than zero and the absolute value of the Adjustment Amount is greater than the Adjustment Holdback, then Buyer will be entitled to retain the Adjustment Holdback and to recover the remaining difference between the absolute value of the Adjustment Amount and the Adjustment Holdback from the Sellers on a several (and not joint) basis based on the percentage proportion of any Adjustment Amount that would have been payable to each Seller in accordance with the Company Closing Statement.

(d) The purpose of this Section 2.7 is to determine the Adjustment Amount, and such processes are not intended to permit the introduction of different judgments, accounting methods, policies, principles, practices, procedures, classifications or estimation methodologies for the purpose of preparing the Buyer Closing Statement or determining Cash, Indebtedness, Transaction Costs or Net Working Capital that are different from those contemplated in this Section 2.6. Any Adjustment Amount and Adjustment Holdback payable by Buyer to the Sellers hereto will not preclude Buyer from exercising any indemnification rights pursuant to Article 10 hereof; provided, however, that, other than as set forth in Section 10.1(f), in no event will the Sellers be obligated to indemnify any Buyer Indemnified Party for any Loss arising out of, resulting from, relating to, in the nature of, or caused by any Liability, to the extent, but only to the extent, such Liability is settled in the Adjustment Amount, as finally determined pursuant to Section 2.6.

(e) All payments to be made pursuant to this Section 2.7 shall (i) be treated by all Parties for Tax purposes as adjustments to the Purchase Price to the maximum extent permitted by Law; and (ii) be made by wire transfer of immediately available funds to the account(s) designated by Buyer or Seller Representative, as applicable.

Section 2.8 Earnout; Deferred Payment.

(a) Earnout. Subject to the terms and conditions of this Section 2.8, the Sellers shall be entitled to payment by Buyer of the Earnout Amount in accordance with the Company Closing Statement if (i) Revenue is equal to or greater than $40,000,000 and (ii) Gross Margin is equal to or greater than thirty-nine percent (39.0%).

(b) Deferred Payment. Subject to the terms and conditions of this Section 2.8, the Sellers shall be entitled to payment by Buyer of (i) the Deferred Shortfall Amount in accordance with the Company Closing Statement if (A) Revenue is equal to or greater than $40,000,000 and less than $44,000,000 and (B) Gross Margin is equal to or greater than thirty-nine percent (39.0%), (ii) the Deferred Amount in accordance with the Company Closing Statement if (A) Revenue is equal to or greater than $44,000,000 and (B) Gross Margin is equal to or greater than thirty-nine percent (39.0%) or (iii) the Deferred Excess Amount in accordance with the Company Closing Statement if (A) Revenue is equal to or greater than $46,000,000 and (B) Gross Margin is equal to or greater than forty-one percent (41.0%); provided, however, that, notwithstanding the foregoing, the Sellers shall not be entitled to any payment of any kind pursuant to this Section 2.8(b) if a Departure occurs during the Deferred Payment Period. Any amount that becomes payable to the Sellers pursuant to this Section 2.8(b) shall be referred to herein as the “Deferred Payment Amount.” For the avoidance of doubt, the Sellers shall only be entitled to a single payment on one occasion of either the Deferred Shortfall Amount, the Deferred Amount or the Deferred Excess Amount (the highest that applies) pursuant to this Section 2.8(b).

(c) Determination of Revenue and Gross Margin.

(i) Within thirty (30) days of the completion of the independent audit of Buyer’s financial statements for the year ended December 31, 2021, and in any event no later than March 31, 2022, Buyer shall prepare and deliver to Seller Representative a statement (the “Buyer Earnout Statement”) setting forth a calculation of Revenue and Gross Margin, together with reasonable supporting detail of each of the calculations set forth in the Buyer Earnout Statement. The Buyer Earnout Statement shall be prepared in a manner consistent with the terms hereof.

(ii) Following delivery of the Buyer Earnout Statement and until the final determination of Revenue and Gross Margin, Buyer and its Subsidiaries (including the Company) shall (A) permit Seller Representative and its Representatives to have reasonable access, during normal business hours and upon reasonable notice, to the books and records of the Company and (B) provide Seller Representative and its Representatives reasonable access, during normal business hours and upon reasonable notice, to the employees and advisors of Buyer and its Subsidiaries (including the Company) involved in the preparation of the Buyer Earnout Statement, provided in each case that such access does not unreasonably disrupt the normal operations of Buyer or the Company. The Buyer Earnout Statement shall be conclusive, final and binding on the Parties unless Seller Representative delivers to Buyer within thirty (30) days after receipt of the Buyer Earnout Statement a written notice (an “Earnout Dispute Notice”) asserting objections to the calculations set forth therein and setting forth the resulting calculation of Revenue and Gross Margin based on such objections (collectively, the “Disputed Earnout Items”), with reasonable supporting detail as to such Disputed Earnout Items and certifying that the Disputed Earnout Items are being disputed in good faith.

(iii) If an Earnout Dispute Notice is delivered to Buyer, then Buyer and Seller Representative shall, for a period of thirty (30) days following delivery of the Earnout Dispute Notice to Buyer, attempt in good faith to resolve the Disputed Earnout Items and all such discussions and communications related thereto shall be governed by Rule 408 of the Federal Rules of Evidence and any applicable similar state rule. Any Disputed Earnout Items agreed to by Buyer and Seller Representative in writing, together with any items or calculations set forth in the Buyer Earnout Statement not disputed or objected to by Seller Representative shall be conclusive, final and binding on the Parties absent manifest error. If, at the end of the thirty (30) day period following the delivery of the Earnout Dispute Notice, Buyer and Seller Representative have been unable to resolve the Disputed Earnout Items, Buyer or Seller Representative may, upon written notice to the other, refer all matters that remain in dispute to the Independent Accountant in accordance with Section 2.6(d) and Section 2.6(e); provided, that (A) each reference to “Buyer Closing Statement” shall be deemed to be a reference to “Buyer Earnout Statement,” (B) each reference to “Dispute Notice” shall be deemed to be a reference to “Earnout Dispute Notice,” (C) each reference to “Disputed Items” shall be deemed to be a reference to “Disputed Earnout Items” and (D) each reference to “the Adjustment Amount” shall be deemed to be a reference to “Revenue and Gross Margin.”

(d) Payment of the Earnout and Deferred Payment.

(i) Buyer shall pay the Earnout Amount, if finally determined to be payable to the Sellers pursuant to Section 2.8, within five (5) Business Days of the final determination of the Earnout Amount pursuant to Section 2.8(c), and in accordance with Section 2.8(d)(ii). Buyer shall pay the Deferred Payment Amount, if finally determined to be payable to the Sellers pursuant to Section 2.8, within five (5) Business Days after the last day of the Deferred Payment Period (i) first, by delivery of payment of the amounts due under the Retention Bonus Agreement to the applicable participants thereof (not to exceed fifteen percent (15%) of the aggregate Deferred Payment Amount otherwise payable to Sellers), and (ii) thereafter, by payment of the remainder of the Deferred Payment Amount, in each case in accordance with Section 2.8(d)(ii).

(ii) Buyer shall satisfy its obligation to pay the Earnout Amount and the Deferred Payment Amount pursuant to Section 2.8(d)(i) to the Sellers (and to the applicable participants party to the Retention Bonus Agreement) either, in its sole discretion, (A) by delivery via book-entry issuance of a number of Shares calculated using a price per Share of $6.6050 (as adjusted as appropriate to reflect any stock splits, reverse stock splits, stock dividends (including any dividend or distribution of securities convertible into Shares), extraordinary cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change or transaction with respect to the Shares occurring after the Closing) (the “Deferred Price Per Share”), rounded down to the nearest whole share, free and clear of all Liens (other than any restrictions arising under applicable securities Laws and the restrictions set forth in Section 7.8), provided that, Buyer has obtained the Requisite Buyer Stockholder Approval or Buyer determines that such stockholder approval is not required in accordance with Section 7.8(f)(i), (B) by cash payment via wire transfer of immediately available funds to the account(s) designated by Seller Representative or (C) by any combination of cash and Shares in accordance with this Section 2.8(d)(ii). For the avoidance of doubt, notwithstanding Buyer’s right to elect the form of payment pursuant to this Section 2.8(d)(ii), Buyer shall be required to satisfy its obligation pursuant to Section 2.8(d)(i) through payment of an aggregate amount of cash and Shares (in accordance with this Section 2.8(d)(ii)) that is equal to, as applicable, the Earnout Amount and the Deferred Payment Amount.

(e) Earnout Covenants. During the Earnout Covenant Period, Buyer shall operate the Company as a separate profit center, business unit or division which will maintain separate books and records sufficient for the calculation of Revenue and Gross Margin; provided, that Buyer may, at its discretion, move or integrate the finance, information technology and legal functions of the Company that constitute cost centers of Buyer and its Affiliates (including, after the Closing, the Company), and may move or integrate other functions so long as no such move or integration would reasonably be expected to adversely affect Revenue or Gross Margin. During the Earnout Covenant Period, Buyer shall, subject to Section 2.8(e)(vi), ensure that the Company is provided the funds set forth in the Budget. As used herein, “Budget” means the Budget set forth in Section 2.8(e) of the Disclosure Schedule. Without limiting the foregoing, during the Earnout Covenant Period:

(i) Buyer shall not take any action, with the specific intent of avoiding or reducing the amount of the Earnout Amount or the Deferred Payment Amount; provided that Buyer shall have the right take any action expressly permitted hereunder, including the right to terminate any Person described in the definition of Departure for Cause;

(ii) Buyer shall not take any action with the specific intent of preventing the Company from using the funds set forth in the Budget for the purposes set forth therein; provided that Buyer shall have the sole discretion and authority to take any actions it deems reasonably necessary with respect to any violations of applicable Law or any written company policies of the Buyer Group;

(iii) Buyer shall not (and shall ensure that no Affiliate of Buyer shall), except as set forth in the Earnout Practices and Principles set forth in Exhibit F, establish or develop any business that competes with the Business if such business could reasonably be expected to adversely affect Revenue or Gross Margin;

(iv) Buyer shall not (and shall ensure that no Affiliate of Buyer shall), except with the prior written consent of Christopher Gallagher, M.D., make any material change to the written terms of employment or engagement (including compensation and benefits) of, or terminate, any employee or 1099 independent contractor engaged or employed by the Company or any of the PCs as of immediately prior to Closing in an executive, managerial, sales or technical role (other than any Person described in the definition of Departure), except in each case if such employee or 1099 independent contractor violates any applicable Law or written company policies of the Buyer Group as reasonably determined by Buyer and except (A) changes in titles that become effective at the Closing as set forth in Section 1.1 of the Buyer Disclosure Schedule, (B) changes in reporting lines of such Persons to the extent resulting from moves or integrations by Buyer pursuant to Section 2.8(e) or (C) in the case of Christopher Gallagher, M.D. only, the change in reporting lines to the extent resulting from the Company becoming a Subsidiary of Buyer at the Closing;

(v) Buyer shall not (and shall ensure that no Affiliate of Buyer shall), change the composition of the Company Contracting Committee during the Earnout Covenant Period, and if any member of the Company Contracting Committee resigns or otherwise withdraws from such committee during the Earnout Covenant Period, such member shall not be replaced except with the prior written consent of Christopher Gallagher, M.D.; and

(vi) the Company’s spending, per department, shall not deviate from the Budget by more than ten percent (10%) per departmental line-item set forth therein, and the Company’s spending shall not exceed the total amount of the Budget, in each case, unless requested by Christopher Gallagher, M.D. and approved in advance by Buyer, which approval shall not be unreasonably withheld, conditioned, or delayed; provided, that in the event the Company’s spending, per department, exceeds the Budget by more than ten percent (10%) for any departmental line-item set forth therein for any reason without Buyer’s prior approval, then the Chief Executive Officer of Buyer shall be entitled to correspondingly reduce (by such excess amount of departmental line-item spending) the budgeted amount of any other department line-item set forth in the Budget so that the Company’s spending in aggregate shall not exceed the total amount of the Budget; provided, further that a failure by Christopher Gallagher, M.D. to request and obtain approval pursuant to the foregoing restriction shall not, in and of itself, relieve Buyer of its obligations under this Section 2.8.

(vii) Notwithstanding the foregoing provisions of this Section 2.8(e), each Seller acknowledges and agrees that Buyer and its Affiliates are not under any obligation to maximize any payments that may be payable pursuant to this Section 2.8, that such payments depend upon the performance of the Company and on factors outside the control of Buyer and its Affiliates and that each of Buyer and its Affiliates has not made and is not making any representations or warranties or other promises regarding the current or future performance of the Company and any such representations or warranties or other promises have been and are hereby expressly disclaimed. Each Seller further acknowledges and agrees that neither Buyer, its Affiliates nor any of their respective Representatives owe any duty (express or implied) to the Sellers, other than an implied duty of good faith and fair dealing, with respect to the subject matter of this Section 2.8, and such Parties solely intend the provisions of this Section 2.8 to govern their contractual relationship with respect to subject matter of this Section 2.8.

(f) Acceleration Events.

(i) If, prior to the end of the Earnout Period, a Sale Transaction occurs, then the Earnout Amount and Deferred Amount shall be accelerated and become due and payable without further action required on the part of any Party. In the event of such acceleration, (A) the Deferred Amount shall constitute the “Deferred Payment Amount” for the purposes hereof (and for the avoidance of doubt, no additional payment for the amount of the difference between the Deferred Payment and the Deferred Excess Amount shall be payable), and (B) Buyer shall pay, or cause the applicable acquirer or surviving company to pay, contemporaneously with the consummation of the Sale Transaction, the Earnout Amount and Deferred Payment Amount in accordance with Section 2.8(d).

(ii) If following the Earnout Period but, prior to the end of the Deferred Payment Period, a Sale Transaction occurs, and as of the conclusion of the Earnout Period: (A) the Revenue and Gross Margin conditions set forth in Section 2.8(b) were not satisfied, then no acceleration of the Deferred Amount shall occur; or (B) the Revenue and Gross Margin conditions set forth in Section 2.8(b) (i), (ii), or (iii) were satisfied, then the Deferred Shortfall Amount, the Deferred Amount or the Deferred Excess Amount (the highest that applies based on the satisfaction of the conditions set forth in Section 2.8(b) (i), (ii), or (iii)) shall be accelerated and become due and payable without further action required on the part of any Party. In the event of such acceleration, Buyer shall pay (or cause the applicable acquirer or surviving company to pay) the Deferred Shortfall Amount, the Deferred Amount or the Deferred Excess Amount (as applicable) contemporaneously with the consummation of the Sale Transaction in accordance with Section 2.8(d).

(iii) If either (A) Christopher Gallagher, M.D., or (B) any two or more of Erica St. Angel, David Mikula, Sina Haeri, M.D. or Paulgun Sulur, M.D., are terminated from employment without Cause or resign from employment for Acceleration Good Reason at any time prior to the end of the Deferred Payment Period and a Sale Transaction has not occurred prior to such time, then the Deferred Amount shall be accelerated and become due and payable without further action required on the part of any Party; provided, however, that if such foregoing termination or resignation occurs after the conclusion of the Earnout Period and the Revenue and Gross Margin conditions set forth in Section 2.8(b) were not satisfied, then no acceleration of the Deferred Amount shall occur; and provided further, that if such foregoing termination or resignation occurs after the conclusion of the Earnout Period and the Revenue and Gross Margin conditions set forth in Section 2.8(b)(i), (ii), or (iii) were satisfied, then the Deferred Shortfall Amount, the Deferred Amount or the Deferred Excess Amount (the highest that applies based on the satisfaction of the conditions set forth in Section 2.8(b)(i), (ii), or (iii)) shall be accelerated. In the event of such acceleration, Buyer shall pay the Deferred Shortfall Amount, the Deferred Amount or the Deferred Excess Amount (as applicable) within five (5) Business Days following such foregoing termination or resignation that satisfies either of the conditions set forth in the first clause of this sentence in accordance with Section 2.8(d). Notwithstanding the foregoing, no employee of the Company (including Christopher Gallagher, M.D.), shall be permitted or have the authority (without the express written consent of the Chief Executive Officer of Buyer) to terminate or dismiss any Key Employee (whether expressly or constructively under applicable Law) or materially change any existing terms of their employment (including with respect to compensation, benefits, duties or responsibilities) in any manner during the Deferred Payment Period, and any such action taken without such foregoing approval of the Chief Executive Officer of Buyer shall not result in the acceleration of the Earnout Amount, Deferred Shortfall Amount, Deferred Amount or Deferred Excess Amount pursuant to this Section 2.8(f).

(g) Earnout Payments Not a Security; Limitations on Transfer. The Parties do not intend the contingent right of the Sellers to receive the Earnout Amount and the Deferred Payment Amount pursuant to this Section 2.8 to be a security. Accordingly, the contingent right of the Sellers to receive the Earnout Amount and the Deferred Payment Amount pursuant to this Section 2.8 shall not (i) be represented by a certificate, (ii) represent an ownership interest in Buyer or the Company, and (iii) entitle a Seller to any rights common to equityholders of Buyer or the Company. The contingent right of the Sellers to receive the Earnout Amount and the Deferred Payment Amount pursuant to this Section 2.8 shall not be pledged or otherwise Transferred without the prior written consent of Buyer and any such Transfer in violation of this Agreement shall be null and void. Notwithstanding the foregoing, a Seller that is an individual may transfer (a “Permitted Transfer”) all or any of such rights (x) as a gift to any member of his or her family or to any trust for the benefit of any such family member of such Seller or to an entity exclusively owned or controlled by such Seller and/or any family members of such Seller, provided, that any such transferee shall agree in writing with Buyer, as a condition precedent to such transfer, to be bound by all of the provisions of this Agreement relating to the Earnout Amount and the Deferred Payment Amount, (y) by will or the Laws of descent and distribution, in which event each such transferee shall be bound by all of the provisions of this Agreement relating to the Earnout Amount and the Deferred Payment Amount or (z) by court order, in which event each such transferee shall be bound by all of the provisions of this Agreement relating to the Earnout Amount and the Deferred Payment Amount. As used in this Section 2.8(g), the word “family” shall include any spouse, lineal ancestor or descendant, brother or sister.

(h) Taxation of Deferred Payment Amount and Earnout Amount. The Parties intend that the Deferred Payment Amount and Earnout Amount constitute deferred contingent purchase price eligible for installment method reporting under Section 453 of the Code, subject to the imputation of interest under Section 483 and 1274 of the Code; provided, that all amounts payable under the Retention Bonus Agreement shall be reported as wages and subject to applicable payroll tax withholding. The parties hereto shall file all Tax Returns consistent with the preceding sentence and shall not take any contrary position in any proceeding before any Taxing Authority except as otherwise required pursuant to a “determination” within the meaning of Section 1313 of the Code. Each Seller agrees to cooperate with Buyer in exchanging such information and providing such assistance as Buyer may reasonably request in connection with the filing of Tax Returns and any audit, or other Proceeding with respect to the Deferred Payment Amount or Earnout Amount. Each Seller acknowledges and agrees that neither Buyer nor its Affiliates has provided such Seller any tax advice regarding the Deferred Payment Amount or Earnout Amount.

Section 2.9 Deferred Vesting Recipients.

(a) (i) Within five (5) Business Days of the first anniversary of the Closing Date (the “Deferred Vesting Date”), Buyer shall issue the aggregate number of Closing Number of Shares that may become issuable to the Deferred Vesting Recipients in respect of their Class B Units that remain subject to vesting as of immediately prior to the Closing as set forth in the Company Closing Statement, and (ii) from and after the first anniversary of the Closing Date Buyer shall issue the aggregate number of Shares issuable pursuant to Section 2.8(d), if any, to the Deferred Vesting Recipients in respect of their Class B Units that remain subject to vesting as of immediately prior to the Closing in each case of clause (i) and (ii), (A) first, to each Deferred Vesting Recipient in respect of their Class B Units that remain subject to vesting as of immediately prior to the Closing in accordance with the Company Closing Statement if all vesting conditions have been met in the Deferred Vesting Recipient’s applicable Class B Unit holders’ award agreement as in effect immediately prior to the Closing (copies of which have been Made Available to Buyer) (“Award Agreement”) as of the Deferred Vesting Date, and (B) second, to the extent any vesting conditions have not been met as set forth in the applicable Award Agreements as of the Deferred Vesting Date, to each Seller (other than a Deferred Vesting Recipient, in respect of their Class B Units that remain subject to vesting as of immediately prior to the Closing, that is not entitled to Shares pursuant to clause (A)), Dand and Ghosh, their respective portion of the aggregate number of Shares that are not issuable pursuant to clause (A), in each case on a pro rata basis based on, (I) in the case of the Closing Number of Shares, the proportion which the Closing Number of Shares issuable to such Person on the Closing Date pursuant to the Company Closing Statement and pursuant to clause (A) bears to the aggregate number of Closing Number of Shares issuable to all such Persons pursuant to the Company Closing Statement) and (II) in the case of Shares issuable pursuant to Section 2.8(d), the proportion which the aggregate number of Shares previously issued to such Person bears to the aggregate number of Shares previously issuable to all such Persons.

(b) From and after the Deferred Vesting Date, Seller Representative shall cause the Paying Agent to pay the cash portion of all amounts due to the Deferred Vesting Recipients in respect of their Class B Units that remain subject to vesting as of immediately prior to the Closing and the Sellers, as applicable hereunder, including without limitation, the Closing Cash Payment Amount, the Adjustment Amount and the Adjustment Holdback, the Earnout Amount, and the Deferred Payment Amount. If any such cash portion never vests pursuant to an Award Agreement, Seller Representative shall pay such cash portion to the other Deferred Vesting Recipients in respect of their Class B Units that remain subject to vesting as of immediately prior to the Closing and the Sellers, as applicable hereunder, in accordance with their respective Allocable Share as set forth in the Company Closing Statement (as adjusted in the reasonable discretion of the Seller Representative to account for the cash portion not payable to Deferred Vesting Recipients in respect of their Class B Units that remain subject to vesting as of immediately prior to the Closing for which vesting conditions have not been met).

(c) Each of Buyer and Seller Representative shall be entitled to withhold from the amounts released to such Deferred Vesting Recipients, as required, for any Deferred Vesting Recipient who did not properly and timely file an election under IRC Section 83(b) upon his/her receipt of un-vested Class B Units. Each Deferred Vesting Recipient who properly and timely filed an election under IRC Section 83(b) upon his/her receipt of un-vested Class B Units acknowledges and agrees that they will (a) be responsible for all taxes that they are legally obligated to pay with respect to their Allocable Share of the consideration payable or otherwise deliverable pursuant to such Class B Units, and (b) cooperate fully with Buyer in exchanging such information and providing such assistance as Buyer may reasonably request in connection with the filing of tax returns and any audit, litigation, or other proceeding with respect to such Class B Units, including without limitation providing Buyer upon request with a copy of such Deferred Vesting Recipient’s IRS Form 4669 for the applicable year certifying that such Deferred Vesting Recipient has paid their federal, state, and local income taxes with respect thereto.

(d) Each Deferred Vesting Recipient further agrees, acknowledges, confirms and ratifies that the portion of the Purchase Price payable in respect of their Class B Units that remain subject to vesting as of immediately prior to the Closing shall vest pursuant to the terms of the applicable Award Agreement, as if the elements of that Deferred Vesting Recipient’s portion of the Purchase Price payable in respect of their Class B Units that remain subject to vesting as of immediately prior to the Closing were Class B Units for which the Board of Managers of the Company declared a 12-month extension of vesting. The portion of the Purchase Price payable in respect of Class B Units that remain subject to vesting as of immediately prior to the Closing shall be payable to such Deferred Vesting Recipients who vest as of the Deferred Vesting Date as provided in Section 4 of the Award Agreement.

Section 2.10 Withholding. Each of Buyer, the Company, and the Paying Agent (and any other Person that has any withholding obligation with respect to any payment made pursuant to this Agreement) shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement such amounts as may be required to be deducted and withheld therefrom under the Code or any other applicable Law, as determined thereby in good faith. To the extent that amounts are so deducted or withheld, such amounts shall be timely paid over to the applicable Governmental Body in accordance with applicable Law and shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. To the extent that such amounts are not so deducted and withheld, the Person in respect of which such deduction and withholding was required to be made shall indemnify the party responsible for performing the withholding for any Loss resulting from such failure.

Article 3
Representations and Warranties of the Company

Except as set forth in the applicable sections of the disclosure schedule supplied by the Company to Buyer, dated as of the date hereof (the “Disclosure Schedule”), the Company represents and warrants to Buyer as follows as of the date hereof and as of the Closing Date:

Section 3.1 Organization.

(a) The Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Texas. The Company has all requisite limited liability company power and authority and all authorizations, licenses and Permits necessary to own, lease and operate its properties and assets and to carry on its businesses as now being conducted. The Company is duly qualified to do business as a foreign limited liability company and is in good standing (or its equivalent, if applicable) in every jurisdiction in which the ownership, leasing and use of its properties and assets, or the conduct of business as now conducted, requires it to qualify, a list of which is set forth in Section 3.1(a) of the Disclosure Schedule, except where the failure to be so qualified or in good standing (or its equivalent, if applicable) would not, individually or in the aggregate, reasonably be expected to be material to the Company. The Company has Made Available to Buyer a true and complete copy of the Organizational Documents of the Company, including the Certificate of Formation of the Company and the Limited Liability Company Agreement of the Company, each as amended to date, and each such instrument is in full force and effect. The Company is not in violation of the provisions of the Organizational Documents of the Company.

(b) The Company has Made Available to Buyer true, complete and correct copies of (i) all minute books (containing the records of meetings of the members and managers) of the Company, (ii) all equity record books of the Company and (iii) any similar records or documents of the Company. Except as set forth in Section 3.1(b) of the Disclosure Schedule, the Company has not had any prior names and since its date of organization has not conducted business under any name other than its current name.

(c) Each PC is duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation. Each PC has the requisite power and authority and all authorizations, licenses and Permits necessary to own, lease and operate its properties and assets and to carry on its businesses as now being conducted. Each of the PCs is duly qualified to do business and is in good standing (or its equivalent, if applicable) in every jurisdiction in which the ownership, leasing and use of its properties and assets, or the conduct of business as now conducted, requires it to qualify, a list of which is set forth in Section 3.1(c) of the Disclosure Schedule, except where the failure to be so qualified or in good standing (or its equivalent, if applicable) would not, individually or in the aggregate, reasonably be expected to be material to the PCs. The Company has Made Available to Buyer a true and complete copy of the Organizational Documents of the PCs, each as amended to date, and each such instrument is in full force and effect. Each PC is not in violation of the provisions of its Organizational Documents.

Section 3.2 Authorization.

(a) The Company has all necessary power and authority to execute and deliver this Agreement and each other Transaction Document to which it is, or at or prior to the Closing will be, a party (the “Company Documents”), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each of the Company Documents by the Company and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all requisite limited liability company action. This Agreement has been, and each of the other Company Documents will be at or prior to the Closing, duly and validly authorized, executed and delivered by the Company, and assuming that this Agreement and each of the other Company Documents is a valid and binding obligation of the other parties hereto and thereto, this Agreement constitutes, and each of the other Company Documents when so executed and delivered will constitute, a legal, valid and binding obligation of the Company, enforceable against it in accordance with their respective terms, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally and general principles of equity (the “Enforceability Exceptions”).

(b) The affirmative votes of (i) the holders of a majority of the issued and outstanding Class A Units and Series A Preferred Units (voting together as a single class on an as-converted to Class A Units basis) and (ii) the holders of a majority of the Series A Preferred Units (voting as a single class on an as-converted to Class A Units basis), including the affirmative vote of Blocker and its Affiliates that are Sellers, are the only votes of the members of the Company required to approve this Agreement (the “Member Approval”).

Section 3.3 Non-Contravention.

(a) The execution, delivery and performance of this Agreement and each of the Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby, or compliance by the Company with any of the provisions hereof or thereof, do not and will not conflict with, result in any breach of, require any notice, consent or waiver under, constitute a default under (with or without notice or lapse of time or both), result in a violation of, result in the creation of any Lien upon any material properties or assets of the Company or a PC under, give rise to any right of termination, cancellation, modification or acceleration of any obligation or to loss of a benefit under or give rise to any obligation of the Company or a PC to make any payment under, any provision of (i) the Organizational Documents of the Company and the PCs, (ii) any Material Contract, (iii) any outstanding settlement or Order applicable to the Company or a PC or any of the properties or assets of the Company and the PCs or (iv) any applicable Law to which the Company or a PC is subject, except to the extent that the occurrence of any of the foregoing items set forth (ii) – (iv) would not, individually or in the aggregate, reasonably be expected to be material to the Company and the PCs, taken as a whole.

(b) No authorization of, registration, declaration or filing with, or notification to, any Governmental Body is required in connection with any of the execution, delivery or performance of this Agreement or the other Transaction Documents by the Company or the consummation by the Company of any other transaction contemplated hereby or thereby. As of the date of this Agreement and as of the Closing: (i) the Company is its own ultimate parent entity (as such term is defined in 16 C.F.R. § 801.1(a)(3)) and is not controlled (as such term is defined in 16 C.F.R. § 801.1(b)) by any other person or entity (as such terms are defined in 16 C.F.R. § 801.1(a)), (ii) the total assets (as such term is defined in 16 C.F.R. § 801.11) of the Company are less than $18,800,000, (iii) the annual net sales (as such term is defined in 16 CFR § 801.11) of the Company are less than $188,000,000 and (iv) the Company is not engaged in manufacturing (as such term is defined in 16 C.F.R. § 801.1(j)).

Section 3.4 Capitalization.

(a) The authorized membership interests of the Company consists solely of 4,044,065 Series A Preferred Units, all of which are issued and outstanding as of the date hereof, 7,686,846 Class A Units, all of which are issued and outstanding as of the date hereof, 350,676 Class A Incentive Units, all of which are issued and outstanding as of the date hereof and 1,965,020 Class B Units of which 1,394,142 Class B Units are issued and outstanding as of the date hereof. Each Series A Preferred Unit is convertible on a one-unit for one-unit basis into Class A Units. The Company Interests are held by the Company Sellers and Blocker and no other Persons. The Company Interests are held by the Company Sellers and Blocker in the amounts set forth in the Company Closing Statement and in Section 3.4(a) of the Disclosure Schedule, which further sets forth for each Company Seller and Blocker a true and complete list of (i) the number and class or series of Company Interests held, (ii) the domicile addresses of record of Blocker or such Company Seller, (iii) and in the case of the Class A Incentive Units and Class B Units, the date of grant, the hurdle or threshold amount, if applicable, the Code Section 83(b) filing date (if any), whether such units are subject to employment-related forfeiture restrictions and the holder’s employment status, the vesting schedule, the vesting status, the extent to which such units will vest upon the Closing and, for each holder who is not a resident of the U.S., the residence of such holder.

(b) All of the Company Interests have been issued in accordance with the Organizational Documents of the Company, are duly authorized and validly issued and were not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or similar right. All of the Company Interests are owned free and clear of any Liens (other than transfer restrictions under applicable Laws and the Organizational Documents of the Company) and have been offered, issued and sold by the Company in compliance with all applicable Laws. Except as set forth in Section 3.4(b) of the Disclosure Schedule, there are no outstanding subscriptions, warrants, options, convertible securities or other rights (contingent or otherwise) to purchase, acquire (including, rights of first refusal, anti-dilution or pre-emptive rights) or register under the Securities Act any membership interests of the Company and the Company does not have any obligation to issue any subscription, warrant, option, convertible security or other such right. The Company does not have any obligation to purchase, redeem or otherwise acquire any Company Interests or any interest therein or to make any distribution in respect thereof. There are no authorized, outstanding or promised appreciation, phantom, profit participation or similar rights with respect to the Company Interests. Other than the Company Interests, there are no other outstanding securities of the Company entitled, and no separate rights to which the Company is obligated entitling any holders thereof, to vote on any matters put to a vote of the holders of the Company Interests. There are no agreements to which the Company is a party or by which it is bound with respect to the voting (including, without limitation, voting trusts or proxies), registration under any applicable securities Law, or sale or transfer (including, without limitation, agreements relating to preemptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Company. No holder of Company Interests is entitled to any different or additional amount of consideration in respect of the membership interests of the Company in connection with this Agreement except as expressly provided for in this Agreement. Upon the Closing, no holder of Company Interests will have the right to any consideration with respect thereto, except as set forth in this Agreement.

(c) The equity interests of the PCs are held by the holders thereof and in the amounts set forth in Section 3.4(c) of the Disclosure Schedule. All of the equity interests of the PCs have been issued in accordance with the Organizational Documents of the respective PCs and are duly authorized and validly issued and not in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or similar right. All of the equity interests of the PCs are owned free and clear of any Liens (other than transfer restrictions under applicable Laws or the Organizational Documents of the PCs) and have been offered, issued and sold by the PCs in compliance with all applicable Laws. There are no authorized, outstanding or promised subscriptions, warrants, options, convertible securities or other rights (contingent or otherwise) to purchase, acquire (including, rights of first refusal, anti-dilution or pre-emptive rights) or register under the Securities Act any equity interests of the PCs and the PCs do not have any obligation to issue any subscription, warrant, option, convertible security or other such right. The PCs do not have any obligation to purchase, redeem or otherwise acquire any equity interests of the PCs or to make any distribution in respect thereof. There are no authorized, outstanding or promised appreciation, phantom, profit participation or similar rights with respect to the equity interests of the PCs. Other than the equity interests of the PCs set forth on Section 3.4(c) of the Disclosure Schedule, there are no other outstanding securities of the PCs entitled, and no separate rights to which a PC is obligated entitling any holders thereof, to vote on any matters put to a vote of the holders of the equity interests of the PCs. Except as set forth in Section 3.4(c) of the Disclosure Schedule, there are no agreements to which a PC is a party or by which it is bound with respect to the voting (including, without limitation, voting trusts or proxies), registration under any applicable securities Law, or sale or transfer (including, without limitation, agreements relating to preemptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of such PC.

Section 3.5 Subsidiaries. The Company does not directly or indirectly own any equity interest in, or any interest convertible into or exchangeable or exercisable for any equity interest in, any Person.

Section 3.6 Financial Statements.

(a) Attached as Section 3.6(a) of the Disclosure Schedule are the following financial statements (collectively, the “Financial Statements”): (i) the Company’s audited combined balance sheet as of December 31, 2019 and the related statements of income and cash flows for the fiscal years then ended, in each case, including the notes thereto and (ii) the Company’s audited combined balance sheet as of December 31, 2020 (the “Balance Sheet”) and the related statements of income and cash flows for the 12-month period then ended. Except as set forth in Section 3.6(a) of the Disclosure Schedule, the Financial Statements (x) are true, correct and complete and have been prepared in accordance with the books and records of the Company and the PCs, (y) present fairly in all material respects the financial condition and results of operations of the Company and the PCs as of the dates and for the periods indicated and (z) are prepared in accordance with GAAP consistently applied throughout the periods presented without modification of the accounting principles used in the preparation thereof throughout the periods presented (subject in the case of the unaudited financial statements to the absence of footnote disclosures and other presentation items and changes resulting from normal year-end adjustments in a manner consistent with past practice, none of which are material).

(b) The Company and the PCs have in place systems and processes (including the maintenance of proper books and records) that are designed to (i) provide reasonable assurances regarding the reliability of the Financial Statements and (ii)  accumulate and communicate in a timely manner to the Company’s chief executive officer and chief financial officer the type of information that would be required to be disclosed in the Financial Statements (such systems and processes are herein referred to as the “Controls”). None of the Company, the PCs, nor any independent auditor has identified or actually been made aware of any complaint, allegation, deficiency, assertion or claim, whether written or oral, regarding the Controls or the Financial Statements. There have been no instances or allegations of fraud, whether or not material, that occurred during any period covered by the Financial Statements. The Company and the PCs have in place a revenue recognition policy consistent with GAAP.

(c) The accounts receivable of the Company and the PCs, whether reflected on the Balance Sheet or arising following the date thereof, including, for the avoidance of doubt, any accounts receivable reflected in the calculation of Net Working Capital, represent bona fide and valid accounts receivable arising in the ordinary course of business consistent with past practice from sales actually made or services actually performed and, subject to allowances for doubtful accounts made pursuant to GAAP, are fully collectible in the aggregate amount thereof.

Section 3.7 Absence of Undisclosed Liabilities. The Company and the PCs have no Indebtedness or other Liability of a nature that is required under GAAP to be disclosed in the Balance Sheet, except (a) Liabilities specifically reflected on, and fully reserved against in, the Balance Sheet, (b) Liabilities incurred after the date of the Balance Sheet in the ordinary course of business consistent with past practice and which are, in nature and amount, consistent with those incurred historically and are not material to the Company and the PCs, individually or in the aggregate, (c) executory obligations existing as of the date hereof pursuant to any Material Contract, which, in each case, are not related to any breach or default by the Company or a PC and (d)  Transaction Costs. The Company and the PCs have not declared, set aside, made or paid out any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of any securities of such Person.

Section 3.8 Absence of Certain Changes or Events. Since December 31, 2020 through the date hereof there has not been a Material Adverse Effect. Without limiting the generality of the foregoing, since December 31, 2020 through the date hereof, (a) each of the Company and the PCs have conducted its business only in the ordinary course of business consistent with past practice except for the negotiation, execution and delivery of this Agreement and the consummation of the transactions expressly contemplated by this Agreement, and (b) there has not been any action taken or committed to be taken by such Person that would have been prohibited by Section 7.1 absent approval by Buyer if it had been taken after the date hereof and prior to the Closing Date.

Section 3.9 Real Property.

(a) Section 3.9(a) of the Disclosure Schedule sets forth a complete list of all real property and interests in real property leased or licensed by the Company or a PC as lessee or sublessee and a true, correct and complete list of all of the leases relating thereto (including amendments) as in effect on the date of this Agreement (each, a “Real Property Lease” and each such related property, a “Company Property”). The Company has Made Available to Buyer a true, correct and complete copy of each Real Property Lease, including all amendments, modifications, supplements, extensions, renewals, guaranties or other agreements with respect thereto. Each of the Company and the PCs does not currently own, and has never in the past owned, any fee simple ownership interest in real property. The Company Properties constitute all interests in real property currently used or currently held for use in connection with the businesses of the Company and the PCs. With respect to each Real Property Lease and piece of Company Property: (i) such Real Property Lease is legal, valid, binding, enforceable and in full force and effect, (ii) neither the Company, the PCs, nor, to the Company’s Knowledge, any other party to such Real Property Lease, is in material breach or default under such Real Property Lease, and, to the Company’s Knowledge, no event has occurred or circumstance exists which, with the delivery of notice, passage of time or both, would constitute such a material breach or default or permit the termination, modification or acceleration of rent under such Real Property Lease, (iii) there are no forbearance programs in effect with respect to such Real Property Lease, (iv) there are no disputes with respect to each Real Property Lease, (v) each of the Company and the PCs has not assigned, subleased, mortgaged, deeded in trust or otherwise transferred or encumbered or granted any Lien on such Real Property Lease or any interest therein, (vi) the possession and quiet enjoyment of the Company Property by the Company and the PCs under such Real Property Lease has not been disturbed, (vii) the Company and the PCs do not owe any brokerage commissions or finder’s fees with respect to such Real Property Lease and (viii) the other party to each such Real Property Lease is not an Affiliate of, and otherwise does not have any economic interest in the Company or a PC. The Company and the PCs, as applicable, have a valid and enforceable leasehold interest, free and clear of any Liens, other than Permitted Liens, under each of the Real Property Leases. All the Company Properties are adequately maintained and suitable in all material respects for the purpose of conducting the businesses of the Company and the PCs as currently conducted.

(b) Each of the Company and the PCs does not hold and is not obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real estate interest or any portion thereof or interest therein.

(c) Each of the Company and the PCs has not received any written notice from any insurance company that has issued to such Person a policy with respect to any Company Property requiring performance of any structural or other repairs or alterations to such Company Property. Each of the Company and the PCs has not made any material alterations, additions or improvements to any of the Company Properties that may be required to be removed upon termination of the applicable Real Property Lease term.

(d) With respect to all Company Property: (i) the use and operation of the Company Property in the conduct of the businesses of the Company and the PCs does not violate in any material respect any Law, (ii) no conditions exist which would be expected to have a Material Adverse Effect with respect to the Company Property, (iii) there are no pending condemnation, eminent domain or similar proceedings with respect to all or any portion of the Company Property and, to the Company’s Knowledge, no such Proceeding has been threatened, (iv) the Company has not received any written notice of any special assessment proceedings or other governmental actions affecting the Company Property and (v) the buildings and other improvements on the Company Property are in good operating condition, normal wear and tear excepted, and usable in the ordinary course of businesses as currently conducted by the Company and the PCs.

Section 3.10 Tangible Personal Property.

(a) The Company and the PCs have good and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, all of the material items of tangible personal property used or held for use in the businesses of the Company and the PCs (except as sold or disposed of subsequent to the date hereof in the ordinary course of business consistent with past practice), free and clear of any and all Liens, other than the Permitted Liens and such imperfections of title, if any, do not materially interfere with the present value of such property. All such items of tangible personal property that are necessary for the operation of the businesses of the Company and the PCs are in a state of good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used. The tangible assets owned or leased by the Company and the PCs constitute all the tangible assets necessary for the Company and the PCs to carry on their respective businesses as currently conducted.

(b) Section 3.10(b) of the Disclosure Schedule sets forth a true, correct and complete list of all leases of personal property (“Personal Property Leases”) used in the businesses of the Company and the PCs or to which the Company or a PC is a party or by which the properties or assets of the Company or a PC is bound. All of the items of personal property under the Personal Property Leases are in a state of good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used, and such property is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of the lease.

Section 3.11 Material Contracts. All of the following Contracts to which the Company or a PC is a party or by which it or its assets or properties are bound are set forth in Section 3.11 of the Disclosure Schedule by reference to the applicable subsection below (such Contracts required to be listed in Section 3.11 of the Disclosure Schedule, collectively, the “Material Contracts”):

(a) any Contract or series of related Contracts with the same counterparty or its Affiliates which requires aggregate future expenditures by the Company or a PC in excess of $50,000;

(b) any distributor, reseller, sales representative or similar Contract under which the Company or a PC does not have the right to terminate without penalty on less than ninety (90) days’ notice;

(c) any Contract with (i) a Material Customer or (ii) a Material Supplier;

(d) the Administrative Services Agreements and succession agreements;

(e) any Contract for the sale of any commodity, product, material, supplies, equipment or other personal property of the Company or a PC (other than equipment purchased for resale) for a sale price in excess of $50,000;

(f) any Contract with a Related Party;

(g) any Contract for the employment of, or receipt of any services from, (i) any director or officer of the Company or a PC or (ii) any other individual Person on a full-time, part-time, consulting or other basis providing for aggregate annual compensation in excess of $50,000;

(h) Contracts providing for severance, retention, change in control or other similar payments, any “success fees” or bonuses, or severance payments payable to employees or service providers of the Company or a PC (excluding any bonuses payable to any employee based on the performance of such employee or the performance of the Company or a PC);

(i) any Contract with any Governmental Body;

(j) each (i) Real Property Lease and (ii) Personal Property Lease;

(k) any Contract relating to the incurrence or guarantee of Indebtedness or creating a Lien (other than Permitted Liens) upon any property or assets of the Company or a PC;

(l) any Contract for the disposition of any of the assets or businesses of the Company or a PC (whether by merger, sale of stock, sale of assets or otherwise) (other than the Transaction Documents);

(m) any Contract for the acquisition or disposition of any business, business unit or product line or capital stock of another Person (whether by merger, sale of stock, sale of assets or otherwise) (including, for the avoidance of doubt, Contracts containing continuing indemnification or contingent payment obligations);

(n) any Contract, letter of intent or commitment concerning a partnership, joint venture, joint development or other similar arrangement with one or more Persons;

(o) any hedging, futures, options or other derivative Contract;

(p) any Contract under which the Company or a PC has agreed not to bring legal action against any third party for any reason or any Contract otherwise settling any Proceeding involving the Company or a PC (including settlement agreements and related Orders);

(q) any Contract that is an Inbound License;

(r) any Contract that is an Outbound License;

(s) any Contract under which the Company or a PC is restricted from carrying on any business or other services or competing with any Person anywhere in the world, or restricted from soliciting or hiring any Person with respect to employment, or which would so restrict Buyer or the Company or any successor in interest thereof after the Closing; and

(t) any Contract which (i) contains any “most favored nation” or similar provision (including the provision of exclusive, first or concurrent access to certain product features), (ii) grants any Person exclusive license, supply, distribution or other rights in connection with any product or technology of the Company or a PC or (iii) contains rights of first refusal, rights of first negotiation or similar rights.

Each Material Contract is in full force and effect, and is the legal, valid and binding obligation of the Company or a PC, as applicable, and, to the Knowledge of the Company, of the other parties thereto enforceable against each of them in accordance with its terms, except as enforceability may be affected by the Enforceability Exceptions. Neither the Company, the PCs nor, to the Knowledge of the Company, any other party thereto is in violation, default or breach under the terms of any of the Material Contracts and no condition exists that, with notice or lapse of time or both, would constitute such a violation, default or breach. No party to any of the Material Contracts has exercised any termination rights with respect thereto, and no party has given written notice of any dispute with respect to any of the Material Contracts. True, complete and correct copies of each of the Material Contracts have been Made Available to Buyer, together with all amendments, modifications or supplements thereto.

Section 3.12 Taxes. Except as otherwise set forth in the Disclosure Schedule:

(a) All Tax Returns required to be filed by or with respect to the Company and the PCs have been timely filed (taking into account applicable extensions validly obtained); all such Tax Returns were prepared in accordance with applicable Law and are true, correct and complete in all material respects; and all Taxes due and payable by or with respect to the Company and the PCs (whether or not shown as due on such Tax Returns) have been timely paid to the appropriate Governmental Body. The Company and the PCs each have not requested an extension of time within which to file any Tax Return which has not since been filed. The Company and the PCs have each disclosed on their Tax Returns any Tax reporting position taken in any Tax Return that could result in the imposition of penalties under Section 6662 of the Code or any comparable provisions of state, local or foreign Law.

(b) All Taxes that the Company or a PC was or is required to withhold or collect have been withheld and collected and have been timely paid over in the appropriate amounts to the proper Governmental Body in compliance with all Tax withholding provisions of applicable federal, state, local and non-U.S. Laws. Each Seller is not a “foreign person” within the meaning of Section 897(c)(2), Sections 1445, 1446 or 7701 of the Code, and the Treasury Regulations thereunder.

(c) No property of the Company or any PC is (i) “tax exempt use property” within the meaning of Section 168(h) of the Code, (ii) Tax-exempt bond financed property under Section 168(g) of the Code, (iii) treated as owned by any Person other than a Seller or the Company pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (iv) securing any indebtedness, the interest of which is tax-exempt under Section 103(a) of the Code or (v) subject to a Section 467 rental agreement as defined in Section 467 of the Code.

(d) There are no Liens for Taxes on any assets of the Company or the PCs except for Permitted Liens.

(e) No examination, audit, claim, assessment, deficiency, Proceeding, proposed adjustment or any other written notice indicating an intent to open an audit or review in respect of Taxes of or with respect to the Company or the PCs is pending or has been threatened in writing by any Governmental Body in writing. No claim has been made in writing by a Governmental Body in a jurisdiction where the Company or a PC does not file Tax Returns stating that such Person is or may be subject to any Taxes assessed by such jurisdiction.

(f) Each of the Company and the PCs has not executed or filed with any Governmental Body any agreement currently in effect that waives or extends the period of assessment, reassessment or collection of any Taxes nor has the Company nor a PC agreed to a Tax assessment or deficiency that has not been paid or otherwise satisfied. No power of attorney has been granted by or with respect to the Company or a PC with regard to any matters relating to Taxes that is currently in effect.

(g) Each of the Company and the PCs is not a party to, is bound by or has any obligation under any agreement relating to the sharing, allocation or payment of, or indemnity for, any Taxes (excluding any Contracts entered into in the ordinary course of business and not primarily related to Taxes). Each of the Company and the PCs is not a member of an affiliated, combined, consolidated or unitary group for purposes of filing any Tax Return nor does the Company nor a PC have any Liability for any Taxes of any other Person under Treasury Regulations Section 1.1502-6 or any similar provision of state, local or non-U.S. Law, or as a transferee or successor, by contract or otherwise.

(h) Section 3.12(h) of the Disclosure Schedule sets forth the entity classification, and the applicable dates for such classification, of each of the Company and the PCs for U.S. federal income and state Tax purposes. No election has been made to change any such entity classification.

(i) Each of the Company and the PCs is not required to make any adjustment (nor has any Governmental Body proposed in writing any such adjustment) pursuant to Section 481 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) for any taxable period ending after the Closing Date as a result of a change in accounting method. Each of the Company and the PCs is not required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) closing agreement as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) executed on or prior to the Closing Date, (ii) intercompany transaction or excess loss account described in the Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law), (iii) installment sale or open transaction disposition made on or prior to the Closing Date, (iv) prepaid amount received on or prior to the Closing Date, (v) election under Section 108(i) or Section 965(h) of the Code or (vi) interest held by the Company or a PC in a “controlled foreign corporation” (as that term is defined in Section 957 of the Code) on or before the Closing Date pursuant to Sections 951 or 951A of the Code. Each of the Company and the PCs does not have any requests (or is the subject of any requests) for rulings or special Tax incentives pending with any Governmental Body.

(j) Each of the Company and the PCs has not distributed stock or shares of another entity, and each of the Company and the PCs has not had its shares or stock distributed by another entity, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code.

(k) Each of the Company and the PCs is not a party to any joint venture, partnership, contract, or other arrangement that is treated as a partnership for Tax purposes.

(l) Each of the Company and the PCs has not been subject to the limitations of Section 163(j) of the Code, or any corresponding or similar provision of state, local, or non-U.S. Tax Law.

(m) To the extent required by applicable Law, the Company and the PCs have timely filed all reports and have created or retained all records required under Sections 6038, 6038A, 6038B, 6038C, 6046 and 6046A of the Code (and any comparable provisions of any foreign Tax law).

(n) Each of the Company and the PCs is not a party to a “gain recognition agreement” within the meaning of the Treasury Regulations under Section 367 of the Code.

(o) Neither the Company nor the PCs have any property or obligation, including uncashed checks to vendors, customers or employees, non-refunded overpayments, credits or unclaimed amounts or intangibles, that are, or may become, escheatable or reportable as unclaimed property to any Governmental Body under any applicable escheatment, unclaimed property or similar Law.

(p) None of the Company’s intangible assets are (i) nonamortizable by reason of the application of the “anti-churning” rules of Code Section 197(f)(9) or (ii) held or used before August 10, 1993 by the Company or a “related person” within the meaning of Section 197(f)(9)(C) of the Code.

(q) Neither the PCs nor the Company has (i) made any election to defer, extend or delay the payment of any payroll Taxes under the CARES Act or (ii) taken out any loan, received any loan assistance or received any other financial assistance, or requested any of the foregoing, in each case under the CARES Act or Economic Aid Act.

(r) Each of the Company and the PCs is not nor has been, a party to any “listed transaction,” as defined in Treasury Regulations Section 1.6011-4(b)(2).

(s) All related-party transactions involving the Company or a PC are at arm’s length in compliance with Section 482 of the Code, the Treasury Regulations promulgated thereunder and any similar provision of state, local and foreign Law.

(t) The Company has established adequate accruals and reserves, in accordance with GAAP, on the Financial Statements for all Taxes payable by the Company and the PCs for all taxable periods and portions thereof through the date of such Financial Statements and have not received written notice of any deficiencies for any Tax of the Company or a PC from any Governmental Body for which there are not adequate reserves on the Financial Statements.

(u) The consummation of the transactions contemplated by this Agreement will not have any adverse effect on the continued validity and effectiveness of any Tax exemption, Tax holiday or other Tax reduction agreement or any order, judgment, ruling or other similar requirement adopted or applied by a Governmental Body to which the Company or a PC is a party to or subject.

(v) The Company is not a partnership described in Treasury Regulations Section 1.1445-11T(d)(1). Each of the PCs is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(w) The Company has Made Available to Buyer true and complete copies of all Tax Returns for each of the taxable years and periods for the which the applicable statute of limitations period has not expired.

(x) The Company and the PCs have each collected all sales and use Taxes required to be collected and has remitted on a timely basis such amounts to the appropriate Governmental Body or has been furnished properly completed exemption certificates. Each of the Company and the PCs does not have nexus to and is not required to file Tax Returns in a jurisdiction where they do not file Tax Returns (including any jurisdiction that may subject the Company or the PCs to taxation in accordance with South Dakota v. Wayfair, Inc., 86 U.S.L.W. 4452 (2018)).

(y) The Company and the PCs each use the cash basis method of accounting for income Tax purposes.

(z) With respect to the Company Interests issued by the Company in connection with the performance of services and whether or not subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code: (i) such Company Interests have at all times qualified as “profits interests” within the meaning of Revenue Procedure 93-27, 1993-2 C.B. 343, as clarified by Revenue Procedure 2001-43, 2001-2 C.B. 191, (ii) if issued in connection with grants of interests subject to a “substantial risk of forfeiture,” each recipient of such Company Interest made a valid and timely election in respect of such Company Interest pursuant to Section 83(b) of the Code and (iii) the allocation of proceeds among the holders of such Company Interests pursuant to this Agreement is consistent with the qualification of such interests as profits interests. The allocation of proceeds among the holders of Company Interests pursuant to this Agreement is consistent with their economic rights under the LLC Agreement of the Company.

(aa) None of the Company Interests are a “covered security” within the meaning of Section 6045(g) of the Code.

Section 3.13 Intellectual Property.

(a) Registered IP, Unregistered Material Company IP and Company Products.

(i) Registered IP. Section 3.13(a)(i) of the Disclosure Schedule accurately identifies all Company IP that is Registered IP, including: (A) all Patents owned or filed by, or on behalf of, the Company or a PC, including any Patents to which the Company or a PC has exclusive rights in any territory or field of use, including the country of filing, owner, filing number, date of issue or filing, expiration date, and title and, in the case of exclusively licensed patents, the scope of exclusivity, and all applications therefor, (B) all registered Trademarks owned or filed by, or on behalf of, the Company or a PC, and all applications therefor, including the country of filing, owner, registration or application number, date of issue and description of goods and services or (1) with respect to domain names, including the owner, domain name administrator, date of registration and date of renewal and (2) with respect to social media identifiers and the like, including the applicable platform and date of registration, (C) all registered copyrights owned or filed by, or on behalf of, or used by the Company or a PC in its business or operations, any all applications therefor, including the country of filing, owner, filing number, date of issue and expiration date, and description of the covered work and (D) all other Company IP of any kind or character that has been registered or applied for with any Governmental Body or similar authority. Section 3.13(a)(i) of the Disclosure Schedule also identifies any other Person that has or purports to have an ownership interest of any nature in any item of Company IP that is Registered IP and the nature of such interest. The Company has Made Available to Buyer complete and accurate copies of all applications and correspondence with any Governmental Body or similar authority and other material documents related to each item of Registered IP identified in Section 3.13(a)(i) of the Disclosure Schedule.

(ii) Unregistered Material Company IP. Section 3.13(a)(ii) of the Disclosure Schedule accurately identifies all: (A) Company IP that is not Registered IP that is material to the operation of the businesses of the Company and the PCs and (B) any other Person that has or purports to have an ownership interest of any nature in any item of such Company IP and the nature of such interest. The Company has Made Available to Buyer complete and accurate copies of all material documents related to each such item of Company IP.

(iii) Company Products. Section 3.13(a)(iii) of the Disclosure Schedule accurately identifies all Company Products that have been made available for use or purchase by the Company, including any product or service currently under development and scheduled for commercial release within one hundred eighty (180) days following the Closing, for each such Company Product (and each version thereof), identifying its release date.

(b) Company IP Agreements.

(i) Inbound Licenses. Section 3.13(b)(i) of the Disclosure Schedule accurately identifies: (A) each Contract pursuant to which any IP or IP Right, or Third-Party Data, is or has been licensed, sold, assigned, or otherwise conveyed or provided to the Company or a PC or under which the Company or a PC is the beneficiary of a covenant not to sue or other agreement not to assert claims involving IP or IP Rights (other than Open Source Software licenses and nonexclusive licenses to “off-the-shelf” third-party software or hosted services that is: (1) generally commercially available at a cost of $15,000 or less per year for an unlimited use, enterprise-wide license, (2) not distributed by the Company or a PC, (3) not incorporated into, or used in the development, testing, distribution, delivery, maintenance, or support of any Company Product and (4) not otherwise material to the operation of the businesses of the Company and the PCs) (each, an “Inbound License”) and whether the rights or licenses granted to the Company or a PC in each such Contract are exclusive or nonexclusive, (B) the types and amounts of all royalties, fees, commissions and other amounts payable by the Company or a PC to any other Person for the use of any Company IP or any Company Product and the Contract under which such amounts are payable and (C) each Contract identified in Section 3.13(b)(i) of the Disclosure Schedule under which the Company or a PC is bound to indemnify, defend, hold harmless or reimburse any other Person with respect to, or otherwise assumed or agreed to discharge or otherwise take responsibility for, any existing or potential claim involving the infringement, misappropriation or other violation or unlawful use of any other Person’s IP or IP Rights.

(ii) Outbound Licenses. Section 3.13(b)(ii) of the Disclosure Schedule accurately identifies: (A) each Contract under which any Person has been granted any license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Company IP or any Company Product and (B) each Contract identified in Section 3.13(b)(ii) of the Disclosure Schedule under which the Company or a PC is bound to indemnify, defend, hold harmless or reimburse any other Person with respect to, or otherwise assumed or agreed to discharge or otherwise take responsibility for, any existing or potential claim involving the infringement, misappropriation or other violation or unlawful use of any other Person’s IP or IP Rights (other than indemnification provisions in the Company’s standard forms Made Available to Buyer pursuant Section 3.13(b)(iii)) (each, an “Outbound License”). Each of the Company and the PCs is not bound by, and no Company IP or Company Product is subject to, any Contract containing any covenant or other provision that in any way limits or restricts the ability to use, exploit, make available, assert or enforce its rights in any Company IP or Company Product.

(iii) Standard Form IP Agreements. To the extent each exists, the Company has Made Available to Buyer a complete and accurate copy of each standard form of Contract used by the Company and the PCs at any time under which the Company or a PC either receives or grants to any Person any IP or IP Rights, including each standard form of the following: (A) end-user license agreement, terms of use or service, or similar agreement regarding the end-use of Company Products or third-party software or hosted services, (B) invention assignment agreement (for each of employees and consultants), (C) confidentiality agreement and other nondisclosure agreements, (D) maintenance and support agreement, (E) distribution, reseller, value-added reseller, referral, or other similar agreement, (F) manufacturing and supply or related sourcing agreement and (G) data license agreement. Each of the Company and the PCs has not licensed, distributed, or otherwise made available any Company Product except under a valid and enforceable Contract substantially in the form Made Available to Buyer under this Section 3.13(b)(iii) and where any deviations from such form are not material in nature. Section 3.13(b)(iii) of the Disclosure Schedule further identifies any Contract under which the Company or a PC has licensed, distributed, or otherwise made available any Company Product that deviates in any material respect from the applicable standard form and any Contract with an employee or consultant in which the employee or consultant expressly reserved or retained any IP or IP Rights related to the businesses, research and development of the Company and the PCs.

(c) Sufficiency of Assets; Ownership. Each of the Company and the PCs is the sole and exclusive owner and possesses all right, title and interest in and to the Company IP held by it (other than the IP Rights exclusively licensed to the Company under any Inbound License) and has the valid right to use all other IP and IP Rights necessary for the conduct of its business as currently conducted and as currently proposed to be conducted following the Closing, or that are used by or held for use by the Company and the PCs, in each case free and clear of any Liens. Without limiting the generality of the foregoing:

(i) each Person (including the Company’s founders and any current or former employee or consultant of the Company and the PCs) who is or was involved in the authorship, discovery, development, conception or reduction to practice of any Company IP owned or purported to be owned by the Company or a PC (each an “IP Contributor”) has signed a valid and enforceable Contract containing: (A) an irrevocable assignment to the Company or a PC, as applicable, of all IP and IP Rights authored, discovered, developed, conceived or reduced to practice by such Person in the course of that IP Contributor’s work for or on behalf of the Company or a PC, including all Company IP and Company Products and (B) customary confidentiality provisions protecting such IP, IP Rights, Company IP and Company Products, and no such IP Contributor has any obligation to any other Person with respect to such IP, IP Rights, Company IP or Company Products, and no such Contract has been violated by any such Person to the Company’s Knowledge;

(ii) no IP Contributor has any claim, right (whether or not currently exercisable) or interest in or to any Company IP or Company Product;

(iii) each of the Company and the PCs has taken all reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all Trade Secrets and other proprietary or confidential information of the Company and the PCs, including all proprietary or confidential aspects of the Company IP, the Company Products and the business of the Company and the PCs, including by implementing adequate security measures;

(iv) each of the Company and the PCs owns or otherwise has, and after the Closing shall continue to have, all IP and IP Rights necessary and sufficient to conduct the business of such Person as currently conducted and as currently proposed to be conducted following the Closing;

(v) each of the Company and the PCs is not now, nor has it ever been, a member or promoter of, or contributor to, any industry standards body or any similar organization that could reasonably be expected to require or obligate the Company or a PC or, following the Closing, Buyer, to grant or offer to any other Person any right or license to any Company IP or Company Product; and

(vi) no funding, facilities, or personnel of any Governmental Body or any university, educational or similar research institution were used, or are being used, directly or indirectly, to author, discover, develop, conceive or reduce to practice, any Company IP or Company Product, whether in whole or in part.

(d) Validity and Enforceability. All Company IP is valid, subsisting, and enforceable. Without limiting the generality of the foregoing:

(i) no Trademark owned or applied for by the Company or a PC is confusingly similar to any Trademark owned by any other Person, and each of the Company and the PCs has taken all reasonable steps to maintain the Trademarks included in the Company IP and police their use to ensure their ongoing validity and enforceability;

(ii) no interference, opposition, cancellation, reissue, reexamination or other Proceeding is or has been pending or, to the Company’s Knowledge, threatened, in which the scope, validity or enforceability of any Company IP is being, has been, or would reasonably be expected to be contested or challenged and, to the Company’s Knowledge, there is no basis for a claim that any Company IP is invalid or unenforceable;

(iii) all necessary registration, maintenance, renewal and similar fees in respect of Company IP that is Registered IP owned or filed by, or on behalf of, the Company or a PC have been paid and all necessary documents and certificates have been filed with the relevant Governmental Body to maintain such Registered IP; and

(iv) each of the Company and the PCs has not taken, or failed to take, any action that has, or would reasonably be expected to, impair or dedicate to the public, or entitle any Person to cancel, forfeit, modify or consider abandoned, any Company IP.

(e) Effects of the Transaction. Neither the execution, delivery or performance of this Agreement or any other agreements referred to in this Agreement nor the consummation of any of the transactions contemplated by this Agreement or any such other agreement entered into in connection herewith or therewith shall, with or without notice or lapse of time, result in, or give any other Person the right or option to cause or declare: (i) a loss of, or Lien on, any Company IP or any Company Product, (ii) a breach of or default under, or right to terminate or suspend performance of, any Contract identified in Section 3.13(b) of the Disclosure Schedule, (iii) the release, disclosure. or delivery of any Company IP or Company Product by or to any escrow agent or other Person (other than to Buyer), (iv) the grant, assignment, or transfer to any other Person of any license or other right or interest under, to or in any Company IP or Company Product or (v) by the terms of any Contract, a reduction of any royalties, revenue sharing or other payments the Company or a PC would otherwise be entitled to with respect to any Company IP or Company Product.

(f) Intellectual Property Infringement.

(i) Except as set forth on Section 3.13(f)(i) of the Disclosure Schedule, to the Company’s Knowledge, no Person has infringed, misappropriated, diluted or otherwise violated, and no Person is currently infringing, misappropriating, diluting or otherwise violating any Company IP. The Company has Made Available to Buyer complete and accurate copies of all documents regarding any actual, alleged or suspected infringement, misappropriation or other violation of any Company IP.

(ii) Except as set forth on Section 3.13(f)(ii) of the Disclosure Schedule, the Company, the PCs and the operation of their businesses (including the development, marketing, and distribution of any Company IP or Company Product), as well as the Company IP owned by the Company or a PC and Company Products, have not infringed, misappropriated, diluted or otherwise violated in any manner, or made any unlawful use of, and do not currently infringe, misappropriate, dilute or otherwise violate in any manner, or make any unlawful use of, any IP or IP Right of any other Person. No infringement, misappropriation or similar claim or Proceeding is pending or threatened against the Company or a PC or against any other Person who may be entitled to be indemnified, defended, held harmless or reimbursed by the Company or a PC with respect to any such claim or Proceeding. The Company has Made Available to Buyer complete and accurate copies of all documents and summaries of all communications regarding any actual, alleged or suspected infringement, misappropriation or other violation of any other Person’s IP or IP Rights, including any letter or other communication suggesting or offering that the Company or a PC obtain a license to any other Person’s IP or IP Rights.

(g) Data Collection and Use. Section 3.13(g) of the Disclosure Schedule accurately identifies: (i) all Contracts under which the Company or a PC has acquired, licensed or otherwise received, collected or used any Third-Party Data or Company Data, including the Person from which such Person received or collected such Third-Party Data or Company Data, the purpose for which such Third-Party Data or Company Data is used and the name of the owner of derivative datasets and products and services based upon the Third-Party Data or Company Data under the applicable Contract, and (ii) the provenance of all Third-Party Data received, collected or used by the Company or a PC that is not subject to a Contract identified on Section 3.13(g) of the Disclosure Schedule, including the Person or place from which such Person received or collected such Third-Party Data, and the purpose for which such Third-Party Data is used. Each of the Company and the PCs complies, and has at all times complied, with: (A) any Contract governing such Person’s use of any API used to receive or collect Third-Party Data, (B) any Contract governing such Person’s collection and use of any Third-Party Data collected or generated using web scraping, web crawling or web harvesting software, or any software, service, tool or technology that turns the unstructured data found on the internet into machine-readable, structured data, (C) any Contract with any other Person that has provided to the Company or the PC, or from which the Company or the PC has received or collected, any Third-Party Data and (D) all applicable Laws relating to such Person’s collection and use of Third-Party Data and Company Data. Each of the Company and the PCs maintains or adheres to industry standard policies, protocols, and procedures relating to the ethical and responsible use of deep learning, machine learning, and other artificial intelligence technologies, including policies, protocols and procedures for: (1) developing and implementing such technologies in a way that promotes transparency, accountability and human interpretability, (2) identifying and mitigating bias in Company Data and Third-Party Data used to train and otherwise develop such technologies and (3) management oversight and approval of the such Person’s use and implementation of such technologies, there has been no actual or alleged non-compliance with any such policies, protocols and procedures, and the such Person has not received any notice or communication from any Governmental Body concerning such Person’s collection or use of Company Data or Third-Party Data.

(h) Software and IT Systems.

(i) No Harmful Code. Neither the Company Products nor any Company IT Systems contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: (A) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed or (B) damaging or destroying any data or file without the user’s consent.

(ii) No Bugs. None of the Company Products: (A) contain any bug, defect or error that adversely affects the use, functionality or performance of such Company Products or (B) fails to comply with any applicable warranty or other contractual commitment relating to the use, functionality or performance of such Company Products. The Company has Made Available to Buyer a complete and accurate list of all known bugs, defects and errors in each version of any software that is contained in, or that embodies, any Company Product.

(iii) Source Code. The source code for any software that is contained in, or that embodies, any Company Product (the “Company Product Source Code”) contain clear and accurate annotations and programmer’s comments, and otherwise has been documented in a professional manner that is both: (A) consistent with customary code annotation conventions and best practices in the software industry and (B) sufficient to independently enable a programmer of reasonable skill and competence to understand, analyze and interpret program logic, correct errors and improve, enhance, modify and support such software. No Company Product Source Code has been delivered, licensed or made available to any escrow agent or other Person who is not, as of the date of this Agreement, an employee of the Company or a PC. Each of the Company and the PCs has no duty or obligation (whether present, contingent, or otherwise), to deliver, license or make available any Company Product Source Code to any escrow agent or other Person and no event has occurred, and no circumstance or condition exists that, with or without notice or lapse of time, will, or would reasonably be expected to, result in the delivery, license or disclosure of the Company Product Source Code to any other Person.

(iv) Open Source Software. Section 3.13(h) of the Disclosure Schedule accurately identifies all Open Source Software embedded with, linked to, bundled with or otherwise included in, or required to compile or build, any Company Product that is conveyed or otherwise distributed, or, if in development, is intended to be conveyed or otherwise distributed, to end-users (whether in source or executable form, within a virtual machine or container, or on a hosted basis), and for each such component of Open Source Software: (A) the name and version number of such component, (B) the license applicable to such component (including version number, if any), (C) the location from which the component is made available by its licensor, (D) whether and how the component has been conveyed or distributed by the Company or a PC (by way of example and without limitation, in source or object code form or on a hosted basis) and (E) if the component is subject to a Copyleft License, (1) whether the component has been modified and, if so, a description of the modifications, and (2) the manner in which the component is embedded with, linked to or otherwise included in, or required to compile or build, the applicable Company Product. With respect to the Open Source Software identified in Section 3.13(h) of the Disclosure Schedule, each of the Company and the PCs is, and has at all times been, in compliance with all applicable Open Source Software licenses. Except as expressly identified in Section 3.13(h) of the Disclosure Schedule, no Open Source Software subject to a Copyleft License is embedded with, linked to or otherwise included in, or required to compile or build, any Company Product.

(v) IT Systems. All Company IT Systems have been properly maintained by technically competent personnel in accordance with standards set by the manufacturers or otherwise in accordance with standards prudent in the industry, to ensure proper operation, monitoring and use. All Company IT Systems are in good working condition to effectively perform all information technology operations necessary for each of the Company and the PCs to conduct its business. Each of the Company and the PCs has not experienced any material disruption to, or material interruption in, the conduct of its business attributable to a defect, bug, breakdown or other failure or deficiency of any Company IT System. Each of the Company and the PCs has taken all reasonable measures to provide for the back-up and recovery of the data and information necessary for such Person to conduct of its business without material disruption to, or material interruption in, the conduct of its business. Each of the Company and the PCs is not in breach of any Contract related to any Company IT System, and to the Company’s Knowledge, no event has occurred that, with or without notice or lapse of time, or both, would constitute a breach of any Contract related to any Company IT System.

Section 3.14 Privacy and Cybersecurity.

(a) Each of the Company and the PCs is and has been in material compliance with all applicable Privacy Obligations.

(b) Each of the Company and the PCs has notified individuals about whom such Person Processes or directs the Processing of Personal Data regarding such Person’s Personal Data Processing activities to the extent required by and in accordance with all applicable Privacy Obligations. The written privacy notices of the Company and the PCs fully and accurately disclose how the Company and each PC Processes Personal Data about such individuals. Complete and correct copies of all written privacy notices have been Made Available to Buyer.

(c) To the extent required by the applicable Privacy Obligation, each of the Company and the PCs has contractually obligated all service providers and customers’ outsourcers, processors or other Persons Processing Personal Data, in each case on behalf of the Company and/or the PCs, to (i) comply with applicable Privacy Obligations, (ii) take reasonable steps to protect and secure Sensitive Data from loss, theft, unauthorized or unlawful Processing or other misuse, (iii) maintain a written information security program that establishes reasonable and appropriate measures to protect the privacy and security of all Sensitive Data against any Security Breach, (iv) maintain, a written public-facing privacy policy that fully and accurately disclose how much such Person Processes Personal Data, (v) comply with all obligations required to be incorporated into such Contracts by applicable Privacy Obligations and (vi) include contractual obligations that are no less protective than those in this Section 3.14(c) in agreements with such Person’s agreements with other service providers and customers’ outsourcers, processors, or other Persons Processing Personal Data on its behalf.

(d) Each of the Company and the PCs has obtained or will obtain any and all necessary rights, permissions, and Permits to permit the transfer of Personal Data in connection with the transactions, and such transfer will not violate in any material respect any applicable Privacy Obligations.

(e) Each of the Company and the PCs has implemented, maintains and complies with a privacy compliance program that is comprised of appropriate internal processes, policies and controls designed to comply with applicable Privacy Obligations, including (i) the appointment of qualified personnel to govern the administration of the privacy compliance program, (ii) processes to respond to requests regarding Personal Data, (iii) processes to evaluate risks of Personal Data Processing activities of such Person, (iv) the implementation and maintenance of processes for the diligence, contracting and oversight with respect to Persons Processing Personal Data on behalf of such Person and (v) the completion and maintenance of required data flow maps, data processing inventories or records of processing activities, data protection impact assessments, and any other required privacy compliance program documentation or evidence.

(f) Each of the Company and the PCs has implemented and maintains a written information security program that is comprised of reasonable and appropriate organizational, physical, administrative and technical safeguards designed to protect the security, confidentiality, integrity and availability of the Company IT Systems including all Sensitive Data Processed thereby against loss, theft, unauthorized or unlawful Processing, or other misuse that are reasonably consistent with (i) reasonable practices in the industry in which such Person operates, (ii) such Person’s Privacy Obligations and (iii) any written public-facing policy adopted by Company related to privacy or information security. Each of the Company and the PCs has implemented reasonable backup and disaster recovery technology and arrangements consistent with industry practices.

(g) Each of the Company and the PCs maintains insurance coverage containing industry standard policy terms and limits that are reasonable, appropriate and sufficient to: (i) comply with any Privacy Obligations and (ii) respond to the risk of liability stemming from or relating to any Security Breaches that may impact such Person’s operations or such Person’s IT Assets or from or relating to any violation of applicable Privacy Obligations.

(h) Each of the Company and the PCs uses reasonable efforts to inform all employees, agents and consultants to such Person who have access to or Process Sensitive Data of the such Person’s applicable current written privacy and security policies and to execute agreements containing obligations to maintain the confidentiality and security of Sensitive Data.

(i) Each of the Company and the PCs has Made Available to Buyer true and complete copies of all current written notices, policies and procedures relating to the Processing and security of Sensitive Data.

(j) There have not been any material incidents of, written claims or, to the Knowledge of the Company, oral claims alleging (a) Security Breaches, (b) unauthorized access or unauthorized use of any of the computer systems, network, communication equipment or other technology of the Company or a PC necessary for the operations of such Person, or (c) any unauthorized access or acquisition of any Sensitive Data maintained by the Company or a PC or by any service provider on behalf of such Person. Each of the Company and the PCs has not notified in writing, or been required by applicable Law, Governmental Body or other Privacy Obligation to notify in writing, any Person of any Security Breach.

(k) Each of the Company and the PCs has not received any notice of any claims, investigations (including investigations by a Governmental Body), or alleged violations of Laws or other Privacy Obligations with respect to Personal Data under the custody or control of such Person.

(l) Each of the Company and the PCs does not, and does not permit any third party to, sell, rent or otherwise make available to any Person any Personal Data, except as stated in the applicable privacy policies of the Company and the PCs and in compliance with applicable Law.

Section 3.15 Employees.

(a) Section 3.15(a) of the Disclosure Schedule lists all of the directors, officers, employees, consultants and independent contractors currently employed or engaged by the Company including, for each employee: (i) name, (ii) job title, (iii) date of birth, (iv) date of hire, (v) full-time or part-time status, (vi) exemption status under the Fair Labor Standards Act, (viii) annual rate of base salary or hourly compensation.

(b) Since January 1, 2018, there has not been any material change in the compensation of any individual set forth in clause (a) (except for compensation increases and decreases in the ordinary course of business consistent with past practice). Since January 1, 2018, the Company has not taken any action which would constitute a “plant closing” or “mass layoff” within the meaning of WARN or issued any notification of a plant closing or mass layoff required by WARN without complying with WARN. Since January 1, 2018, there have been no employment discrimination, employment harassment, sexual assault, sexual harassment or improper fraternization allegations raised, brought, threatened, or settled relating to any officer or director of the Company involving or relating to services provided to the Company. The policies and practices of the Company comply with all applicable Laws concerning employment discrimination, employment harassment, sexual assault, sexual harassment or improper fraternization.

(c) The Company is not party to or bound by any collective bargaining agreement with any labor organization and no employees of the Company are represented by a union. To the Knowledge of the Company, there are and have been no union organizing activities involving employees of the Company. There are no pending or, to the Knowledge of the Company, threatened strikes, work stoppages, walkouts, lockouts or similar material labor disputes and no such disputes have occurred. The Company has not committed an unfair labor practice, and there are no pending or, to the Knowledge of the Company, threatened, unfair labor practice charges or complaints against the Company.

(d) The Company is in compliance with all Laws applicable to employment and employment practices, including all Laws respecting terms and conditions of employment, wages, hours, equal employment opportunity, employment discrimination, worker classification (including the proper classification of workers as independent contractors and consultants and exempt or non-exempt), immigration, work authorization, occupational health and safety, workers’ compensation, the payment of social security and other employment Taxes, disability rights or benefits, plant closures and layoffs, affirmative action and affirmative action plans, labor relations, employee leave issues and unemployment insurance.

(e) No employee or independent contractor of the Company is in violation of any term of any employment or consulting contract, Restrictive Covenant, common law nondisclosure obligation, fiduciary duty, or other obligation: (i) to the Company or (ii) to a former employer or engager of any such individual relating (A) to the right of any such individual to work for the Company or (B) to the knowledge or use of trade secrets or proprietary information.

(f)   The Company has promptly and thoroughly investigated all relevant occupational health and safety issues and complaints related to COVID-19. With respect to each known occupational health and safety issue and complaint related to COVID-19, the Company has taken prompt corrective action to prevent further spread of COVID-19 within the workplace. Section 3.15(e) of the Disclosure Schedule sets forth a description of the Company’s plans, policies, control measures and procedures, current and anticipated, related to COVID-19, including with respect to employee absences, reductions in the workforce, returns to work, business continuity, disaster recovery and protection of third-party entrants from the Company’s locations, accommodations made for any employee and policies regarding working remotely in compliance with applicable public health protocols and guidelines regarding COVID-19. The Company has not received any complaints or claims for failing to provide a safe working environment or accommodation in relation to COVID-19. The Company is not required to develop a hazard assessment or other program under the occupational health and safety Laws, policies or directives of any Governmental Body in connection with COVID-19. The Company has not received any workers’ compensation or health and safety claims or complaints relating to COVID-19. The Company has implemented all practicable precautions and measures regarding the COVID-19 pandemic, and is and has been in material compliance with all federal, state, and local Laws and Orders regarding COVID-19.

Section 3.16 Employee Benefit Plans.

(a) Section 3.16(a) of the Disclosure Schedule contains a true and complete list of each Plan. With respect to each Plan, the Company has provided or Made Available to Buyer true and complete copies of each of the following documents (as applicable): (i) the Plan document and any amendments thereto, (ii) the most recent annual reports and actuarial reports for each of the prior three (3) years, (iii) the most recent summary plan description, (iv) if the Plan is funded through a trust or any third-party funding vehicle, the trust or other funding agreement and the latest financial statements thereof, (v) the most recent determination letter or opinion letter received from the IRS with respect to each Plan intended to qualify under Section 401 of the Code and (vi) any material non-routine correspondence received or submitted to any Governmental Body within the prior three (3) years. The Company has provided or Made Available to Buyer a true and complete description of each Plan which is not a written Plan.

(b) Each Plan that is intended to meet the requirements of a “qualified plan” under Section 401(a) of the Code has either received a favorable determination letter or may rely upon an opinion letter from the IRS that such Plan is so qualified or has requested such a favorable determination letter within the remedial amendment period of Section 401(b) of the Code and the Company is not aware of any facts or circumstances that would reasonably be expected to jeopardize the qualification thereof. The Plans comply in form and have been operated in accordance with their terms and the requirements of applicable Law, including the Code and ERISA.

(c) With respect to the Plans: (i) all required contributions have been made or properly accrued, (ii) there are no claims pending or, to the Knowledge of the Company, threatened, other than routine claims for benefits, (iii) to the Knowledge of the Company, there have been no “prohibited transactions” (as that term is defined in Section 406 of ERISA or Section 4975 of the Code) and (iv) all material reports, returns and similar documents required to be filed with any Governmental Body or distributed to any Plan participant have been timely filed or distributed.

(d) The Company and, to the Knowledge of the Company, its directors, officers or employees or any other “fiduciary,” as such term is defined in Section 3(21) of ERISA, have not committed any breach of fiduciary responsibility imposed by ERISA or any other applicable Law with respect to the Plans which would subject the Company or any of its directors, officers or employees to any Liability under ERISA or any applicable Law.

(e) No Plan is, and the Company does not sponsor, maintain or contribute to, and has not sponsored, maintained or contributed to, a “pension plan” (within the meaning of Section 3(2) of ERISA) that is subject to Title IV of ERISA, or any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) or “multiple employer plan” (within the meaning of Section 413(c) of the Code), and no circumstances exist pursuant to which the Company would reasonably be expected to have any Liability on or after the Closing Date with respect to such a plan that is sponsored or contributed to by any current or former ERISA Affiliate of the Company.

(f)   None of the Plans obligates the Company to provide any current or former directors, officers, employees, contractors or consultants (or any dependent or beneficiary thereof) any life insurance or medical or health benefits after such person’s termination of employment or engagement with the Company, other than to the extent required under Part 6 of Subtitle B of Title I of ERISA.

(g) The consummation of the transactions contemplated by this Agreement will not cause any amounts to fail to be deductible for U.S. federal income tax purposes by virtue of Section 280G of the Code. The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former directors, officers, employees, contractors or consultants of the Company to severance pay, unemployment compensation or any other payment or benefit, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such person.

(h) Each Plan that is a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) is in documentary, and has been operated and administered in, compliance with Section 409A of the Code.

(i) The Company does not have any Liability, whether fixed or contingent, with respect to any indemnification or gross-up payment, in either case, for any Tax incurred under Section 409A or 4999 of the Code.

(j) The Company does not have a contract, plan or commitment, whether legally binding or not, to create any additional Plan, or any plan, agreement or arrangement that would be a Plan if adopted, or to modify any existing Plan.

(k) Each Plan which is subject to any Law other than U.S. federal, state or local Law (“Non-U.S. Plan”) has been administered in compliance with its terms and operated in compliance with applicable Laws. Each Non-U.S. Plan required to be registered or approved by a non-U.S. Governmental Body has been registered or approved and has been maintained in good standing with applicable regulatory authorities, and no event has occurred since the date of the most recent approval or application therefor relating to any such Non-U.S. Plan that could reasonably be expected to materially affect any such approval relating thereto or increase the costs relating thereto in a manner material to the Company. Each Non-U.S. Plan that is required to be funded under applicable Law is fully funded or fully insured on a termination basis (determined using reasonable actuarial assumptions).

(l) Notwithstanding anything in this Section 3.16, the Company makes no representations or warranties in this Section 3.16 with respect to any of the compliance matters addressed in Section 3.12 (Taxes), Section 3.19 (Health Regulatory Compliance), Section 3.18(b) (Compliance with Laws), or Section 3.20 (Trade Control Laws and Sanctions; FCPA Compliance).

Section 3.17 Litigation; Orders. Except as set forth on Section 3.17 of the Disclosure Schedule, there are no (a) Proceedings pending, or to the Knowledge of the Company, threatened against the Company or a PC, any of the properties of the Company or the PCs or the transactions contemplated hereby or (b) Proceedings pending or threatened against any current or former equityholder or Representative of the Company or a PC in connection with the businesses of the Company or the PCs. Each of the Company and the PCs is not subject to any outstanding settlement or Order. There is no Proceeding pending, threatened or contemplated by the Company or a PC against any other Person.

Section 3.18 Permits; Compliance with Laws.

(a) Each of the Company and the PCs holds and is in compliance, in all material respects, with all Permits which are required for the operation of the business of such Person as presently conducted. Each of the Company and the PCs has not received written notice of any proceedings pending or, to the Knowledge of the Company, threatened, relating to the suspension, revocation or modification of any Permit. Section 3.18 of the Disclosure Schedule contains a true, correct and complete list of all Permits under which each of the Company and the PCs is operating or bound as of the date hereof, and the Company has Made Available to Buyer true, correct and complete copies of the Permits required to be set forth in Section 3.18 of the Disclosure Schedule.

(b) Each of the Company and the PCs is, and at all times have been, in material compliance with all Laws applicable to its business, operations and assets. Each of the Company and the PCs has not received any written notice alleging a failure to comply with all Laws applicable to its business, operations and assets. Notwithstanding anything in this Section 3.18(b), the Company makes no representations or warranties in this Section 3.18(b) with respect to any of the compliance matters addressed in Section 3.12 (Taxes), Section 3.16 (Employee Benefit Plans), Section 3.19 (Health Regulatory Compliance), or Section 3.20 (Trade Control Laws and Sanctions; FCPA Compliance).

Section 3.19 Healthcare Regulatory Compliance.

(a) The Company and each PC is, and has been, in material compliance with all Healthcare Laws applicable to it and its assets, business or operations. There are no written claims or notices of violation pending or, to the Knowledge of the Company, threatened in writing against any of the Company or any PC alleging violations of or liability under any Healthcare Laws or Healthcare Permits. There exist no required plans of correction or other such remedial measures with respect to any Healthcare Permit of the Company or any of the PCs. To the Knowledge of the Company, no circumstance exists or event has occurred which would reasonably be expected to result in the suspension, revocation, termination, restriction, limitation, modification or non-renewal of any material Healthcare Permit held by the Company or any of the PCs.

(b) To the Knowledge of the Company and solely as related to the operations of the PCs, the Healthcare Professionals employed by, or under contract with, the PCs have complied and currently are in compliance with all applicable Healthcare Laws, and hold and have held all professional licenses and other Healthcare Permits required to be held by them in the performance of their duties. To the Knowledge of the Company, the Healthcare Professionals employed by, or under contract with the Company have complied and currently are in compliance with all applicable Healthcare Laws, and hold and have held all professional licenses and other Healthcare Permits required to be held by them in performance of their duties on behalf of the Company. The Company and PCs have appropriate systems and policies in place to verify and monitor the continued eligibility of all Healthcare Professionals employed by, or under contract with the Company or the PCs. To the Knowledge of the Company no Healthcare Professional is the subject of any inquiry, investigation or complaint by a Governmental Body.

(c) None of the Company, any PC, nor (as related to the operations of the Company and the PCs) any officer or employee of any of the Company or the PCs has made an untrue statement of a material fact or fraudulent statement to any Governmental Body, failed to disclose a material fact that must be disclosed to any Governmental Body or committed an act, made a statement or failed to make a statement that, at the time such statement, disclosure or failure to disclose occurred, would constitute a violation of any Healthcare Law.

(d) None of the Company nor any PC has received written notice of, or has Knowledge of, any overpayment or refunds that have been identified to be owed to any Federal Healthcare Program or any other third-party payor, including, but not limited to Medicare Advantage, managed care plans and HMOs, private insurance or any self-insured employee benefit plan. Any such overpayments or refunds identified to be owed to any Federal Healthcare Program or any other third-party payor have been refunded timely and in full.

(e) None of the Company, any PC, nor any officer or managing employee of any of the Company or any PC has (i) offered or paid or solicited or received any remuneration, in cash or in kind, or made any financial arrangements, in violation of any applicable Healthcare Law, (ii) given any gift or gratuitous payment of any kind, nature or description (whether in money, property or services) in violation of any applicable Healthcare Law, (iii) made any contribution, payment or gift of funds or property to, or for the private use of, any governmental official, employee or agent where either the contribution, payment or gift or the purpose of such contribution, payment or gift was illegal in any respect under the applicable Laws of any Governmental Body having jurisdiction over such payment, contribution or gift, (iv) established or maintained any unrecorded fund or asset or made any misleading, false or artificial entries on any of its books or records in violation of applicable Healthcare Laws or (v) made any payment to any person with the intention that any part of such payment would be in violation of any applicable Healthcare Law. To the Knowledge of the Company, no Person has filed or has threatened in writing to file against the Company or any PC an action under any federal or state whistleblower statute related to alleged noncompliance with applicable Healthcare Laws, including under the False Claims Act of 1863 (31 U.S.C. 6 3729 et seq.).

(f) None of the Company, any PC, nor any owner, officer, director or managing employee or Person with a “direct or indirect ownership interest” (as that phrase is defined in 42 C.F.R. § 420.201) in the Company or any PC, has (i) been excluded from participating in any Federal Healthcare Program or any similar Law, (ii) had a civil monetary penalty assessed pursuant to 42 U.S.C. § 1320a-7, (iii) been convicted (as that term is defined in 42 C.F.R. 61001.2) of any of those offenses described in 42 U.S.C. §1320a-7b or 18 U.S.C. 11669, 1035, 1347 or 1518, including any of the following categories of offenses: (A) criminal offenses relating to the delivery of an item or service under any Federal Healthcare Program (as that term is defined in 42 U.S.C. §1320a-7b) or healthcare benefit program (as that term is defined in 18 U.S.C. 124b), (B) criminal offenses under federal or state Law relating to patient neglect or abuse in connection with the delivery of a healthcare item or service, (C) criminal offenses under Laws relating to fraud and abuse, theft, embezzlement, false statements to third parties, money laundering, kickbacks, breach of fiduciary responsibility or other financial misconduct in connection with the delivery of a healthcare item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local governmental agency, (D) violations of Laws relating to the interference with or obstruction of any investigations into any criminal offenses described in this Section 3.19 or (E) criminal offenses under Laws relating to the unlawful manufacturing, distribution, prescription or dispensing of a controlled substance or (iv) to the Knowledge of the Company, been involved or named in a U.S. Attorney complaint made or any other action taken pursuant to the False Claims Act under 31 U.S.C. §13729-3731 or qui tam action brought pursuant to 31 U.S.C. 63729 et seq.

(g) None of the Company, any PC, nor any owner, officer, director or managing employee of the Company or any PC, is a party to or bound by any individual integrity agreement, corporate integrity agreement, corporate compliance agreement, deferred prosecution agreement or other formal agreement with any Governmental Body concerning compliance with Healthcare Laws, any Federal Healthcare Program, or the requirements of any Healthcare Permit.

(h) Notwithstanding anything to the contrary in this Section 3.19, the Company makes no representations herein in this Section 3.19 with respect to any of the compliance matters addressed in Section 3.16 (Employee Benefit Plans), Section 3.18(b) (Compliance with Laws), Section 3.12 (Taxes), or Section 3.20 (Trade Control Laws and Sanctions; FCPA Compliance).

Section 3.20 Trade Control Laws and Sanctions; FCPA Compliance.

(a) During the past five (5) years, each of the Company and the PCs has: (i) been in full compliance with all Trade Control Laws, (ii) had in place adequate policies, procedures, controls and systems designed to ensure compliance with Trade Control Laws, (iii) obtained, utilized, and maintained all Permits, records, licenses, license exceptions, authorizations, approvals, clearances and classifications required by Trade Control Laws and (iv) timely submitted all filings, notifications and reports to each and every Governmental Body required under Trade Control Laws for the development, design, manufacture, sale, import, export, re-export, and transfer of services, products, components, software, technology, technical data, IP and IP Rights.

(b) None of the Company, the PCs nor or any director, officer, employee or, to the Company’s Knowledge, agent, of the Company or a PC is a Sanctioned Person. Each of the Company and the PCs and its directors, officers, employees and, to the Company’s Knowledge, agents are in compliance with, and have not previously violated, any applicable anti-corruption Laws including the U.S. Foreign Corrupt Practices Act, as amended (15 U.S.C. §78 dd-1 et seq.), the UK Bribery Act of 2010, or any other applicable anti-bribery or anti-corruption Laws (“Anti-Corruption Laws”) and anti-money laundering Laws. There are no pending or, to the Knowledge of the Company, threatened claims against the Company with respect to such Anti-Corruption Laws and anti-money laundering Laws. During the past five (5) years, each of the Company and the PCs has had in place adequate policies, procedures, controls and systems reasonably designed to ensure compliance with applicable Anti-Corruption Laws and anti-money laundering Laws.

(c) Notwithstanding anything to the contrary in this Section 3.20, the Company makes no representations herein in this Section 3.20 with respect to any of the compliance matters addressed in Section 3.18(b) (Compliance with Laws), Section 3.12 (Taxes), or Section 3.19 (Healthcare Regulatory Compliance).

Section 3.21 Environmental Matters.

(a) Each of the Company and the PCs has not, in a manner that could give rise to Liability under applicable Laws, released any Hazardous Materials in, on, under, from or affecting any properties or facilities currently or formerly owned, leased or operated by such Person and, to the Knowledge of the Company, (A) Hazardous Materials are not otherwise present at or affecting any such properties or facilities, or at any other location, that could reasonably be expected to result in Liability to or otherwise adversely affect such Person and (B) there is no reasonable basis for any Environmental Claim against it or any Liability or obligation of it under any Environmental Laws.

(b) Each of the Company and the PCs has not retained or assumed, either contractually or, to the Knowledge of the Company, by operation of Law, any Liabilities or obligations that could reasonably be expected to form the basis of any claim under any Environmental Laws or regarding any Hazardous Materials against such Person.

Section 3.22 Insurance. Section 3.22 of the Disclosure Schedule sets forth a complete and accurate list of each insurance policy maintained by or on behalf of each of the Company and the PCs (the “Insurance Policies”) including the name of each Insurance Policy together with the policy number, type, amount of coverage, carrier and annual premium. Each of the Company and the PCs has not reached or exceeded its policy limits for any Insurance Policies in effect at any time during the past five (5) years. Each of the Company and the PCs is not in default with respect to any provision contained in any Insurance Policy or has failed to give any notice or present any claim under any Insurance Policy in due and timely fashion. There is no claim by the Company or a PC pending or, to the Company’s Knowledge, contemplated, under any of such Insurance Policies as to which the Company has not yet notified the carrier, coverage has been denied or disputed by the underwriters or in respect of which the underwriters have reserved their rights. Each of the Company and the PCs has never maintained, established, sponsored, participated in or contributed to any self-insurance plan. The Company has Made Available to Buyer a true, correct and complete copy of each Insurance Policy, together with information regarding any claims submitted for each Insurance Policy during the three (3) year period ending on the date of this Agreement.

Section 3.23 Material Customers and Suppliers. Section 3.23 of the Disclosure Schedule sets forth (a) the twenty (20) largest customers of the Company and the PCs on a consolidated basis, based on revenue recognized by the Company and the PCs in each of the fiscal years ended 2019 and 2020 (each, a “Material Customer”) and (b) the twenty (20) largest vendors and suppliers to the Company and the PCs on a consolidated basis, based on amounts paid by the Company and the PCs from all products and services received from such supplier in each of the fiscal years ended 2019 and 2020 (each, a “Material Supplier”). Each of the Company and the PCs has not received any written, or to the Knowledge of the Company, oral, indication from a Material Customer or Material Supplier to the effect that such customer may (a) reduce materially its business with such Person from the levels achieved during the periods set forth above, or (b) materially and adversely modify existing Contracts with such Person. Since the date of the Balance Sheet, no Material Customer or Material Supplier has terminated its relationship with the Company, a PC or, to the Knowledge of the Company, indicated in writing its intention to do so. Each of the Company and the PCs is not involved in any material claim, dispute or controversy with any Material Customer or Material Supplier.

Section 3.24 Products and Service Warranties.

(a) No Company Product or other service or product sold, leased, licensed or delivered by the Company or a PC is subject to any guaranty, warranty, right of return, right of credit service level agreement obligation or other indemnity other than (i) the applicable standard terms and conditions of warranty, sale or lease of such Person, which have been Made Available to Buyer, and (ii) manufacturers’ warranties for which such Person does not have any liability.

(b) All Company Products comply in all material respects with all industry and trade association standards and legal requirements, if any, applicable to such Company Products, including consumer product, manufacturing, labeling, quality and safety Laws of the U.S. and each state in which the Company or a PC makes the Company Products available and each other jurisdiction (including foreign jurisdictions) in which the Company or a PC makes the Company Products available, in each case directly or indirectly through any reseller or distributor.

(c) None of the Company Products currently offered by the Company or a PC or in use has been subject to a recall and no facts or circumstances exist which, given the passage of time, would reasonably be expected to result in a recall. There are no existing or threatened product liability claims against the Company or a PC for Company Products which are defective and no facts or circumstances exist which, given the passage of time, would reasonably be expected to result in a material product liability claim against the Company or a PC for Company Products currently offered by the Company or a PC or in use which are defective. Each of the Company and the PCs has not received any Order from a Governmental Body stating that any Company Product is defective or unsafe or fails to meet any standards promulgated by any such Governmental Body.

Section 3.25 Bank Accounts; Powers of Attorney. Section 3.25 of the Disclosure Schedule sets forth a true, complete and correct list of the name and location of each bank, brokerage or investment firm, savings and loan or similar financial institution in which each of the Company and the PCs has an account or a safe deposit box or other arrangement, the account or other identifying numbers thereof and the names of all Persons authorized to draw on or who have access to such account or safe deposit box or such other arrangement. There are no outstanding powers of attorney executed by or on behalf of the Company or a PC.

Section 3.26 Related Party Transactions. Except as set forth in Section 3.26 of the Disclosure Schedule, no officer, director, equityholder or Affiliate of each of the Company and the PCs or, to the Knowledge of the Company, any relative of such an officer, director, equityholder or Affiliate (each of the foregoing, a “Related Party”) (i) is a party to any Contract or other business relationship with such Person, (ii) to the Knowledge of the Company, has any direct or indirect financial interest in, or is an officer, director, manager, employee, founder or consultant of, (A) any competitor, supplier, licensor, distributor, lessor, independent contractor or customer of such Person or (B) any other entity in any business arrangement or relationship with such Person (provided, however, the passive ownership of securities listed on any national securities exchange representing less than two percent (2%) of the outstanding voting power of any Person shall not be deemed to be a “financial interest” in any such Person), (iii) has any interest in any property, asset or right used by such Person or necessary for its business, (iv) has outstanding any Indebtedness owed to such Person or (v) has received any funds from such Person since the date of the Balance Sheet, except for employment-related compensation received in the ordinary course of business consistent with past practice. Each of the Company and the PCs does not have any Liability of any nature whatsoever to any Related Party (provided, however, such representation and warranty is made to the Knowledge of the Company with respect to relatives), except for employment-related Liabilities and obligations incurred in the ordinary course of business consistent with past practice.

Section 3.27 Brokers and Finders. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other fee or commission in connection with this Agreement and the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or a PC. As of the date of this Agreement, each of the Company and the PCs is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to any proposal to acquire the Company or a PC, any material portion of their assets or securities or any other substantially similar transaction.

Section 3.28 No Other Representations and Warranties. Except for the representations and warranties contained in this Agreement (including the related portions of the Disclosure Schedule) and the Transaction Documents, none of the Sellers, the Company, the PCs or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Company or the PCs, including any representation or warranty as to the accuracy or completeness of any information regarding the Company or the PCs furnished or Made Available to Buyer and its Representatives (including any information, documents or materials Made Available to Buyer in expectation of the transactions contemplated hereby) or as to the future revenue, profitability or success of the Company, or any representation or warranty arising from statute or otherwise in Law.

Article 4
Representations and Warranties of Blocker

Except as set forth in the Disclosure Schedule, Blocker represents and warrants to Buyer as follows as of the date hereof and as of the Closing Date:

Section 4.1 Corporate Matters.

(a) Blocker is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Blocker has all requisite corporate power and authority and all authorizations, licenses and Permits necessary to own, lease and operate its properties and assets and to carry on its businesses as now being, or proposed to be, conducted. Blocker is duly qualified to do business as a foreign corporation and is in good standing (or its equivalent, if applicable) in every jurisdiction in which the ownership, leasing and use of its properties and assets, or the conduct of business as now conducted, requires it to qualify, a list of which is set forth in Section 4.1(a) of the Disclosure Schedule. Blocker has Made Available to Buyer a true and complete copy of the Organizational Documents of Blocker, including its Certificate of Incorporation and Bylaws, each as amended to date, and each such instrument is in full force and effect. Blocker is not in violation of the provisions of the Organizational Documents of Blocker.

(b) The minute books of Blocker contain true, complete and correct records of all meetings and other actions its stockholders, board of directors and any committees thereof. The capitalization records of Blocker and are true, complete and correct and reflect all issuances, transfers, repurchases and cancellations of equity interests of Blocker. Blocker has Made Available to Buyer true, complete and correct copies of (i) all minute books (containing the records of meetings of its stockholders, board of directors and any committees thereof) of Blocker, (ii) all equity record books of Blocker and (iii) any similar records or documents of Blocker. Blocker has not had any prior names and since its date of formation has not conducted business under any name other than its current name.

(c) Since incorporation, except for (i) the negotiation, execution, delivery and performance of this Agreement and (ii) acquiring and holding (directly or indirectly) Company Interests, Blocker has not carried on any business, employed any Persons or retained any consultants or other service providers or conducted any activities or operations and Blocker has been operated solely as a holding company for the exclusive purpose of holding Company Interests. Except for owning Company Interests, Blocker has never owned any other equity interests of any Person or any assets. Other than with respect to its obligations arising under this Agreement, Blocker does not have any Liabilities and has never incurred any Indebtedness. As of immediately prior to the Closing Blocker will hold no assets except for Company Interests.

Section 4.2 Authorization. Blocker has all necessary corporate power and authority to execute and deliver this Agreement and each other Transaction Document to which it is, or at or prior to the Closing will be, a party (the “Blocker Documents”), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each of the Blocker Documents by Blocker and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all requisite corporate action, and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement and the other Blocker Documents. This Agreement has been, and each of the other Blocker Documents will be at or prior to the Closing, duly and validly authorized, executed and delivered by Blocker, and assuming that this Agreement and each of the other Blocker Documents is a valid and binding obligation of the other parties hereto and thereto, this Agreement constitutes, and each of the other Blocker Documents when so executed and delivered will constitute, a legal, valid and binding obligation of Blocker, enforceable against it in accordance with their respective terms, except as enforceability may be affected by the Enforceability Exceptions.

Section 4.3 Non-Contravention.

(a) The execution, delivery and performance of this Agreement and each of the Transaction Documents by Blocker and the consummation of the transactions contemplated hereby and thereby, or compliance by Blocker with any of the provisions hereof or thereof, do not and will not conflict with, result in any breach of, require any notice, consent or waiver under, constitute a default under (with or without notice or lapse of time or both), result in a violation of, result in the creation of any Lien upon any material properties or assets of Blocker under, give rise to any right of termination, cancellation, modification or acceleration of any obligation or to loss of a benefit under, or give rise to any obligation of Blocker to make any payment under, any provision of (i) the Organizational Documents of Blocker, (ii) any material Contract of Blocker, (iii) any outstanding settlement or Order applicable to Blocker or any of the properties or assets of Blocker or (iv) any applicable Law to which Blocker is subject.

(b) No authorization of, registration, declaration or filing with, or notification to, any Governmental Body is required in connection with any of the execution, delivery or performance of this Agreement or the other Transaction Documents by Blocker or the consummation by Blocker of any other transaction contemplated hereby or thereby.

Section 4.4 Capitalization. The Blocker Stock is held by Blocker Seller in the amounts set forth in the Company Closing Statement and in Section 4.4 of the Disclosure Schedule, which further sets forth for Blocker Seller (i) the number and class or series of Blocker Stock held and (ii) the domicile addresses of record of Blocker Seller. Upon the consummation of the Closing, Buyer will be the beneficial owner of all of the capital stock of Blocker, free and clear of all Liens. As of the date hereof, there are no outstanding or authorized options, warrants, rights, agreements or commitments to which Blocker is a party or which are binding upon Blocker providing for the issuance or redemption of Blocker Stock or any other equity interest in Blocker. No holder of Indebtedness of Blocker has any right to convert or exchange such Indebtedness for Blocker Stock or any other equity interest in Blocker. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to Blocker. There are no agreements among other parties to which Blocker is not a party and by which it is not bound, with respect to the voting (including, without limitation, voting trusts or proxies) or sale or transfer (including, without limitation, agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any securities of Blocker. All of the Blocker Stock has been issued in compliance with all applicable Laws.

Section 4.5 Ownership. Blocker is the record and beneficial owner of, and has good and valid title, free and clear of any Liens (other than any transfer restrictions arising under applicable securities Laws or under the Organizational Documents of Blocker), to, those Company Interests set forth opposite Blocker’s name on Section 3.4(a) of the Disclosure Schedule.

Section 4.6 Tax Matters.

(a) Except as set forth in Section 4.6(a) of the Disclosure Schedule, all Tax Returns of Blocker required to be filed on or before the Closing Date have been timely filed in accordance with applicable Laws, and each such Tax Return is accurate and complete in all material respects. Blocker has timely paid all Taxes due with respect to the taxable periods covered by such Tax Returns and all other Taxes (whether or not shown on any Tax Return). No claim has ever been made by a Governmental Body in a jurisdiction where Blocker does not file a Tax Return that it is or may be subject to taxation by that jurisdiction. Blocker has not requested an extension of time within which to file any Tax Return which has not since been filed. Blocker has Made Available to Buyer true and complete copies of all Tax Returns for each of the taxable years and periods for the which the applicable statute of limitations period has not expired. Blocker has no obligations for Taxes arising since December 31, 2020 outside the ordinary course of business.

(b) All Taxes that Blocker is required by Law to withhold or collect, including sales and use Taxes and amounts required to be withheld or collected in connection with any amount paid or owing to any employee, independent contractor, creditor, stockholder or other Person, have been duly withheld or collected. To the extent required by applicable Law, all such amounts have been paid over to the proper Governmental Body or, to the extent not yet due and payable, are held in separate bank accounts for such purpose. No power of attorney has been granted by or with respect to Blocker with regard to any matters relating to Taxes that is currently in effect.

(c) Blocker has not been the subject of any federal, state, local or foreign audit or other Proceeding, nor received written notice from any Governmental Body that any such audit or other Proceeding is pending, threatened or contemplated. No deficiency for any amount of Tax has been asserted or assessed in writing by a Governmental Body against Blocker and no such assessment or asserted Tax has been threatened in writing. Blocker has not granted nor have they been requested to grant any waiver of any statutes of limitations applicable to any claim for Taxes or with respect to any Tax assessment or deficiency.

(d) Blocker is not a party to any agreements that, as a result in whole or in part of this Agreement or the transactions contemplated by this Agreement, would result in any excise Tax on parachute payments under the Code, loss of deductibility of any payment for Tax purposes, or imposition of any Tax withholding obligations.

(e) Blocker is, and at all times since its formation has been, taxable as a corporation for U.S. federal income tax purposes and has used the accrual method of accounting for income Tax purposes.

(f)   Blocker is not a party to, is bound by or has any obligation under any agreement relating to the sharing, allocation or payment of or indemnity for, any Taxes (excluding any Contracts entered into in the ordinary course of business and not primarily related to Taxes). Blocker is not, nor has it ever been, a member of an affiliated group within the meaning of Section 1504(a) of the Code (or any similar group defined under a similar provision of foreign, state or local Law), and Blocker has no Liability for Taxes of any other Person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of foreign, state or local Law), as a transferee or successor, by Contract or otherwise.

(g) To the extent required by applicable Law, Blocker has timely filed all reports and have created or retained all records required under Sections 6038, 6038A, 6038B, 6038C, 6046 and 6046A of the Code (and any comparable provisions of any foreign Tax law).

(h) Blocker has not distributed stock or shares of another entity, and Blocker has not had its shares or stock distributed by another entity, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code.

(i)   Blocker is not a party to any joint venture, partnership, contract or other arrangement that is treated as a partnership for Tax purposes, except the Company. Blocker is not, nor has it ever been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code).

(j)   Section 4.6(j) of the Disclosure Schedule sets forth the amounts of net operating loss and credit carryovers, if any, of Blocker, and the dates on which such carryovers expire. Except for the transactions contemplated hereby, the use of such net operating loss or credit carryovers is not subject to limitations imposed by Section 382, Section 383 or Section 384 of the Code (or any similar provision of state, local or non-U.S. Law). Blocker has Made Available to Buyer true and complete copies of all studies, analyses, memoranda, opinions or reports relating to the net operating loss and credit carryovers, if any, of Blocker and any limitations imposed thereon by Section 382, Section 383 or Section 384 of the Code (or any similar provision of state, local or non-U.S. Law).

(k) There are no Liens for Taxes on any assets of Blocker except for Permitted Liens.

(l)   Blocker has not (i) made any election to defer, extend or delay the payment of any payroll Taxes under the CARES Act or (ii) taken out any loan, received any loan assistance or received any other financial assistance, or requested any of the foregoing, in each case under the CARES Act or the Economic Aid Act.

(m) Blocker is not required to make any adjustment (nor has any Governmental Body proposed in writing any such adjustment) pursuant to Section 481 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) for any taxable period ending after the Closing Date as a result of a change in accounting method. Blocker will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law), (iii) installment sale made prior to the Closing Date, (iv) prepaid amount received or deferred revenue accrued on or prior to the Closing Date, (v) election under Section 108(i) of the Code (or any corresponding or similar provision of state, local or non-U.S. Law), (vi) use of an improper method of accounting for a taxable period on or prior to the Closing Date, or (vii) interest held by the Blocker in a “controlled foreign corporation” (as that term is defined in Section 957 of the Code) on or before the Closing Date pursuant to Sections 951 or 951A of the Code. Blocker does not have any requests (or is the subject of any requests) for rulings or special Tax incentives pending with any Governmental Body.

(n) Blocker is not nor has been, a party to any “listed transaction,” as defined in Treasury Regulations Section 1.6011-4(b)(2)

(o) The Blocker Stock is not a “covered security” within the meaning of Section 6045(g) of the Code.

Section 4.7 Litigation. There is no pending or threatened Proceeding against Blocker and there are no settlements or Orders outstanding against Blocker which would, individually or in the aggregate, reasonably be expected to (a) impair the ability of Blocker to enter into or perform its obligations under the Blocker Documents or (b) prevent, impede or delay the consummation of the transactions contemplated hereby and thereby.

Section 4.8 Brokers and Finders. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other fee or commission in connection with this Agreement and the transactions contemplated hereby based upon arrangements made by or on behalf of Blocker.

Section 4.9 No Other Representations and Warranties. Except for the representations and warranties contained in this Agreement (including the related portions of the Disclosure Schedule) and the Transaction Documents, neither Blocker nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Blocker, including any representation or warranty as to the accuracy or completeness of any information regarding Blocker furnished or Made Available to Buyer and its Representatives.

Article 5
Representations and Warranties of the Sellers

Except as set forth in the Disclosure Schedule, each Seller, severally as to himself, herself, or itself and not jointly with any other Person, represents and warrants to Buyer as follows as of the date hereof and as of the Closing Date:

Section 5.1 Organization. If such Seller is a partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or other similar entity, such Seller is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation and such Seller has all requisite power and authority and all authorizations, licenses and Permits necessary to own, lease and operate its properties and assets, including the Company Interests or Blocker Stock held by such Seller, and to carry on its businesses as now being, or proposed to be, conducted.

Section 5.2 Authorization. Such Seller has all necessary power and authority to execute and deliver this Agreement and each other Transaction Document to which it is, or at or prior to the Closing will be, a party (the “Seller Documents”), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. If such Seller is a partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or other similar entity, the execution, delivery and performance of this Agreement and each of the Seller Documents by such Seller and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all requisite action, and no other proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement and the other Seller Documents. This Agreement has been, and each of the other Seller Documents will be at or prior to the Closing, duly and validly authorized, executed and delivered by such Seller, and assuming that this Agreement and each of the other Seller Documents is a valid and binding obligation of the other parties hereto and thereto, this Agreement constitutes, and each of the other Seller Documents when so executed and delivered will constitute, a legal, valid and binding obligation of such Seller, enforceable against it in accordance with their respective terms, except as enforceability may be affected by the Enforceability Exceptions.

Section 5.3 Non-Contravention.

(a) The execution, delivery and performance of this Agreement and each of the Transaction Documents by such Seller and the consummation of the transactions contemplated hereby and thereby, or compliance by such Seller with any of the provisions hereof or thereof, do not and will not conflict with, result in any breach of, require any notice, consent or waiver under, constitute a default under (with or without notice or lapse of time or both), result in a violation of, result in the creation of any Lien upon any material properties or assets of such Seller under, give rise to any right of termination, cancellation, modification or acceleration of any obligation or to loss of a benefit under, or give rise to any obligation of such Seller to make any payment under, any provision of (i) any material Contract of such Seller, (ii) any outstanding settlement or Order applicable to such Seller or any of the properties or assets of such Seller, (iii)  any applicable Law to which such Seller is subject and (iv) if such Seller is a partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or other similar entity,  the Organizational Documents of such Seller.

(b) No authorization of, registration, declaration or filing with, or notification to, any Governmental Body is required in connection with any of the execution, delivery or performance of this Agreement or the other Transaction Documents by such Seller or the consummation by such Seller of any other transaction contemplated hereby or thereby.

Section 5.4 Ownership. Such Seller (a) is the record and beneficial owner of, and has good and valid title, free and clear of any Liens (other than any transfer restrictions arising under applicable securities Laws or under the Organizational Documents of the Company), to the Company Interests set forth opposite such Seller’s name on the Company Closing Statement and on Section 3.4(a) of the Disclosure Schedule and the Blocker Stock set forth opposite such Seller’s name on the Company Closing Statement and on Section 4.4 of the Disclosure Schedule and (b) has full power and authority to sell, convey, assign, transfer and deliver such Company Interests and Blocker Stock as provided in this Agreement. Other than the Organizational Documents of the Company, there are no agreements to which such Seller is a party or by which such Seller is bound with respect to the voting (including, without limitation, voting trusts or proxies), registration under any applicable securities Law, or sale or transfer (including, without limitation, agreements relating to preemptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any of the Company Interests or Blocker Stock. As of the date hereof, such Seller does not directly own any equity interests in Buyer or its Affiliates.

Section 5.5 Litigation. There is no pending or threatened Proceeding against such Seller and the are no settlements or Orders outstanding against such Seller which would, individually or in the aggregate, reasonably be expected to (a) impair the ability of such Seller to enter into or perform its obligations under the Seller Documents or (b) prevent, impede or delay the consummation of the transactions contemplated hereby and thereby.

Section 5.6 Securities Laws.

(a) Such Seller has such knowledge, sophistication and experience in financial and business matters that it is capable of evaluating the merits and risks of the receipt of Shares at Closing. Such Seller is fully aware of (i) the significant degree of risk involved with the acquisition of Shares, including the risks disclosed in the sections entitled “Risk Factors” in the SEC Reports, (ii) the contractual restrictions on the Shares contained herein, and (iii) the Tax consequences of acquiring Shares pursuant to the terms hereof, and has the ability to bear the economic risk of its investment in the Shares, including complete loss of the investment.

(b) Such Seller is acquiring Shares at Closing for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof, and has no present intention of selling, granting any participation in or otherwise distributing the same, except, in each such case, in compliance with the Securities Act. Such Seller understands that the issuance of the Shares pursuant to the terms hereof, have not been registered under the Securities Act or under any state securities Laws, and are being issued to such Seller in reliance upon specific exemptions from the registration provisions of the Securities Act and other applicable securities Laws, which exemptions depend upon, among other things, the bona fide nature of the investment intent and the accuracy of such Seller’s representations as expressed herein.

(c) Such Seller acknowledges that, as of the date hereof, it has had the opportunity to review the SEC Reports and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, Representatives of Buyer concerning the terms and conditions of this Agreement and the transactions contemplated hereby and the Shares and the merits and risks of investing in Buyer, (ii) access to information about Buyer and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment, (iii) the opportunity to obtain such additional information that Buyer possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and (iv) the opportunity to ask questions of management of Buyer. Such Seller has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of Shares at Closing.

(d) Such Seller is not acquiring Shares pursuant to the terms hereof as a result of any general solicitation or general advertisement.

(e) Except as otherwise disclosed to Buyer prior to the Closing, Seller is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

(f)   Such Seller understands that the Shares it receives pursuant to the terms hereof are “restricted securities” as defined in Rule 144 promulgated under the Securities Act inasmuch as they are being acquired from Buyer in a transaction not involving a public offering and that under such Laws and applicable regulations such Shares may be resold without registration under the Securities Act only in certain limited circumstances. Such Seller acknowledges that the Shares it receives pursuant to the terms hereof must be held indefinitely unless a sale of such securities is subsequently registered under the Securities Act or an exemption from such registration is available. Such Seller is aware of the provisions of Rule 144 promulgated under the Securities Act, which rules permit the limited resale of securities purchased in a private placement or securities owned by certain Persons subject to the satisfaction of certain conditions.

(g) Other than consummating the transactions contemplated hereby, such Seller has not, nor has any Person acting on behalf of or pursuant to any understanding with such Seller, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of Buyer during the period commencing as of the time that such Seller first received a term sheet (written or oral) from Buyer or any other Person representing Buyer setting forth the material terms of the transactions contemplated hereby and ending immediately prior to the execution hereof. Other than to the other Parties or to such Seller’s Representatives, including its legal and other advisors, such Seller has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this Agreement). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future, except as provided in Section 7.8(a) hereof.

Section 5.7 Brokers and Finders. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other fee or commission in connection with this Agreement and the transactions contemplated hereby based upon arrangements made by or on behalf such Seller.

Section 5.8 No Other Representations and Warranties. Except for the representations and warranties contained in this Agreement (including the related portions of the Disclosure Schedule) and the Transaction Documents, no Seller nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of such Seller, including any representation or warranty as to the accuracy or completeness of any information regarding such Seller furnished or Made Available to Buyer and its Representatives.

Article 6
Representations and Warranties of Buyer

Except as set forth in the disclosure schedule supplied by Buyer to Seller Representative, dated as of the date hereof (the “Buyer Disclosure Schedule”), Buyer represents and warrants to the Sellers as follows as of the date hereof and as of the Closing Date:

Section 6.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Except as would not have a Buyer Material Adverse Effect, Buyer has all requisite corporate power and authority and all authorizations, licenses and Permits necessary to own, lease and operate its properties and assets and to carry on its businesses as now being, or proposed to be, conducted. Buyer is duly qualified to do business as a foreign corporation and is in good standing (or its equivalent, if applicable) in every jurisdiction in which the ownership, leasing and use of its properties and assets, or the conduct of business as now conducted, requires it to qualify, except where the failure to be so qualified and in good standing would not have a Buyer Material Adverse Effect.

Section 6.2 Authorization. Buyer has all necessary power and authority to execute and deliver this Agreement and each other Transaction Document to which it is, or at or prior to the Closing will be, a party (the “Buyer Documents”), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each other applicable Buyer Document by Buyer and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all requisite corporate action, and no other corporate proceedings on the part of Buyer are necessary to authorize the execution, delivery or performance of this Agreement and each other Buyer Document. This Agreement has been, and each of the other Buyer Documents will be at or prior to the Closing, duly and validly authorized, executed and delivered by Buyer and assuming that this Agreement and each of the other Buyer Documents is a valid and binding obligation of the other parties hereto and thereto, this Agreement constitutes, and each of the other Buyer Documents when so executed and delivered will constitute, a legal, valid and binding obligation of Buyer enforceable against it in accordance with their respective terms, except as enforceability may be affected by the Enforceability Exceptions.

Section 6.3 Non-Contravention.

(a) The execution, delivery and performance of this Agreement and each of the Transaction Documents by Buyer and the consummation of the transactions contemplated hereby and thereby, or compliance by Buyer with any of the provisions hereof or thereof, do not and will not conflict with, result in any breach of, require any notice, consent or waiver under, constitute a default under (with or without notice or lapse of time or both), result in a violation of, result in the creation of any Lien upon any material properties or assets of Buyer under, give rise to any right of termination, cancellation, modification or acceleration of any obligation or to loss of a benefit under, or give rise to any obligation of Buyer to make any payment under, any provision of (i) the Organizational Documents of Buyer, (ii) any material Contract of Buyer, (iii) any outstanding settlement or Order applicable to Buyer or any of the properties or assets of Buyer or (iv)  any applicable Law to which Buyer is subject, except, in the case of the preceding clauses (ii), (iii) and (iv), to the extent that any such violation would not have a Buyer Material Adverse Effect.

(b) No authorization of, registration, declaration or filing with, or notification to, any Governmental Body is required in connection with any of the execution, delivery or performance of this Agreement or the other Transaction Documents by Buyer or the consummation by Buyer of any other transaction contemplated hereby or thereby, except for (i) such authorizations, registrations, declarations, filings and notifications as may be required under applicable securities Laws and the rules and regulations of Nasdaq and (ii) such authorizations, registrations, declarations, filings or notification that, if not obtained or made, would not have a Buyer Material Adverse Effect.

Section 6.4 Capitalization. As of the date hereof, the authorized capital stock of Buyer consists of 500,000,000 Shares and 5,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Shares”). As of March 24, 2021, 76,773,380 Shares were issued and outstanding, 0 Preferred Shares were issued and outstanding, warrants to purchase 12,849,992 Shares were outstanding, options to purchase 1,539,319 Shares were outstanding and 5,951,199 restricted stock units were outstanding.

Section 6.5 Shares. The Shares issuable to the Seller pursuant to the terms hereof will, when issued and delivered in accordance with the terms hereof, be duly authorized, validly issued, fully paid and non-assessable and, assuming the accuracy of the representations and warranties made by the Sellers, issued in compliance with all applicable securities Laws.

Section 6.6 Funds. At the Closing, Buyer will have sufficient funds to satisfy its obligations pursuant to Section 2.5(b).

Section 6.7 SEC Reports.

(a) Buyer has timely filed or furnished, as applicable, all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Buyer with the SEC under the Exchange Act or the Securities Act since October 30, 2020 (collectively, as they have been amended since the time of their filing or being furnished and including all exhibits thereto, the “SEC Reports”). The SEC Reports were prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The SEC Reports did not at the time they became effective or were filed or furnished with the SEC, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Buyer maintains disclosure controls and procedures required by Rule 13a-15(e) or 15d-15(e) under the Exchange Act.

(b) The financial statements and notes thereto contained or incorporated by reference in the SEC Reports fairly present in all material respects the financial condition and the results of operations, changes in stockholders’ equity and cash flows of Buyer as at the respective dates of, and for the periods referred to, in such financial statements, all in accordance with: (i) GAAP (except as may be indicated in the notes thereto, except in the case of pro forma statements, or, in the case of unaudited financial statements, except as otherwise permitted by Form 10-Q under the Exchange Act); and (ii) Regulation S-X or Regulation S-K, as applicable, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the omission of footnote disclosures and other presentations items and changes thereto to the extent permitted by Regulation S-X or Regulation S-K, as applicable. Buyer has no off-balance sheet arrangements that are not disclosed in the SEC Reports.

Section 6.8 Litigation. There are no Proceedings pending, or to the knowledge of Buyer, threatened against or otherwise relating to Buyer or any of its Affiliates or any of their respective properties or assets or, to the knowledge of Buyer, any officer or director of Buyer (in their capacities acting on behalf of Buyer and not personally) or any of its Affiliates (in their capacities acting on behalf of Buyer and not personally), before any Governmental Body: (a) challenging or seeking to enjoin, alter or materially delay the transactions contemplated by this Agreement; or (b) that would, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect.

Section 6.9 Broker and Other Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other fee or commission in connection with this Agreement and the transactions contemplated hereby based upon arrangements made by or on behalf of Buyer.

Section 6.10 Investment Purpose. Buyer is acquiring the Company Interests and the Blocker Stock solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that neither the Company Interests nor the Blocker Stock are registered under the Securities Act or any state securities laws, and that the Company Interests and the Blocker Stock may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Buyer is able to bear the economic risk of holding the Company Interests and the Blocker Stock for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

Section 6.11 No Buyer Material Adverse Effect. Since September 30, 2020, there has not been any Buyer Material Adverse Effect.

Section 6.12 No Other Representations and Warranties. Except for the representations and warranties contained in this Agreement (including the related portions of the Disclosure Schedule) and the Transaction Documents, neither Buyer nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Buyer, including any representation or warranty as to the accuracy or completeness of any information regarding Buyer furnished or made available to the Sellers, the Company, Blocker, the PCs or Seller Representative.

Article 7
Covenants

Section 7.1 Conduct of the Business. From the date hereof until the Closing Date or the earlier termination of this Agreement (such period, the “Interim Period”), except as expressly required by this Agreement, as consented to in writing by Buyer or as set forth in Section 7.1 of the Disclosure Schedule, each of the Company and Blocker shall: (a) conduct its business only in the ordinary course of business consistent with past practice, (b) use reasonable efforts to (i) preserve intact its present business operations and organization, including existing relations and goodwill with Governmental Bodies, clients, customers, vendors and suppliers, (ii) retain the services of its present directors, officers, employees, contractors and consultants and (iii) manage its working capital in the ordinary course of business consistent with past practice and (c) not:

(i) (A) amend or propose to amend its Organizational Documents in any manner or (B) split, combine, recapitalize or reclassify its stock, membership interests or other equity interests;

(ii)   issue, deliver, sell, pledge, transfer or dispose of, or agree to issue, sell, deliver, pledge, transfer or dispose of, any of its stock, membership interests or other equity interests or issue any of its stock, membership interests or equity interests of any class or issue or become a party to any subscriptions, warrants, rights, options, convertible securities or other agreements or commitments of any character relating to the issued or unissued stock, membership interests or other equity interests (other than this Agreement and the Transaction Documents), or grant any stock appreciation or similar rights;

(iii) reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any of its outstanding stock, membership interests or other equity interests or declare, set aside or pay any dividend or make any other distribution to any Person in respect of any of its stock, membership interests or other equity interests;

(iv) acquire (by merger, consolidation or acquisition of stock or assets, or otherwise) any corporation, partnership or other business organization or division thereof or any assets, in each case, other than purchases of assets in the ordinary course of business consistent with past practice;

(v) sell, lease, license, transfer, abandon, allow the loss or lapse of or otherwise dispose of or subject to any Lien other than Permitted Liens any property or assets having a value in excess of $25,000 individually or $50,000 in the aggregate, in each case, other than sales of assets in the ordinary course of business consistent with past practice or pursuant to existing Contracts Made Available to Buyer;

(vi) sell, license, pledge or otherwise dispose of or encumber any IP or IP Rights owned, used or held for use by the Company in the conduct of its business except for non-exclusive licenses or sublicenses of IP or IP Rights in the ordinary course of business consistent with past practice pursuant to the Company’s standard form of customer Contract (the form of which has been Made Available to Buyer), or permit any Company IP that is Registered IP to lapse, expire or be abandoned;

(vii) amend or waive any material rights under or terminate (except for a termination resulting from the expiration of a Contract in accordance with its terms) any Material Contract or enter into any new Contract that would be a Material Contract if entered into prior to the date hereof;

(viii) (A) permit the creation of any encumbrance with respect to the Company Property, (B) fail to exercise any right of renewal with respect to any Real Property Lease or take any action under any Real Property Lease which could reasonably be expected to result in a material default under such Real Property Lease or the termination of such Real Property Lease, (C) execute any sublease with respect to the Company Property or (D) fail to maintain the Company Properties in materially the same condition as they were on the date of this Agreement, reasonable wear and tear excepted;

(ix) enter into any Contract that provides for aggregate payments to or from the Company or Blocker in excess of $100,000 (other than Contracts providing for payments to clinicians in the ordinary course of business consistent with past practice);

(x) make any loans, advances or capital contributions to or investments in any other Person or otherwise incur or guarantee any Indebtedness other than loans, advances or capital contributions by the Company or Blocker to any employee in connection with travel, entertainment and related business expenses or other customary out-of-pocket expenses in the ordinary course of business consistent with past practice;

(xi) commit or authorize any commitment to make any capital expenditures in excess of $25,000 individually or $50,000 in the aggregate or defer any capital expenditures specified in the capital budget of the Company;

(xii) take any action to materially change the strategy or conduct of the Company’s business with respect to the sale and pricing of the Company Products and services (including with respect to the proportional mix of the Company Products and services being sold) except in the ordinary course of business consistent with past practice;

(xiii) make any change in any method of accounting or auditing practice, (including procedures with respect to revenue recognition, gross margin, payments of accounts payable and collection of accounts receivable) other than changes required as a result of changes in GAAP or applicable Law;

(xiv) enter into any partnership, joint venture, joint development or other similar arrangement with one or more Persons;

(xv) except to the extent required by any Plan, (A) grant any increase in the compensation or benefits payable or to become payable to any current or former director, officer, employee, contractor or consultant of the Company or Blocker (except for increases in the ordinary course of business with respect to non-management individuals earning less than $100,000 in total direct compensation), (B) grant any such individual any bonus, equity or equity-based compensation, retention, severance, change in control or similar rights, (C) terminate, modify or adopt any Plan (or any arrangement that would constitute a Plan, if adopted), (D) commence or terminate the employment, change the title, office or position or materially alter the responsibilities of any director, officer, employee, contractor or consultant of the Company (except for terminations for cause or actions taken in the ordinary course of business or the payment of accrued or earned but unpaid bonuses with respect to non-management individuals earning less than $100,000 in total direct compensation), (E) accelerate the timing of payment or vesting of any compensation or benefits, (F) implement any employee layoffs in violation of WARN, (G) negotiate or enter into any collective bargaining agreement or other contract with any labor organization, union or employee organization relating to any employee of the Company or (H) waive, release, limit or condition any Restrictive Covenant obligation of any current or former employee, director or other individual service provider of the Company;

(xvi) (A) settle or commence any Proceeding or (B) enter into any consent decree, injunction or other similar restraint or form of equitable relief in settlement of any Liability, claim or litigation;

(xvii)   change or modify its credit, collection or payment policies, procedures or practices, including accelerating collections or receivables (whether or not past due) or failing to pay or delaying payment of payables or other Liabilities;

(xviii) (A) make, change or rescind any Tax election, (B) change any annual Tax accounting period, (C) adopt or change any method, policy or practice of Tax accounting, (D) file any amended Tax Return, (E) request, waive or consent to any extension or waiver of the limitations period applicable to the assessment, determination or collection of any Taxes, (F) settle, resolve or otherwise dispose of any material claim or Proceeding relating to Taxes (other than the timely payment of Taxes in the ordinary course of business consistent with past practice), (G) enter into any closing agreement affecting any Tax liability or refund, (H) file any request for rulings or special Tax incentives with any Governmental Body or (I) take, or cause or permit any other Person to take, any action or actions which could, individually or in the aggregate, (1) increase the Liability for Taxes of Buyer or any of its Affiliates (including, after the Closing, Blocker or the Company) or (2) result in, or change the character of, any income or gain that Buyer or any of its Affiliates (including, after the Closing, Blocker or the Company) must report on any Tax Return;

(xix) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or make any material reductions in force;

(xx)   take any other actions that would have a Material Adverse Effect; or

(xxi) authorize, commit or agree to take any action described in this Section 7.1.

Section 7.2 Notification of Certain Matters. During the Interim Period, the Company shall promptly notify Buyer of (a) any notice or other communication received by the Company, Blocker, the Sellers, Seller Representative or a PC from any Governmental Body in connection with the transactions contemplated by this Agreement or from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, (b) any Proceedings commenced or threatened against, relating to or involving or otherwise affecting the Company, Blocker, the Sellers, Seller Representative or a PC that relate to the transactions contemplated by this Agreement, (c) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which has caused any representation or warranty made by the Company, Blocker or the Sellers contained in this Agreement to be untrue or inaccurate in any material respect or that would render any condition set forth in Section 8.2(a) incapable of being satisfied (whether or not curable), (d) any failure of the Company, Blocker, the Sellers, Seller Representative or their respective Representatives to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder and (e) any Material Adverse Effect. For the avoidance of doubt, the delivery of any notice pursuant to this Section 7.2 shall not (i) cure any breach of, or non-compliance with, any other provision of this Agreement, (ii) limit the remedies available to the Buyer Indemnified Parties or (iii) constitute an acknowledgment or admission of breach of this Agreement.

Section 7.3 Access.

(a) During the Interim Period and subject to applicable Laws, Buyer shall be entitled, through its Representatives, to have such access to the properties, businesses, operations and personnel of the Company and Blocker and such examination of the books, records and financial condition of the Company and Blocker as it reasonably requests and to make extracts and copies of such books and records. Any such access and examination shall be conducted upon reasonable prior notice during regular business hours and under reasonable circumstances and in a manner that does not unreasonably interfere with the normal operations of the Company or Blocker and in compliance with all Laws and Orders regarding COVID-19, and the Company and Blocker shall, and shall cause their Representatives to, cooperate with Buyer and its Representatives in connection with such investigation and examination. Notwithstanding anything to the contrary herein, no such access or examination shall be permitted to the extent that it would require the Company or Blocker to disclose information subject to attorney-client privilege solely to the extent that the disclosure of such information would, in the reasonable and good faith judgment of the Company’s outside counsel, violate such attorney-client privilege; provided, however, the Company shall promptly notify Buyer of such circumstance and use reasonable efforts to seek alternative means to disclose such information as completely as possible without adversely affecting such attorney-client privilege.

(b) The information provided pursuant to this Section 7.3 will be governed by the Confidentiality Agreement, the confidentiality terms of which are incorporated herein by reference. Effective upon the Closing, the terms of the Confidentiality Agreement which place confidentiality obligations on Buyer, its Affiliates and Representatives will terminate.

Section 7.4 No Shop.

(a) During the Interim Period, each of the Company Blocker, the Sellers and Seller Representative shall not, and shall not permit any of its Representatives to, directly or indirectly, (i) discuss, encourage, negotiate, undertake, initiate, authorize, recommend, propose or enter into, whether as the proposed surviving, merged, acquiring or acquired corporation or otherwise, any transaction involving an Acquisition Proposal, other than the transactions contemplated by this Agreement, (ii) facilitate, encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Acquisition Proposal, (iii) furnish or cause to be furnished, to any Person, any information concerning the business, operations, employees, properties or assets of the Company or Blocker in connection with an Acquisition Proposal or (iv) otherwise consent to, or cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing.

(b) During the Interim Period, each of the Company, Blocker, the Sellers and Seller Representative shall notify Buyer orally and in writing promptly (but in no event later than twenty-four (24) hours) after receipt by such Party, or any of its Representatives of any Acquisition Proposal from any Person, other than Buyer, or any request for non-public information relating to the Company or Blocker or for access to the properties, books or records of the Company or Blocker by any Person, other than Buyer, its Affiliates or its Representatives. Any such notice of an Acquisition Proposal shall include the name of the proposed purchaser, the dollar amount, if any, of the purchase price of the Acquisition Proposal, the type of consideration, any material contingencies and any other material terms and provisions thereof.

(c) Each of the Company, Blocker, the Sellers and Seller Representative shall (and shall cause their respective Representatives to), immediately cease and cause to be terminated any existing discussions or negotiations with any Persons (other than Buyer, its Affiliates or its Representatives) conducted heretofore with respect to any Acquisition Proposal. During the Interim Period, the Company, Blocker, the Sellers and Seller Representative shall not release any third party from the confidentiality and standstill provisions of any agreement to which the Company or Blocker is a party.

Section 7.5 Publicity; Confidentiality.

(a) No press release or other public announcement or comment pertaining to the transactions contemplated by this Agreement will be made by or on behalf of the Company, Blocker, any Seller, Seller Representative or any of their respective Representatives, without the express prior written approval of Buyer.

(b) Each Party agrees that this Agreement, the other Transaction Documents and the terms and conditions set forth herein and therein shall be kept confidential and shall not be disclosed or otherwise made available to any other Person and that copies of this Agreement and the other Transaction Documents shall not be publicly filed or otherwise made available to the public, except (i) where such disclosure, availability or filing, upon the advice of outside counsel, is required by applicable Law (including the periodic reporting requirements under the Exchange Act) and only to the extent required by such Law or under the rules of any securities exchange on which the securities of Buyer are listed, and (ii) as otherwise agreed by each of Buyer and the Seller Representative. In the event that any such disclosure, availability or filing is required by applicable Law (other than any filing required by the Exchange Act or the Securities Act), each Party agrees to use reasonable efforts to obtain “confidential treatment” or similar treatment of this Agreement and the other Transaction Documents and to redact such terms of this Agreement and the other Transaction Documents that Buyer or the Seller Representative reasonably requests.

Section 7.6 Regulatory Filings; Efforts.

(a) Each of the Parties shall promptly following the date hereof: (i) make or cause to be made all filings and submissions under any Laws or regulations applicable to it required for the consummation of the transactions contemplated hereby, (ii) coordinate and cooperate with the other in exchanging such information and providing such assistance as the other may reasonably request in connection with all of the foregoing, (iii) supply any additional information and documentary material that may be requested in connection with such filings and make any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith and (iv) use reasonable efforts to obtain all approvals, consents or other authorizations from any Governmental Body.

(b) Without limiting the foregoing, the Company and the Sellers shall furnish to Buyer as soon as practically possible after the Closing Date, and in any event (i) no later than five (5) Business Days after the Closing Date, true and complete copies of any audited financial statements (which shall be accompanied by an unqualified auditor’s report) and any unaudited financial statements, in each case, that are required to be included under Item 2.01 and 9.01 of Form 8-K in connection with a Current Report on Form 8-K to be filed by Buyer under the Exchange Act as a result of the consummation of the transactions contemplated hereby and (ii) no later than five (5) Business Days after the Closing Date, sufficient financial information to make pro forma adjustments to such financial statements that are necessary to reflect the consummation of the transactions contemplated hereby and, by the date the Current Report on Form 8-K referenced in clause (ii) is filed, any consents of the Company’s independent auditor required under the Securities Act or the Exchange Act in connection with the filing of such Current Report on Form 8-K.

(c) Each of the Parties shall: (i) promptly notify each other of any oral or written communication received from any Governmental Body and (ii) subject to applicable Law, furnish the other Parties copies of all correspondence, filings, applications, submissions, notifications, documents and communications (and memoranda setting forth substance thereof) between them on one hand, and any Governmental Body on the other hand, with respect to this Agreement, including advanced drafts thereof and the reasonable opportunity to comment on them. Except as may be prohibited by any Governmental Body and applicable Law, each of the Company, Blocker, Buyer and the Sellers will consult and cooperate with the other, and will consider in good faith, the views of the other Party, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any investigation or Proceeding under or relating to Antitrust Regulations and to the extent permitted by any such Governmental Body, each such Party will permit authorized Representatives of the other Party to be present at each meeting or teleconference relating to any investigation or Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such investigation or Proceeding; provided, however, that nothing herein will preclude Buyer from participating in discussions with a Governmental Body without participation by the Company, Blocker or any Seller where the discussions are initiated by the Governmental Body, or where the subject matter in the reasonable judgment of Buyer cannot be effectively discussed in the presence of Company, Blocker or such Seller. Notwithstanding anything to the contrary contained herein, Buyer shall have the sole right to devise and implement the strategy for obtaining any necessary clearance or approval, for responding to any request, inquiry or investigation, for defending any lawsuit challenging this Agreement and for leading all meetings and communications with any Governmental Body that has authority to enforce Antitrust Regulations. Each of the Parties shall not be obligated by this Section 7.6 to disclose any confidential or commercially sensitive information with another Party and may, as they deem necessary, designate any sensitive materials to be exchanged in connection with this Section 7.6 as “outside-counsel only.” Any such materials, as well as the information contained therein, shall be provided only to a receiving Party’s outside counsel (and mutually-acknowledged outside consultants) and not disclosed by such counsel (or consultants) to any employees, officers or directors of the receiving party without the advance written consent of the Party supplying such materials or information.

(d) Notwithstanding anything to the contrary herein, nothing shall require Buyer to offer, negotiate, commit to effect or otherwise take any action, by consent decree, hold separate order or otherwise, including but not limited to (i) the sale, divestiture, license, hold separate or other disposition of any and all of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, products or businesses of Buyer and its Affiliates, on the one hand, and the Company and Blocker, on the other hand, (ii) any other restrictions on the activities of Buyer and its Affiliates, on the one hand, and the Company and Blocker, on the other hand, (iii) changing or modifying any course of conduct or otherwise making any commitment (to any Governmental Body or otherwise) regarding future operations of Buyer or the Company’s business or (iv) contest, defend or appeal any Proceeding, whether judicial or administrative, or prevent the initiation thereof, by any Governmental Body under Antitrust Regulations challenging this Agreement or the consummation of the transactions contemplated hereby.

(e) Notwithstanding anything to the contrary herein, this Section 7.6 shall not apply to any matters relating to Taxes.

Section 7.7 Director and Officer Liability and Indemnification.

(a) From and after the Closing, Buyer shall cause the Company to comply with the obligations of the Company pursuant to any indemnification provisions under the Organizational Documents of the Company as in effect on the date hereof between the Company, on the one hand, and any of its current or former directors and officers (collectively, the “D&O Indemnitees”), on the other hand, in each case, solely to the extent any such agreement is set forth in Section 7.7 of the Disclosure Schedule, with respect to acts or omissions by them in their capacities as such at any time at or prior to the Closing.

(b) The Company shall procure a six (6) year “tail” directors’ and officers’ liability insurance policy covering acts or omissions occurring prior to the Closing Date with respect to those Persons who are currently covered by the Company’s directors’ and officers’ liability insurance policy on terms with respect to such coverage and amount no less favorable in the aggregate to the Company’s directors and officers currently covered by such insurance than those of such policy in effect on the date hereof; provided, that such “tail” policy shall provide such coverage for six (6) years from the Closing Date and shall be obtained from the Company’s current insurance company or another reputable insurance company reasonably satisfactory to Buyer (such policy, the “D&O Tail Policy”); provided, further, that the costs associated with the D&O Tail Policy shall be Transaction Costs.

(c) This Section 7.7 shall survive the Closing, is intended to benefit and may be enforced by the D&O Indemnitees, and shall be binding on all successors and permitted assigns of Buyer and the Company.

(d) Notwithstanding the foregoing, no Seller shall have any right of indemnification or contribution against the Company with respect to any breach by such Seller of any of their representations, warranties, covenants or agreements in this Agreement or any Transaction Document, by virtue of any contractual or statutory right of indemnity.

Section 7.8 Transfer Restrictions.

(a) No Seller shall, and such Seller shall cause its Affiliates not to, without the prior written approval of Buyer, directly or indirectly, offer, sell, contract to sell, transfer, assign, pledge, grant any option to purchase, make any Short Sale or otherwise dispose of or distribute (“Transfer”) any Shares received by such Seller pursuant to the terms hereof during the period commencing on the Closing Date and ending on October 30, 2021 other than pursuant to a Permitted Transfer; provided, that each Seller shall be permitted to Transfer a percentage proportion of the Shares received by such Seller pursuant to the terms hereof, prior to October 30, 2021 equal to the percentage proportion of the Shares beneficially owned by SOC Holdings LLC and its Affiliates as of the date hereof that are sold to third parties in a bona fide sale transaction prior to October 30, 2021 (excluding for the avoidance of doubt any Transfers amongst SOC Holdings LLC and any of its Affiliates) (each date upon which such foregoing sale transaction is consummated, an “Early Release Date”); provided, further, that the aggregate number of Shares subject to early release pursuant to this Section 7.8(a) amongst all Sellers shall not exceed $20,000,000, divided by the Trading Price Per Share (such aggregate number, the “Lock-Up Early Release Shares,” and such period, including any applicable early release pursuant to this Section 7.8(a), the “Lock-Up Period”). Buyer shall provide written notice to Seller Representative within one (1) Business Day after receiving notice of any Early Release Date, along with the applicable percentage proportion of the Shares beneficially owned by SOC Holdings LLC and its Affiliates as of the date hereof that are sold to third parties in such sale transaction. In order to permit the Transfer of the Lock-Up Early Release Shares upon the occurrence of an Early Release Date, Buyer shall file a registration statement on the appropriate form registering the resale of the aggregate number of Shares pursuant to the terms of Section 7.8(g). For the avoidance of doubt, Sellers are not entitled to participate in any registration of Shares other than a registration resulting from Section 7.8(g). After the expiry of the applicable Lock-Up Period with respect to any Shares received by a Seller pursuant to the terms hereof, no Seller shall Transfer all or any portion of such Shares except in accordance with (y) an effective registration statement filed under the Securities Act or (z) subject to Section 7.8(c), Rule 144 promulgated under the Securities Act, or any other available exemption from registration under the Securities Act and applicable securities Laws.

(b) Each Seller hereby acknowledges and agrees that each certificate or book-entry share representing the Shares received by such Seller pursuant to the terms hereof, and any securities issued in respect thereof or exchange therefor shall bear a legend substantially in the following form (in addition to any other legend required under applicable securities Laws) and a comparable notation or other arrangement will be made with respect to any uncertificated Shares:

(i) “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES UNDER THE SECURITIES ACT OR UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.”

(ii) “THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THAT CERTAIN MEMBERSHIP INTEREST AND STOCK PURCHASE AGREEMENT, BY AND AMONG THE ISSUER AND THE OTHER PARTIES THERETO, AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.”

(c) Buyer shall, promptly upon the written request of a Seller, and at Buyer’s expense, cause (i) the removal of the legend set forth in Section 7.8(b)(i) from any certificate and any related “stop order” or equivalent restriction on any book-entry share evidencing the Shares received by such Seller pursuant to the terms hereof, provided that such Seller delivers to Buyer (A) such documentation, representations and warranties as may be reasonably requested by Buyer and (B) a customary opinion of counsel (which may be Buyer’s counsel), reasonably acceptable in form and substance to Buyer, that either a registration statement under the Securities Act is then in effect with respect to such Shares, or that such Shares can be freely transferred in a public sale without such a registration statement being in effect, and (ii) the removal of the legend set forth in Section 7.8(b)(ii) from any certificate and any related “stop order” or equivalent restriction on any book-entry share evidencing Shares received by such Seller pursuant to the terms hereof upon the termination or lapse of the restrictions on Transfer set forth in Section 7.8(a). If so requested by a Seller, any certificates subject to legend removal hereunder may be surrendered in exchange for Shares held in book-entry form and shall be transmitted by Buyer’s transfer agent to such Seller through the direct registration system.

(d) Each Seller acknowledges and agrees that, in order to ensure compliance with the restrictions imposed by this Agreement, Buyer may issue to its transfer agent an appropriate “stop order” or equivalent instructions with respect to any Shares received by such Seller pursuant to the terms hereof that are held in book-entry form (and may make appropriate notations to the same effect in its own records).

(e) Buyer shall cause the maximum number of Shares issuable by Buyer to Sellers pursuant to the terms of this Agreement (including the Closing Number of Shares and the number of Shares potentially issuable as payment of the Earnout Amount or the Deferred Payment Amount or both pursuant to Section 2.8(d) hereof) to be approved for listing on Nasdaq, subject to official notice of issuance.

(f) Requisite Buyer Stockholder Approval.

(i) Following the Closing, Buyer shall use reasonable efforts to obtain at its next annual meeting of stockholders, but in no event later than December 31, 2021, the Requisite Buyer Stockholder Approval, including by endorsing its approval with the recommendation of the Board of Directors of Buyer that stockholders vote in favor of the Requisite Buyer Stockholder Approval in the related proxy materials. Unless and until the Requisite Buyer Stockholder Approval is obtained, or is not, in the opinion of counsel to Buyer, required, in no event will the number of Shares issuable as payment, in whole or in part, of the Earnout Amount or the Deferred Payment Amount or both pursuant to Section 2.8(d) hereof, together with all other Shares theretofore issued or reserved for issuance pursuant to this Agreement, exceed nineteen and nine-tenths percent (19.9%) in the aggregate of either (1) Buyer’s issued and outstanding Shares as of the date hereof prior to the issuance or reservation for issuance of the Closing Number of Shares or (2) the total voting power of Buyer’s securities outstanding as of the date hereof prior to the issuance of the Closing Number of Shares that are entitled to vote on a matter being voted on by holders of Shares.

(ii) Each Seller irrevocably and unconditionally agrees that, until immediately following the time at which the Requisite Buyer Stockholder Approval is obtained, it shall, at any meeting of the stockholders of Buyer (whether annual or special and whether or not an adjourned or postponed meeting), however called, for the purpose of voting on a proposal for the Requisite Buyer Stockholder Approval, attend such meeting (in person or by proxy) or otherwise cause the Shares then-owned by such Seller, to be counted as present thereat for purpose of establishing a quorum, and to vote, or cause to be voted at such meeting, in favor of (“for”) any proposal made, proposed and recommended by the Board of Directors of Buyer for the Requisite Buyer Stockholder Approval; provided, however, that nothing herein shall require Seller to vote in favor of any other proposal made, proposed or recommended by the Board of Directors of Buyer at any such meeting. If any Seller is the beneficial owner, but not the holder of record, of any Shares eligible to vote at such a meeting, such Seller agrees to take all actions necessary to cause the holder of record and any nominees to vote all of such Shares at such meeting in accordance with this Section 7.8(f)(ii).

(g) Resale Registration.

(i) (A) Buyer shall, within 30 calendar days after the Closing (the “Initial Filing Date”), prepare and file with (or confidentially submit to) the SEC (at Buyer’s sole cost and expense) a registration statement on an appropriate form registering the resale of the Closing Number of Shares issued at Closing (the “Initial Registration Statement”), and Buyer shall use its reasonable efforts to have the Initial Registration Statement declared effective as soon as practicable following the consummation by Buyer of a public offering of Shares, but no later than September 30, 2021 (the “Initial Effectiveness Date”); provided, however, that Buyer’s obligations to include such Shares in the Initial Registration Statement are contingent upon each Seller acquiring Shares at the Closing furnishing in writing to Buyer the information set forth in the Seller Questionnaire in the form attached hereto as Exhibit G prior to the Closing, and each such Seller shall promptly execute and deliver such additional documents in connection with such registration as Buyer may reasonably request that are customary of a selling stockholder in similar situations, including providing that Buyer shall be entitled, in accordance with Section 7.8(g)(iii), to postpone and suspend the effectiveness or use of the Initial Registration Statement.

(B) Buyer shall, as soon as practicable after December 31, 2021, but in no event later than March 31, 2022 (the “Second Filing Date”; each of the Initial Filing Date and the Second Filing Date, a “Filing Date”), prepare and file with the SEC (at Buyer’s sole cost and expense) a registration statement on Form S-3 (or, if Form S-3 is not then available to Buyer, on Form S-1 or such other appropriate form as is then available to effect a registration for resale of such Shares) registering the resale of the aggregate of (x) the Closing Number of Shares that may become issuable to the Deferred Vesting Recipients after the Closing Date as set forth in the Company Closing Statement and (y) the maximum number of Shares that Buyer expects, based on a reasonable good faith estimate as of the Second Filing Date, to comprise the Earnout Amount and the Deferred Payment Amount (the “Second Registration Statement”; each of the Initial Registration Statement and the Second Registration Statement, a “Registration Statement”), and Buyer shall use its reasonable efforts to have the Second Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the 90th calendar day (or 120th calendar day if the SEC notifies Buyer that it will “review” the Second Registration Statement) following the Second Filing Date (the “Second Effectiveness Date”; each of the Initial Effectiveness Date and the Second Effectiveness Date, an “Effectiveness Date”); provided, however, that Buyer’s obligations to include such Shares in the Second Registration Statement are contingent upon each Seller acquiring such Shares furnishing in writing to Buyer the information set forth in the Seller Questionnaire in the form attached hereto as Exhibit G and such additional documents in connection with such registration as Buyer may reasonably request that are customary of a selling stockholder in similar situations, including providing that Buyer shall be entitled, in accordance with Section 7.8(g)(iii), to postpone and suspend the effectiveness or use of the Second Registration Statement.

(C) Subject to any SEC comments, Buyer shall include a Plan of Distribution in substantially the form attached hereto as Exhibit H in the Registration Statements. For purposes of clarification, any failure by Buyer to file (or confidentially submit) a Registration Statement by the applicable Filing Date or to effect such Registration Statement by the applicable Effectiveness Date shall not otherwise relieve Buyer of its obligations to file (or confidentially submit) or cause such Registration Statement to be declared effective as set forth above in this Section 7.8(g).

(ii) In the case of any registration effected by Buyer pursuant to this Section 7.8(g), Buyer shall, upon reasonable request, inform the Sellers identified as selling stockholders in the applicable Registration Statement as to the status of such registration. At its expense, Buyer shall:

(A) except for such times as Buyer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which any Seller reasonably requests Buyer to obtain (provided, however, that nothing contained herein shall require Buyer to qualify to do business in any jurisdiction where it would not otherwise be required to so qualify, to execute or file a general consent to service of process in any such jurisdiction or to subject itself to taxation in any such jurisdiction if it is not otherwise so subject), continuously effective with respect to each such Seller, and to prepare and file such amendments and post-effective amendments to the Registration Statement and supplements to any prospectus in order to keep the applicable Registration Statement or any subsequent shelf registration statement and any prospectus free of any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they are made (in the case of the prospectus) not misleading, until the earlier of the following: (1) such Seller ceases to hold any Shares issued pursuant to this Agreement, (2) the date all Shares issued pursuant to this Agreement and held by such Seller may be sold without restriction under Rule 144 promulgated under the Securities Act, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for Buyer to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (3) two (2) years from the Effectiveness Date of the applicable Registration Statement;

(B) advise each such Seller within five (5) Business Days:

(1) when a Registration Statement or any post-effective amendment thereto has become effective;

(2) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(3) of the receipt by Buyer of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(4) subject to the provisions in this Section 7.8(g), of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading; provided, however, that notwithstanding anything to the contrary set forth herein, Buyer shall not, when so advising such Seller of such events, provide such Seller with any material, nonpublic information regarding Buyer other than to the extent that providing notice to such Seller of the occurrence of the events listed in (1) through (4) constitutes material, nonpublic information regarding Buyer;

(C) use its reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable; and

(D) upon the occurrence of any event contemplated in Section 7.8(g)(ii)(B)(4), except for such times as Buyer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, use its reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii) Notwithstanding anything to the contrary in this Section 7.8(g), Buyer shall be entitled to delay or postpone the effectiveness of a Registration Statement, and from time to time to require the Sellers identified as selling stockholders in a Registration Statement not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by Buyer or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event Buyer’s board of directors believes in good faith, upon the advice of legal counsel, would require additional disclosure by Buyer in the Registration Statement of material information that Buyer has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the good faith determination of Buyer’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made (in the case of the prospectus), not misleading or otherwise fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that Buyer may not delay or suspend the Registration Statement on more than three occasions or for more than sixty (60) consecutive calendar days, or more than one hundred and twenty (120) total calendar days, in each case during any twelve (12)-month period. Upon receipt of any written notice from Buyer of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made (in the case of the prospectus) not misleading, each such Seller agrees that (A) it will immediately discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until such Seller receives copies of a supplemental or amended prospectus (which Buyer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Buyer that it may resume such offers and sales, and (B) it will maintain the confidentiality of any information included in such written notice delivered by Buyer unless otherwise required by law or subpoena. Buyer agrees to promptly notify the Holders of the expiration of any Suspension Event. If so directed by Buyer, each such Seller will deliver to Buyer or, in such Seller’s sole discretion destroy, all copies of the prospectus covering the Shares in such Seller’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (1) to the extent such Seller is required to retain a copy of such prospectus (x) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (y) in accordance with a bona fide pre-existing document retention policy or (2) to copies stored electronically on archival servers as a result of automatic data back-up.

Section 7.9 Restrictive Covenants.

(a) Each Restricted Seller acknowledges and agrees that (i) the agreements and covenants contained in this Section 7.9 are (A) reasonable and valid in geographical and temporal scope and in all other respects and (B) essential to protect the value of the Company including its goodwill, (ii) such Restricted Seller has obtained confidential and proprietary knowledge about the Company and that such knowledge could be used to the substantial advantage of a competitor of the Company and to the substantial detriment of the Company and (iii) Buyer has agreed to purchase the Company Interests and Blocker Stock from the Sellers, including from such Restricted Seller, in reliance on the covenants made by such Restricted Seller in this Section 7.9, and that Buyer would not have agreed to purchase the Company Interests and Blocker Stock from the Sellers in the absence of the covenants made by such Restricted Seller in this Section 7.9.

(b) Each Restricted Seller shall not, directly or indirectly, disclose to any Person or use at any time (and shall cause all of the Restricted Seller’s controlled Affiliates not to use or disclose), any Confidential Information (whether or not such information is or was developed by the Restricted Seller), except to the extent that such disclosure or use is directly related to and required by the performance of the Restricted Seller’s duties to the Company, as required by Law or as otherwise provided hereunder. Each Restricted Seller shall take commercially reasonable steps to safeguard the Confidential Information and to protect it against disclosure, misuse, loss and theft. In the event a Restricted Seller is required by Law to disclose any Confidential Information, such Restricted Seller shall promptly notify Buyer in writing, which notification shall include the nature of the legal requirement and the extent of the required disclosure, and shall cooperate with Buyer’s reasonable requests to preserve the confidentiality of such Confidential Information consistent with applicable Law. Notwithstanding the foregoing, Confidential Information does not include such information which: (i) at the time of disclosure is publicly available or thereafter becomes publicly available, in each case, through no act or omission of the Restricted Seller or (ii) is disclosed by the Restricted Seller in compliance with the terms hereof under compulsion of applicable Law.

(c) Each Restricted Seller, other than the Exempt Restricted Sellers, on such Restricted Seller’s behalf and on behalf of each of such Restricted Seller’s controlled Affiliates, hereby agrees that during the Restricted Period, such Restricted Seller shall not acquire or hold any economic, financial or other interest (including equity or debt securities) in, act as an equity holder or Representative of, render any services to, or otherwise operate or hold an interest (whether an equity interest or otherwise) in any Person (other than the Company, PCs or Buyer or any of their respective Affiliates) having any location in the Restricted Territory, that engages in the business of (w) Telemedicine or the ownership of an affiliated entity of a business providing Telemedicine, (x) providing or leading medical practice management services for the practice of Telemedicine, (y) developing and selling equipment primarily for use in the practice of Telemedicine or (z) providing technical support and management of equipment primarily used in the practice of Telemedicine; provided, however, nothing contained herein shall be construed to prohibit such Restricted Seller from owning, directly or indirectly, up to an aggregate of two percent (2%) of any class of the outstanding voting securities of any publicly traded corporation (but only if such investment is held on a purely passive basis and does not otherwise violate any restrictive covenant hereunder). For the avoidance of doubt, the Exempt Restricted Sellers shall not be subject to the restrictive covenants set forth in this Section 7.9(c).

(d) Each Restricted Seller, on such Restricted Seller’s behalf and on behalf of each of such Restricted Seller’s controlled Affiliates, hereby agrees that during the Restricted Period, such Restricted Seller shall not directly or indirectly, either individually or acting in concert with another Person or Persons:

(i) induce or attempt to influence any customer, service provider, contractor, supplier or vendor of Buyer or its Affiliates (including, after the Closing, the Company) or a PC as of the Closing or during the Restricted Period to curtail, cancel or refrain from maintaining or increasing the amount or type of business such customer, service provider , contractor, supplier or vendor is currently transacting, or may transact during the Restricted Period, with Buyer or its Affiliates (including, after the Closing, the Company) or a PC or modify its pricing or other terms of sale with Buyer or its Affiliates (including, after the Closing, the Company) or a PC;

(ii) solicit for employment, engagement, or retention or hire, employ, engage or retain any Person who is an employee or an independent contractor of Buyer or its Affiliates (including, after the Closing, the Company) or a PC as of the date of the Closing or during the Restricted Period; provided that a Restricted Seller shall not be in breach of this Section 7.9(d)(ii) if any such employee or independent contractor responds to a solicitation made to the general public by such Restricted Seller that is not targeted at such employee or independent contractor; or

(iii) influence or attempt to influence any Person who is an employee or independent contractor of Buyer or its Affiliates (including, after the Closing, the Company) or a PC as of the Closing or during the Restricted Period to terminate his, her or its employment or engagement with the Company or a PC.

Notwithstanding anything to the contrary in this Section 7.9(d), the Exempt Restricted Sellers shall not be subject to the restrictive covenants set forth in Section 7.9(d)(i).

(e) Each Restricted Seller (on such Restricted Seller’s behalf or on behalf of each of such Restricted Seller’s controlled Affiliates) shall not, directly or indirectly, either individually or acting in concert with another Person or Persons, make any negative, derogatory, or disparaging statements or communications regarding the Company, Buyer, the PCs or their businesses, Affiliates, Subsidiaries, or Representatives, except (i) in connection with a Proceeding to enforce the Restricted Seller’s rights under this Agreement or any Transaction Document, or (ii) in connection with an investigation by any Governmental Body or otherwise in compliance with a valid order of a court of competent jurisdiction, provided that statements or communications made by such Restricted Seller are truthful.

(f) If a Restricted Seller breaches any covenant set forth in this Section 7.9, the term of such covenant in respect of such Restricted Seller shall be extended by the period of the duration of such breach. The covenants contained in this Section 7.9 shall be construed as a series of separate covenants, one for each country, province, state, city or other political subdivision of the Restricted Territory. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenants contained in this Section 7.9. If, in any Proceeding, a court or tribunal refuses to enforce any of such separate covenants (or any part thereof), such unenforceable covenant (or such part) shall be deemed deleted from this Section 7.9 to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. If the provisions of this Section 7.9 are found in a Proceeding to exceed the time, geographic or scope limitations permitted by applicable Law, the Parties agree that such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable Law. The covenants and obligations of each Restricted Seller in this Section 7.9 shall be construed as independent of any other agreement or arrangement between such Restricted Seller, on the one hand, and Buyer or the Company, on the other.

(g) Notwithstanding anything to the contrary in this Section 7.9, nothing in this Section 7.9 is intended to restrict, in any way, (i) an individual Restricted Seller who is licensed as a physician from the ability to (A) practice medicine (except for the delivery of medical services via Telemedicine or telehealth), (B) own interests in any professional association, professional corporation, professional limited liability company, or any other physician group the primary purpose of which is to provide medical services to patients (except for such entities that deliver medical services via Telemedicine or telehealth), or (C) serve as a medical director, in an executive role for a health system, or in any other similar oversight or advisory role for which a license to practice medicine is a prerequisite (except for such directorships or roles that primarily concern or primarily relate to the delivery of medical services via Telemedicine or telehealth), or (ii) any of the activities set forth in Section 7.9(g) of the Disclosure Schedule; provided, that, in the case of clause (i), any Restricted Seller who is licensed as a physician may practice medicine via Telemedicine or telehealth to the extent such activities are conducted with the prior written consent of the Chief Executive Officer of Buyer, such consent not to be unreasonably withheld, conditioned or delayed.

(h) Notwithstanding anything to the contrary in this Section 7.9, no Affiliate of the Exempt Restricted Sellers, or any portfolio company of the Exempt Restricted Sellers or any of their respective Affiliates, shall be deemed to have disclosed Confidential Information in violation of Section 7.9(b) solely because of the fact that the Exempt Restricted Person’s employees or representatives (the “Dual-Hat Persons”) serve as an officer or member of the board of directors (or similar governing body) of, or provide services to, such Affiliate or portfolio company, as long as such Person does not provide Confidential Information to the other officers and members of the board or representatives (in each case, other than Dual-Hat Persons) of such Affiliate or portfolio company. Buyer acknowledges that the Exempt Restricted Sellers and their Affiliates are in the investment business and that the Exempt Restricted Sellers and their Affiliates may now or in the future evaluate, invest in (directly or indirectly, including providing financing to) or do business with competitors or potential competitors of the Company or the Business, and that, subject to compliance by the Exempt Restricted Sellers with the terms of this Agreement, neither the mere execution of this Agreement nor mere receipt of any Confidential Information in and of itself is intended to or shall restrict or preclude such activities.

(i) For purposes of this Agreement, an Exempt Restricted Seller’s “controlled Affiliates” shall mean any Affiliate controlled by such Exempt Restricted Seller (other than (x) Affiliates of a portfolio company who are not otherwise an Affiliate of such Person and (y) a portfolio company of such Person, except the following portfolio companies shall be deemed a “controlled Affiliate”: any portfolio company (i) that has received Confidential Information concerning the Company or a PC (provided that possession or knowledge of such Confidential Information by a Dual-Hat Person without more shall not be imputed to such entity), or (ii) has taken any action under the supervision of such Exempt Restricted Seller or another Affiliate of such Exempt Restricted Seller that is otherwise prohibited or restricted by the terms of this Agreement).

Section 7.10 Non-Recourse; Release.

(a) Except to the extent otherwise set forth in the Confidentiality Agreement, all claims, obligations, liabilities or causes of action (whether in contract or in tort, in Law or in equity or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in connection with, or as an inducement to, this Agreement), may be made only against (and such representations and warranties are those solely of) the Parties. No Person who is not a Party, including any past, present or future director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, attorney, representative or assignee of and any financial advisor or lender to, any Party, or any past, present or future director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, attorney, representative or assignee of and any financial advisor or lender to, any of the foregoing, shall have any liability (whether in contract or in tort, in Law or in equity, or granted by statute) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance or breach (other than as set forth in the Confidentiality Agreement).

(b) Each Seller, on such Seller’s behalf and on behalf of such Seller’s heirs (if applicable), controlled Affiliates, designees, assignees, transferees, successors and assigns (collectively, the “Releasors”), hereby forever fully and irrevocably releases and discharges the Company, the PCs, Blocker, Buyer, and each of their Representatives, predecessors, successors, direct or indirect Affiliates and Subsidiaries, and past and present direct and indirect stockholders, members, managers, directors, officers, employees, agents and other Representatives (collectively, the “Released Parties”) from any and all actions, suits, claims, demands, debts, agreements, obligations, promises, judgments or liabilities of any kind whatsoever in Law or equity and causes of action of every kind and nature, or otherwise (including, claims for damages under a writing or contract or agreement (including the Organizational Documents of the Company and any distributions rights thereunder)) or arising under duty or alleged tortious conduct, rights of subrogation against customers and suppliers of Buyer and its Affiliates (including, after the Closing, the Company), costs, expenses, and attorneys’, brokers’, financial advisors’ and accountants’ fees and expenses) arising out of or related to events, facts, promises, representations (orally or in writing, affirmative or omitted), conditions or circumstances existing or arising on or prior to the Closing, which such Seller and its Releasors can, shall or may have against the Released Parties, whether known or unknown, patent or latent, suspected or unsuspected, unanticipated as well as anticipated (collectively, the “Released Claims”), and hereby irrevocably agrees to waive and refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any Proceeding of any kind, in any court or before any arbitrator, tribunal or mediator, against any Released Party based upon any Released Claim. Notwithstanding the preceding sentence of this Section 7.10, “Released Claims” do not include, and the provisions of this Section 7.10 do not release or otherwise diminish, (a) subject to Section 7.7, any indemnification rights of the Releasors in their capacities as managers, directors or officers of the Company or the PCs by contract, under applicable Law or any of the Organizational Documents of the Company and the PCs, (b) the obligations of any Party set forth in or arising under any provision of this Agreement or the other Transaction Documents, (c) the obligations of any Party set forth in or arising under the Retention Bonus Agreement, (d) earned but unpaid base salary compensation of such Releasor as of the date hereof, all benefits earned and accrued to such Releasor as of the date hereof in the ordinary course of business and all unreimbursed business expenses of such Releasor incurred as of the date hereof in the ordinary course of business and in compliance with the applicable policies of the Company or the PCs related thereto, or (e) any claim arising out of or relating to Fraud by Buyer.

(c) Each Seller, on such Seller’s behalf and on behalf of such Seller’s Releasors, specifically waives the benefits of any statutory or common law, which in effect provides that a general release does not extend to Released Claims which the creditor does not know or suspect to exist in his, her or its favor. It is expressly understood and agreed that the releases contained in this section are intended to cover and do cover all known facts or Released Claims, as well as any further facts within the scope of Released Claims not known or anticipated, but which may later be discovered, including all the effects and consequences thereof. Each Seller, on such Seller’s behalf and on behalf of such Seller’s Releasors, acknowledges that such Seller may hereafter discover facts in addition to, or different from, those which he now believes to be true with respect to the subject matter of the Released Claims released in this Agreement, but agrees that such person has taken that possibility into account in reaching this Agreement, and that the releases given in this Agreement will be and remain in effect notwithstanding the discovery or existence of any such additional or different facts, as to which such person expressly assumes the risk. Each Seller acknowledges that such Seller has been advised and is familiar with the provisions of California Civil Code Section 1542, which provides as follows: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. Each Seller, being aware of said code section, each agree to expressly waive any rights it or he may have thereunder, as well as under any other statute or common law principles of similar effect.

(d) Each Seller, on such Seller’s behalf and on behalf of such Seller’s Releasors, covenants and agrees that such Parties will not at any time hereafter commence, initiate, or make any charge, complaint, action, suit, Proceeding, hearing, claim, or demand whatsoever, whether direct or indirect, express or derivative, against any of the Released Parties, in respect of any Released Claim. The release set forth in this Section 7.10 may be pleaded by any of the Released Parties as a full and complete defense and may be used as the basis for an injunction against any action at Law or equity instituted or maintained against such Released Party in violation hereof. If any Released Claim is brought or maintained by a Releasor against any Released Party in violation of the this Section 7.10, such Releasor will be responsible for all costs and expenses, including reasonable attorneys’ fees, incurred by the Released Party in defending same.

Section 7.11 Tax Matters.

(a) Cooperation. Buyer and Seller Representative agree to furnish or cause to be furnished to the other, upon request, as promptly as practicable, such information and assistance relating to Taxes, including access to books and records, in such Party’s possession as is reasonably necessary for the filing of all Tax Returns, the making of any election relating to Taxes, the preparation for any audit by any Taxing Authority and the prosecution or defense of any claim, suit or Proceeding relating to any Tax.

(b) Tax Returns. Buyer will prepare and file or cause to be prepared and filed all Tax Returns of the Company, Blocker or the PCs that are originally due after the Closing Date that relate to Pre-Closing Tax Periods. Each such Tax Return will be prepared in a manner consistent with existing procedures and practices and accounting methods, unless otherwise required by applicable Law. Each such Tax Return that is an income Tax Return will be provided to Seller Representative at least twenty (20) days prior to the due date of the Tax Return (or, if any such Tax Return is due within twenty (20) days following the Closing Date, reasonably in advance of filing to allow Seller Representative reasonable time to review such Tax Return) for Seller Representative’s review and comment, and Buyer shall consider in good faith any written comments made by Seller Representative to Buyer prior to filing. The Company shall make the election described in Section 754 of the Code (and any similar provision under state or local Tax law) on its U.S. federal and applicable state and local income Tax Returns for the taxable period in which the Closing occurs.

(c) Tax Sharing Agreements. Any Tax allocation, sharing, indemnity or similar agreement to which the Company, Blocker or the PCs are a party or under which it may have Liability will be terminated effective as of the Closing.

(d) Transfer Taxes. Any transfer, sales, use, documentary, stamp, registration, and other such Taxes and fees (including any penalties and interest) (collectively, “Transfer Taxes”) that arise by reason of the transactions contemplated hereby shall be paid one-half by Buyer, and one-half by the Sellers. Seller Representative shall be responsible for the timely remittance of Seller’s portion of any Transfer Taxes to the appropriate Taxing Authority and will, at the expense of Buyer, file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes. If required by applicable Law, Buyer shall, and shall cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

(e) Tax Claims. Notwithstanding anything to the contrary herein (including Section 10.7), Buyer will have the sole right (but not the obligation) to conduct any Tax inquiry, investigation, audit or other Tax dispute or contest relating to the Company, Blocker or a PC (each, a “Tax Claim”). With respect to any Tax Claim that relates to a Pre-Closing Tax Period and that, in Buyer’s reasonable judgment, could give rise to a material indemnification obligation of the Sellers, Buyer agrees to (i) provide Seller Representative reasonable notification of the existence of such Tax Claim, and (ii) permit Seller Representative a reasonable opportunity to consult with Buyer regarding (but not to participate in, control or conduct) such Tax Claim at Seller Representative’s sole cost and expense (subject to any reimbursement obligations the Sellers may have to Seller Representative).

(f)   Allocation to Restrictive Covenants. The Parties acknowledge that, for federal income Tax purposes, no more than $3,000,000 in the aggregate and no more than $350,000 per Seller, shall be allocated to the restrictive covenants set forth in Section 7.9 hereof, except as otherwise required by a Taxing Authority.

(g) Tax Treatment. It is intended that the transaction set forth in Section 2.1 of this Agreement shall be treated for federal income tax purposes, as to the Sellers, as a taxable disposition of the Company Interests or Blocker Stock, as applicable.

Section 7.12 Insurance Policies.

(a) Buyer and the Company agree to cooperate and use reasonable efforts to take all actions that are reasonably necessary for Buyer to obtain insurance coverage under the R&W Insurance Policy in accordance with the terms thereof. The R&W Insurance Policy shall include terms to the effect that the insurer of such policy waives its rights to bring any claim for breaches of the representations and warranties contained in this Agreement against the Sellers or any Affiliates of the respective Sellers by way of subrogation, claim for contribution or otherwise (other than in the case of Fraud) and Buyer shall provide that the Sellers are each express beneficiaries of the foregoing provisions of the R&W Insurance Policy referred to in this sentence. In addition, Buyer agrees that after the Closing, it will ensure that such terms of the R&W Insurance Policy are not amended or waived in a manner adverse to the Sellers and, if applicable, their respective Affiliates. For the avoidance of doubt, the costs (including underwriting costs) of the broker and insurer, all premiums payable in connection with Buyer obtaining the R&W Insurance Policy and all deductibles relating to the R&W Insurance Policy will be borne and paid by Buyer and shall not constitute Transaction Costs.

(b) After the Closing, Buyer will: (i) comply with the terms of any post-Closing deliverables set out in the R&W Insurance Policy; (ii) not novate, or otherwise assign its rights under, the R&W Insurance Policy (or do anything which has similar effect); and (iii) not amend or terminate the R&W Insurance Policy or do anything which causes any right under the R&W Insurance Policy not to have full force and effect, in each case, in a manner adverse to the Sellers and, if applicable, their respective Affiliates.

(c) Prior to the Closing, the Company shall obtain and pre-pay an unlimited extended reporting period “tail” medical malpractice liability insurance policy covering acts or omissions occurring prior to the Closing Date with respect to those Persons who are currently covered by the Company’s and the PC’s medical malpractice insurance policy on terms with respect to such coverage and amount no less favorable in the aggregate than those of such policy in effect on the date hereof; provided, that such “tail” policy shall provide such coverage for an unlimited period from the Closing Date and shall be obtained from the Company’s current insurance company or another reputable insurance company reasonably satisfactory to Buyer (such policy, together with the D&O Tail Policy, the “Tail Policies”); provided, further, that the costs associated with such policy shall be Transaction Costs.

Section 7.13 Further Assurances. From time to time, as and when requested by any Party and at such requesting Party’s expense, any other Party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such requesting Party may reasonably deem necessary or desirable to evidence and effectuate the transactions contemplated by this Agreement.

Article 8
Conditions to Closing

Section 8.1 Conditions to All Parties’ Obligations. The respective obligations of each Party to consummate the transactions contemplated hereby at the Closing are subject to the satisfaction (or waiver, in whole or in part, by the Party for whose benefit such condition exists in its sole discretion, to the extent permitted by applicable Law) of the following condition at or immediately prior to the Closing: no Governmental Body of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order that has or would have the effect of prohibiting or enjoining the transactions contemplated hereby or making the transactions contemplated by this Agreement or any other Transaction Document illegal.

Section 8.2 Conditions to Buyer’s Obligations. The obligation of Buyer to consummate the transactions contemplated hereby at the Closing is subject to the satisfaction (or waiver, in whole or in part, by Buyer in its sole discretion, to the extent permitted by applicable Law) of the following conditions at or immediately prior to the Closing:

(a) Accuracy of Representations and Warranties. The representations and warranties of the Company, Blocker and the Sellers contained in this Agreement (other than the Fundamental Representations and the first sentence of Section 3.8) (without giving effect to any materiality, Material Adverse Effect or similar words or phrases limiting the scope of such representation or warranty, other than to the extent that such words or phrases define the scope of items or matters described on the Disclosure Schedule) shall be true and correct in all material respects as of the date hereof and as of the Closing Date (except to the extent such representations and warranties by their terms speak as of an earlier date, in which case they shall be true and correct in all material respects as of such date) and the Fundamental Representations and first sentence of Section 3.8 shall be true and correct in all respects as of the date hereof and as of the Closing Date (except to the extent such representations and warranties by their terms speak as of an earlier date, in which case they shall be true and correct in all material respects as of such date).

(b) Performance of Covenants. The Company, Blocker, Seller Representative and the Sellers shall have performed in all material respects all covenants and agreements required to be performed and complied with by them under this Agreement at or prior to the Closing.

(c) No Material Adverse Effect. There shall not have occurred a Material Adverse Effect.

(d) No Legal Proceedings. There shall be no Proceeding of any kind or nature pending or threatened against a Party, arising out of, or in any way connected with, this Agreement, or the other transactions contemplated hereby or any other Transaction Document, in each case which may have the effect of preventing, delaying, making illegal, imposing limitations or conditions on or otherwise interfering with the transactions contemplated hereby or any other Transaction Document.

(e) Employment Arrangements. At least ninety-five percent (95%) of the employees of the Company shall not have revoked, rescinded, repudiated or taken other action toward terminating their employment or engagement with the Company.

(f) Closing Deliverables. At or prior to the Closing, the Company shall have delivered or shall have caused to be delivered to Buyer the following:

(i) the Closing Balance Sheet, Company Closing Statement, Payoff Letters and Transaction Cost Invoices in accordance with Section 2.4;

(ii) the closing deliverables set forth in Section 2.5(a);

(iii) a certificate duly executed by the secretary of the Company (the “Company Secretary Certificate”), dated as of the Closing Date, certifying as to (i) attached copies of the Organizational Documents of the Company, and stating that such documents have not been amended, modified, revoked or rescinded and (ii) an attached copy of the resolutions and actions taken by the managers and members of the Company, including the Member Approval, in connection with the approval of this Agreement and the transactions contemplated hereby and stating that such resolutions have not been amended, modified, revoked or rescinded;

(iv) a certificate duly executed by the secretary of Blocker (the “Blocker Secretary Certificate”), dated as of the Closing Date, certifying as to (i) attached copies of the Organizational Documents of Blocker, and stating that such documents have not been amended, modified, revoked or rescinded and (ii) an attached copy of the resolutions and actions taken by the board of directors of Blocker authorizing and approving the execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement, and stating that such resolutions have not been amended, modified, revoked or rescinded;

(v) a recent certificate of the Secretary of State of the state of formation of each of Blocker, the Company and the PCs as to the good standing of such Persons;

(vi) duly executed copies of all third-party Consents, approvals, assignments, notices, waivers, authorizations or other certificates required by the transactions contemplated hereby;

(vii) written resignations, effective as of the Closing, of the directors, managers and officers of the Company and Blocker;

(viii) evidence reasonably satisfactory to Buyer that each Contract requested by Buyer to be terminated at the Closing has been terminated, with no further liability on the part of the Company or its Affiliates, and is of no further force or effect as of immediately prior to the Closing;

(ix) evidence reasonably satisfactory to Buyer with respect to each PC regarding changes in ownership, resignation and appointment of officers and the amendment and restatement of Organizational Documents;

(x) the Founder Agreement, duly executed by the parties thereto;

(xi) from each Seller, a valid IRS Form W-9;

(xii) from each of Dand and Ghosh, a duly executed release and waiver agreement in form reasonably satisfactory to Buyer;

(xiii) from each Seller, an Investor Representation Letter; and

(xiv) the Board Nomination Rights Agreement, duly executed by Christopher Gallagher, M.D.

Section 8.3 Conditions to the Company’s Obligations. The obligation of the Company, Blocker, and the Sellers to consummate the transactions contemplated hereby at the Closing is subject to the satisfaction (or waiver, in whole or in part, by the Company in its sole discretion, to the extent permitted by applicable Law) of the following conditions at or immediately prior to the Closing:

(a) Accuracy of Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement shall have been true and correct in all material respects as of the date hereof and as of the Closing Date.

(b) Performance of Covenants. Buyer shall have performed in all material respects all the covenants and obligations required to be performed by it under this Agreement at or prior to the Closing.

(c) Closing Deliverables. At or prior to the Closing, Buyer shall have delivered or shall have caused to be delivered to the Company the following:

(i) evidence reasonably satisfactory to the Seller Representative with respect to each PC regarding changes in ownership, resignation and appointment of officers and the amendment and restatement of Organizational Documents;

(ii) the Board Nomination Rights Agreement, duly executed by Buyer;

(iii) the Voting Support Agreement; and

(iv) the closing deliverables set forth in Section 2.5(b).

(d) Listing. Buyer shall have submitted a listing of additional shares notification form to Nasdaq with respect to the maximum number of Shares issuable by Buyer to Sellers pursuant to the terms of this Agreement (including the Closing Number of Shares and the number of Shares potentially issuable as payment of the Earnout Amount or the Deferred Payment Amount or both pursuant to Section 2.8(d) hereof) and shall have received no objection thereto from Nasdaq.

Section 8.4 Frustration of Closing Conditions. None of Buyer, the Company, Seller Representative nor the Sellers may rely on the failure of any condition set forth in Section 8.1, Section 8.2 or Section 8.3, as the case may be, to be satisfied if such failure was primarily caused by such Party’s failure to comply with any provision of this Agreement.

Article 9
Termination

Section 9.1   Termination. This Agreement may be terminated at any time prior to the Closing Date as follows:

(a) by mutual written consent of Buyer and the Company;

(b) by Buyer or the Company, by notice to the other if the Closing shall not have occurred on or before 5:00 p.m. Eastern Time on April 30, 2021 (the “Outside Date”); provided, however, the right to terminate this Agreement under this Section 9.1(b) shall not be available to a Party whose action or failure to act has been the primary cause of, or otherwise primarily resulted in, the failure of the Closing to occur on or before the Outside Date;

(c) by Buyer or the Company, upon the issuance by a Governmental Body of an Order permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, which Order shall have become final and non-appealable (unless such Order has been withdrawn, reversed or otherwise made inapplicable) or any Law has been enacted that would make the transactions contemplated by this Agreement illegal;

(d) by Buyer, if (i) Buyer is not in material breach of its representations, warranties, covenants or other obligations set forth in this Agreement that renders or would render the conditions set forth in Section 8.3(a) or Section 8.3(b) incapable of being satisfied on the Outside Date and (ii) the Company, Blocker, Seller Representative or any Seller is in breach of its representations, warranties, covenants or other obligations set forth in this Agreement that renders or would render the conditions set forth in Section 8.2(a) or Section 8.2(b) incapable of being satisfied on the Outside Date, and such breach is either (A) not capable of being cured prior to the Outside Date or (B) if curable, is not cured within the earlier of (x) ten (10) days after the giving of written notice by Buyer to the Company and (y) three (3) Business Days prior to the Outside Date;

(e) by the Company, if (i) the Company is not in material breach of its representations, warranties, covenants or other obligations set forth in this Agreement that renders or would render the conditions set forth in Section 8.2(a) or Section 8.2(b) incapable of being satisfied on the Outside Date and (ii) Buyer is in breach of its representations, warranties, covenants or other obligations set forth in this Agreement that renders or would render the conditions set forth in Section 8.3(a) or Section 8.3(b) incapable of being satisfied on the Outside Date, and such breach is either (A) not capable of being cured prior to the Outside Date or (B) if curable, is not cured within the earlier of (x) ten (10) days after the giving of written notice by the Company to Buyer and (y) three (3) Business Days prior to the Outside Date; or

(f)   by Buyer, if a Material Adverse Effect has occurred since the date hereof.

Section 9.2   Notice of Termination; Effect of Termination. If a Party wishes to terminate this Agreement pursuant Section 9.1, then such Party shall deliver to the other Parties a written notice stating that such Party is terminating this Agreement and setting forth a brief description of the basis on which such Party is terminating this Agreement. Any termination of this Agreement under Section 9.1 above will be effective immediately upon the delivery of a valid written notice of the terminating Party to the other Parties. If this Agreement is terminated pursuant to Section 9.1, this Agreement shall be of no further force or effect without Liability on the part of any Party or any of their respective officers or directors and all rights and obligations of any Party will cease; provided, however, notwithstanding anything to the contrary herein (i) the provisions set forth in Section 7.3(b), Section 7.5, this Section 9.2 and Article 11 shall survive the termination of this Agreement and (ii) nothing herein shall relieve any Party from Liability for Fraud. No termination of this Agreement shall affect the obligations of the Parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

Article 10
Indemnification

Section 10.1 Indemnification by the Sellers. In the event that the Closing occurs, and subject to the limitations expressly set forth in this Agreement (including without limitation Section 10.9 hereof), each Seller shall, on a several (and not joint) basis, in accordance with such Seller’s respective Indemnification Pro Rata Share, indemnify, defend and hold harmless Buyer, each of Buyer’s controlled Affiliates and each of their respective directors, officers, employees and Representatives (collectively, the “Buyer Indemnified Parties”) from and against, and will pay to the Buyer Indemnified Parties the monetary value of, any and all Losses incurred or suffered by the Buyer Indemnified Parties arising out of or resulting from any of the following:

(a) any inaccuracy in or breach of any representation or warranty of the Company contained in this Agreement or in any certificate delivered by the Company at Closing pursuant to this Agreement;

(b) any inaccuracy in or breach of any representation or warranty of Blocker set forth in Section 4.6;

(c) the nonfulfillment, nonperformance or other breach of any covenant or agreement of the Company contained in this Agreement;

(d) claims by Sellers as a result of Seller Representative’s provision of services to the Sellers and performance of its obligations under this Agreement;

(e) any inaccuracy in the allocation of the Purchase Price set forth in the Company Closing Statement;

(f) any Transaction Costs or Indebtedness of the Company as of the Closing, in each case to the extent not paid or taken into account in the determination of the Adjustment Amount pursuant to Section 2.6;

(g) any matter set forth in Section 10.1(g) of the Buyer Disclosure Schedule; and

(h) Pre-Closing Taxes to the extent not paid or taken into account in the determination of Transaction Costs or Indebtedness of the Company at Closing, or otherwise provided for in the Adjustment Amount pursuant to Section 2.6.

Section 10.2 Indemnification by Each Seller. In the event that the Closing occurs, and subject to the limitations expressly set forth in this Agreement (including without limitation Section 10.9 hereof), each Seller, individually and not on a joint and several basis with the other Sellers, shall indemnify, defend and hold harmless the Buyer Indemnified Parties from and against, and will pay to the Buyer Indemnified Parties the monetary value of, any and all Losses incurred or suffered by the Buyer Indemnified Parties arising out of or resulting from any of the following:

(a) any inaccuracy in or breach of any representation or warranty of such Seller contained in this Agreement or an Investor Representation Letter executed by such Seller or the Founder Agreement executed by such Seller; and

(b) the nonfulfillment, nonperformance or other breach of any covenant or agreement of such Seller contained in this Agreement or an Investor Representation Letter executed by such Seller or the Founder Agreement executed by such Seller.

Section 10.3 Indemnification by HEP Sellers. In the event that the Closing occurs, and subject to the limitations expressly set forth in this Agreement (including without limitation Section 10.9 hereof), the HEP Sellers shall, on a joint and several basis, indemnify, defend and hold harmless the Buyer Indemnified Parties from and against, and will pay to the Buyer Indemnified Parties the monetary value of, any and all Losses incurred or suffered by the Buyer Indemnified Parties arising out of or resulting from any of the following:

(a) any inaccuracy in or breach of any representation or warranty of Blocker contained in this Agreement, other than the representations and warranties set forth in Section 4.6;

(b) the nonfulfillment, nonperformance or other breach of any covenant or agreement of Blocker contained in this Agreement; and

(c) any Liability of Blocker or any fees, costs or expenses incurred by Blocker in connection with this Agreement, in each case prior to the Closing, other than (i) any Liability arising from a breach of the representations and warranties set forth in Section 4.6, or (ii) any matter provided for in Section 10.1(h).

Section 10.4 Indemnification by Buyer, the Company, and Blocker. In the event that the Closing occurs, and subject to the limitations expressly set forth in this Agreement (including without limitation Section 10.9 hereof), Buyer, the Company, and Blocker, jointly and severally, shall indemnify, defend and hold harmless the Sellers and each of their respective Affiliates and Representatives (collectively, the “Seller Indemnified Parties”), from and against, and will pay to the Seller Indemnified Parties the monetary value of, any and all Losses incurred or suffered by the Seller Indemnified Parties arising out of or resulting from any of the following:

(a) any inaccuracy in or breach of any representation or warranty of Buyer contained in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement;

(b) the nonfulfillment, nonperformance or other breach of any covenant or agreement of Buyer (or after Closing, the Company) contained in this Agreement or the Board Nomination Rights Agreement; and

(c) any untrue or alleged untrue statement of material fact contained in the Registration Statement, any prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Buyer by the Sellers expressly for use therein.

Section 10.5 Claim Notice. A Person that seeks to enforce its rights to indemnification pursuant to this Article 10 (an “Indemnified Party”) will give written notice (a “Claim Notice”) to the Person from whom indemnification is sought (an “Indemnifying Party”) containing (i) a description and, if known, the estimated amount of any Losses incurred or reasonably expected to be incurred by the Indemnified Party, (ii) a reasonable explanation of the basis for the Claim Notice to the extent of the facts then known by the Indemnified Party, (iii) a demand for payment of such Losses, and (iv) a statement that such notice is intended to constitute a Claim Notice under this Agreement.

Section 10.6 Direct Claims.

(a) In the event that the Indemnified Party is entitled, or is seeking to assert rights, to indemnification under this Article 10 relating to a claim other than by a third-party Person (a “Direct Claim”), the Indemnifying Party shall have thirty (30) days after receipt of a Claim Notice to respond in writing to such Direct Claim. During such thirty (30) day period, the Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the underlying claim, and whether and to what extent any amount is payable in respect of the claim, and the Indemnified Party shall cooperate with the Indemnifying Party in its investigation by giving such access and information (including access to the Company’s premises and personnel and the right to examine and copy any accounts, documents or records during normal business hours and upon reasonable notice) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30) day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

(b) For purposes of this Section 10.6 and Section 10.7, if a Buyer Indemnified Party comprises the Indemnified Party, any references to the Indemnifying Party (except provisions setting forth an obligation to make or a right to receive any payments) will be deemed to refer to Seller Representative, and if the Seller Indemnified Parties comprise the Indemnified Party, any references to the Indemnified Party (except provisions relating to an obligation to make or a right to receive any payments) will be deemed to refer to Seller Representative. Notwithstanding any provision in this Article 10 to the contrary, no Buyer Indemnified Party shall be required to provide a Claim Notice to any Person regarding, permit any Person to assume the defense of or obtain any Person’s consent in connection with the settlement or other resolution of any claim for indemnification by any Buyer Indemnified Party that is to be satisfied exclusively through a claim made by any Buyer Indemnified Party under the R&W Insurance Policy; provided that Buyer Indemnified Party shall provide prompt written notice of such claim to Seller Representative.

(c) Any payment of Losses pursuant to this Article 10 will be made in accordance with Section 10.9(a) within five (5) Business Days after the date on which (i) the amount of such payments are determined by mutual written agreement of the Indemnified Party and Indemnifying Party, or (ii) both such amount and the Indemnifying Party’s obligation to pay such amount have been determined by a final Order of a court having jurisdiction over such Proceeding as permitted by Section 11.10.

Section 10.7 Third-Party Claims.

(a) In the event that the Indemnified Party is entitled, or is seeking to assert rights, to indemnification under this Article 10 relating to a claim by a third-party Person (other than those relating to Taxes, which are subject to Section 7.11(e), and other than those that are to be satisfied exclusively through a claim made by any Buyer Indemnified Party under the R&W Insurance Policy as set forth in Section 10.9(b)) (a “Third Party Claim”), then the Indemnified Party will deliver a Claim Notice to the Indemnifying Party and will include in such Claim Notice (i) notice of the commencement of any Proceeding relating to such Third Party Claim within thirty (30) days after the Indemnified Party has received written notice of the commencement of such Proceeding, and (ii) the facts constituting the basis for such Proceeding and the amount of the damages claimed by the other Person, in each case to the extent known to the Indemnified Party; provided that a Buyer Indemnified Party shall provide prompt written notice to Seller Representative of a Third Party Claim that is to be satisfied through a claim made under the R&W Insurance Policy. Notwithstanding the foregoing, no delay or deficiency on the part of the Indemnified Party in so notifying the Indemnifying Party will relieve the Indemnifying Party of any Liability or obligation under this Agreement except to the extent the Indemnifying Party has suffered actual Losses, or forfeits material rights or defenses that materially prejudice the Indemnifying Party as a result of such delay or other deficiency. For purposes of this Article 10, “third-party Person” means any Person who is not a Party to this Agreement or a Buyer Indemnified Party or a Seller Indemnified Party.

(b) Within thirty (30) days after the Indemnified Party’s delivery of a Claim Notice of the commencement of such Proceeding under Section 10.7(a), the Indemnifying Party may assume control of the defense of such Proceeding by giving to the Indemnified Party written notice of the intention to assume such defense, but if and only if the Indemnifying Party (i) acknowledges in writing to the Indemnified Party that any Losses incurred by the Indemnified Party in connection with such Proceeding constitute Losses for which the Indemnified Party will be indemnified pursuant to this Article 10 without contest or objection and that the Indemnifying Party will advance all expenses and costs of defense, subject in all respects to the limitations set forth in this Agreement (including without limitation Section 10.9), and (ii) retains counsel for the defense of such Proceeding reasonably satisfactory to the Indemnified Party; provided, however, that an Indemnifying Party will lose any previously acquired right to control the defense of any Proceeding if for any reason the Indemnifying Party ceases to actively, competently and diligently conduct the defense.

(c) Notwithstanding Section 10.7(b), in the event that a Seller or the Sellers are the Indemnifying Party, in no event may the Indemnifying Party, without the prior written consent of Buyer, assume or maintain control of the defense of any Third Party Claim (i) involving criminal liability, (ii) in which relief other than monetary damages is sought against the Indemnified Party, (iii) in which Buyer reasonably concludes, based upon the written advice of legal counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests or defenses with respect to such Third Party Claim, (iv) in which alleged damages exceed the limit set forth in Section 10.9(e), (v) in which the adverse party in the Third Party Claim Proceeding is a Governmental Body or a customer or supplier of Buyer or its Affiliates (including, after the Closing, the Company), (vi) in which any Buyer Indemnified Party or any insurer is required to assume the defense of such Third Party Claim pursuant to the R&W Insurance Policy or (vii) if the assumption of the defense would cause any Buyer Indemnified Party to lose coverage under the R&W Insurance Policy.

(d) Subject to Section 10.7(c), if the Indemnifying Party does not, is not able to or loses the right to assume or maintain control of the defense of such Third Party Claim, the Indemnified Party will have the right to control such defense with counsel reasonably satisfactory to the Indemnifying Party. If the Indemnified Party controls the defense of such Third Party Claim, the Indemnifying Party agrees to pay to the Indemnified Party promptly upon demand from time to time all reasonable attorneys’ fees and other costs and expenses of the defense of such claim. The party not controlling such defense (the “Noncontrolling Party”) may participate therein at its own expense. However, if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such Proceeding, then the reasonable fees and expenses of separate counsel to the Indemnified Party will be considered and included as Losses of the Indemnified Party for purposes of this Agreement. The party controlling such defense (the “Controlling Party”) will reasonably advise the Noncontrolling Party of the status of such Proceeding and the defense thereof and will consider in good faith recommendations made by the Noncontrolling Party. The Noncontrolling Party will furnish the Controlling Party with such information as it may have with respect to such Proceeding (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and will otherwise cooperate with and assist the Controlling Party in the defense of such Proceeding.

(e) Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), except as provided in this Section 10.7(e). If a firm offer is made to settle a Third Party Claim without leading to any liability or the creation of any financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within five (5) Business Days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer. If the Indemnified Party has assumed or is otherwise responsible for the defense of the Third Party Claim, it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed).

Section 10.8 Survival.

(a) All representations and warranties contained in this Agreement and the corresponding right to make claims thereunder, will survive the Closing, for a period of twelve (12) months from the Closing Date; provided, however, that the representations and warranties set forth in Section 3.1(a) and (c) (Organization), Section 3.2 (Authorization), Section 3.3(a)(i) (Non-Contravention of Organizational Documents), Section 3.4 (Capitalization), Section 3.5 (Subsidiaries), Section 3.12 (Taxes), Section 3.27 (Brokers and Finders), Article 4, Section 5.1 (Organization), Section 5.2 (Authorization), Section 5.3(a)(iv) (Non-Contravention of Organizational Documents), Section 5.4 (Ownership), and Section 5.7 (Brokers and Finders), and the representations and warranties set forth in Article 6 (the “Fundamental Representations”), and the corresponding right to make claims thereunder will survive the Closing until 60 days following the expiration of the applicable statute of limitations. All covenants and other agreements contained in this Agreement, including the indemnification obligations set forth in this Article 10 and the corresponding right to make claims thereunder, will survive the Closing until the expiration of the term of the undertaking set forth in such covenant or agreement or, if none, until 60 days following the expiration of the applicable statute of limitations.

(b) If an indemnification claim is properly asserted pursuant to this Article 10 prior to the expiration of the applicable survival period as provided in Section 10.8(a) for the representation, warranty, covenant or agreement that is the basis for such claim and such claim has not been finally resolved prior to the end of such survival period, then such representation, warranty, covenant or agreement shall survive such expiration in respect of such claim until the full and final resolution of such claim.

Section 10.9 Limitations.

(a) The Parties acknowledge and agree that if a Buyer Indemnified Party comprises the Indemnified Party, any Losses payable by the Sellers or a Seller as the Indemnifying Party pursuant to this Article 10 shall be recovered from the following sources in the following order of priority (it being understood that a Buyer Indemnified Party shall be entitled to seek recourse against each subsequent source of recovery if the preceding source of recovery is unavailable): (i) first, by the Buyer Indemnified Party making a claim for such Losses under the R&W Insurance Policy, to the extent such Losses relate to a breach of a representation or warranty or for which coverage is otherwise available under the R&W Insurance Policy, (ii) second, solely to the extent the Earnout Amount has become due and payable pursuant to Section 2.8, by Buyer setting off the amount of such Losses against the Earnout Amount (if and to the extent the Earnout Amount is finally determined pursuant to the terms hereof to be payable by Buyer), (iii) third, solely to the extent the Deferred Payment Amount has become due and payable pursuant to Section 2.8, by Buyer setting off the amount of such Losses against the Deferred Payment Amount (if and to the extent the Deferred Payment Amount is finally determined pursuant to the terms hereof to be payable by Buyer), and (iv) fourth, at the Indemnifying Party’s option, by delivery to Buyer of a number of Shares equal to the quotient of (A) the amount of any remaining Losses due and outstanding divided by (B) the volume-weighted average trading price of a Share on Nasdaq as reported by Bloomberg for the ten (10) Business Day period ending on and including the Business Day prior to the date such Shares are tendered to the Buyer (for and on behalf of the applicable Buyer Indemnified Party) or by wire transfer of immediately available funds from the Indemnifying Party pursuant to Section 10.6(c); provided that for any Losses incurred or suffered by the Buyer Indemnified Parties arising out of or resulting from any matter set forth in Section 10.1(g) of the Buyer Disclosure Schedule, the sole and exclusive source of recovery for such Losses shall be Buyer setting off the amount of such Losses against the Earnout Amount (if and to the extent the Earnout Amount is finally determined pursuant to the terms hereof to be payable by Buyer) and the Deferred Payment Amount (if and to the extent the Deferred Payment Amount is finally determined pursuant to the terms hereof to be payable by Buyer).

(b) Notwithstanding anything to the contrary in this Agreement, no Seller shall have any liability to any Buyer Indemnified Parties for a breach of any representation or warranty following the Closing, other than as a result of Fraud by such Seller or Fraud committed by any other Seller on behalf of the Company or any inaccuracy in or breach of any Fundamental Representation, and the R&W Insurance Policy shall be the sole and exclusive source of recovery for any and all Losses incurred or suffered by the Buyer Indemnified Parties directly or indirectly arising out of, relating to or resulting from the matters set forth in Section 10.1(a) (other than the Fundamental Representations). For the avoidance of doubt, this Section 10.9(b) will not inhibit the Buyer Indemnified Parties from seeking and obtaining any remedy otherwise available to them in respect of (i) Fraud by the Company, Blocker, or a Seller, or (ii) breach of the Fundamental Representations (but only to the extent that reimbursement for the applicable Loss is not available, in whole or in part, under the R&W Insurance Policy). The Sellers acknowledge and agree that the denial of any claim made by any Buyer Indemnified Party under the R&W Insurance Policy will not be used as evidence as to whether such Buyer Indemnified Party is entitled to indemnification otherwise available to a Buyer Indemnified Party under this Article 10.

(c) The limitations provided in this Section 10.9 were specifically bargained for among the Buyer, on the one hand, and the Sellers, on the other hand, and were taken into account by the Company, the Buyer and the Sellers in arriving at the Purchase Price. The Company and the Sellers have specifically relied upon the provisions of this Article 10 in agreeing to the Purchase Price and in agreeing to provide the specific representations and warranties set forth in this Agreement.

(d) The Buyer knowingly, willingly, irrevocably and expressly acknowledges and agrees, that, from and after the Closing, to the fullest extent permitted under applicable Law, except for any rights, claims and causes of action pursuant to this Agreement and the Transaction Documents (in each case in accordance with the terms thereof) and except for claims for Fraud by the Company, Blocker, or a Seller, any and all rights, claims and causes of action it may have against the Sellers relating to the operation of the Company or the PCs or their respective businesses, whether or not arising under, or based upon, any Law (including any right, whether arising at law or in equity, to seek indemnification, contribution, cost recovery, damages, or any other recourse or remedy) are hereby irrevocably waived.

(e) No Seller shall be required to provide indemnification pursuant to this Article 10 in an aggregate amount that exceeds the portion of the Purchase Price actually paid from time to time to such Seller pursuant to this Agreement. Buyer shall not be required to provide indemnification pursuant to this Article 10 in excess of an amount equal to the amount of the Purchase Price (whether actually paid, or payable, from time to time to the Sellers pursuant to this Agreement). Notwithstanding anything to the contrary contained in this Agreement, no Seller shall be responsible for the Fraud of any other Seller, and no Seller shall be responsible for the breach of any covenant by any other Seller (in each case other than with respect to any Fraud committed by any other Seller on behalf of the Company).

(f) In calculating amounts payable to any Indemnified Party pursuant to this Article 10, the amount of any Losses will be computed net of any insurance proceeds actually received by such Indemnified Party on account of such Losses, including, as applicable, pursuant to the R&W Insurance Policy, net of the out-of-pocket cost of obtaining such recovery from the applicable insurance policy (including collection costs, deductibles and costs, if any, of premium adjustments with respect to such insurance attributable to such recovery).

(g) In determining the existence of, and the amount of any Losses arising from, any inaccuracy or breach of a representation or warranty, the terms “material” or “materially,” any clause or phrase containing “material,” “materially,” “material respects,” “Material Adverse Effect” or any similar terms, clauses or phrases in any such representation or warranty shall be disregarded (as if such word or clause, as applicable, were deleted from such representation, warranty or covenant), provided, however, that the use of any such clauses or phrases in Section 3.8 (Absence of Certain Changes or Events), Section 3.11 (Material Contracts) (solely with respect to use of “Material” in the defined terms “Material Contracts”, “Material Customer” and “Material Supplier”) or Section 3.23 (Material Customers and Suppliers) (solely with respect to use of “Material” in the defined terms “Material Customer” and “Material Supplier”) will not be disregarded for any purpose.

(h) Notwithstanding the fact that any Indemnified Party may have the right to assert claims for indemnification under or in respect of more than one provision of this Agreement in respect of any fact, event, condition or circumstance, no Indemnified Party shall be entitled to recover the amount of any Loss suffered by such Indemnified Party more than once, regardless of whether such Loss may be as a result of a breach of more than one representation, warranty, obligation or covenant or otherwise. In addition, any liability for indemnification hereunder shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability, or a breach of more than one representation, warranty, covenant or agreement, as applicable. For the avoidance of doubt, amounts that reduce the Purchase Price by reason of inclusion as an item of Indebtedness, a Transaction Cost, or by inclusion as a current liability in Net Working Capital shall not also constitute a Loss recoverable by the Buyer Indemnified Parties.

(i) Nothing in this Agreement shall in any way restrict or limit a Party’s common law duty to mitigate loss.

Section 10.10 Independent Investigation; Non-Reliance. Buyer has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company and the PCs, and Buyer acknowledges and agrees that (a) in making the decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and the express representations and warranties of the applicable Parties set forth in Article 3, Article 4, and Article 5 hereof and in the Transaction Documents, (b) none of the Sellers, any other Person on behalf of the Sellers or the Company or the PCs has made any representation or warranty, expressed or implied, as to the Company and the PCs or Sellers, or the accuracy or completeness of any information regarding the Company and the PCs or Sellers furnished or made available to Buyer and its Representatives, or any other matter related to the transactions contemplated herein, except as expressly set forth in Article 3, Article 4 and Article 5 hereof and in the Transaction Documents, (c) Buyer has not relied upon the accuracy or completeness of any express or implied representation, warranty, statement or information of any nature made or provided by or on behalf of Sellers, the Seller Representative or any of the Company and the PCs, any of their respective Affiliates, or any of their respective Representatives, except for the representations and warranties expressly set forth in Article 3, Article 4, and Article 5 hereof and in the Transaction Documents, and (d) except in case of Fraud by the Company, Blocker, or a Seller arising from breaches of representations or warranties in Article 3, Article 4, and Article 5 hereof and in the Transaction Documents, neither Sellers nor the Seller Representative will have any liability to Buyer or any of its Representatives or Affiliates (including, following the Closing, the Company) or any of their respective Representatives with respect to any representation, warranty, statement or information of any nature made or provided by or on behalf of any of the Company or the PCs, Sellers, the Seller Representative, any of their respective Affiliates and any of their respective Representatives that is not set forth in this Agreement or the Transaction Documents; provided that the waiver set forth in this clause (d) shall not apply to breaches of covenants (including indemnities) by such Parties hereunder or thereunder.

Section 10.11 Exclusive Remedies. Except with respect to claims for equitable relief made pursuant to Section 11.7, disputes regarding the determination of the Adjustment Amount (which shall be resolved and paid in accordance with Section 2.6, disputes regarding the determination of the Earnout Amount and Deferred Payment Amount (each of which shall be resolved and paid in accordance with Section 2.8(c)) and claims for Fraud, including, in each case, any and all rights, remedies, and actions in respect thereof, from and after the Closing, the rights of the Indemnified Parties under this Article 10 shall be the sole and exclusive remedies of the Indemnified Parties and their respective Affiliates with respect to claims under or related to the subject matter of this Agreement and the Transaction Documents or the transactions contemplated hereby or thereby.

Section 10.12 Treatment of Indemnification Payments. The Parties agree that any indemnification payments made pursuant to this Agreement shall be treated for Tax purposes as an adjustment to the Purchase Price, unless otherwise required by applicable Law.

Article 11
General

Section 11.1 Notices. All notices, demands and other communications under this Agreement shall be in writing and shall be deemed given (a) when personally delivered, (b) when sent by email (with written confirmation of transmission) or (c) one (1) Business Day following the day sent by a nationally-recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses (or to such other address as a Party may have specified by notice given to the other Party pursuant to this provision):

(a) If to the Company (prior to Closing):

Access Physicians Management Services Organization, LLC
1717 Main Street, Suite 5850
Dallas, TX 75201
Attention: Christopher Gallagher, M.D.
Email: chris@accessphysicians.com

with a copy (which shall not constitute notice) to:

Jackson Walker LLP

2323 Ross Avenue, Suite 600

Dallas, TX 75201

Attention: Michael E. Taten; Joseph T. Guajardo

Email: mtaten@jw.com; jguajardo@jw.com

(b) If to Seller Representative:

AP Seller Rep, LLC
1717 Main Street, Suite 5850
Dallas, TX 75201
Attention: Christopher Gallagher, M.D.
Email: chris@accessphysicians.com

(c) If to Buyer:

SOC Telemed, Inc.
1768 Business Center Drive, Suite 100
Reston, VA 20190
Attention: John Kalix, Chief Executive Officer
Email: jkalix@soctelemed.com

with a copy (which shall not constitute notice) to:

Orrick, Herrington & Sutcliffe LLP
1000 Marsh Road
Menlo Park, CA 94025
Attention: Peter Lamb; Hari Raman
Email: plamb@orrick.com; hraman@orrick.com

Section 11.2 Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement and the application of such provision to other Persons or circumstances other than those which it is determined to be illegal, void or unenforceable, shall not be impaired or otherwise affected and shall remain in full force and effect to the fullest extent permitted by applicable Law.

Section 11.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Copies of executed counterparts transmitted by electronic signature (including by means of email in .pdf format) shall be considered original executed counterparts for purposes of this Section 11.3 and the Parties agree that the Closing signatures may be transmitted by email in .pdf format.

Section 11.4 Expenses. Except as otherwise expressly provided herein, whether or not the Closing occurs, each Party shall each pay their respective expenses incurred in connection with the negotiation and execution of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

Section 11.5 Assignment; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and permitted assigns; provided, however, no Party may directly or indirectly assign any or all of its rights or delegate any or all of its obligations under this Agreement without the express prior written consent of the other Parties and any attempt to do so will be null and void ab initio, except that Buyer may assign, in its sole discretion, all or part of its rights or obligations hereunder to (a) one or more of its Affiliates or to any Person in connection with an internal restructuring, joint venture, sale or divestiture of all or any part of the equity interests or the assets of Buyer or any of its Affiliates or (b) to its lenders as collateral security for its obligations under its secured debt financing arrangements. No assignment of any obligations hereunder shall relieve any Party of any such obligations.

Section 11.6 Amendment; Waiver. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by Buyer, on the one hand, and the Seller Representative, on the other hand. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the Party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, or a failure or delay by any Party in exercising any power, right or privilege under this Agreement shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, covenants or agreements contained herein, and in any documents delivered or to be delivered pursuant to this Agreement and in connection with the Closing hereunder. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

Section 11.7 Remedies. The Parties acknowledge and agree that irreparable damage would occur and that the Parties may not have any adequate remedy at Law in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such failure to perform or any such breach. Accordingly, the Parties acknowledge and agree that, without limitation of the other Parties’ rights to seek any other form or amount of relief as may be available under this Agreement (including monetary damages) or to terminate this Agreement under Article 9 and pursue damages after such termination (subject to the terms of this Agreement), in the event of any breach or threatened breach by any Party of its respective covenants or obligations set forth in this Agreement, the other Parties shall be entitled to injunctive relief to prevent or restrain breaches or threatened breaches of this Agreement by such Party, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, such Party’s covenants and obligations under this Agreement, without proof of actual damages or inadequacy of legal remedy and without bond or other security being required. Each of the Parties hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by any Party and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of each Party under this Agreement. The pursuit of specific enforcement or other equitable remedies by any Party will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy (whether at Law or in equity) to which such Party may be entitled at any time.

Section 11.8 Third Parties. This Agreement does not create any rights, claims or benefits inuring to any Person that is not a Party nor create or establish any third-party beneficiary hereto; provided, however, notwithstanding the foregoing, (a) the D&O Indemnitees are intended third-party beneficiaries of, and may enforce, Section 7.7, (b) the Indemnified Parties are intended third-party beneficiaries of, and may enforce, Article 10, and (c) Dand and Ghosh are intended third-party beneficiaries of, and may enforce, Article 2 and Section 7.8(g). Subject to Section 10.9 and Section 10.11, any and all remedies expressly conferred upon a Party pursuant to this Agreement will be deemed cumulative with and not exclusive of any other remedy expressly conferred upon such Party pursuant to this Agreement, and the exercise by a Party of any one remedy will not preclude the exercise of any other such remedy.

Section 11.9 Governing Law. This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any Laws, rules or provisions that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

Section 11.10 Consent to Jurisdiction; Waiver of Jury Trial.

(a) Each of the Parties hereby irrevocably and unconditionally (i) submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any U.S. federal court sitting in the State of Delaware), and any appellate court from any thereof, in any Proceeding arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such Proceeding shall be heard and determined in such Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any U.S. federal court sitting in the State of Delaware), (ii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Proceeding arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) in the Delaware Court of Chancery, any U.S. federal court sitting in the State of Delaware, or in any Delaware State court, (iii) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Proceeding in any such court and (iv) agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the Parties agrees that service of process, summons, notice or document by registered mail addressed to it at the applicable address set forth in Section 11.1 shall be effective service of process for any Proceeding brought in any such court.

(b) THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, EXECUTION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT OR THE TRANSACTION DOCUMENTS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 11.11 Disclosure Schedule. The Disclosure Schedule and the Buyer Disclosure Schedule are hereby incorporated and made a part hereof and is an integral part of this Agreement. Disclosures included in the Disclosure Schedule and Buyer Disclosure Schedule shall be considered to be made for purposes of such other sections to the Disclosure Schedule or the Buyer Disclosure Schedule, respectively, to which such disclosures are specifically referenced or cross-referenced and in all other sections to the Disclosure Schedule or the Buyer Disclosure Schedule, respectively, to the extent that the relevance of any disclosure to any such other section of the Disclosure Schedule or the Buyer Disclosure Schedule, respectively, is reasonably apparent on the face of such disclosure. Any capitalized terms used in the Disclosure Schedule or Buyer Disclosure Schedule but not otherwise defined therein shall be defined as set forth in this Agreement.

Section 11.12 Entire Agreement. This Agreement and the other agreements, instruments and documents contemplated hereby or executed in connection herewith (including the Confidentiality Agreement, the Transaction Documents and the Exhibits hereto) set forth the entire understanding of the Parties with respect to the subject matter hereof and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof. In the event of any inconsistency between the provisions of this Agreement and any other Transaction Document, the provisions of this Agreement shall prevail.

Section 11.13 Seller Representative. The Sellers hereby agree that:

(a) Seller Representative is irrevocably constituted and appointed as Seller Representative, agent, proxy and attorney in fact (coupled with an interest) for all such Persons for all purposes under this Agreement including the full power and authority on each such Person’s behalf: (i) to consummate the transactions contemplated under this Agreement and the other Transaction Documents, (ii) to negotiate claims and disputes arising under, or relating to, this Agreement and the other Transaction Documents, including, for the avoidance of doubt, the Adjustment Amount and claims for indemnification under Article 10 (except for indemnification claims against a particular Seller under Section 10.2 and not Sellers generally), (iii) to receive and disburse to, or cause to be received or disbursed to, any Seller any funds received on behalf of such Seller under this Agreement (including, for the avoidance of doubt, the Seller Representative Fund, any portion of the Purchase Price, and any cash amounts received on behalf of the Deferred Vesting Recipients) or otherwise, (iv) to withhold any amounts received on behalf of any Seller pursuant to this Agreement (including, for the avoidance of doubt, the Seller Representative Fund, any portion of the Purchase Price and any cash amounts received on behalf of the Deferred Vesting Recipients) and make disbursements therefrom to satisfy (on behalf of the Sellers) any and all obligations or Liabilities of any Seller or Seller Representative in the performance of any of their commitments hereunder, including, for the avoidance of doubt, the satisfaction of payment obligations on behalf of the Sellers in connection with the Adjustment Amount or the indemnification of the Sellers under Article 10 (except in respect of indemnification claims against a particular Seller under Section 10.2 and not all Sellers generally, for which Seller Representative may only withhold amounts with respect to such particular Seller), (v) to execute and deliver any amendment or waiver to this Agreement and the other Transaction Documents (without the prior approval of any Seller) and (vi) to take all other actions to be taken by or on behalf of any Seller in connection with this Agreement and the other Transaction Documents. Such agency and proxy are coupled with an interest, are therefore irrevocable without the consent of Seller Representative and shall survive the death, incapacity, bankruptcy, dissolution or liquidation of each Seller. All decisions and actions by Seller Representative shall be binding upon each Seller, and no Seller shall have the right to object, dissent, protest or otherwise contest the same. No Buyer Indemnified Party shall be liable to any Seller for any actions taken or omitted by them in reliance upon any instructions, notice or other instruments delivered by Seller Representative and except in respect of indemnification against a particular Seller under Section 10.2 and not Sellers generally, the Buyer Indemnified Parties shall be entitled to deal exclusively with Seller Representative with respect to disputes arising hereunder. Seller Representative shall have no duties or obligations hereunder, including any fiduciary duties, except those set forth herein, and such duties and obligations shall be determined solely by the express provisions of this Agreement. Seller Representative shall provide each Seller that held at least 300,000 Series A Preferred Units or 300,000 Class A Units as of immediately prior to the Closing with copies of (x) Buyer’s proposed calculations delivered pursuant to Section 2.6(a) of this Agreement, and any material written notices or counterproposals thereto delivered by the Seller Representative pursuant to the terms of this Agreement; (y) Buyer’s proposed calculations delivered pursuant to Section 2.8(c)(i) of this Agreement, and any material written notices or counterproposals thereto delivered by the Seller Representative pursuant to the terms of this Agreement and (z) material formal written claims for indemnification by any Buyer Indemnified Parties under Section 10.1 of the Purchase Agreement, and any material written notices or responses thereto delivered by the Seller Representative pursuant to the terms of this Agreement; provided, that the foregoing obligations of Seller Representative shall not create any additional or independent obligation on Buyer pursuant to this Agreement.

(b) Seller Representative shall be indemnified, held harmless and reimbursed by each Seller on a several (and not joint) basis, in accordance with its respective Indemnification Pro Rata Share, against all costs, expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid or incurred by Seller Representative in connection with any claim, action, suit or Proceeding to which Seller Representative is made a party by reason of the fact that such Person is or was acting as Seller Representative pursuant to the terms of this Agreement (including, for the avoidance of doubt, the satisfaction of payment obligations (on behalf of the Sellers) or the indemnification of Indemnified Persons under Article 10). Any and all amounts paid or incurred by Seller Representative in connection with any claim, action, suit or Proceeding to which Seller Representative or such other Person is made a party by reason of the fact that it is or was acting as Seller Representative pursuant to the terms of this Agreement are on behalf of the Sellers (and not, for the avoidance of doubt, on behalf of Seller Representative in any other capacity).

(c) Seller Representative shall not incur any Liability to any Seller by virtue of the failure or refusal of Seller Representative for any reason to consummate the transactions contemplated hereby or relating to the performance of their duties hereunder. Seller Representative shall have no Liability in respect of any action, claim or Proceeding brought against any such Person by any Seller, regardless of the legal theory under which such Liability or obligation may be sought to be imposed, whether sounding in contract or tort, or whether at Law or in equity, or otherwise, if any such Person took or omitted taking any action in good faith.

(d) If Seller Representative pays or causes to be paid any amounts (on behalf of any Seller) in connection with any obligation or Liability of a Seller in connection with the transactions contemplated hereby, including, for the avoidance of doubt, the Adjustment Amount or the indemnification of Indemnified Persons under Article 10 (except in respect of indemnification against a particular Seller under Section 10.2 and not Sellers generally, any such payments and the reasonable expenses of Seller Representative incurred in administering or defending the underlying dispute or claim may be reimbursed, when and as incurred, by the Sellers. Seller Representative may, in its sole and absolute discretion, distribute, or caused to be distributed, the Seller Representative Fund and any or all other funds received or held by it on behalf of the Sellers (including, for the avoidance of doubt, any portion of the Purchase Price) to one or more Sellers at any time after the date hereof, which such distribution(s) of funds may be different (with respect to amount, timing, conditionality or otherwise) for each Seller. Upon full reimbursement of all expenses, costs, obligations or Liabilities incurred by Seller Representative in the performance of its duties hereunder, Seller Representative shall distribute, or caused to be distributed, all remaining funds in the Seller Representative Fund or otherwise held by it on behalf of the Sellers to the Sellers.

(e) Notwithstanding anything to the contrary herein, Seller Representative and its Affiliates shall not be liable for any Loss to any Seller for any action taken or not taken by Seller Representative or for any act or omission taken or not taken in reliance upon the actions taken or not taken or decisions, communications or writings made, given or executed by Buyer or, after the Closing, the Company.

Section 11.14 Relationship of the Parties. Nothing in this Agreement creates a joint venture or partnership between the Parties. This Agreement does not authorize any Party (i) to bind or commit, or to act as an agent, employee or legal representative of, another Party, except as may be specifically set forth in other provisions of this Agreement or (ii) to have the power to control the activities and operations of another Party. The Parties are independent contractors with respect to each other under this Agreement. Each Party agrees not to hold itself out as having any authority or relationship contrary to this Section 11.14.

Section 11.15 Legal Representation; Attorney-Client Privilege.

(a) It is acknowledged by each of the Parties that the Company and the PCs have retained Jackson Walker LLP (the “Legal Counsel”) to act as their counsel in connection with the transactions contemplated hereby (the “Acquisition Engagement”), and that the Legal Counsel has not acted as counsel for Blocker, Blocker Seller, any Seller or any other Person in connection with the Acquisition Engagement, and that no other Party to this Agreement or any of the other Transaction Documents or Person has the status of a client of the Legal Counsel for conflict of interest purposes as a result thereof.

(b) Any privilege attaching as a result of the Legal Counsel or any other attorney representing the Company or any PC in connection with the Acquisition Engagement shall survive the Closing and shall remain in effect; provided, that such privilege from and after the Closing shall be assigned to and controlled by the Seller Representative. In furtherance of the foregoing, each of the Parties hereto agrees to use reasonable efforts to ensure that any privilege attaching as a result of the Legal Counsel representing the Company in connection with the transactions contemplated by this Agreement shall survive the Closing, remain in effect and be assigned to and controlled by Seller Representative. For the purposes of this Agreement, “Pre-Closing Work Product” means all communications, correspondence, documents, files, and other work product made, prepared, or delivered prior to the Closing by the Legal Counsel to the Company, any PC, any Seller or any agent or representative of the Company or the PCs in connection with the Acquisition Engagement. As to any Pre-Closing Work Product, Buyer and its Affiliates (including, after the Closing, the Company), together with any of their respective Affiliates, successors or assigns, agree that the attorney-client privilege and the expectation of client confidence belongs to Sellers and shall not pass to or be claimed by Buyer or its Affiliates (including, after the Closing, the Company). In the event that a dispute arises between Buyer or its Affiliates (including, after the Closing, the Company), on the one hand, and a third party on the other hand (other than a Party) after the Closing (a “Third-Party Dispute”), to which any Pre-Closing Work Product is or may be relevant, Seller Representative shall retain the exclusive right to determine whether to assert or waive the attorney-client privilege as to the relevant Pre-Closing Work Product, in whole or in part. In the event the disclosure of any Pre-Closing Work Product is requested in connection with a Third-Party Dispute, and if Seller Representative determines that the disclosure of the requested Pre-Closing Work Product would not materially harm Sellers’ interests and declines after notice and a reasonable opportunity to assert the privilege, Buyer or its Affiliates (including, after the Closing, the Company) may assert the privilege on Company’s behalf to prevent disclosure of the Pre-Closing Work Product. Notwithstanding the foregoing, Seller Representative’s affirmative determination that the Pre-Closing Work Product should be disclosed in whole or in part shall be final and conclusive on the matter, and neither Buyer nor its Affiliates (including, after the Closing, the Company) shall have the right to override Seller Representative’s determination to prevent the disclosure of Pre-Closing Work Product.

(c) To the extent permitted by applicable Law, each of the Parties expressly and knowingly agree that, in the event that a dispute arises between Buyer or any of its Affiliates (including, after the Closing, the Company), on the one hand, and any Seller, the Seller Representatives or any of their respective Affiliates (including, prior to the Closing, the Company), on the other hand, the Legal Counsel may represent the Seller Representative, such Seller or any such Affiliate in such dispute even though the interests of the Seller Representative, such Seller or such Affiliate may be directly adverse to the Buyer or any of its Affiliates (including, after the Closing, the Company), and even though the Legal Counsel may have represented the Company in a matter substantially related to such dispute or may be handling ongoing matters for the Company. Each of the Buyer and any of its Affiliates, the Company, the Seller Representative and the Sellers hereby (a) waive, on behalf of themselves and each of their Affiliates (including the Company), any claim they have or may have that the Legal Counsel has a conflict of interest in connection with or is otherwise prohibited from engaging in such representation and (b) agree that, in the event that a dispute arises after the Closing between the Buyer and any of its Affiliates, the Company or any of their respective Affiliates, on the one hand, and the Seller Representative or any Seller (or any of their respective Affiliates), on the other hand, the Legal Counsel may represent the Seller Representative, any Seller or any such Affiliates in such dispute even though the interest of any such party may be directly adverse to Buyer, the Company or any of their respective Affiliates (including the Company), Seller Representative or any Seller and even though the Legal Counsel may have represented Seller Representative, the Sellers or the Company in a matter substantially related to such dispute or may be handling ongoing matters for any Seller, the Seller Representative or the Company. Any representation by the Legal Counsel of the Company with respect to the Acquisition Engagement shall terminate at the Closing. From and after the Closing, the Company shall cease to have any attorney-client relationship with the Legal Counsel, unless and to the extent the Legal Counsel is expressly engaged in writing by the Company to represent the Company after the Closing.

*              *              *

IN WITNESS WHEREOF, the Parties have executed this Membership Interest and Stock Purchase Agreement on the date first above written.

Buyer

SOC TELEMED, INC.

By:	/s/ John W. Kalix
Name:	John W. Kalix
Title:	Chief Executive Officer

The Company

ACCESS PHYSICIANS MANAGEMENT SERVICES ORGANIZATION, LLC

By:	/s/ Christopher Gallagher, M.D.
Name:	Christopher Gallagher, M.D.
Title:	Chief Executive Officer

Blocker

HEP AP-B CORP.

By:	/s/ David Tamburri
Name:	David Tamburri
Title:	Vice President, Secretary, and Treasurer

Blocker Seller

HEALTH ENTERPRISE PARTNERS III, L.P.

By:	/s/ David Tamburri
Name:	David Tamburri
Title:	Managing Member

Seller Representative

AP SELLER REP, LLC (solely in its capacity as Seller Representative)

By:	/s/ Christopher Gallagher, M.D.
Name:	Christopher Gallagher, M.D.
Title:	Manager

Membership Interest and Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Membership Interest and Stock Purchase Agreement on the date first above written.

Company Seller

HEP AP SPV Holdings LLC
Name of Seller (Please Print)

/s/ David Tamburri
Signature

David Tamburri
Name of Signatory (Entity Sellers)

Managing Member of HEP Associates III LLC,
its Manager
Title of Signatory (Entity Sellers)

Membership Interest and Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Membership Interest and Stock Purchase Agreement on the date first above written.

Company Seller

Christopher Gallagher, M.D.
Name of Seller (Please Print)

/s/ Christopher Gallagher, M.D.
Signature

Membership Interest and Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Membership Interest and Stock Purchase Agreement on the date first above written.

Company Seller

Gallagher 2020 Children’s Trust
Name of Seller (Please Print)

/s/ Christopher Gallagher
Christopher Gallagher,
as Trustee of Gallagher 2020 Children’s Trust

/s/ Katherine Gallagher
Katherine Gallagher,
as Trustee of Gallagher 2020 Children’s Trust

Membership Interest and Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Membership Interest and Stock Purchase Agreement on the date first above written.

Company Seller

Eduardo Vadia, M.D.
Name of Seller (Please Print)

/s/ Eduardo Vadia, M.D.
Signature

Membership Interest and Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Membership Interest and Stock Purchase Agreement on the date first above written.

Company Seller

David Mikula
Name of Seller (Please Print)

/s/ David Mikula
Signature

Membership Interest and Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Membership Interest and Stock Purchase Agreement on the date first above written.

Company Seller

Sina Haeri, M.D.
Name of Seller (Please Print)

/s/ Sina Haeri, M.D.
Signature

Membership Interest and Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Membership Interest and Stock Purchase Agreement on the date first above written.

Company Seller

Erica St. Angel
Name of Seller (Please Print)

/s/ Erica St. Angel
Signature

Membership Interest and Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Membership Interest and Stock Purchase Agreement on the date first above written.

Company Seller

Vikas Pandey, M.D.
Name of Seller (Please Print)

/s/ Vikas Pandey, M.D.
Signature

Membership Interest and Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Membership Interest and Stock Purchase Agreement on the date first above written.

Company Seller

Gary Brock
Name of Seller (Please Print)

/s/ Gary Brock
Signature

Membership Interest and Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Membership Interest and Stock Purchase Agreement on the date first above written.

Company Seller

Frank Battafarano
Name of Seller (Please Print)

/s/ Frank Battafarano
Signature

Membership Interest and Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Membership Interest and Stock Purchase Agreement on the date first above written.

Company Seller

Vijay Balakrishnan
Name of Seller (Please Print)

/s/ Vijay Balakrishnan
Signature

Membership Interest and Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Membership Interest and Stock Purchase Agreement on the date first above written.

Company Seller

Jessica Knox
Name of Seller (Please Print)

/s/ Jessica Knox
Signature

Membership Interest and Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Membership Interest and Stock Purchase Agreement on the date first above written.

Company Seller

Karr Narula
Name of Seller (Please Print)

/s/ Karr Narula
Signature

Membership Interest and Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Membership Interest and Stock Purchase Agreement on the date first above written.

Company Seller

Ann Purcell
Name of Seller (Please Print)

/s/ Ann Purcell
Signature

Membership Interest and Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Membership Interest and Stock Purchase Agreement on the date first above written.

Company Seller

Susan Friar
Name of Seller (Please Print)

/s/ Susan Friar
Signature

Membership Interest and Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Membership Interest and Stock Purchase Agreement on the date first above written.

Company Seller

Troy Webster
Name of Seller (Please Print)

/s/ Troy Webster
Signature

Membership Interest and Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Membership Interest and Stock Purchase Agreement on the date first above written.

Company Seller

Jim ZaZa
Name of Seller (Please Print)

/s/ Jim ZaZa
Signature

Membership Interest and Stock Purchase Agreement

Exhibit A

Company Sellers

HEP AP SPV Holdings LLC

Christopher Gallagher

Christopher Michael Gallagher and Katherine Ann Gallagher as Trustees of Gallagher 2020 Children’s Trust

Eduardo Vadia

David Mikula

Sina Haeri

Erica St. Angel

Vikas Pandey

Gary Brock

Frank Battafarano

Vijay Balakrishnan

Jessica Knox

Karr Narula

Ann Purcell

Susan Friar

Troy Webster

Jim Zaza

Exhibit 10.1

Execution Version

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (as the same may be amended, restated, modified, or supplemented from time to time, this “Agreement”) dated as of March 26, 2021 (the “Effective Date”) among SLR Investment Corp., a Maryland corporation with an office located at 500 Park Avenue, 3rd Floor, New York, NY 10022 (“SLR”), as collateral agent (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”), and the lenders listed on Schedule 1.1 hereof or otherwise a party hereto from time to time including SLR in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”), and SOC Telemed, Inc. (“SOC”), a Delaware corporation with offices located at 1768 Business Center Drive, Suite, 100, Reston, VA 20190, Specialists On Call, LLC, a Delaware limited liability company, Avant Billing Services, Inc., a Delaware corporation, JSA Health Corporation, a Delaware corporation, JSA Health California, LLC, a Delaware limited liability company, Access Physicians Management Services Organization, LLC, a Texas limited liability company, and HEP AP-B Corp., a Delaware corporation (individually and collectively, jointly and severally, “Borrower”), provides the terms on which the Lenders shall lend to Borrower and Borrower shall repay the Lenders. The parties agree as follows:

1.	DEFINITIONS AND OTHER TERMS

1.1 Terms. Capitalized terms used herein shall have the meanings set forth in Section 1.4 to the extent defined therein. All other capitalized terms used but not defined herein shall have the meaning given to such terms in the Code. Any accounting term used but not defined herein shall be construed in accordance with GAAP and all calculations shall be made in accordance with GAAP. The term “financial statements” shall include the accompanying notes and schedules. Notwithstanding anything to the contrary contained herein, (a) all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under the Statement of Financial Accounting Standards No. 159 (or any similar accounting principle) permitting a Person to value its financial liabilities or Indebtedness at the fair value thereof and (b) the financial statements delivered hereunder shall be prepared without giving effect to the implementation of Accounting Standards Codification 606: Revenue from Contracts with Customers.

1.2 Section References. Any section, subsection, schedule or exhibit references are to this Agreement unless otherwise specified.

1.3 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

1.4 Definitions. The following terms are defined in the Sections or subsections referenced opposite such terms:

“Agreement”	Preamble
“Approved Lender”	Section 12.1
“Borrower”	Preamble
“Claims”	Section 12.2
“Collateral Agent”	Preamble
“Collateral Agent Report”	Exhibit B, Section 5
“Communications”	Section 10
“Connection Income Taxes”	Exhibit C, Section 1
“Default Rate”	Section 2.3(b)
“Effective Date”	Preamble
“Event of Default”	Section 8
“Excluded Taxes”	Exhibit C, Section 1
“FATCA”	Exhibit C, Section 1
“Indemnified Person”	Section 12.2
“Indemnified Taxes”	Exhibit C, Section 1
“Lender” and “Lenders”	Preamble
“Lender Transfer”	Section 12.1
“New Subsidiary”	Section 6.10
“Non-Funding Lender”	Exhibit B, Section 10(c)(ii)
“Open Source Licenses”	Section 5.2(f)
“Other Connection Taxes”	Exhibit C, Section 1
“Other Lender”	Exhibit B, Section 10(c)(ii)
“Other Taxes”	Exhibit C, Section 1
“Perfection Certificate” and “Perfection Certificates”	Section 5.1
“Participant Register”	Section 12.1
“Recipient”	Exhibit C, Section 1
“Register”	Section 12.1
“SLR”	Preamble
“Term A1 Loan”	Section 2.2(a)(i)
“Term A2 Loan”	Section 2.2(a)(ii)
“Term A Loan”	Section 2.2(a)(ii)
“Term B Loan”	Section 2.2(a)(iii)
“Term C Loan”	Section 2.2(a)(iv)
“Term D Loan”	Section 2.2(a)(v)
“Termination Date”	Exhibit B, Section 8
“Term Loan”	Section 2.2(a)(iv)
“Transfer”	Section 7.1
“U.S. Tax Compliance Certificate”	Exhibit C, Section 7(b)(ii)(C)
“Withholding Agent”	Exhibit C, Section 1

In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made under the Code, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made under the Code.

“ACH Letter” is ACH debit authorization in the form of Exhibit F hereto.

“Acquired Person” shall mean any Person, the assets of a Person or business or product line or unit or a division of any Person, in each case that is the subject of (a) the Acquisition Agreement or (b) a Permitted Acquisition after the Effective Date.

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“Acquisition Agreement” means that certain Membership Interest and Stock Purchase Agreement, dated as of March 26, 2021, by and among SOC, Access Physicians Management Services Organization, LLC, HEP AP-B Corp., the sellers party thereto, Health Enterprise Partners III, L.P. and AP Seller Rep, LLC, as representative of the sellers.

“Affiliate” of any Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Amortization Date” is May 1, 2024; provided that upon satisfaction of the Interest Only Extension Conditions, then the Amortization Date is November 1, 2024.

“Anti-Terrorism Laws” are any laws, rules, regulations or orders relating to terrorism or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Applicable Rate” means the greater of (a) 0.13% and (b) the rate per annum rate equal to the London Interbank Offered Rate published by the Intercontinental Exchange Benchmark Administration Ltd. (the “Service”) (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, as determined by Collateral Agent) for a term of one month, which determination by Collateral Agent shall be conclusive in the absence of manifest error; provided that if, at any time, Lenders notify Collateral Agent that Lenders have determined that (x) Lenders are unable to determine or ascertain such rate, (y) the applicable regulator has made public statements to the effect that the rate published by the Service is no longer used for determining interest rates for loans or (z) by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars in the applicable amounts or for the relative maturities are not being offered for such period, then the Applicable Rate shall be equal to an alternate benchmark rate and spread agreed between Collateral Agent and Borrower (which may include SOFR, to the extent publicly available quotes of SOFR exist at the relevant time), giving due consideration to (i) market convention or (ii) selection, endorsement or recommendation by a Relevant Governmental Body. Such alternative benchmark rate and spread shall be binding unless the Required Lenders object within five (5) days following notification of such amendment.

“Approved Fund” is any (i) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business or (ii) any Person (other than a natural person) which temporarily warehouses loans for any Lender or any entity described in the preceding clause (i) and that, with respect to each of the preceding clauses (i) and (ii), is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender.

“Blocked Person” is any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Borrower’s Books” are Borrower’s or any of its Subsidiaries’ books and records including ledgers, federal, state, local and foreign tax returns, records regarding Borrower’s or its Subsidiaries’ assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

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“Business Day” is any day that is not a Saturday, Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Cash Equivalents” are (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (c) certificates of deposit maturing no more than one (1) year after issue provided that the account in which any such certificate of deposit of a Loan Party is maintained is subject to a Control Agreement in favor of Collateral Agent, (d) any money market or similar funds that exclusively hold any of the foregoing; (e) time deposits maturing no more than one (1) year from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder; and (f) in the case of any Foreign Subsidiary, (i) such local currencies in those countries in which such Foreign Subsidiary transacts business from time to time in the ordinary course of business and (ii) investment of comparable tenor and credit quality to those described in the foregoing clauses (a) through (e) customarily utilized in countries in which such Foreign Subsidiary operates for short-term cash management purposes, in an aggregate amount not to exceed One Hundred Thousand Dollars ($100,000).

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code.

“Closing Date Subordinated Note” means that certain Unsecured Subordinated Promissory Note in favor of SOC Holdings LLC, provided that the aggregate outstanding principal amount of such Indebtedness does not exceed (x) Thirteen Million Five Hundred Thousand Dollars ($13,500,000) plus (y) the amount such principal amount increases pursuant to the terms of such Unsecured Subordinated Promissory Note as in effect on the Effective Date as a result of payment-in-kind interest.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account, or any other bank account maintained by Borrower or any Guarantor at any time, other than Excluded Accounts.

“Commitment Percentage” is set forth in Schedule 1.1, as amended from time to time.

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“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made under the Code.

“Compliance Certificate” is that certain certificate in substantially the form attached hereto as Exhibit E.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith in accordance with GAAP; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which Borrower or any Guarantor maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower or any Guarantor maintains a Securities Account or a Commodity Account, Borrower or such Guarantor, as applicable, and Collateral Agent pursuant to which Collateral Agent, for the ratable benefit of the Secured Parties, obtains “control” (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made under the Code.

“Designated Deposit Account” is Borrower’s deposit account, account number ending 0056, maintained at Wells Fargo Bank, National Association.

“Disqualified Person” means, on any date, (a) any Person designated by Borrower as a “Disqualified Person” by written notice delivered to Collateral Agent on or prior to the date hereof and (b) any other Person that is a competitor of Borrower or any of its Subsidiaries, which Person has been designated by Borrower as a “Disqualified Person” by written notice to Collateral Agent and the Lenders not less than two (2) Business Days prior to such date; provided that (i) Borrower may only provide a written notice pursuant to clause (b) once in any six month period, (ii) “Disqualified Persons” shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Person” by written notice delivered to the Collateral Agent from time to time and (iii) the Collateral Agent shall have consented to such designation, such consent not to be unreasonably withheld or delayed.

“Dollars,” “dollars” and “$” each mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States, any State thereof or the District of Columbia.

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“EBITDA” means, for any period, for any Person and its Subsidiaries on a consolidated basis, an amount equal to net income for such period plus the following (without duplication) to the extent deducted in calculating such net income: (a) interest, premium payments, debt discount, fees, charges and related expenses, including capitalized interest in each case that is treated as interest in accordance with GAAP for such period, (b) the provision for federal, state, local and foreign income taxes payable by such Person and its Subsidiaries excluding any tax credits for such period, (c) depreciation and amortization expense for such period, (d) non-cash expenses relating to stock based compensation and gains or losses on equity revaluations, (e) expenses associated with earnouts and similar obligations; (f) transaction and integration related expenses, legal settlements, and one-time severance, and (g) (i) other extraordinary expenses of such Person and its Subsidiaries, plus all reasonably expected and supported expense reductions and other synergies, minus extraordinary income of such Person and its Subsidiaries in such period, as each such item is determined in accordance with GAAP; provided that, the aggregate amount calculated with respect to this subclause (i) for all Loan Parties and any Targets acquired after the Effective Date, shall not exceed Five Hundred Thousand ($500,000) and (ii) pro forma credit for EBITDA attributable to an Acquired Person as if owned on the first day of the applicable period.

“Eligible Assignee” is (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund and (iv) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) and which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which either (A) has a rating of BBB or higher from Standard & Poor’s Rating Group and a rating of Baa2 or higher from Moody’s Investors Service, Inc. at the date that it becomes a Lender or (B) has total assets in excess of One Billion Dollars ($1,000,000,000.00); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include, unless an Event of Default has occurred and is continuing, (i) Borrower or any of Borrower’s Affiliates or Subsidiaries, (ii) a then-current direct competitor of Borrower, as reasonably determined by Collateral Agent, or (iii) any Disqualified Person. Notwithstanding the foregoing, (x) in connection with any assignment by a Lender as a result of a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party and (y) in connection with a Lender’s own financing or securitization transactions, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party providing such financing or formed to undertake such securitization transaction and any transferee of such Person or party upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; provided that no such sale, transfer, pledge or assignment under this clause (y) shall release such Lender from any of its obligations hereunder or substitute any such Person or party for such Lender as a party hereto until Collateral Agent shall have received and accepted an effective assignment agreement from such Person or party in form satisfactory to Collateral Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee as Collateral Agent reasonably shall require.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made under the Code, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, as amended, and its regulations.

“Excluded Accounts” means (a) accounts used exclusively for payroll (solely to the extent necessary to fund the next two payroll cycles), payroll taxes or other employee wage or benefit payments, (b) any fiduciary or trust account held exclusively for the benefit of an unaffiliated third party, (c) zero balance accounts, (d) any account to the extent solely and exclusively used to hold any cash or Cash Equivalents pledged as a Permitted Lien in connection with workers’ compensation, unemployment insurance and other types of social security, and (e) such other accounts as may be agreed to in writing by Collateral Agent in its sole discretion.

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“Excluded Property” means (a) any lease, license, contract, property rights or agreement to which any Loan Party is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest (i) is prohibited by or requires the consent of any Person other than the Loan Parties and their Affiliates, and any such consent has not been obtained, (ii) is prohibited by applicable law, or (iii) shall constitute or result in (A) the abandonment, invalidation or unenforceability of any right, title or interest of any Loan Party therein or (B) in a breach or termination (or any other party having the right to terminate) pursuant to the terms of, or a default under, any such lease, license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the United States Bankruptcy Code) or principles of equity); provided that, in each case, the Collateral shall include and such security interest shall attach immediately (x) at such time as the relevant consent has been obtained, or the relevant legal prohibition no longer applies or the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (iii)(A) or (B) above and (y) to any all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing such lease, licenses, contract, property right, permit or agreement; (b) shares of voting Capital Stock or other voting equity interests in any Foreign Subsidiary or FSHCO in excess of sixty-five percent (65%) of the total outstanding shares of each class of voting capital stock or other voting equity interest of such Foreign Subsidiary or FSHCO; (c) any “intent to use” Trademark applications prior to the filing of an Amendment to Allege Use or a verified Statement of Use with and accepted by the United State Patent and Trademark Office with respect to such intent-to-use Trademark application, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to use trademark application under applicable federal law; (d) any Excluded Account (other than an account that falls into clauses (d) or (f) of the definition thereof) and (e) motor vehicles and other assets subject to a certificate of title statute, except to the extent perfection of a security interest therein may be accomplished by filing of financing statements in appropriate form in a central filing office located in the jurisdiction in which the granting Grantor is organized; provided that “Excluded Property” shall not include any Proceeds, products, substitutions or replacements of any Excluded Property (unless such Proceeds, products, substitutions or replacements would constitute Excluded Property).

“Exigent Circumstance” means any event or circumstance that, in the reasonable judgment of Collateral Agent, imminently threatens the ability of Collateral Agent to realize upon all or any material portion of the Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction or material waste thereof, or failure of Borrower or any of its Subsidiaries after reasonable demand to maintain or reinstate adequate casualty insurance coverage, or which, in the judgment of Collateral Agent, could reasonably be expected to result in a material diminution in value of the Collateral.

“Fee Letter” means that certain Fee Letter dated the Effective Date, between Borrower and SLR, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Fourth Draw Period” is the period commencing on approval by each Lender’s credit committee in its sole discretion and ending on the Maturity Date.

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“FSHCO” means any Domestic Subsidiary (including any disregarded entity for U.S. federal income tax purposes), substantially all of the assets of which consist of, directly or indirectly, equity interests in (or equity interests in and indebtedness of) one or more CFCs.

“Funding Date” is any date on which a Term Loan is made to or on account of Borrower which shall be a Business Day.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession in the United States, which are applicable to the circumstances as of the date of determination.

“General Intangibles” are all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made under the Code, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof (including the FDA) or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state or locality of the United States, the United States, or a foreign government.

“Governmental Payor” means, Medicare, Medicaid, TRICARE, CHAMPVA, any state health plan adopted pursuant to Title XIX of the Social Security Act, any other state or federal health care program and any other Governmental Authority which presently or in the future maintains a payment or reimbursement program, and in which Borrower, any Subsidiary or any Managed Practice participates.

“Guarantor” is any Domestic Subsidiary of Borrower providing a Guaranty in favor of Collateral Agent for the benefit of the Secured Parties (including without limitation pursuant to Section 6.10).

“Guaranty” is any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.

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“Healthcare Laws” means all applicable laws, rules and regulations relating to the provision or payment of health items and services applicable to the Borrower, its Subsidiaries, or Managed Practices, including, without limitation, (a) all federal and state fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)), the Stark Law (42 U.S.C. §1395nn), the Civil False Claims Act (31 U.S.C. §3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286, 287, 1347 and 1349, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), any applicable state fraud and abuse prohibitions, including those that apply to all payors (governmental, commercial insurance and self-payors), the civil monetary penalty laws (42 U.S.C. § 1320a-7a), the exclusion laws (42 U.S.C. § 1320a-7), and any similar state laws or regulations, (b) any laws relating to any Governmental Payor, including, without limitation, the Medicare statute (Title XVIII of the Social Security Act) and the Medicaid statute (Title XIX of the Social Security Act), (d) state corporate practice of medicine and fee-splitting prohibitions, (e) all laws, procedures, requirements and regulations related to professional licensure in the jurisdiction(s) where the Borrower, any Subsidiary or Managed Practice operates, and (e) any and all other applicable health care laws, regulations and binding program manual provisions and transmittals, each of (a) through (e) as may be amended from time to time.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, provided that, capital lease obligation as used in any Loan Document shall not include any leases of real property that would be characterized as an operating lease in accordance with GAAP on the Effective Date (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not as a capital lease) for purposes of this Agreement regardless of any change in GAAP following the Effective Date that would otherwise require such lease to be recharacterized (on a prospective or retroactive basis or otherwise) as a capital lease, (d) non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, (e) equity securities of such Person subject to repurchase or redemption other than at the sole option of such Person, (f) obligations secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, which shall be calculated at the lesser of the amount of such obligations and the fair market value of the assets subject to such Lien as determined in good faith by such Person, (g) any obligation owed for all or any part of the deferred purchase price of property or services, including any earn-outs or other deferred payment obligations in connection with an acquisition to the extent such earn-outs and deferred payment obligations are fixed and non-contingent (excluding any such obligations incurred under ERISA and excluding trade payables incurred in the ordinary course of business and repayable in accordance with customary trade terms), (h) all Indebtedness of others guaranteed by such Person, and (i) Contingent Obligations.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions or proceedings seeking reorganization, arrangement, or other relief.

“Insolvent” means not Solvent.

“Intellectual Property” means all of Borrower’s or any of its Subsidiaries’ right, title and interest in and to the following:

(a) its Copyrights, Trademarks and Patents;

(b) any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c) any and all source code;

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(d) any and all design rights which may be available to Borrower;

(e) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f) all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Intellectual Property Security Agreement” means that certain Intellectual Property Security Agreement dated as of the Effective Date between Borrower and Collateral Agent, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Interest Only Extension Conditions” are satisfaction of each of the following: (a) no Event of Default shall have occurred and be continuing, (b) the Borrower shall have provided evidence reasonably satisfactory to Collateral Agent that Borrower has achieved monthly EBITDA of at least $1, determined as of the last day of each month for a period of at least six consecutive months on or prior to January 31, 2024 and (c) Borrower shall have provided evidence to Collateral Agent reasonably satisfactory to Collateral Agent that Borrower is and has been in complete compliance with the requirements of Section 7.13(b) at all relevant times.

“Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made under the Code, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of any Person’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“IRS” means the United States Internal Revenue Service.

“Knowledge” means to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge of the Responsible Officers.

“Lender” is any one of the Lenders.

“Lenders” are the Persons identified on Schedule 1.1 hereto and each assignee that becomes a party to this Agreement pursuant to Section 12.1.

“Lenders’ Expenses” are (a) all reasonable and documented out-of-pocket audit fees and expenses, costs, and expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses, as well as reasonable and documented out-of-pocket appraisal fees, fees incurred on account of lien searches, inspection fees, and filing fees) for preparing, amending, negotiating and administering the Loan Documents, and (b) all reasonable and documented out-of-pocket fees and expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses, as well as reasonable and documented out-of-pocket appraisal fees, fees incurred on account of lien searches, inspection fees, and filing fees) for defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred by Collateral Agent and/or the Lenders in connection with the Loan Documents.

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“Licensed Provider” means any licensed employee, agent or independent contractor of any Managed Practice that provides healthcare services.

“Lien” is a lien, mortgage, deed of trust, levy, charge, pledge, security interest, or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement, the Fee Letter, each Control Agreement, the Pledge Agreement, the Intellectual Property Security Agreement, the Perfection Certificates, each Compliance Certificate, the ACH Letter, each Loan Payment Request Form, any Guarantees, any subordination agreements, any note, or notes or guaranties executed by Borrower or any other Person, any agreements creating or perfecting rights in the Collateral (including all insurance certificates and endorsements, landlord consents and bailee consents) and any other present or future agreement entered into by Borrower, any Guarantor or any other Person for the benefit of the Lenders and Collateral Agent, as applicable, in connection with this Agreement; all as amended, restated, or otherwise modified.

“Loan Party” means each Borrower and each Guarantor.

“Loan Payment Request Form” is that certain form attached hereto as Exhibit D.

“Managed Practices” mean Tele-Physicians, P.C., a California professional corporation, Tele-Physicians, P.C., a Georgia professional corporation, Tele-Physicians, P.C., a New Jersey professional corporation, Tele-Physicians, P.C., a Texas professional corporation, JSA Health Texas, PLLC, a Texas professional limited liability company, JSA Health PC, a California professional corporation, Access Physician, PLLC, a Texas professional limited liability company, AP US 9 P.C., a California professional corporation, AP US 14, P.A., a Kansas professional association, and any other entities managed or otherwise affiliated with Borrower regardless of the accounting treatment of such entities.

“Managed Practice Management Services Agreement” means any management services agreement or similar agreement between a Managed Practice and Borrower or any Subsidiary, as applicable, for the rendering of certain management services and other related services by Borrower or any Subsidiary to such Managed Practice, in each case, in substantially the form delivered to Collateral Agent prior to the Effective Date or terms substantially consistent therewith or otherwise in form and substance reasonably satisfactory to Collateral Agent.

“Material Adverse Change” is (a) a material adverse change in the business, operations or condition (financial or otherwise) of Borrower and its Subsidiaries, when taken as a whole; or (b) a material impairment of (i) the ability of the Loan Parties to repay the Obligations, (ii) the legality, validity or enforceability of any Loan Document, (iii) the rights and remedies of Collateral Agent or Lenders under any Loan Document except as the result of the action or inaction of the Collateral Agent or Lenders or (iv) the validity, perfection or priority of any Lien in favor of Collateral Agent for the benefit of the Secured Parties on any of the Collateral except as the result of the action or inaction of the Collateral Agent or Lenders.

“Material Agreement” is any license, agreement or other contractual arrangement whereby Borrower or any of its Subsidiaries is reasonably likely to be required to transfer, either in-kind or in cash, prior to the Maturity Date, assets or property valued (book or market) at more than Five Hundred Thousand Dollars ($500,000.00) per year in the aggregate.

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“Maturity Date” is, for each Term Loan, April 1, 2026.

“Net New Equity” means unrestricted (including, not subject to any redemption, clawback, escrow or similar encumbrance or restriction) net cash proceeds received from one or more bona fide equity financings after the Effective Date.

“Net Revenue” means, with respect to Borrower and its Subsidiaries, revenue (determined under GAAP) with respect to sale of ordinary course product and service offerings of Borrower and its Subsidiaries and related services directly sold with such product and service offerings, in each case as shown on the financial statements of such Borrower or Subsidiary delivered to Collateral Agent on the Effective Date. Pro forma credit shall be given for Net Revenue attributable to an Acquired Person as if owned on the first day of the applicable period.

“Non-Loan Party” means any Subsidiary of Borrower that is not a Loan Party.

“Obligations” are all of Borrower’s obligations to pay when due any debts, principal, interest, Lenders’ Expenses, the Prepayment Premium, all fees under the Fee Letter, and any other amounts Borrower owes the Collateral Agent or the Lenders now or later, in connection with, related to, following, or arising from, out of or under, this Agreement or, the other Loan Documents, or otherwise, and including interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of Borrower to the Lenders and/or Collateral Agent in connection with this Agreement and the other Loan Documents, and the performance of Borrower’s duties under the Loan Documents.

“OFAC” is the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” are, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, re-examination certificates, utility models, extensions and continuations-in-part of the same.

“Payment Date” is the first (1st) calendar day of each calendar month, commencing on May 1, 2021.

“Payor Agreements” means the agreement or contract under which a Managed Practice participates in a Program, including but not limited to a provider number, participation agreement or third party payor contract.

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“Permitted Acquisition” means any acquisition by Borrower or any of its wholly-owned Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the equity interests of, or a business or product line or unit or a division of, any Person (each a “Target”; provided that:

(a) immediately prior to, and after giving effect thereto, no Event of Default or an event that with the passage of time could result in an Event of Default shall have occurred and be continuing or would result therefrom;

(b) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable Laws and in conformity with all applicable Governmental Approvals;

(c) in the case of the acquisition of all of the equity interests of such Person, all of the equity interests (except for any such securities in the nature of directors’ qualifying shares required pursuant to applicable Law) acquired, or otherwise issued by such Person or any newly formed Subsidiary of Borrower in connection with such acquisition, shall be owned 100% by a Loan Party or any other Subsidiary, and Borrower shall have taken, or caused to be taken, each of the actions set forth in Section 6.10, if applicable;

(d) Borrower and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 7.13(a) and Section 7.13(b) on a pro forma basis without taking into account synergies and removal of redundancies;

(e) such Person (in the case of an acquisition of equity interests) or assets (in the case of an acquisition of product line or unit or a division) shall be engaged or used, as the case may be, in a business permitted pursuant to Section 7.2(a);

(f) any Person or assets (in the case of an acquisition of a product line or unit or a division) as acquired in such acquisition, together with all other acquisitions in such calendar year, shall have last twelve months EBITDA (without taking into account synergies) of not less than negative $1,000,000;

(g) earn-out or similar obligations contingent upon the occurrence of future events or conditions (other than a purchase price adjustment escrow or holdback amounts, not to exceed 2% of the aggregate purchase price of such acquisition) in connection with such acquisition shall be subordinated, non-cash pay during the term of the Agreement except from sources described in clause (i) below and have a maturity date later than the Maturity Date;

(h) either (i) (x) the Target has EBITDA for the last twelve months (measured at the end of the previous calendar month before such test and without taking into account any synergies, cost savings, efficiencies, or other similar operational or financial savings) of not less than negative $1 prior to any such transaction being fully consummated and (y) the cash flow of Borrower and its Subsidiaries, determined on a pro forma basis after giving effect to such acquisition, is not less than the cash flow of Borrower and its Subsidiaries as it exists immediately prior to giving effect to such acquisition, in each case as evidenced by calculations delivered by the Borrower to Collateral Agent, which calculations shall be in form and substance reasonably acceptable to the Collateral Agent (any acquisition satisfying this clause (i) being an “Unlimited Permitted Acquisition”), or (ii) the aggregate consideration for all Permitted Acquisitions (other than any Unlimited Permitted Acquisitions) shall not exceed (x) Fifty Million Dollars ($50,000,000) in the aggregate during the term of this Agreement and (y) Twenty Million Dollars ($20,000,000) in the aggregate during any calendar year (in each case excluding any stock or similar non-cash consideration as long as such consideration does not include any redemption or similar feature permitting cash payments and excluding the acquisition consummated on or about the Effective Date pursuant to the terms of the Acquisition Agreement); and

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(i) the consideration for any such acquisition shall be (i) stock or similar consideration that does not result in a Change of Control, and/or (ii) consideration consisting of cash (including cash paid in connection with deferred obligations) and Indebtedness, in each case, payable solely from Net New Equity that has not been previously utilized for any other purpose, escrowed funds established for such purposes and/or Permitted Indebtedness.

“Permitted Indebtedness” is:

(a) Borrower’s Indebtedness to the Lenders and Collateral Agent under this Agreement and the other Loan Documents;

(b) Indebtedness existing on the Effective Date and disclosed on the Perfection Certificate;

(c) (i) Subordinated Debt under the Closing Date Subordinated Note; (ii) Subordinated Debt in respect of earn-out or similar obligations described in clause (g) of the definition of Permitted Acquisition in connection with a Permitted Acquisition that is subordinated, non-cash pay during the term of this Agreement except from sources described in clause (i) of the definition of Permitted Acquisition and has a maturity date later than the Maturity Date; and (iii) other Subordinated Debt; provided that with respect to such Subordinated Debt under this clause (iii): (x) the aggregate principal amount of all such Subordinated Debt shall not exceed Fifteen Million Dollars ($15,000,000) at any time outstanding, (y) has a maturity date outside the date that is ninety-one (91) days after the Maturity Date, and (z) shall be subject to “deep” (including lien, enforcement and payment) subordination, intercreditor, or other similar agreement in form and substance satisfactory to Collateral Agent or such other terms and conditions acceptable to the Collateral Agent.

(d) unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(e) Indebtedness consisting of capitalized lease obligations and purchase money Indebtedness, in each case incurred by Borrower or any of its Subsidiaries to finance the acquisition, repair, improvement or construction of fixed or capital assets of such person, provided that the aggregate outstanding principal amount of all such Indebtedness does not exceed One Million Dollars ($1,000,000.00) at any time;

(f) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of Borrower’s business;

(g) Indebtedness in respect: (i) of workers’ compensation claims or obligations in respect of health, disability or other employee benefits; (ii) to any Person providing property, casualty, liability or other insurance to Borrower or any of its Subsidiaries for the financing of insurance premiums related thereto in the ordinary course of business and consistent with past business practice; (iii) of completion, bid, performance, appeal or surety bonds issued for the account of Borrower or any Subsidiary thereof; or (iv) bankers’ acceptances and other similar obligations, in the case of each of the foregoing clauses (i)–(iv), other than for an obligation for money borrowed and incurred in the ordinary course of business;

(h) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, that such Indebtedness is promptly extinguished;

(i) Indebtedness incurred by Borrower or any of its Subsidiaries arising from agreements providing for customary indemnification obligations related to sales of goods or adjustment of purchase price or similar obligations in any case incurred in connection with any dispositions permitted under Section 7.1;

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(j) Indebtedness incurred in the ordinary course of business in respect of credit cards, credit card processing services, debit cards, stored value cards, commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”), or cash management services in an amount not to exceed Five Hundred Thousand Dollars ($500,000) outstanding at any one time;

(k) Indebtedness consisting of promissory notes issued to present or former officers, directors, employees, members of management and consultants (or their respective estates, executors, administrators, heirs, family members, legatees, distributes, spouses, former spouses, domestic partners and former domestic partners) to purchase or redeem equity interests or options permitted pursuant to Section 7,7(a)(iii); provided that the aggregate principal amount of all such Indebtedness shall not exceed Five Hundred Thousand Dollars ($500,000) at any time outstanding;

(l) (i) Indebtedness owing to Loan Parties; (ii) Indebtedness owing from Loan Parties to Non-Loan Parties to the extent constituting Permitted Investments under clause (j) of the definition thereof; and (iii) Indebtedness owing from Non-Loan Parties to Non-Loan Parties to the extent constituting Permitted Investments under clause (k) of the definition thereof;

(m) to the extent constituting Indebtedness, obligations with respect to interest rate swap agreements, interest rate cap or collar agreements, exchange, collar, cap, floor or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, so long as such obligations are incurred for bona fide hedging purpose and not for speculative purposes in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000) at any time outstanding;

(n) other unsecured Indebtedness, at any time not to exceed an aggregate amount equal to (x) One Million Dollars ($1,000,000) minus (y) all Indebtedness under clause (u) of the definition of Permitted Indebtedness resulting from increases to principal for financing of unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses;

(o) Indebtedness under SPAC sponsor shares and certain employment agreement, in each case, in effect as of the Effective Debt;

(p) Indebtedness of an Acquired Person in connection with any Permitted Acquisition consummated after the Effective Date, so long as such Indebtedness (i) was not incurred by the Acquired Person in connection with, or in anticipation or contemplation of, such person becoming a Loan Party or such acquisition and which Indebtedness is without recourse to any Loan Party or to any of their respective properties or assets other than the Person (or its successors) or the assets to which such Indebtedness related prior to the time such person became a Subsidiary or the time of such acquisition, to the extent that the aggregate principal amount thereof at any one time outstanding does not exceed One Million Dollars ($1,000,000) and (ii) such Indebtedness is of the type that would otherwise constitute a Permitted Indebtedness (other than pursuant to clause (n) above);

(q) guarantees by any Loan Party of Permitted Indebtedness of any other Loan Party, and guarantees by any Non-Loan Party of Permitted Indebtedness of any other Non-Loan Party;

(r) Indebtedness of Foreign Subsidiaries up to an aggregate amount not to exceed One Million Dollars ($1,000,000) as long as such Indebtedness is not guaranteed by any Loan Party; provided that, the Collateral Agent shall have consented to the terms and conditions governing such Indebtedness, such consent not to be unreasonably withheld or delayed;

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(s) Indebtedness consisting of guaranteed minimum payments provided to independent contractors performing services for Borrower or any of its Subsidiaries or guaranteed minimum payments or purchases made under license or service agreements with Persons performing services for Borrower or any of its Subsidiaries in connection with Borrower’s or any of its Subsidiaries’ conduct of business, in each case consistent with past practice;

(t) Indebtedness owing under Sections 2.7 and 2.8 of the Acquisition Agreement as in effect on the Effective Date; and

(u) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (e) above, provided that, the principal amount thereof is not increased (other than increases to principal for financing of unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses not to exceed $1,000,000 minus the aggregate amount of all Indebtedness incurred under clause (n) of the definition of Permitted Indebtedness for all such extensions, refinancings, modifications, amendments and restatements or the terms thereof are not modified to impose materially more burdensome terms upon Borrower, or its Subsidiary, as the case may be.

“Permitted Investments” are:

(a) Investments disclosed on the Perfection Certificate and existing on the Effective Date;

(b) (i) Investments consisting of cash and Cash Equivalents, and (ii) any Investments permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Collateral Agent;

(c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;

(d) to the extent constituting Investments, Deposit Accounts and Securities Accounts maintained in the ordinary course of business and in compliance with the provisions of this Agreement and the other Loan Documents;

(e) Investments in connection with Transfers permitted by Section 7.1;

(f) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s board of directors; not to exceed Two Hundred and Fifty Thousand Dollars ($250,000.00) in the aggregate for (i) and (ii) in any fiscal year;

(g) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(h) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers, in the ordinary course of business; provided that this paragraph (h) shall not apply to Investments of Borrower in any Subsidiary;

(i) Investments in and Transfers to Loan Parties;

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(j) Investments and Transfers by Loan Parties in or to Non-Loan Parties (including Indebtedness described in clause (ii) of clause (l) in the definition of Permitted Indebtedness), not to exceed Three Hundred Thousand Dollars ($300,000) per fiscal year;

(k) Investments and Transfers by Non-Loan Parties in or to Non-Loan Parties in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) per fiscal year;

(l) Investments in a Managed Practice for capitation payments and to otherwise fund payroll, employee benefits, costs and other expenses, in each case, in the ordinary course of business and in accordance with the Managed Practice Management Services Agreement applicable to such Managed Practice;

(m) to the extent constituting Investments, deposits constituting Permitted Liens;

(n) (i) non-cash Investments in joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, (ii) joint venture described on Schedule 5.7(n) of the Perfection Certificate and (iii) Investments in joint ventures or strategic alliances; provided that with respect to such Investments under this clause (iii) (x) the aggregate amount of all such Investments shall not exceed One Million Dollars ($1,000,000) at any time outstanding and (y) the Collateral Agent shall have consented to the terms and conditions governing such Investment, such consent not to be unreasonably withheld or delayed;

(o) to the extent constituting Investments, the transactions described in clause (m) of the definition of Permitted Indebtedness;

(p) Investments of a Person existing at the time such Person becomes a Subsidiary or consolidates or merges with Borrower or any Subsidiary so long as such Investments (x) is of the type that would otherwise constitute a Permitted Investment (other than pursuant to clause (r) below), and (y) were not made in contemplation of such Person becoming a Subsidiary or of such consolidation or merger, up to a maximum value of $1,000,000 in the aggregate;

(q) Investments consisting of guarantees permitted under this Agreement; and

(r) other Investments, so long as the aggregate amount of such Investments shall not exceed One Million Dollars ($1,000,000) in the aggregate.

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“Permitted Licenses” are (A) licenses of over-the-counter software that is commercially available to the public, and (B) non-exclusive licenses for the use of the Intellectual Property of Borrower or any of its Subsidiaries entered into in the ordinary course of business, provided, that, with respect to each such license described in clause (B), the license constitutes an arms-length transaction, the terms of which, on their face, do not provide for a sale or assignment of any Intellectual Property and do not restrict the ability of Borrower or any of its Subsidiaries, as applicable, to pledge, grant a security interest in or lien on, or assign or otherwise Transfer any Intellectual Property, and (C) exclusive licenses for the use of the Intellectual Property of Borrower or any of its Subsidiaries entered into in the ordinary course of business, provided, that, with respect to each such license described in this clause (C), the license (i) constitutes an arms-length transaction, the terms of which, on their face, do not provide for a sale or assignment of any Intellectual Property and do not restrict the ability of Borrower or any of its Subsidiaries, as applicable, to pledge, grant a security interest in or lien on, or assign or otherwise Transfer any Intellectual Property, (ii) is limited in territory with respect to a specific geographic country or region (i.e. Japan, Germany, northern China) outside of the United States, and (iii) Borrower has obtained the consent and acknowledgement of the counterparty to such license for the collateral assignment of such license to the Collateral Agent for the benefit of the Lenders.

“Permitted Liens” are:

(a) Liens existing on the Effective Date and disclosed on the Perfection Certificate or arising under this Agreement and the other Loan Documents;

(b) Liens for Taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith by appropriate proceedings diligently conducted and for which Borrower maintains adequate reserves on Borrower’s Books in accordance with GAAP;

(c) Liens securing Indebtedness permitted under clause (e) of the definition of “Permitted Indebtedness,” provided that (i) such liens exist prior to the acquisition of, or attach substantially simultaneous with, or within twenty (20) days after the, acquisition, lease, repair, improvement or construction of, such property financed or leased by such Indebtedness and (ii) such liens do not extend to any property of Borrower other than the property (and proceeds thereof) acquired, leased or built, or the improvements or repairs, financed by such Indebtedness;

(d) statutory Liens of landlords, banks (and rights of set off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 430(k) of the Internal Revenue Code or Section 303(k) of ERISA or a violation of Section 436 of the Internal Revenue Code or 206(g) of ERISA), in each case incurred in the ordinary course of business for amounts not yet overdue;

(e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or deposits and other Liens to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(f) easements, rights of way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries;

(g) any interest or title of a lessor or sublessor under any lease of real estate not prohibited hereunder;

(h) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases or consignments of personal property entered into in the ordinary course of business;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(k) [Reserved];

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(l) Liens that constitute banker’s Liens, rights of set off, or similar rights as to deposit accounts or other funds maintained with a bank or other financial institution (but only to the extent such banker’s Liens, rights of set off or other rights are in respect of customary service charges relative to such deposit accounts and other funds, and not in respect of any loans or other extensions of credit by such bank or other financial institution to Borrower);

(m) Liens on insurance policies and proceeds thereof securing the financing of the premiums with respect thereto;

(n) Liens in favor of collection banks arising under Section 4-208 or Section 4¬210 of the UCC on items in the course of collection;

(o) any interest or title of a lessor, sublessor, licensor or sublicensor under any lease, sublease, license or sublicense entered into by Borrower or any of its Subsidiaries in the ordinary course of business and permitted pursuant to this Agreement, covering only the assets so leased or licensed and not related to patents, trademarks and other intellectual property rights;

(p) any source code escrow arrangements entered into in the ordinary course of business for the benefit of any customer of a Loan Party or Subsidiary thereof;

(q) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.4 or 8.7;

(r) Permitted Licenses;

(s) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into in the ordinary course of business to the extent permitted by this Agreement;

(t) Liens granted by a Subsidiary that is a Non-Loan Party in favor of a Loan Party in respect of permitted Indebtedness owed by such Subsidiary to such Loan Party;

(u) Liens on Property of any Subsidiary which are in existence at the time that such Subsidiary is acquired pursuant to a Permitted Acquisition so long as, (A) such Liens are not incurred in connection with, or in anticipation of, such Permitted Acquisition, (B) such Liens are applicable only to specific property, (C) such Liens are not “blanket” or all asset Liens, (D) such Liens do not attach to any other property of Borrower or any of its Subsidiaries, (E) the Indebtedness secured by such Liens is permitted under clause (p) of the definition of Permitted Indebtedness and (F) such Liens otherwise qualify as Permitted Liens;

(v) Liens on Property of Foreign Subsidiaries so long as (i) such Liens do not extend to, or encumber, assets that constitute Collateral or the equity interests of any Subsidiary and (ii) such Liens extending to the property of any Foreign Subsidiary secure only Permitted Indebtedness incurred by such Foreign Subsidiary;

(w) deposits or cash collateral securing the permitted under clause (j) of the definition of Permitted Indebtedness;

(x) Liens on not more than $100,000 of deposits securing Indebtedness described in clause (m) of the definition of Permitted Indebtedness; and

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(y) other Liens not specifically listed above which (i) secure Permitted Indebtedness not exceeding Five Hundred Thousand Dollars ($500,000) in the aggregate at any one time outstanding, and (ii) do not secure Indebtedness for borrowed money or letters of credit.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Personal Information” shall mean any information that identifies or can be reasonably expected to be used to identify a natural person, including any information defined as “personal data,” “personally identifiable information,” “personal information,” “protected health information,” or “nonpublic personal information” under applicable laws, rules and regulations.

“Pledge Agreement” means that certain Pledge Agreement dated as of the Effective Date, between Borrower and Collateral Agent, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Prepayment Premium” is, with respect to any Term Loan subject to prepayment, refinancing, substitution or replacement prior to the Maturity Date, whether by mandatory or voluntary prepayment, acceleration or otherwise (including, but not limited to, upon the occurrence of a bankruptcy or insolvency event (including the acceleration of claims by operation of law)), an additional fee payable to the Lenders in amount equal to:

(a) for a prepayment, refinancing, substitution or replacement made on or after the Effective Date through and including the first anniversary of the Effective Date, three percent (3.00%) of the principal amount of such Term Loan prepaid;

(b) for a prepayment, refinancing, substitution or replacement made after the date which is after the first anniversary of the Effective Date through and including the second anniversary of the Effective Date, two percent (2.00%) of the principal amount of the Term Loans prepaid; and

(c) for a prepayment, refinancing, substitution or replacement made after the date which is after the second anniversary of the Effective Date and prior to the Maturity Date, one percent (1.00%) of the principal amount of the Term Loans prepaid.

Notwithstanding the foregoing, the Lenders agree to waive the Prepayment Premium if SLR or any Affiliate of SLR (in their sole and absolute discretion) agree in writing to refinance the Term Loans prior to the Maturity Date. For the avoidance of doubt, the Prepayment Premium shall apply to (a) all Term A2 Loans repaid on the Term A2 Loan Prepayment Date and (b) any Term B Loans funded and prepaid (regardless of the size of the Term B Loan Commitment).

“Proceeding” means any action, litigation, suits, arbitration, claim, demand, mediation, investigation, audit, charge, hearings, reviews, assessments, inquiry or similar proceeding.

“Programs” means any and all third party payor programs and health plans in which any Managed Practice participates, whether private, commercial or governmental, or operated or managed by or for any Governmental Authority, including, but not limited to, any Governmental Payor.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

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“Pro Rata Share” is, as of any date of determination, with respect to each Lender, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined by dividing the outstanding principal amount of Term Loans held by such Lender by the aggregate outstanding principal amount of all Term Loans.

“Qualified Cash” means the amount of Borrower’s cash and Cash Equivalents held in accounts subject to a Control Agreement in favor of Collateral Agent.

“Qualified Cash A/P Amount” means the amount of Borrower’s accounts payable that have not been paid within one hundred twenty (120) days from the invoice date of the relevant account payable (other than accounts that are subject to good faith disputes not prohibited herein and for which Borrower maintains adequate reserves in accordance with GAAP).

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made under the Code.

“Registration” means any registration, authorization, approval, license, permit, clearance, certificate, and exemption issued or allowed by the FDA or state pharmacy licensing authorities (including, without limitation, new drug applications, abbreviated new drug applications, biologics license applications, investigational new drug applications, over-the-counter drug monograph, device pre-market approval applications, device pre-market notifications, investigational device exemptions, product recertifications, manufacturing approvals, registrations and authorizations, CE Marks, pricing and reimbursement approvals, labeling approvals or their foreign equivalent, controlled substance registrations, and wholesale distributor permits).

“Related Agreements” means, collectively, the Acquisition Agreement and each of the other material documents, agreements and instruments executed in connection therewith, in each case, as in effect on the date hereof or as modified to the extent not prohibited by this Agreement.

“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to such Person or any of its Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board, the Federal Reserve Bank of New York, and/or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York, or any successor thereto.

“Required Lenders” means (i) for so long as all of the Persons that are Lenders on the Effective Date (each an “Original Lender”) have not assigned or transferred any of their interests in their Term Loan other than to an Affiliate of such Lender, Lenders holding one hundred percent (100%) of the aggregate outstanding principal balance of the Term Loan, or (ii) at any time from and after any Original Lender has assigned or transferred any interest in its Term Loan, Lenders holding at least sixty six percent (66%) of the aggregate outstanding principal balance of the Term Loan and, in respect of this clause (ii), (A) each Original Lender that has not assigned or transferred any portion of its Term Loan, (B) each assignee or transferee of an Original Lender’s interest in the Term Loan, but only to the extent that such assignee or transferee is an Affiliate or Approved Fund of such Original Lender, and (C) any Person providing financing to any Person described in clauses (A) and (B) above; provided, however, that this clause (C) shall only apply upon the occurrence of a default, event of default or similar occurrence with respect to such financing.

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“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” is any of the President, Chief Executive Officer, or Chief Financial Officer of Borrower acting alone.

“Second Draw Conditions” are satisfaction of each of the following: (a) no Event of Default has occurred and (b) Borrower has achieved the Second Net Revenue Milestone.

“Second Draw Period” is the period commencing on the date Borrower satisfies the Second Draw Conditions and ending on June 20, 2022.

“Second Net Revenue Milestone” is the date that the Borrower has provided evidence reasonably satisfactory to Collateral Agent that Borrower has achieved, on or prior to June 20, 2022, Net Revenue greater than or equal to Fifty-Five Million Dollars ($55,000,000), calculated on a trailing six-month basis, subject to verification (including supporting documents) reasonably satisfactory to Collateral Agent.

“Secured Parties” means the Collateral Agent and the Lenders.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made under the Code.

“SOC” means SOC Telemed, Inc., a Delaware corporation.

“SOFR” means the daily Secured Overnight Financing Rate provided by the Federal Reserve Bank of New York as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Solvent” means, with respect to any Person, that (a) the fair salable value of such Person’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of such Person’s liabilities, (b) such Person is not left with unreasonably small capital giving effect to the transactions contemplated by this Agreement and the other Loan Documents, and (c) such Person is able to pay its debts (including trade debts) as they mature in the ordinary course (without taking into account any forbearance and extensions related thereto).

“Stock Transfer Restriction Agreement” means a stock transfer restriction agreement among Borrower or Subsidiary, as applicable, a Managed Practice and one or more shareholders of such Managed Practice, in each case, in substantially the form delivered to Collateral Agent prior to the Effective Date or terms substantially consistent therewith or otherwise in form and substance reasonably satisfactory to Collateral Agent.

“Subordinated Debt” is indebtedness incurred by Borrower or any of its Subsidiaries subordinated to all Indebtedness of Borrower and/or its Subsidiaries to the Lenders (pursuant to a subordination, intercreditor, or other similar agreement in form and substance reasonably satisfactory to Collateral Agent and the Required Lenders entered into between Collateral Agent, Borrower, and/or any of its Subsidiaries, and the other creditor), on terms reasonably acceptable to Collateral Agent and the Required Lenders.

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“Subsidiary” is, with respect to any Person, any Person of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person or through one or more intermediaries. For the avoidance of doubt, Subsidiaries do not include the Managed Practices or joint ventures permitted by clause (n)(ii) of the definition of Permitted Investment.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term A2 Loan Prepayment Date” means the date on which all, but not less than all, of the Term A2 Loans have been prepaid in accordance with to Section 2.2(d), solely from Net New Equity not utilized for any other purpose.

“Term Loan Commitment” is, for any Lender, the obligation of such Lender to make a Term Loan, up to the principal amount shown on Schedule 1.1.

“Term Loan Commitments” means the aggregate amount of such commitments of all Lenders.

“Third Draw Conditions” are satisfaction of each of the following: (a) no Event of Default has occurred and (b) Borrower has achieved the Third Net Revenue Milestone.

“Third Draw Period” is the period commencing on the date Borrower satisfies the Third Draw Conditions and ending on December 20, 2022.

“Third Net Revenue Milestone” is the date that the Borrower has provided evidence reasonably satisfactory to Collateral Agent that Borrower has achieved, on or prior to December 20, 2022, Net Revenue greater than or equal to Sixty-Five Million Dollars ($65,000,000), calculated on a trailing six-month basis, subject to verification (including supporting documents) reasonably satisfactory to Collateral Agent.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower and each of its Subsidiaries connected with and symbolized by such trademarks.

“Unqualified Opinion” means an opinion on financial statements from an independent certified public accounting firm reasonably acceptable to Collateral Agent which opinion shall not include any qualification expressing substantial doubt about the ability of Borrower or any of its Subsidiaries to continue as a going concern or any qualification or exception as to the scope of such audit; provided that an opinion shall continue to be an Unqualified Opinion if the audit and opinion accompanying the financial statements for any fiscal year is subject to a “going concern” or like qualification solely as a result of the Maturity Date for the Term Loans or the scheduled maturity date for any other Indebtedness being scheduled to occur.

2.	LOANS AND TERMS OF PAYMENT

2.1 Promise to Pay. Borrower hereby unconditionally promises to pay each Lender, the outstanding principal amount of all Term Loans advanced to Borrower by such Lender and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.

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2.2 Term Loans.

(a) Availability. (i) Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, to make term loans to Borrower on the Effective Date in an aggregate principal amount of Seventy Five Million Dollars ($75,000,000.00) according to each Lender’s Term A1 Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term A1 Loan”, and collectively as the “Term A1 Loans”). After repayment, no Term A1 Loan may be re-borrowed.

(ii) Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, to make term loans to Borrower in an aggregate principal amount of up to (x) prior to the Term A2 Loan Prepayment Date, Ten Million Dollars ($10,000,000) and (y) from and after the Term A2 Loan Prepayment Date, Zero Dollars ($0), according to each Lender’s Term A2 Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term A2 Loan”, and collectively as the “Term A2 Loans”; each Term A1 Loan and Term A2 Loan, is hereinafter referred to singly as a “Term A Loan” and the Term A1 Loans and Term A2 Loans, are hereinafter referred to collectively as the “Term A Loans”). After repayment, no Term A2 Loan may be re-borrowed.

(iii) Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the Second Draw Period, to make term loans to Borrower in an aggregate principal amount of up to (x)(A) prior to the Term A2 Loan Prepayment Date, Two Million Five Hundred Thousand Dollars ($2,500,000) and (B) from and after the Term A2 Loan Prepayment Date, Twelve Million and Five Hundred Thousand Dollars ($12,500,000) minus (y) any portion of any Term C Loans comprised of Term B Loan Commitments, according to each Lender’s Term B Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term B Loan”, and collectively as the “Term B Loans”). After repayment, no Term B Loan may be re-borrowed.

(iv) Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the Third Draw Period, to make term loans to Borrower in an aggregate principal amount of up to (x) Twelve Million and Five Hundred Thousand Dollars ($12,500,000) plus (y) the undrawn amount of Term B Loan Commitments, according to each Lender’s Term C Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term C Loan”). After repayment, no Term C Loan may be re-borrowed. For the avoidance of doubt, the maximum aggregate amount of all Term B Commitments plus all Term C Loan Commitments shall not exceed Twenty-Five Million Dollars ($25,000,000).

(v) Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the Fourth Draw Period, to consider, in their sole and unfettered discretion, making term loans to Borrower in an aggregate principal amount of up to Twenty Five Million ($25,000,000) (such term loans are hereinafter referred to singly as a “Term D Loan”, and collectively as the “Term D Loans”; each Term A Loans, Term B Loan, Term C Loan or Term D Loan is hereinafter referred to singly as a “Term Loan” and the Term A Loans, the Term B Loans, the Term C Loans and Term D Loans are hereinafter referred to collectively as the “Term Loans”). After repayment, no Term D Loan may be re-borrowed.

(b) Repayment. Commencing on the first (1st) Payment Date following the Funding Date of each Term Loan, Borrower shall make monthly payments of interest, to each Lender in accordance with its Pro Rata Share, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon the effective rate of interest applicable to such Term Loan, as determined in Section 2.3(a). Commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall make consecutive equal monthly payments of principal to each Lender in accordance with its Pro Rata Share, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (A) the respective principal amounts of such Lender’s Term Loans outstanding, and (B) a repayment schedule equal to (I) the number of Payment Dates (excluding the Maturity Date) occurring from the Amortization Date until the Maturity Date plus (II) one. All unpaid principal and accrued and unpaid interest with respect to each such Term Loan is due and payable in full on the Maturity Date. The Term Loans may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).

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(c) Mandatory Prepayments. If the Term Loans are accelerated (including, but not limited to, upon the occurrence of a bankruptcy or insolvency event (including the acceleration of claims by operation of law)), Borrower shall immediately pay to Lenders, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of: (i) all outstanding principal of the Term Loans plus accrued and unpaid interest thereon through the prepayment date, (ii) any fees payable under the Fee Letter by reason of such prepayment, (iii) the Prepayment Premium, plus (iv) all other Obligations that are due and payable, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts. Notwithstanding (but without duplication with) the foregoing, on the Maturity Date, if any fees payable under the Fee Letter by reason of such prepayments had not previously been paid in full in connection with the prepayment of the Term Loans in full, Borrower shall pay to each Lender in accordance with the terms of the Fee Letter. The Prepayment Premium shall also be payable in the event the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. EACH BORROWER AND GUARANTOR EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREPAYMENT PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION.

(d) Permitted Prepayment of Term Loans. Borrower shall have the option to prepay all or a portion of the Term Loans at any time in an amount not less than Ten Million Dollars ($10,000,000) and increments of Five Million Dollars ($5,000,000) in excess thereof, provided Borrower (i) provides written notice to Collateral Agent of its election to prepay the Term Loans and the amount of such prepayment at least five (5) Business Days prior to such prepayment, and (ii) pays to the Lenders on the date of such prepayment, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of (A) the principal of the Term Loans being prepaid plus accrued and unpaid interest thereon through the prepayment date, (B) any fees payable under the Fee Letter by reason of such prepayment, (C) the Prepayment Premium applicable to such prepayment, plus (D) if Borrower is prepaying the full amount of the Term Loans, all other Obligations that are due and payable on such prepayment date, including any Lenders’ Expenses and interest at the Default Rate (if any) with respect to any past due amounts. For the avoidance of doubt, the Borrower may only prepay all, but not less than all, of the Term A2 Loans. The portion of any partial prepayment to be applied to the principal of the Term Loans shall be applied pro rata to the remaining scheduled payments.

2.3 Payment of Interest on the Term Loans.

(a) Interest Rate. Subject to Section 2.3(b), the principal amount outstanding under the Term Loans shall accrue interest at a floating per annum rate equal to the Applicable Rate in effect from time to time plus 7.47%, which aggregate interest rate shall be determined by Collateral Agent on the third Business Day prior to the Funding Date of the applicable Term Loan and on the date occurring on the first Business Day of the month prior to each Payment Date occurring thereafter, which interest shall be payable monthly in arrears in accordance with Sections 2.2(b) and 2.3(e). Except as set forth in Section 2.2(b), such interest shall accrue on each Term Loan commencing on, and including, the Funding Date of such Term Loan, and shall accrue on the principal amount outstanding under such Term Loan through and including the day on which such Term Loan is paid in full (or any payment is made hereunder).

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(b) Default Rate. Upon the occurrence and during the continuance of an Event of Default, (x) except to the extent the Required Lenders agree otherwise and notify the Borrower and Collateral Agent to such effect, and (y) immediately and automatically upon the occurrence of any Event of Default under Section 8.5 without the requirement of any notice or other affirmative action by any party, the principal amount of the Term Loans shall accrue interest at a per annum rate equal to the rate that is otherwise applicable thereto plus four percentage points (4.00%) (the “Default Rate”). Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Collateral Agent.

(c) 360-Day Year. Interest shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

(d) Reserved.

(e) Payments. Except as otherwise expressly provided herein, all payments by Borrower under the Loan Documents shall be made to the respective Lender to which such payments are owed, at such Person’s office in immediately available funds on the date specified herein. Unless otherwise provided, interest is payable monthly on the Payment Date of each month. Payments of principal and/or interest received after 2:00 p.m. Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue until paid. All payments to be made by Borrower hereunder or under any other Loan Document, including payments of principal and interest, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds. Collateral Agent and each Lender may at its discretion and with prior notice of at least one (1) Business Day, initiate debit entries to the Borrower’s or any Subsidiary’s account, including the Designated Deposit Account, as authorized in the ACH Letter on each payment date for principal and interest on the Term Loans then due and owing and any other amounts Borrower owes the Lenders or the Collateral Agent under the Loan Documents. Any such debits (or ACH activity) shall not constitute a set-off.

2.4 Fees. Borrower shall pay to Collateral Agent and/or Lenders (as applicable) the following fees, which shall be deemed fully earned and non-refundable upon payment:

(a) Fee Letter. When due and payable under the terms of the Fee Letter, to Collateral Agent and each Lender, as applicable, the fees set forth in the Fee Letter.

(b) Prepayment Premium. The Prepayment Premium, when due hereunder, to be shared between the Lenders in accordance with their respective Pro Rata Shares. Borrower expressly agrees (to the fullest extent that each may lawfully do so) that: (i) the Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (ii) the Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (iii) there has been a course of conduct between Collateral Agent, Lenders and Borrower giving specific consideration in this transaction for such agreement to pay the Prepayment Premium and (iv) Borrower shall be estopped hereafter from claiming differently than as agreed to in this paragraph. Borrower expressly acknowledges that its agreement to pay the Prepayment Premium to Lenders as herein described is a material inducement to Lenders to provide the Term Loan Commitments and make the Term Loans.

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(c) Lenders’ Expenses. All Lenders’ Expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due.

2.5 Taxes; Increased Costs. Borrower, Collateral Agent and the Lenders each hereby agree to the terms and conditions set forth on Exhibit C attached hereto.

3.	CONDITIONS OF LOANS

3.1 Conditions Precedent to Initial Term Loan. Each Lender’s obligation to make a Term A Loan is subject to the condition precedent that Collateral Agent and each Lender shall consent to or shall have received, in form and substance satisfactory to Collateral Agent and each Lender, such documents, and completion of such other matters, as Collateral Agent and each Lender may reasonably deem necessary or appropriate, including, without limitation:

(a) Loan Documents, each duly executed by Borrower and each Guarantor, as applicable;

(b) a completed Perfection Certificate for Borrower and each of its Subsidiaries;

(c) subject to Section 6.12, duly executed Control Agreements with respect to any Collateral Accounts maintained by Borrower or any Guarantor;

(d) a duly executed Fee Letter;

(e) the Operating Documents and good standing certificates of Borrower and the Guarantors certified by the Secretary of State (or equivalent agency) of Borrower’s and such Subsidiaries’ jurisdiction of organization or formation and each jurisdiction in which Borrower and each Subsidiary is qualified to conduct business except to the extent the failure to maintain such qualification could not reasonably be expected to result in a Material Adverse Change, each as of a date no earlier than thirty (30) days prior to the Effective Date;

(f) a certificate of Borrower and each Guarantor in form and substance reasonably accept to Collateral Agent executed by the Secretary of Borrower with appropriate insertions and attachments, including with respect to (i) the Operating Documents of Borrower and each Guarantor (which Certificate of Incorporation of Borrower and each Guarantor shall be certified by the Secretary of State of the State of such entity’s jurisdiction of formation) and (ii) the resolutions adopted by Borrower’s and each Guarantor’s board of directors or other governing body for the purpose of approving the transactions contemplated by the Loan Documents;

(g) certified copies, dated as of date no earlier than thirty (30) days prior to the Effective Date, of financing statement searches, as Collateral Agent shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Term Loan, will be terminated or released;

(h) a duly executed legal opinion of counsel to Borrower and each Guarantor dated as of the Effective Date;

(i) evidence satisfactory to Collateral Agent and the Lenders that the insurance policies required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of Collateral Agent, for the ratable benefit of the Secured Parties;

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(j) payment of the fees payable under the terms of the Fee Letter and Lenders’ Expenses then due as specified in Section 2.4 hereof; and

(k) Consummation of Transactions Contemplated by Related Agreements.

(i) (x) All conditions to the acquisition set forth in the Acquisition Agreement shall have been satisfied or the fulfillment of any such condition shall have been waived with the consent of Collateral Agent, and (y) the acquisition contemplated by the Acquisition Agreement shall have become effective in accordance with the terms of the Related Agreements; and

(ii) Collateral Agent shall have received a fully executed or copy of each Related Agreement and any documents executed in connection therewith. Each Related Agreement shall be in full force and effect, shall include terms and provisions reasonably satisfactory to Collateral Agent and no provision thereof shall have been modified or waived in any respect determined by Collateral Agent to be material, in each case without the consent of Collateral Agent.

3.2 Conditions Precedent to all Term Loans. The obligation of each Lender to extend each Term Loan, including the initial Term Loan, is subject to the following conditions precedent:

(a) receipt by Collateral Agent of an executed Loan Payment Request Form in the form of Exhibit D attached hereto;

(b) the representations and warranties in Section 5 hereof shall be true, accurate and complete in all material respects on the Funding Date of each Term Loan; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the funding of such Term Loan;

(c) there has not been any Material Adverse Change;

(d) no Event of Default or an event that with the passage of time could result in an Event of Default, shall exist; and

(e) payment of the fees and Lenders’ Expenses then due as specified in Section 2.4 hereof (including payment of the fees payable under the terms of the Fee Letter).

3.3 Covenant to Deliver. Borrower agrees to deliver to Collateral Agent and the Lenders each item required to be delivered to Collateral Agent under this Agreement as a condition precedent to any Term Loan. Borrower expressly agrees that a Term Loan made prior to the receipt by Collateral Agent or any Lender of any such item shall not constitute a waiver by Collateral Agent or any Lender of Borrower’s obligation to deliver such item, and any such Term Loan in the absence of a required item shall be made in each Lender’s sole discretion.

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3.4 Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of a Term Loan set forth in this Agreement, to obtain a Term Loan (other than the Term Loan funded on the Effective Date), Borrower shall notify the Lenders (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 noon New York City time three (3) Business Days prior to the date the Term Loan is to be made. Together with any such electronic, facsimile or telephonic notification, Borrower shall deliver to Collateral Agent by electronic mail or facsimile a completed Loan Payment Request Form executed by a Responsible Officer or his or her designee. The Collateral Agent may rely on any telephone notice given by a person whom Collateral Agent reasonably believes is a Responsible Officer or designee. On the Funding Date related to any Term Loan, each Lender shall credit and/or transfer (as applicable) to the Designated Deposit Account, an amount equal to its Term Loan Commitment in respect of such Term Loan.

4.	CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest. Borrower hereby grants Collateral Agent, for the ratable benefit of the Secured Parties, to secure the payment and performance in full of all of the Obligations, a continuing first priority security interest in, and pledges to Collateral Agent, for the ratable benefit of the Secured Parties, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products and supporting obligations (as defined in the Code) in respect thereof. If Borrower shall acquire any commercial tort claim (as defined in the Code) for claims in excess of One Hundred Thousand Dollars ($100,000.00), Borrower shall grant to Collateral Agent, for the ratable benefit of the Secured Parties, a first priority security interest therein and in the proceeds and products and supporting obligations (as defined in the Code) thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Collateral Agent.

If this Agreement is terminated, Collateral Agent’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as the Lenders’ obligation to extend Term Loans has terminated, Collateral Agent shall, at the sole cost and expense of Borrower, release its Liens in the Collateral and all rights therein shall revert to Borrower.

4.2 Authorization to File Financing Statements. Borrower hereby authorizes Collateral Agent to file financing statements or take any other action required to perfect Collateral Agent’s security interests in the Collateral (held for the ratable benefit of the Secured Parties), without notice to Borrower, with all appropriate jurisdictions to perfect or protect Collateral Agent’s interest or rights under the Loan Documents. Such financing statements may include an indication that the financing statement covers “all assets or all personal property” of such Loan Party in accordance with Section 9-504 of the Code.

5.	REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Collateral Agent and the Lenders as follows:

5.1 Due Organization, Authorization: Power and Authority. Borrower and each of its Subsidiaries and Managed Practices is duly existing and in good standing in its jurisdictions of organization or formation and Borrower and each of its Subsidiaries and Managed Practices is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its businesses or its ownership of property requires that it be so qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Change. In connection with this Agreement, Borrower, and each of its Subsidiaries has delivered to Collateral Agent a completed perfection certificate and any updates or supplements thereto on, before or after the Effective Date (each a “Perfection Certificate” and collectively, the “Perfection Certificates”) and such Perfection Certificates contain the name of each Managed Practice, the state of formation of such Managed Practice and the address for the headquarters of such practice to the extent not previously disclosed. Borrower represents and warrants that all the information set forth on the Perfection Certificates pertaining to Borrower and each of its Subsidiaries and Managed Practices is accurate and complete.

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The execution, delivery and performance by Borrower and each of its Subsidiaries of the Loan Documents to which it is, or they are, a party have been duly authorized, and do not (i) conflict with any of Borrower’s or such Subsidiaries’ organizational documents, including its respective Operating Documents, (ii) contravene, conflict with, constitute a default under or violate any Requirement of Law applicable thereto in a manner that could reasonably be expected to have a Material Adverse Change, (iii) contravene, conflict or violate any material applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or such Subsidiary, or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect) or are being obtained pursuant to Section 6.1(b), or (v) constitute an event of default under any material agreement by which Borrower, any of its Subsidiaries or any of their respective properties, is bound in a manner that could reasonably be expected to have a Material Adverse Change. Neither Borrower nor any of its Subsidiaries is in default under any agreement to which it is a party or by which it or any of its assets is bound in which such default could reasonably be expected to have a Material Adverse Change.

5.2 Collateral.

(a) Borrower and each its Subsidiaries have good title to, have rights in, and each Loan Party has the power to transfer each item of the Collateral upon which it purports to grant a Lien under the Loan Documents, free and clear of any and all Liens except Permitted Liens, and neither Borrower nor any of its Subsidiaries have any Deposit Accounts, Securities Accounts, Commodity Accounts or other investment accounts other than the Collateral Accounts, Excluded Accounts or the other investment accounts, if any, described in the Perfection Certificates delivered to Collateral Agent in connection herewith in respect of which Borrower or such Subsidiary has given Collateral Agent notice and taken such actions as are necessary to give Collateral Agent a perfected security interest therein to the extent required under this Agreement. The Accounts are bona fide, existing obligations of the Account Debtors.

(b) The security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral, subject only to involuntary Permitted Liens that, under applicable law, have priority over Collateral Agent’s Lien.

(c) On the Effective Date, and except as disclosed on the Perfection Certificate (i) the Collateral is not in the possession of any third party bailee, and (ii)  no such third party bailee possesses components of the Collateral in excess of Two Hundred and Fifty Thousand Dollars ($250,000.00).

(d) All Inventory and Equipment is in all material respects of good and marketable quality, free from defects that could reasonably be expected to have a Material Adverse Change.

(e) Borrower and each of its Subsidiaries is the sole owner of the Intellectual Property each respectively purports to own, free and clear of all Liens other than Permitted Liens. Except as noted on the Perfection Certificate or written notice thereof has been provided to Collateral Agent pursuant to Section 6.2(a)(xvi) or otherwise, neither Borrower nor any of its Subsidiaries is a party to, nor is bound by, any Material Agreement.

(f) None of Borrower or any of its Subsidiaries has used any software or other materials that are subject to an open-source or similar license (including the General Public License, Lesser General Public License, Mozilla Public License, or Affero License) (collectively, “Open Source Licenses”) in a manner that would cause any software or other materials owned by any Borrower or used in any Borrower products to have to be (i) distributed to third parties at no charge or a minimal charge, (ii) licensed to third parties for the purpose of creating modifications or derivative works, or (iii) subject to the terms of such Open Source License.

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5.3 Litigation. Except as disclosed on the Perfection Certificate, there are no actions, suits, investigations, or proceedings pending or, to the Knowledge of the Responsible Officers, threatened in writing by or against Borrower, any of its Subsidiaries or any Managed Practice that could reasonably be expected to have a Material Adverse Change.

5.4 No Material Adverse Change; Financial Statements. All consolidated financial statements for Borrower and its consolidated Subsidiaries, delivered to Collateral Agent fairly present, in conformity with GAAP, and in all material respects the consolidated financial condition of Borrower and its consolidated Subsidiaries, and the consolidated results of operations of Borrower and its consolidated Subsidiaries. Since December 31, 2020, there has not been a Material Adverse Change.

5.5 Solvency. Borrower is Solvent. Borrower and each of its Subsidiaries, when taken as a whole, is Solvent.

5.6 Regulatory Compliance. Neither Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Neither Borrower nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower and each of its Subsidiaries has complied in all material respects with the Federal Fair Labor Standards Act. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Neither Borrower nor any of its Subsidiaries has violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a Material Adverse Change. Neither Borrower’s nor any of its Subsidiaries’ properties or assets has been used by Borrower or such Subsidiary or, to Borrower’s Knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws. Borrower and each of its Subsidiaries has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted except where the failure to do so could not reasonably be expected to have a Material Adverse Change.

None of Borrower, any of its Subsidiaries, or to the Knowledge of Borrower or any controlled Affiliates, any of Borrower’s or its Subsidiaries’ Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person. None of Borrower, any of its Subsidiaries, or to the Knowledge of Borrower and any of their Affiliates or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.

5.7 Investments. Neither Borrower nor any of its Subsidiaries owns any stock, shares, partnership interests or other equity securities except for Permitted Investments.

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5.8 Tax Returns and Payments; Pension Contributions. Borrower and each of its Subsidiaries have timely filed all U.S. federal and state income tax returns and other required tax returns and reports, and Borrower and each of its Subsidiaries have timely paid all U.S. federal and state income taxes and other Taxes, assessments, deposits and contributions owed by Borrower and such Subsidiaries in an amount greater than One Hundred Thousand Dollars ($100,000), in all jurisdictions in which Borrower or any such Subsidiary is subject to Taxes, unless such Taxes are being contested in accordance with the next sentence. Borrower and each of its Subsidiaries may defer payment of any contested Taxes, provided that Borrower or such Subsidiary, (a) in good faith contests its obligation to pay the Taxes by appropriate proceedings promptly and diligently instituted and conducted; (b) notifies Collateral Agent of the commencement of, and any material development in, the proceeding; and (c) maintains adequate reserves or other appropriate provisions on its books in accordance with GAAP, provided, further, that such action would not involve any risk of the sale, forfeiture or loss of any material portion of the Collateral. Neither Borrower nor any of its Subsidiaries is aware of any claims or adjustments proposed for any of Borrower’s or such Subsidiary’s prior Tax years which could result in material additional Taxes becoming due and payable by Borrower or its Subsidiaries. Borrower and each of its Subsidiaries have paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and neither Borrower nor any of its Subsidiaries has withdrawn from participation in, has permitted partial or complete termination of, or has permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in a Material Adverse Change.

5.9 Use of Proceeds. Borrower shall use the proceeds of the Term Loans as working capital and to fund its general business requirements, including any acquisitions contemplated by the Acquisition Agreement, and not for personal, family, household or agricultural purposes.

5.10 Full Disclosure. No written representation, warranty or other statement of Borrower or any of its Subsidiaries in any certificate or written statement, when taken as a whole, given to Collateral Agent or any Lender in connection with the Loan Documents, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Collateral Agent or any Lender in connection with the Loan Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not materially misleading (it being recognized that projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.11 Licenses and Permits.

(a) Each Managed Practice and, to Borrower’s Knowledge, each Licensed Provider, to the extent applicable, has all Governmental Approvals and other rights from, and has made all declarations, reports and filings with, all applicable Governmental Authorities, all self-regulatory authorities and all courts and other tribunals necessary to engage, respectively, in the management or operation of, or provision of healthcare items and services, in each case except where the failure to do so would not, in the aggregate reasonably be expected to have a Material Adverse Change.

(b) Each Governmental Approval issued to each Managed Practice and, to Borrower’s Knowledge, each Licensed Provider, is valid and in full force and effect, except for those Governmental Approvals the invalidity of which would not, in the aggregate reasonably be expected to have a Material Adverse Change, and each Managed Practice and, to Borrower’s Knowledge, each Licensed Provider, is in compliance with the terms and conditions of all such Governmental Approvals, except where noncompliance with such terms and conditions would not, in the aggregate reasonably be expected to have a Material Adverse Change.

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(c) None of Borrower, any Subsidiary, Managed Practice or, to Borrower’s Knowledge, any Licensed Provider, has received written notice from any Governmental Authority with respect to the revocation, suspension, restriction, limitation or termination of any Governmental Approval nor, to Borrower’s Knowledge, is any such action proposed or threatened in writing, except for those revocations, suspensions, restrictions, limitations or terminations which would not, in the aggregate reasonably be expected to have a Material Adverse Change.

5.12 Healthcare Regulatory Matters.

(a) Except as set forth on Schedule 5.12(a) of the Perfection Certificate delivered on or about the Effective Date, Borrower and each Subsidiary and Managed Practice is in compliance with all applicable Healthcare Laws, the noncompliance with which could reasonably be expected to have a Material Adverse Change, and none of Borrower, Subsidiaries or Managed Practices have engaged in activities which are, as applicable, cause for civil penalties, or mandatory or permissive exclusion from any Governmental Payor which could reasonably be expected to have a Material Adverse Change. Without limiting the generality of the foregoing, none of Borrower, Subsidiaries or Managed Practices has received written notice by a Governmental Authority of any violation (or of any investigation, audit, or other proceeding involving allegations of any violation) of any Healthcare Laws which could reasonably be expected to have a Material Adverse Change, and no such investigation, inspection, audit or other proceeding involving allegations of any such violation is, to Borrower’s Knowledge, threatened in writing or contemplated which could reasonably be expected to have a Material Adverse Change.

(b) Borrower and each Subsidiary and Managed Practice, and its respective officers, directors, and employees are not and has not been, excluded, debarred, suspended or otherwise ineligible to participate in any Governmental Payor where the same could reasonably be expected to have a Material Adverse Change, and no such action is pending or, to Borrower’s Knowledge, threatened in writing. None of the Borrower, Subsidiaries or Managed Practices: (i) is a party to or has any reporting obligations under a corporate integrity agreement, deferred or non-prosecution agreement, monitoring agreement, consent decree, settlement order, or any similar agreement with any Governmental Authority; or (ii) has made or been the subject of any submissions pursuant to the Office of Inspector General’s Self Disclosure Protocol or Centers for Medicare and Medicaid Services’ Self-Reporting Disclosure Protocol.

(c) Except as set forth on Schedule 5.12(c) of the Perfection Certificate delivered on or about the Effective Date, to Borrower’s Knowledge, none of the Licensed Providers is in default or violation of any Healthcare Law which is applicable to such Licensed Provider, in connection with such Licensed Provider’s activities on behalf of Borrower or any of the Managed Practices except for such defaults or violations which would not, in the aggregate reasonably be expected to have a Material Adverse Change, and, to Borrower’s Knowledge, no Licensed Provider has been debarred, suspended or excluded from participation under or otherwise ineligible to participate in any Governmental Payor, except for such debarment, suspension, exclusion or ineligibility which would not, in the aggregate, reasonably be expected to have a Material Adverse Change.

(d) Except as would not, in the aggregate reasonably be expected to have a Material Adverse Change: (i) Borrower and each Subsidiary and Managed Practice is in compliance with all applicable Healthcare Laws regarding the selection, deselection, and credentialing of all Licensed Providers, including, but not limited to, verification of licensing status and eligibility for reimbursement under the Programs; and (ii) all of Licensed Providers are properly licensed and hold appropriate clinical privileges, as applicable, for the services which they provide.

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5.13 Participation in Government and Third Party Payor Programs.

(a) Borrower and each Subsidiary and Managed Practice is qualified (to the extent such qualification is required by applicable Healthcare Laws or the applicable Program) for participation in all Programs from which Borrower or any Subsidiary or Managed Practice seeks or receives reimbursement for services applicable to each Managed Practice, has a current and valid Payor Agreement (to the extent available from or required by the Program to seek or receive reimbursement in the Program), is in good standing with respect to each such Program, and is in compliance with the conditions of participation or coverage of all such Programs and the terms of all such applicable Payor Agreements and all applicable Healthcare Laws, except where any such non-compliance would not, in the aggregate, reasonably be expected to have a Material Adverse Change. Without limiting the generality of the foregoing, the billing practices of Borrower and each Subsidiary and Managed Practice, as applicable, with respect to all Programs are and have at all times been in material compliance with all applicable Payor Agreements and Healthcare Laws except for good faith mistakes, inadvertent errors and clerical errors.

(b) Borrower and each Subsidiary and Managed Practice, as applicable, has filed timely and accurately all claims and other reports required to be filed in connection with all Programs and all such claims and reports are true and correct, except in each case, where any failure to timely and accurately file would not, in the aggregate, reasonably be expected to have a Material Adverse Change. Except for routine or immaterial post-payment reviews or audits in the ordinary course of business, none of Borrower, any Subsidiary or any Managed Practice has at any time received any written notice from any of the Programs of any Proceeding threatened in a writing delivered to Borrower, any Subsidiary or any Managed Practice, to Borrower’s Knowledge, orally, pending, ongoing or scheduled, with respect to any of the claims filed by Borrower, any Subsidiary or any Managed Practice for reimbursement or with respect to any compliance matters, investigations or surveys, in each case, that could reasonably be expected to have a Material Adverse Change. Except as set forth on Schedule 5.13(b) of the Perfection Certificate delivered on or about the Effective Date, Borrower and each Subsidiary and Managed Practice has paid, resolved or appealed (or the applicable Program has recouped) all known and undisputed material refunds, overpayments, discounts or adjustments that have become due with respect to such claims and reports, has not knowingly received and retained reimbursements from any Programs in excess of the amounts permitted by applicable Payor Agreements and Healthcare Laws, and except for routine or immaterial post-payment reviews or audits in the ordinary course of business, no Program has requested or threatened in a writing delivered to Borrower, any Subsidiary or any Managed Practice or, to Borrower’s Knowledge, any material recoupment, refund or offset from any client of Borrower, any Subsidiary or any Managed Practice that has not timely been appealed, repaid, resolved or recouped. There are no Program material recoupments being sought, requested or claimed in writing, or to Borrower’s Knowledge, threatened against Borrower, any Subsidiary or any Managed Practice.

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5.14 Data Privacy and Security.

(a) Except as would not, in the aggregate reasonably be expected to have a Material Adverse Change: Borrower, each Subsidiary and Managed Practice are and have at all times been operating in compliance with: (i) applicable laws, rules and regulations relating to the processing of data, data privacy, data security, data breach notification, and the cross-border transfer of Personal Information (“Data Protection Laws”); (ii) their own privacy policies; and (iii) terms of any agreements to which Borrower, each Subsidiary and Managed Practice are bound relating to the processing of Personal Information (collectively, the “Data Protection Requirements”). Except as would not, in the aggregate reasonably be expected to have a Material Adverse Change: to the extent applicable, Borrower, each Subsidiary and Managed Practice have all necessary authority, rights, consents and authorizations to collect, use, maintain, disclose, process or transmit any Personal Information maintained by or for Borrower, each Subsidiary and Managed Practice to the extent required in connection with the operation of Borrower’s, each Subsidiary and Managed Practice’s business as currently conducted and as proposed to be conducted.  Except as would not, in the aggregate reasonably be expected to have a Material Adverse Change: each of Borrower, each Subsidiary and Managed Practice has adopted and published privacy notices and policies that accurately describe the privacy practices of Borrower, each Subsidiary and Managed Practice (as applicable), to any website, mobile application or other electronic platform and complied with those notices and policies (collectively, with Borrower’s, each Subsidiary’s and Managed Practice’s internal privacy policies, the “Privacy Policies”). The execution, delivery and performance of this Agreement by Borrower, each Subsidiary and Managed Practice complies with all Data Protection Requirements and Borrower’s, each Subsidiary and Managed Practice’s Privacy Policies in each case in all material respects. Except as would not, in the aggregate reasonably be expected to have a Material Adverse Change: neither Borrower, any Subsidiary or Managed Practice nor, to the knowledge of Borrower, any third party to the extent acting on behalf of Borrower, any Subsidiary or Managed Practice, has experienced any incidences in which Personal Information was or may have been stolen or improperly accessed, including any breach of security or other loss, unauthorized access, use or disclosure of Personal Information in the possession, custody or control of Borrower, any Subsidiary or Managed Practice or any third party to the extent acting on behalf of Borrower, any Subsidiary or Managed Practice. Except as would not, in the aggregate reasonably be expected to have a Material Adverse Change: neither Borrower, any Subsidiary or Managed Practice, nor, to the knowledge of Borrower, any third party to the extent acting on behalf of Borrower, any Subsidiary or Managed Practice, has received any: (i) complaint alleging noncompliance with Data Protection Laws; (ii) claim for compensation for loss or unauthorized collection, processing or disclosure of Personal Information; or (iii) notification of an application for rectification, erasure or destruction of Personal Information that is outstanding beyond the applicable time period required by Data Protection Laws for such action.

(b) The information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases of Borrower, each Subsidiary and Managed Practice (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of Borrower, each Subsidiary and Managed Practice as currently conducted and as proposed to be conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. Borrower, each Subsidiary and Managed Practice have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including Personal Information) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability. Borrower, each Subsidiary and Managed Practice have implemented backup and disaster recovery technology consistent with applicable Data Protection Laws.

6.	AFFIRMATIVE COVENANTS

Borrower shall, and shall cause each of its Subsidiaries to, do all of the following:

6.1 Government Compliance.

(a) Other than specifically permitted hereunder, maintain its and all its Subsidiaries’ and Managed Practices’ legal existence and good standing in their respective jurisdictions of organization and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Change. Comply with all laws, ordinances and regulations, including all Healthcare Laws, to which Borrower or any of its Subsidiaries or Managed Practices is subject, the noncompliance with which could reasonably be expected to have a Material Adverse Change.

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(b) Obtain and keep in full force and effect, all of the material Governmental Approvals necessary for the performance by Borrower and its Subsidiaries of their respective businesses and obligations under the Loan Documents and the grant of a security interest to Collateral Agent for the ratable benefit of the Secured Parties, in all of the Collateral.

6.2 Financial Statements, Reports, Certificates; Notices.

(a) Deliver to Collateral Agent:

(i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated and, if prepared by Borrower or if reasonably requested by the Lenders, financial information regarding Borrower and its Subsidiaries for such month certified by a Responsible Officer and substantially in the form provided to and agreed by the Collateral Agent prior to the Effective Date or in a form otherwise reasonably acceptable to the Collateral Agent;

(ii) as soon as available, but no later than forty-five (45) days after the last day of each of Borrower’s fiscal quarters, a company prepared consolidated and, if prepared by Borrower, consolidating balance sheet, income statement and cash flow statement covering the consolidated operations of Borrower and its consolidated Subsidiaries for such fiscal quarter certified by a Responsible Officer and in a form reasonably acceptable to the Collateral Agent;

(iii) as soon as available, but no later than the earlier of (x) ninety (90) days after the last day of Borrower’s fiscal year or (y) within five (5) days of filing of the same with the SEC, audited consolidated financial statements covering the consolidated operations of Borrower and its consolidated Subsidiaries for such fiscal year, prepared under GAAP, consistently applied, together with an Unqualified Opinion on the financial statements;

(iv) as soon as available after approval thereof by Borrower’s board of directors, but no later than the earlier of (x) five (5) days’ after such approval and (y) February 25th of the applicable calendar year, Borrower’s annual financial projections for such applicable fiscal year as approved by Borrower’s board of directors; provided that, any revisions to such projections approved by Borrower’s board of directors shall be delivered to Collateral Agent and the Lenders no later than seven (7) days after such approval);

(v) within ten (10) Business Days of delivery, copies of all non-ministerial statements, reports and notices made available to Borrower’s security holders or holders of Subordinated Debt (other than materials provided to members of the Borrower’s board of directors solely in their capacities as security holder or holders of Subordinated Debt);

(vi) within ten (10) days of filing, all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission;

(vii) as soon as available, but no later than thirty (30) days after the last day of each month, copies of the month-end account statements for each Collateral Account maintained by Borrower or its Subsidiaries, which statements may be provided to Collateral Agent and each Lender by Borrower or directly from the applicable institution(s);

(viii) prompt delivery of (and in any event within ten (10) days after the same are sent or received) copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have a material adverse effect on any of the Governmental Approvals material to Borrower’s business or that otherwise could reasonably be expected to have a Material Adverse Change;

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(ix) prompt notice of any event that (A) could reasonably be expected to materially and adversely affect the value of the Intellectual Property or (B) could reasonably be expected to result in a Material Adverse Change;

(x) written notice delivered at least (10) days’ prior to Borrower’s creation of a New Subsidiary in accordance with the terms of Section 6.10;

(xi) written notice delivered at least (30) days’ prior to Borrower’s (A) changing the primary location where books and records are kept, (B) adding any new office or business location, including a warehouse (unless such new office or business location, including any such warehouse contains Collateral valued (based on book value) less than One Million Dollars ($1,000,000) in the aggregate), (C) changing its respective jurisdiction of organization, (D) changing its organizational structure or type, (E) changing its respective legal name, or (F) changing any organizational number(s) (if any) assigned by its respective jurisdiction of organization;

(xii) upon Borrower becoming aware of the existence of any Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, prompt (and in any event within three (3) Business Days) written notice of such occurrence, which such notice shall include a reasonably detailed description of such Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, and Borrower’s proposal regarding how to cure such Event of Default or event;

(xiii) prompt notice if Borrower or such Subsidiary has Knowledge that Borrower, or any Subsidiary or Affiliate of Borrower, is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering;

(xiv) prompt notice of any commercial tort claim (as defined in the Code) or letter of credit rights (as defined in the Code) held by Borrower or any Guarantor, in each case in an amount greater than One Hundred Thousand Dollars ($100,000.00) and of the general details thereof;

(xv) if Borrower or any of its Subsidiaries is not now a Registered Organization but later becomes one, written notice of such occurrence and information regarding such Person’s organizational identification number within seven (7) Business Days of receiving such organizational identification number;

(xvi) prompt notice of the execution any Material Agreement or any amendment to, modification of, termination of or waiver under any Material Agreement; and

(xvii) other information as reasonably requested by Collateral Agent or any Lender.

Notwithstanding the foregoing, the financial statements and other required to be delivered pursuant to clauses (ii), (iii), (v) and (vi) above may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which (x) Borrower posts such documents on the Borrower’s website or files such documents with the Securities and Exchange Commission and such documents are available on EDGAR, and (y) except for any documents required to be delivered pursuant to clause (ii) and (iii) above, provides a link to such filed or posted documents to the Collateral Agent.

Notwithstanding anything to the contrary herein (including clause (xvii) above, Section 6.2(c) and Section 6.8) or in any other Loan Document, none of Collateral Agent, the Lenders or any Affiliates thereof shall be entitled to examine, access, audit, check, inspect or make abstracts and copies with respect to any items (and no Loan Party or any of their Subsidiaries shall be required to furnish any such items) (i) as to which legal counsel reasonably determines that the receipt or inspection of such item would jeopardize or otherwise impair the attorney-client privilege or constitutes attorney work product, (ii) if the item relates to any Loan Party’s or any of their respective Affiliates’ or Subsidiaries’ strategy, negotiating position or similar matters relating to this Agreement, the Loan Documents and the transactions contemplated therein, (iii) the medical records or similar records of any individual.

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(b) Concurrently with the delivery of the financial statements specified in Section 6.2(a)(i) above but no later than thirty (30) days after the last day of each month, deliver to each Lender:

(i) a duly completed Compliance Certificate signed by a Responsible Officer;

(ii) an updated Perfection Certificate to reflect any amendments, modifications and updates, if any, to certain information in the Perfection Certificate after the Effective Date to the extent such amendments, modifications and updates are permitted or required by one or more specific provisions in this Agreement;

(iii) copies of any material Governmental Approvals obtained by Borrower or any of its Subsidiaries;

(iv) written notice of the commencement of, and any material development in, the proceedings contemplated by Section 5.8 hereof;

(v) written notice of any litigation or governmental proceedings pending or threatened (in writing) against Borrower or any of its Subsidiaries, which could reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries of One Million Dollars ($1,000,000); provided that, notwithstanding anything to the contrary herein, the Borrower shall promptly provide written notice of any such litigation or proceeding which could reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries of Five Million Dollars ($5,000,000);

(vi) written notice of all returns, recoveries, disputes and claims regarding Inventory that involve more than Five Hundred Thousand Dollars ($500,000) individually or in the aggregate in any calendar year;

(vii) written notice of any changes in the Chief Executive Officer or Chief Financial Officer; and

(viii) written notice of (i) any termination of any Managed Practice Management Services Agreement or any Stock Transfer Restriction Agreement, (ii) any material amendment or other material reduction in the management fee payable to the Borrower or Subsidiary, as applicable under any Managed Practice Management Services Agreement and (iii) the execution by Borrower or Subsidiary of any new Managed Practice Management Services Agreement or any new Stock Transfer Restriction Agreement.

(c) Keep proper, complete and true books of record and account in accordance with GAAP in all material respects. Borrower shall, and shall cause each of its Subsidiaries to, allow, at the sole cost of Borrower, Collateral Agent, during regular business hours upon reasonable prior notice (provided that no notice shall be required when an Event of Default has occurred and is continuing), to visit and inspect any of its properties, to examine and make abstracts or copies from any of its books and records, and to conduct a collateral audit and analysis of its operations and the Collateral (such visits, inspections and audits, collectively, an “Inspection”). There shall be no more than one Inspection in any calendar year and, except to the extent an Event of Default has occurred and is continuing, the Borrower shall not be required to reimburse the Collateral Agent for more than one Inspection in any calendar year.

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6.3 Inventory; Returns. Keep all Inventory in good and marketable condition, free from defects that could reasonably be expected to have a Material Adverse Change. Returns and allowances material to Borrower’s business between Borrower, or any of its Subsidiaries, as applicable, and their respective Account Debtors shall follow Borrower’s, or such Subsidiary’s, customary practices as they exist as of the Effective Date.

6.4 Taxes; Pensions. Timely file, and require each of its Subsidiaries to timely file, all U.S. federal and state income tax returns and other required tax returns and reports, and timely pay, and require each of its Subsidiaries to timely pay, all U.S. federal and state income taxes and other Taxes, assessments, deposits and contributions owed by Borrower or its Subsidiaries, except as otherwise permitted pursuant to the terms of Section 5.8 hereof (including the One Hundred Thousand Dollars ($100,000) threshold described therein); deliver to Lenders, promptly after reasonable request therefor, appropriate certificates attesting to such payments; and pay all material amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with the terms of such plans.

6.5 Insurance. Keep Borrower’s and its Subsidiaries’ business and the Collateral insured for risks and in amounts standard for companies in Borrower’s and its Subsidiaries’ industry and location with financially sound insurers. All property policies shall have a lender’s loss payable endorsement showing Collateral Agent as lender loss payee and shall waive subrogation against Collateral Agent, and all liability policies shall show, or have endorsements showing, Collateral Agent (for the ratable benefit of the Secured Parties), as additional insured. The Collateral Agent shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Collateral Agent, that it will give the Collateral Agent thirty (30) days prior written notice before any such policy or policies shall be materially altered or cancelled (or ten (10) days in the case of cancellation for non-payment). At Collateral Agent’s request, Borrower shall deliver to the Collateral Agent certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Collateral Agent’s option, be payable to Collateral Agent, for the ratable benefit of the Secured Parties, on account of the then-outstanding Obligations. Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy within one hundred eighty (180) days after receipt thereof toward the replacement promptly or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Collateral Agent has been granted a first priority security interest, and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Collateral Agent, be payable to Collateral Agent, for the ratable benefit of the Lenders, on account of the Obligations. If Borrower or any of its Subsidiaries fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons, Collateral Agent and/or any Lender may make (but has no obligation to do so), at Borrower’s expense, all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Collateral Agent or such Lender deems prudent.

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6.6 Operating Accounts.

(a) Subject to Section 6.12, maintain Borrower’s and Guarantors’ Collateral Accounts with depositary institutions that have agreed to execute Control Agreements in favor of Collateral Agent with respect to such Collateral Accounts.

(b) Borrower shall provide Collateral Agent ten (10) days’ prior written notice before Borrower or any Guarantor establishes any Collateral Account. In addition, for each Collateral Account that Borrower or any Guarantor, at any time maintains, Borrower or such Guarantor shall cause the applicable bank or financial institution at or with which such Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Collateral Agent’s Lien in such Collateral Account (held for the ratable benefit of the Secured Parties) in accordance with the terms hereunder prior to the establishment of such Collateral Account.

(c) Neither Borrower nor any Guarantor shall maintain any Collateral Accounts except Collateral Accounts maintained in accordance with this Section 6.6.

6.7 Protection of Intellectual Property Rights. Borrower and each of its Subsidiaries shall: (a)  protect, defend and maintain the validity and enforceability of its respective Intellectual Property that is material to its business; (b) promptly advise Collateral Agent in writing of material infringement by a third party of its respective Intellectual Property that is material to its business; and (c) not allow any of its respective Intellectual Property material to its respective business to be abandoned, forfeited or dedicated to the public without Collateral Agent’s prior written consent.

6.8 Litigation Cooperation. Commencing on the Effective Date and continuing through the termination of this Agreement, make available to Collateral Agent and the Lenders, without expense to Collateral Agent or the Lenders, Borrower and each of Borrower’s officers, employees and agents and Borrower’s Books, to the extent that Collateral Agent or any Lender may reasonably deem them necessary to prosecute or defend any third-party suit or proceeding instituted by or against Collateral Agent or any Lender with respect to any Collateral or relating to Borrower.

6.9 Landlord Waivers; Bailee Waivers. In the event that any Loan Party, after the Effective Date, (a) changes its headquarters where books and records are maintained or (b) intends to add any new offices or business locations, including warehouses, or otherwise store any portion of the Collateral with, or deliver any portion of the Collateral to, a bailee, in each case pursuant to Section 7.2, then, in the event that the Collateral at any new location is valued (based on book value) in excess of One Million Dollars ($1,000,000) in the aggregate, at Collateral Agent’s election, such bailee or landlord, as applicable, must execute and deliver a bailee waiver or landlord waiver, as applicable, in form and substance reasonably satisfactory to Collateral Agent prior to such change or addition of any such new offices or business locations, or any such storage with or delivery to any such bailee, as the case may be.

6.10 Creation/Acquisition of Subsidiaries. In the event any Borrower or any Subsidiary of any Borrower creates or acquires any Subsidiary after the Effective Date, Borrower or such Subsidiary shall promptly notify the Collateral Agent and the Lenders of such creation or acquisition, and Borrower or such Subsidiary shall take all actions reasonably requested by the Collateral Agent or the Lenders to achieve any of the following with respect to such “New Subsidiary” (defined as a Subsidiary formed or acquired after the date hereof during the term of this Agreement): (A) in the event such New Subsidiary is a Domestic Subsidiary (other than (x) such Subsidiary that is held directly or indirectly by a CFC, or (y) a FSHCO), (i) to cause such New Subsidiary to become either a co-Borrower hereunder, or a secured guarantor with respect to the Obligations, and (ii) to grant and pledge to Collateral Agent a perfected security interest in 100% of the stock, units or other evidence of ownership held by Borrower or a Guarantor of any such New Subsidiary; and (B) in the event such New Subsidiary is a Foreign Subsidiary or a FSHCO, to grant and pledge to Collateral Agent a perfected security interest in 65% of the total outstanding shares of each class of voting capital stock or other voting equity interest of such Foreign Subsidiary or FSHCO and 100% of the total outstanding shares of each class of non-voting capital stock or other non-voting equity interest of such Foreign Subsidiary or FSHCO.

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6.11 Further Assurances. Execute any further instruments and take further action as Collateral Agent or any Lender reasonably requests to perfect or continue Collateral Agent’s Lien in the Collateral or to effect the purposes of this Agreement; provided that Borrower and its Subsidiaries shall not be required to pledge (i) any fee interest in real estate with a value of less than $1,000,000 per property or (ii) any leasehold interest.

6.12 Post-Effective Date Obligations.

(a) To the extent not actually delivered on or prior to the Effective Date, each Loan Party shall cause each bank or financial institution at or with which Borrower or any Guarantors maintain Collateral Accounts to execute and deliver Control Agreements or other appropriate instruments with respect to such Collateral Accounts to perfect Collateral Agent’s Lien in such Collateral Account (held for the ratable benefit of the Secured Parties) in accordance with the terms hereunder no later than ninety (90) days after the Effective Date; provided that, notwithstanding anything to the contrary herein, the aggregate amount on deposit in all Collateral Accounts for which a Control Agreement has not been delivered shall not at any time exceed One Million Dollars ($1,000,000).

(b) The Borrower shall deliver a landlord waiver with respect to the headquarters of the Loan Parties no later than sixty (60) days after the Effective Date, which landlord waiver shall be in form and substance reasonably satisfactory to Collateral Agent.

7.	NEGATIVE COVENANTS

Borrower shall not, and shall not permit any of its Subsidiaries to, do any of the following without the prior written consent of the Required Lenders:

7.1 Dispositions. Convey, sell, lease, transfer, assign, dispose of, license (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers:

(a) of Inventory in the ordinary course of business;

(b) of surplus, worn-out or obsolete Property;

(c) in connection with Permitted Liens, Permitted Investments and Permitted Licenses;

(d) of cash or Cash Equivalents pursuant to transactions not prohibited by this Agreement;

(e) of other assets (other than Intellectual Property), the proceeds of which, when aggregated with the proceeds of all other Transfers made over the life of this Agreement under this clause (e), are less than One Million Dollars ($1,000,000); provided (A) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Borrower (or similar governing body)), and (B) no less than 75% thereof shall be paid in cash;

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(f) subject to Section 6.5, to the extent constituting a Transfer, of assets subject to a casualty and condemnation event;

(g) the lapse or abandonment of, or termination of any license or sub-license for, intellectual property to the extent such lapse, abandonment or termination does not affect any intellectual property necessary for, or material to, the conduct of the business of Borrower and its Subsidiaries;

(h) in connection with the terminating or unwinding of any swap, hedge, collar or similar arrangement in accordance with its terms;

(i) of delinquent accounts in connection with the compromise, settlement or collection thereof (and not as part of any financing transaction), in the ordinary course of business;

(j) in connection with terminations of leases, subleases, licenses, sublicenses or similar use and occupancy agreements by the applicable Subsidiary in the ordinary course of business that do not interfere in any material respect with the business of Borrower and its Subsidiaries;

(k) in connection with the surrender or waiver of contractual rights or the settlement, release or surrender of contract or tort claims in the ordinary course of business;

(l) in connection with leases, subleases, licenses or sublicenses of real or personal property granted by Borrower or any of its Subsidiaries to others in the ordinary course of business not detracting from the value of such real or personal property or interfering in any material respect with the business of Borrower or any of its Subsidiaries; and

(m) of equity interests to the extent not prohibited by this Agreement and would not result in a Change of Control.

7.2 Changes in Business, Management, Ownership, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses engaged in by Borrower or such Subsidiary, as applicable, as of the Effective Date or any business that is reasonably related, similar, incidental or complementary to such business; (b) liquidate or dissolve except as permitted in the proviso of Section 7.3; or (c) enter into any transaction or series of related transactions in which, except as permitted by Section 7.3, SOC ceases to own, directly or indirectly, 100% of the ownership interests in Borrower (other than SOC) and each Subsidiary of SOC. Borrower shall not, and shall not permit any of its Subsidiaries to, without at least thirty (30) days’ prior written notice to Collateral Agent: (A) change its headquarters where books and records are maintained or (B) add any new office or business location, including a warehouse unless (I) such new office or business location contains Collateral valued (based on book value) less than One Million Dollars ($1,000,000) in the aggregate, or (II) if the value of the assets or property of the Loan Parties exceed such dollar amount, a bailee waiver or landlord waiver with respect thereto has been delivered to the extent required by Section 6.9; (B) change its respective jurisdiction of organization, (C) except as permitted by Section 7.3, change its respective organizational structure or type, (D) change its respective legal name, or (E) change any organizational number(s) (if any) assigned by its respective jurisdiction of organization.

7.3 Mergers or Acquisitions. Except for Permitted Acquisitions, merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or shares or any property of another Person, in each case including for the avoidance of doubt through a merger, purchase, in-licensing arrangement or any similar transaction; provided (a) that Non-Loan Party may merge, consolidate or be dissolved or liquidated into a Loan Party and (b) any Loan Party may merge, consolidate or be dissolved or liquidated into a Loan Party or another Person in connection with a Permitted Acquisition; provided in any such merger, consolidation, dissolution or liquidation involving an entity included in Borrower, at least one entity included in Borrower is the surviving legal entity, and as long as no Event of Default is occurring prior thereto or arises as a result therefrom.

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7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5 Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein (except for Permitted Liens), or enter into any agreement, document, instrument or other arrangement (except with or in favor of Collateral Agent, for the ratable benefit of the Secured Parties) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower, or any of its Subsidiaries, from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or such Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens”.

7.6 Reserved.

7.7 Restricted Payments. (a) Declare or pay any dividends (other than dividends payable solely in capital stock) or make any other distribution or payment in respect of or redeem, retire or purchase any capital stock (other than (i) the declaration or payment of dividends to Borrower or its Subsidiaries, (ii) so long as no Event of Default or event that with the passage of time would result in an Event of Default exists or would result therefrom, the declaration or payment of any dividends solely in the form of equity securities, (iii) repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements, stockholder rights plans, director or consultant stock option plans, or similar plans and the repurchase, retirement or other acquisition or retirement for value of equity interests of SOC or its Subsidiaries held by any future, present or former officers, directors, employees, members of management and consultants (or their respective estates, executors, administrators, heirs, family members, legatees, distributes, spouses, former spouses, domestic partners and former domestic partners) of SOC or any of its Subsidiaries in connection with the death, disability, retirement or termination of employment or service of any such Person (or a breach of any non-compete or other restrictive covenant or confidentiality obligations of any such Person at any time after such Person’s disability, retirement or termination of employment or service), provided such transactions do not exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate per fiscal year), (iv) Borrower and its Subsidiaries may honor any conversion requests in respect of any convertible securities of Borrower or a Subsidiary into equity interests of Borrower or such Subsidiary pursuant to the terms of such convertible securities or otherwise in exchange therefor (except that Borrower or such Subsidiary shall not make any cash payments in connection with such conversion other than in lieu of fractional shares), (v) Borrower and its Subsidiaries may issue its equity interests upon the exercise of warrants or options to purchase equity interests of Borrower or the applicable Subsidiary, (vi) Borrower and its Subsidiaries may pay cash in lieu of the issuance of fractional shares and (vii) Borrower and its Subsidiaries may purchase, redeem, retire, or otherwise acquire shares of its capital stock or other equity interests with only Net New Equity received from a substantially concurrent issue of new shares of its capital stock or other equity interests that has not been previously utilized for any other purpose, or (b) be a party to or bound by an agreement that restricts a Subsidiary from paying dividends or otherwise distributing property to Borrower.

7.8 Investments. Directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so other than Permitted Investments.

7.9 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower or any of its Subsidiaries, except for:

(a) transactions that are in the ordinary course of Borrower’s or such Subsidiary’s business, upon fair and reasonable terms that are no less favorable to Borrower or such Subsidiary than would be obtained in an arm’s length transaction with a non-affiliated Person,

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(b) management arrangements and other business arrangements with professional corporations and similar situated entities consistent with past practice,

(c) Subordinated Debt or equity investments by Borrower’s investors in Borrower or its Subsidiaries,

(d) any transactions among Borrower and its Subsidiaries permitted hereunder,

(e) reasonable and customary fees and indemnities paid to members of the board of directors (or similar governing body) of Borrower and its Subsidiaries consistent with past practice and reimbursements of actual out-of-pocket expenses incurred in connection with attending board of director (or similar governing body) meetings,

(f) payment of reasonable and customary expenses and compensation arrangements for officers and other employees of Borrower and its Subsidiaries entered into in the ordinary course of business and approved by Borrower’s board of directors,

(g) any transactions permitted actions under Section 7.7,

(h) providing customary indemnities to officers, employees and directors approved by Borrower’s board of directors, and

(i) the issuance and sale of equity interest by Borrower and its Subsidiaries to the extent not constituting a Change of Control or otherwise prohibited under the terms of this Agreement.

7.10 Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to the Lenders.

7.11 Compliance. (a) Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Term Loan for that purpose; (b) fail to meet the minimum funding requirements of ERISA in a manner that could reasonably be expected to have a Material Adverse Change; (c) permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur that could reasonably be expected to have a Material Adverse Change; (d) fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Change, or permit any of its Subsidiaries to do so; or (e) withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority, that could reasonably be expected to have a Material Adverse Change.

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7.12 Compliance with Anti-Terrorism Laws. Directly or indirectly, or knowingly permit any controlled Affiliate to enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists. Directly or indirectly or knowingly permit any controlled Affiliate to, (a) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (b) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti-Terrorism Law, or (c) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

7.13 Financial Covenants.

(a) Minimum Liquidity. Permit, at any time, Qualified Cash to be less than Five Million Dollars ($5,000,000) plus the Qualified Cash A/P Amount.

a) Minimum Net Revenue. Permit Net Revenue, measured quarterly on a trailing twelve-month basis, to be lower than the Net Revenue set forth opposite the applicable quarter end as provided on Schedule 7.13(b).

7.14 Material Agreements. Without the consent of Collateral Agent, amend a Material Agreement in a manner materially adverse to Borrower, any of its Subsidiaries, the Lenders or the Collateral Agent.

8.	EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1 Payment Default. Borrower fails to (a) make any payment of principal or interest on any Term Loan on its due date, or (b) pay any other Obligation within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period shall not apply to payments due on the Maturity Date or the date of acceleration pursuant to Section 9.1 (a) hereof);

8.2 Covenant Default.

(a) Borrower or any of its Subsidiaries fails or neglects to perform any obligation in Sections 6.2 (Financial Statements, Reports, Certificates), 6.6 (Operating Accounts), 6.10 (Creation/Acquisition of Subsidiaries), Section 6.12 (Post-Effective Date Obligations) or Borrower violates any provision in Section 7; or

(b) Borrower, or any of its Subsidiaries, fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any other Loan Document to which such person is a party, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within thirty (30) days after the occurrence thereof, and within such time period the failure to cure the default shall not be deemed an Event of Default (but no Term Loans shall be made during such cure period).

8.3 Material Adverse Change. A Material Adverse Change shall have occurred.

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8.4 Attachment; Levy; Restraint on Business.

(a) (i) The service of process seeking to attach, by trustee or similar process, any funds in excess of One Million Dollars ($1,000,000) of Borrower or any of its Subsidiaries on deposit with any institution at which Borrower or any of its Subsidiaries maintains a Collateral Account, or (ii) a notice of lien, levy, or assessment is filed against Borrower or any of its Subsidiaries or their respective assets with a fair market value in excess of One Million Dollars ($1,000,000) by any government agency, and the same under subclauses (i) and (ii) of this clause (a) are not, within thirty (30) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); and

(b) any material portion of assets of Borrower and its Subsidiaries (determined on a consolidated basis) is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower or any of its Subsidiaries from conducting any material portion of its business (determined on a consolidated basis) for more than forty-five (45) consecutive days;

8.5 Insolvency. (a) Borrower or any of its Subsidiaries is or becomes Insolvent; (b) Borrower or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower or any of its Subsidiaries and not dismissed or stayed within sixty (60) days (but no Term Loans shall be extended while Borrower or any Subsidiary is Insolvent and/or until any Insolvency Proceeding is dismissed);

8.6 Other Agreements. There is a default in (a) any agreement to which Borrower or any of its Subsidiaries is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Million Dollars ($1,000,000) or that could reasonably be expected to have a Material Adverse Change or (b) there is any default under a Material Agreement that permits the counterparty thereto to accelerate the payments owed thereunder and such payments exceed One Million Dollars ($1,000,000);

8.7 Judgments. One or more judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least One Million Dollars ($1,000,000) (not covered by independent third-party insurance as to which (a) Borrower reasonably believes such insurance carrier will accept liability, (b) Borrower or the applicable Subsidiary has submitted such claim to such insurance carrier and (c) liability has not been rejected by such insurance carrier) shall be rendered against Borrower or any of its Subsidiaries and shall remain unsatisfied, unvacated, or unstayed for a period of fifteen (15) days after the entry thereof;

8.8 Misrepresentations. Borrower or any of its Subsidiaries makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Collateral Agent and/or the Lenders or to induce Collateral Agent and/or the Lenders to enter this Agreement or any Loan Document, and such representation, warranty, or other statement, when taken as a whole, is incorrect in any material respect when made;

8.9 Subordinated Debt. A default or breach occurs under any subordination agreement, or any creditor that has signed such an agreement with Collateral Agent or the Lenders breaches any terms of such agreement;

8.10 Change of Control. After the Effective Date, consummation of any transaction or series of related transactions in which the stockholders of Borrower who were not stockholders immediately prior to the first such transaction own more than forty-five percent (45%) of the voting stock of Borrower immediately after giving effect to such transaction or related series of such transactions (“Change of Control”);

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8.11 Guaranty. Any Guaranty terminates or ceases for any reason to be in full force and effect other than pursuant to its terms;

8.12 Governmental Approvals

(a) Any Governmental Approval shall have been revoked, rescinded, suspended, modified in an adverse manner, or not renewed in the ordinary course for a full term and such revocation, rescission, suspension, modification or non-renewal has resulted in or could reasonably be expected to result in a Material Adverse Change; or (b) (i) the DOJ or other Governmental Authority initiates a regulatory action or any other enforcement action against Borrower or any of its Subsidiaries or any supplier of Borrower or any of its Subsidiaries that causes Borrower or any of its Subsidiaries to recall, withdraw, remove or discontinue manufacturing, distributing, and/or marketing any of its products and the same could reasonably be expected to result in a Material Adverse Change, even if such action is based on previously disclosed conduct; (ii) any applicable Governmental Authority issues a warning letter to Borrower or any of its Subsidiaries with respect to any of its activities or products which could reasonably be expected to result in a Material Adverse Change; (iii) Borrower or any of its Subsidiaries conducts a mandatory or voluntary recall which could reasonably be expected to result in liability and expense to Borrower or any of its Subsidiaries of One Million Dollars ($1,000,000) or more; (iv) Borrower or any of its Subsidiaries enters into a settlement agreement with the DOJ or other Governmental Authority that results in aggregate liability as to any single or related series of transactions, incidents or conditions, of One Million Dollars ($1,000,000) or more, or that could reasonably be expected to result in a Material Adverse Change, even if such settlement agreement is based on previously disclosed conduct; or (v) any applicable Governmental Authority revokes any authorization or permission granted under any Registration, or Borrower or any of its Subsidiaries withdraws any Registration, that could reasonably be expected to result in a Material Adverse Change.

8.13 Lien Priority. Except as the result of the action or inaction of the Collateral Agent or the Lenders, any Lien created hereunder or by any other Loan Document shall at any time fail to constitute a valid and perfected Lien on any of the Collateral purported to be secured thereby, subject to no prior or equal Lien, other than Permitted Liens as a matter of applicable law.

9.	RIGHTS AND REMEDIES

9.1 Rights and Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, Collateral Agent may, and at the written direction of Required Lenders shall, without notice or demand, do any or all of the following: (i) deliver notice of the Event of Default to Borrower, (ii) by notice to Borrower declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations shall be immediately due and payable without any action by Collateral Agent or the Lenders) or (iii) by notice to Borrower suspend or terminate the obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Collateral Agent and/or the Lenders (but if an Event of Default described in Section 8.5 occurs all obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Collateral Agent and/or the Lenders shall be immediately terminated without any action by Collateral Agent or the Lenders).

(b) Without limiting the rights of Collateral Agent and the Lenders set forth in Section 9.1(a) above, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right and at the written direction of the Required Lenders shall, without notice or demand, to do any or all of the following:

(i) foreclose upon and/or sell or otherwise liquidate, the Collateral;

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(ii) make a demand for payment upon any Guarantor pursuant to the Guaranty delivered by such Guarantor;

(iii) apply to the Obligations any (A) balances and deposits of Borrower that Collateral Agent or any Lender holds or controls, (B) any amount held or controlled by Collateral Agent or any Lender owing to or for the credit or the account of Borrower, or (C) amounts received from any Guarantors in accordance with the respective Guaranty delivered by such Guarantor; and/or

(iv) commence and prosecute an Insolvency Proceeding or consent to Borrower commencing any Insolvency Proceeding.

(c) Without limiting the rights of Collateral Agent and the Lenders set forth in Sections 9.1(a) and (b) above, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right and at the written direction of the Required Lenders shall, without notice or demand, to do any or all of the following:

(i) settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Collateral Agent considers advisable, notify any Person owing Borrower money of Collateral Agent’s security interest in such funds, and verify the amount of such account;

(ii) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its Liens in the Collateral (held for the ratable benefit of the Secured Parties). Borrower shall assemble the Collateral if Collateral Agent requests and make it available at such location as Collateral Agent reasonably designates. Collateral Agent may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all reasonably and documented out-of-pocket expenses incurred in connection therewith. Borrower grants Collateral Agent a license to enter and occupy any of its premises, without charge, to exercise any of Collateral Agent’s rights or remedies;

(iii) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, and/or advertise for sale, any of the Collateral. Collateral Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s and each of its Subsidiaries’ labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Collateral Agent’s exercise of its rights under this Section 9.1, Borrower’s and each of its Subsidiaries’ rights under all licenses and all franchise agreements inure to Collateral Agent, for the benefit of the Lenders;

(iv) place a “hold” on any Collateral Account maintained with Collateral Agent or any Lender or otherwise in respect of which a Control Agreement has been delivered in favor of Collateral Agent (for the ratable benefit of the Secured Parties) and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(v) demand and receive possession of Borrower’s Books;

(vi) appoint a receiver to seize, manage and realize any of the Collateral, and such receiver shall have any right and authority as any competent court will grant or authorize in accordance with any applicable law, including any power or authority to manage the business of Borrower or any of its Subsidiaries; and

(vii) subject to clauses 9.1(a) and (b), exercise all rights and remedies available to Collateral Agent and each Lender under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

Notwithstanding any provision of this Section 9.1 to the contrary, upon the occurrence of any Event of Default, Collateral Agent shall have the right to exercise any and all remedies referenced in this Section 9.1 without the written consent of Required Lenders following the occurrence of an Exigent Circumstance.

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9.2 Power of Attorney. Borrower hereby irrevocably appoints Collateral Agent as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse any Loan Party’s name on any checks or other forms of payment or security; (b) sign any Loan Party’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts of Borrower directly with the applicable Account Debtors, for amounts and on terms Collateral Agent determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Collateral Agent or a third party as the Code or any applicable law permits. Borrower hereby appoints Collateral Agent as its lawful attorney-in-fact to sign any Loan Party’s name on any documents necessary to perfect or continue the perfection of Collateral Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and Collateral Agent and the Lenders are under no further obligation to make extend Term Loans hereunder. Collateral Agent’s foregoing appointment as the Loan Parties’ attorney in fact, and all of Collateral Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Collateral Agent’s and the Lenders’ obligation to provide Term Loans terminates.

9.3 Protective Payments. If Borrower or any of its Subsidiaries fail to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower or any of its Subsidiaries is obligated to pay under this Agreement or any other Loan Document, Collateral Agent may obtain such insurance or make such payment, and all amounts so paid by Collateral Agent are Lenders’ Expenses and immediately due and payable bearing interest at the Default Rate, and secured by the Collateral. Collateral Agent will make reasonable efforts to provide Borrower with notice of Collateral Agent obtaining such insurance or making such payment at the time it is obtained or paid or within a reasonable time thereafter. No such payments by Collateral Agent are deemed an agreement to make similar payments in the future or Collateral Agent’s waiver of any Event of Default.

9.4 Application of Payments and Proceeds. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Collateral Agent from or on behalf of Borrower or any of its Subsidiaries of all or any part of the Obligations, and, as between Borrower on the one hand and Collateral Agent and Lenders on the other, Collateral Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Collateral Agent may deem advisable notwithstanding any previous application by Collateral Agent, and (b) the proceeds of any sale of, or other realization upon all or any part of the Collateral and payments made under any Guaranty shall be applied: first, to the Lenders’ Expenses; second, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts); third, to the principal amount of the Obligations outstanding; and fourth, to any other Obligations owing to Collateral Agent or any Lender under the Loan Documents. Any balance remaining shall be delivered to Borrower or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category. Any reference in this Agreement to an allocation between or sharing by the Lenders of any right, interest or obligation “ratably,” “proportionally” or in similar terms shall refer to the Lenders’ Pro Rata Shares unless expressly provided otherwise. Collateral Agent, or if applicable, each Lender, shall promptly remit to the other Lenders such sums as may be necessary to ensure the ratable repayment of each Lender’s Pro Rata Share of any Term Loan and the ratable distribution of interest, fees and reimbursements paid or made by Borrower. Notwithstanding the foregoing, a Lender receiving a scheduled payment shall not be responsible for determining whether the other Lenders also received their scheduled payment on such date; provided, however, if it is later determined that a Lender received more than its Pro Rata Share of scheduled payments made on any date or dates, then such Lender shall remit to Collateral Agent or other the Lenders such sums as may be necessary to ensure the ratable payment of such scheduled payments, as instructed by Collateral Agent. If any payment or distribution of any kind or character, whether in cash, properties or securities, shall be received by a Lender in excess of its Pro Rata Share, then the portion of such payment or distribution in excess of such Lender’s Pro Rata Share shall be received and held by such Lender in trust for and shall be promptly paid over to the other Lenders (in accordance with their respective Pro Rata Shares) for application to the payments of amounts due on such other Lenders’ claims. To the extent any payment for the account of Borrower is required to be returned as a voidable transfer or otherwise, the Lenders shall contribute to one another as is necessary to ensure that such return of payment is on a pro rata basis. If any Lender shall obtain possession of any Collateral, it shall hold such Collateral for itself and as agent and bailee for the Secured Parties for purposes of perfecting Collateral Agent’s security interest therein (held for the ratable benefit of the Secured Parties).

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9.5 Liability for Collateral. So long as Collateral Agent and the Lenders comply with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Collateral Agent and the Lenders, Collateral Agent and the Lenders shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6 No Waiver; Remedies Cumulative. Failure by Collateral Agent or any Lender, at any time or times, to require strict performance by Borrower of any provision of this Agreement or by Borrower or any other Loan Document shall not waive, affect, or diminish any right of Collateral Agent or any Lender thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Collateral Agent and the Required Lenders and then is only effective for the specific instance and purpose for which it is given. The rights and remedies of Collateral Agent and the Lenders under this Agreement and the other Loan Documents are cumulative. Collateral Agent and the Lenders have all rights and remedies provided under the Code, any applicable law, by law, or in equity. The exercise by Collateral Agent or any Lender of one right or remedy is not an election, and Collateral Agent’s or any Lender’s waiver of any Event of Default is not a continuing waiver. Collateral Agent’s or any Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7 Demand Waiver. Borrower waives, to the fullest extent permitted by law, demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Collateral Agent or any Lender on which Borrower or any Subsidiary is liable.

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10.	NOTICES

Other than as specifically provided herein, all notices, consents, requests, approvals, demands, or other communication (collectively, “Communications”) by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Any of Collateral Agent, Lender or Borrower may change its mailing address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	Specialists On Call, LLC 1768 Business Center Drive, Suite 100 Reston, VA 20190 Attn: Chris Knibb, Chief Financial Officer Fax: N/A Email: cknibb@soctelemed.com

with a copy (which shall not constitute notice) to:	Orrick, Herrington & Sutcliffe LLP 1000 Marsh Road Menlo Park, CA 94025 Attn: Peter Lamb; Hari Raman Fax: N/A Email: plamb@orrick.com; hraman@orrick.com

If to Collateral Agent:	SLR Investment Corp. 500 Park Avenue, 3rd Floor New York, NY 10022 Attention: Anthony Storino Fax: (212) 993-1698 Email: storino@slrcp.com

with a copy (which shall not constitute notice) to:	LATHAM & WATKINS LLP 505 Montgomery Street, Suite 2000 San Francisco, CA 94111 Attention: Haim Zaltzman Facsimile: (415) 395-8095 Email: haim.zaltzman@lw.com

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11.	CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

11.1 Waiver of Jury Trial. EACH OF BORROWER, COLLATERAL AGENT AND LENDERS UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, ANY OF THE INDEBTEDNESS SECURED HEREBY, ANY DEALINGS AMONG BORROWER, COLLATERAL AGENT AND/OR LENDERS RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED AMONG BORROWER, COLLATERAL AGENT AND/OR LENDERS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

11.2 Governing Law and Jurisdiction. THIS AGREEMENT, THE OTHER LOAN DOCUMENTS (EXCLUDING THOSE LOAN DOCUMENTS THAT BY THEIR OWN TERMS ARE EXPRESSLY GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL, PROVIDED, HOWEVER, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT.

11.3 Submission to Jurisdiction. Any legal action or proceeding with respect to the Loan Documents shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each party hereto hereby accepts for itself and in respect of its Property, generally and unconditionally, the jurisdiction of the aforesaid courts. Notwithstanding the foregoing, Collateral Agent and Lenders shall have the right to bring any action or proceeding against Borrower (or any property of Borrower) in the court of any other jurisdiction Collateral Agent or Lenders deem necessary or appropriate in order to realize on the Collateral or other security for the Obligations. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

11.4 Service of Process. Borrower irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by applicable requirements of law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of Borrower specified herein (and shall be effective when such mailing shall be effective, as provided therein). Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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11.5 Non-exclusive Jurisdiction. Nothing contained in this Article 11 shall affect the right of Collateral Agent or Lenders to serve process in any other manner permitted by applicable requirements of law or commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction.

12.	GENERAL PROVISIONS

12.1 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not transfer, pledge or assign this Agreement or any rights or obligations under it without Collateral Agent’s prior written consent (which may be granted or withheld in Collateral Agent’s discretion, subject to Section 12.5). The Lenders have the right, without the consent of or notice to Borrower, to sell, transfer, assign, pledge, negotiate, or grant participation in (any such sale, transfer, assignment, negotiation, or grant of a participation, a “Lender Transfer”) all or any part of, or any interest in, the Lenders’ obligations, rights, and benefits under this Agreement and the other Loan Documents to another Person other than a Disqualified Person; provided, however, that any such Lender Transfer (other than (i) any Transfer at any time that an Event of Default has occurred and is continuing, or (ii) a transfer, pledge, sale or assignment to an Eligible Assignee) of its obligations, rights, and benefits under this Agreement and the other Loan Documents shall require the prior written consent of Collateral Agent (such approved assignee, an “Approved Lender”). Borrower and Collateral Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned until Collateral Agent shall have received and accepted an effective assignment agreement in form satisfactory to Collateral Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee or Approved Lender as Collateral Agent reasonably shall require. Notwithstanding anything to the contrary contained herein, so long as no Event of Default has occurred and is continuing, no Lender Transfer (other than a Lender Transfer in connection with (x) assignments by a Lender due to a forced divestiture at the request of any regulatory agency; or (y) upon the occurrence of a default, event of default or similar occurrence with respect to a Lender’s own financing or securitization transactions) shall be permitted, without Borrower’s consent, to any Person which is an Affiliate or Subsidiary of Borrower, a then-current direct competitor of Borrower, as reasonably determined by Collateral Agent at the time of such assignment, or a Disqualified Person. Collateral Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices in the United States a register for the recordation of the names and addresses of the Lenders, and the Term Loan Commitments of, and principal amounts (and stated interest) of the Term Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, Collateral Agent and Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Term Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) and Proposed Section 1.163-5(b) of the U.S. Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Collateral Agent (in its capacity as Collateral Agent) shall have no responsibility for maintaining a Participant Register. Borrower agrees that each participant shall be entitled to the benefits of the provisions in Exhibit C attached hereto (subject to the requirements and limitations therein, including the requirements under Section 7 of Exhibit C attached hereto (it being understood that the documentation required under Section 7 of Exhibit C attached hereto shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to this Section 12.1; provided that such participant shall not be entitled to receive any greater payment under Exhibit C attached hereto, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the participant acquired the applicable participation.

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12.2 Indemnification. Borrower agrees to indemnify, defend and hold each Secured Party and their respective directors, officers, employees, consultants, agents, attorneys, or any other Person affiliated with or representing such Secured Party (each, an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with; related to; following; or arising from, out of or under, the transactions contemplated by the Loan Documents; and (b) all losses and Lenders’ Expenses incurred, or paid by Indemnified Person in connection with; related to; following; or arising from, out of or under, the transactions contemplated by the Loan Documents (including reasonable and documented out-of-pocket attorneys’ fees and expenses), except, in each case, for Claims and/or losses directly caused by such Indemnified Person’s bad faith, gross negligence or willful misconduct. Borrower hereby further agrees to indemnify, defend and hold each Indemnified Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented out-of-pocket fees and disbursements of counsel for such Indemnified Person) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnified Person shall be designated a party thereto and including any such proceeding initiated by or on behalf of Borrower, and the reasonable and documented out-of-pocket expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Collateral Agent or Lenders) asserting any right to payment for the transactions contemplated hereby which may be imposed on, incurred by or asserted against such Indemnified Person as a result of or in connection with the transactions contemplated hereby and the use or intended use of the proceeds of the loan proceeds except for liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements caused by such Indemnified Person’s bad faith, gross negligence or willful misconduct. Notwithstanding anything to the contrary herein, Borrower’s obligations hereunder shall be limited to one law firm for all Indemnified Persons and any specialist counsel required in any jurisdiction. This Section 12.2 shall not apply with respect to Taxes other than any Taxes that represent amounts described in this Section arising from any non-Tax claim.

12.3 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.4 Correction of Loan Documents. Collateral Agent may correct patent errors and fill in any blanks in this Agreement and the other Loan Documents consistent with the agreement of the parties.

12.5 Amendments in Writing; Integration. (a) No amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, or any consent to any departure by Borrower or any of its Subsidiaries therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower, Collateral Agent and the Required Lenders provided that:

(i) no such amendment, waiver or other modification that would have the effect of increasing or reducing a Lender’s Term Loan Commitment or Commitment Percentage shall be effective as to such Lender without such Lender’s written consent;

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(ii) no such amendment, waiver or modification that would affect the rights and duties of Collateral Agent shall be effective without Collateral Agent’s written consent or signature; and

(iii) no such amendment, waiver or other modification shall, unless signed by all the Lenders directly affected thereby, (A) reduce the principal of, rate of interest on or any fees with respect to any Term Loan or forgive any principal, interest (other than default interest) or fees (other than late charges) with respect to any Term Loan (B) postpone the date fixed for, or waive, any payment of principal of any Term Loan or of interest on any Term Loan (other than default interest) or any fees provided for hereunder (other than late charges or for any termination of any commitment); (C) change the definition of the term “Required Lenders” or the percentage of Lenders which shall be required for the Lenders to take any action hereunder; (D) release all or substantially all or any material portion of the Collateral, authorize Borrower to sell or otherwise dispose of all or substantially all or any material portion of the Collateral or release any Guarantor of all or any portion of the Obligations or its Guaranty obligations with respect thereto, except, in each case with respect to this clause (D), as otherwise may be expressly permitted under this Agreement or the other Loan Documents (including in connection with any disposition permitted hereunder); (E) amend, waive or otherwise modify this Section 12.5 or the definitions of the terms used in this Section 12.5 insofar as the definitions affect the substance of this Section 12.5; (F) consent to the assignment, delegation or other transfer by Borrower of any of its rights and obligations under any Loan Document or release Borrower of its payment obligations under any Loan Document, except, in each case with respect to this clause (F), pursuant to a merger, consolidation dissolution or liquidation permitted pursuant to this Agreement; (G) amend any of the provisions of Section 9.4 or amend any of the definitions of Pro Rata Share, Term Loan Commitment, Commitment Percentage or that provide for the Lenders to receive their Pro Rata Shares of any fees, payments, setoffs or proceeds of Collateral hereunder; (H) subordinate the Liens granted in favor of Collateral Agent securing the Obligations; or (I) amend any of the provisions of Sections 12.7 or 12.8. It is hereby understood and agreed that all Lenders shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (C), (D), (E), (F), (G) and (H) of the immediately preceding sentence.

(b) Other than as expressly provided for in Section 12.5(a)(i)-(iii), Collateral Agent may, at its discretion, or if requested by the Required Lenders, from time to time designate covenants in this Agreement less restrictive by notification to a representative of Borrower.

(c) This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

12.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

12.7 Survival. Except as otherwise provided in this Agreement, all covenants, representations and warranties made in this Agreement continue in full force and effect until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. The obligation of Borrower in Section 12.2 to indemnify each Lender and Collateral Agent, as well as the confidentiality provisions in Section 12.8 below, shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

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12.8 Confidentiality. In handling any confidential information of Borrower and its Subsidiaries and their respective Affiliates, each of the Lenders and Collateral Agent shall exercise the same degree of care that it exercises for their own proprietary information, but disclosure of information may be made: (a) on a confidential basis and subject to the terms and conditions of this Agreement including this Section 12.8 or provisions substantially similar hereto, to the Lenders’ and Collateral Agent’s Subsidiaries or Affiliates, or in connection with a Lender’s own financing or securitization transactions and upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; (b) to prospective transferees (other than those identified in (a) above) or purchasers of any interest in the Term Loans (provided, however, the Lenders and Collateral Agent shall obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision or to similar confidentiality terms); (c) as required by law, rule, regulation, regulatory or self-regulatory authority, subpoena, or other order; (d) to Lenders’ or Collateral Agent’s regulators or as otherwise required in connection with an examination or audit; (e) as Collateral Agent reasonably considers appropriate in exercising remedies under the Loan Documents; and (f) to third party service providers of the Lenders and/or Collateral Agent so long as such service providers have executed a confidentiality agreement or have agreed to similar confidentiality terms with the Lenders and/or Collateral Agent, as applicable, with terms no less restrictive than those contained herein. Confidential information does not include information that either: (i) is in the public domain or in the Lenders’ and/or Collateral Agent’s possession when disclosed to the Lenders and/or Collateral Agent, or becomes part of the public domain after disclosure to the Lenders and/or Collateral Agent through no breach of this provision by the Lenders or the Collateral Agent; or (ii) is disclosed to the Lenders and/or Collateral Agent by a third party, if the Lenders and/or Collateral Agent does not know that the third party is prohibited from disclosing the information. The agreements provided under this Section 12.8 supersede all prior agreements, understanding, representations, warranties, and negotiations between the parties about the subject matter of this Section 12.8.

12.9 Right of Set Off. Borrower hereby grants to Collateral Agent and to each Lender, a Lien, security interest and right of set off as security for all Obligations to Secured Parties hereunder, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of any Secured Party or any entity under the control of such Secured Party (including an Affiliate of Collateral Agent) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, any Secured Party may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE COLLATERAL AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY BORROWER.

12.10 Cooperation of Borrower. If necessary, Borrower agrees to (i) execute any documents reasonably required to effectuate and acknowledge each assignment of a Term Loan Commitment (or portion thereof) or Term Loan (or portion thereof) to an assignee in accordance with Section 12.1, (ii) make Borrower’s management personnel available to meet with Collateral Agent and prospective participants and assignees of Term Loan Commitments, the Term Loans or portions thereof (which meetings shall be conducted no more often than twice every twelve months unless an Event of Default has occurred and is continuing), and (iii) assist Collateral Agent and the Lenders in the preparation of information relating to the financial affairs of Borrower as any prospective participant or assignee of a Term Loan Commitment (or portions thereof) or Term Loan (or portions thereof) reasonably may request. Subject to the provisions of Section 12.8, Borrower authorizes each Lender to disclose to any prospective participant or assignee of a Term Loan Commitment (or portions thereof), any and all information in such Lender’s possession concerning Borrower and its financial affairs which has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement, or which has been delivered to such Lender by or on behalf of Borrower in connection with such Lender’s credit evaluation of Borrower prior to entering into this Agreement.

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12.11 Public Announcement. Borrower hereby agrees that on or after the Effective Date Collateral Agent and each Lender may make a public announcement of the transactions contemplated by this Agreement, and may publicize the same in marketing materials, newspapers and other publications, and otherwise, and in connection therewith may use Borrower’s name, tradenames and logos. Collateral Agent and the Lenders may also make disclosures to the Securities and Exchange Commission or other governmental agency and any other public disclosure with investors, other governmental agencies or other related persons.

12.12 Collateral Agent and Lender Agreement. Collateral Agent and the Lenders hereby agree to the terms and conditions set forth on Exhibit B attached hereto. Borrower acknowledges and agrees to the terms and conditions set forth on Exhibit B attached hereto.

12.13 Time of Essence. Time is of the essence for the performance of Obligations under this Agreement.

12.14 Termination Prior to Maturity Date; Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations have been satisfied. This Agreement may be terminated prior to the Maturity Date by Borrower, effective five (5) Business Days after written notice of termination is given to the Collateral Agent and the Lenders so long as Borrower has satisfied the Obligations as of such date of termination (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement and for which no claim has been made) in accordance with the terms of this Agreement.

12.15 Electronic Execution of Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Collateral Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Balance of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

SOC TELEMED, INC.

By	/s/ Chris Knibb
Name:	Chris Knibb
Title:	Chief Financial Officer

SPECIALISTS ON CALL, LLC

By	/s/ Eunice Kim
Name:	Eunice Kim
Title:	Secretary

AVANT BILLING SERVICES, INC.

By	/s/ Eunice Kim
Name:	Eunice Kim
Title:	Secretary

JSA HEALTH CORPORATION

By	/s/ Eunice Kim
Name:	Eunice Kim
Title:	Secretary

JSA HEALTH CALIFORNIA, LLC

By	/s/ Eunice Kim
Name:	Eunice Kim
Title:	Secretary

ACCESS PHYSICIANS MANAGEMENT
SERVICES ORGANIZATION, LLC

By	/s/ Eunice Kim
Name:	Eunice Kim
Title:	Secretary

HEP AP-B CORP.

By	/s/ Eunice Kim
Name:	Eunice Kim
Title:	Secretary

[Signature Page to Loan and Security Agreement]

COLLATERAL AGENT AND LENDER:

SLR Investment Corp.

By	/s/ Anthony Storino
Name:	Anthony Storino
Title:	Authorized Signatory

LENDER:

SUNS SPV LLC

By	/s/ Anthony Storino
Name:	Anthony Storino
Title:	Authorized Signatory

SCP PRIVATE CREDIT INCOME FUND SPV LLC

By	/s/ Anthony Storino
Name:	Anthony Storino
Title:	Authorized Signatory

SCP PRIVATE CREDIT INCOME BDC SPV LLC

By	/s/ Anthony Storino
Name:	Anthony Storino
Title:	Authorized Signatory

SCP PRIVATE CORPORATE LENDING FUND SPV L.P.

By	/s/ Anthony Storino
Name:	Anthony Storino
Title:	Authorized Signatory

SCP SF DEBT FUND L.P.

By	/s/ Anthony Storino
Name:	Anthony Storino
Title:	Authorized Signatory

SLR HC ONSHORE FUND L.P.

By	/s/ Anthony Storino
Name:	Anthony Storino
Title:	Authorized Signatory

SLR HC BDC LLC

By	/s/ Anthony Storino
Name:	Anthony Storino
Title:	Authorized Signatory

[Signature Page to Loan and Security Agreement]

SCHEDULE 7.13(b)

Minimum Net Revenue

Applicable Period	Specified Net Revenue
March 31, 2022	$81,800,000
June 30, 2022	$88,200,000
September 30, 2022	$94,500,000
December 31, 2022	$100,900,000
March 31, 2023 and thereafter	60% of projected Net Revenue in accordance with an annual plan submitted by Borrower to Lenders pursuant to Section 6.2(a)(iv), such plan to be approved by Borrower’s board of directors and by Agent and Required Lenders in writing

Exhibit A

Description of Collateral

The Collateral consists of all of Borrower’s right, title and interest in and to the following property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts and other Collateral Accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include Excluded Property.

Exhibit B

Collateral Agent and Lender Terms

1. Appointment of Collateral Agent.

(a) Each Lender hereby appoints SLR (together with any successor Collateral Agent pursuant to Section 7 of this Exhibit B) as Collateral Agent under the Loan Documents and authorizes Collateral Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from Borrower, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Collateral Agent under such Loan Documents and (iii) exercise such powers as are reasonably incidental thereto.

(b) Without limiting the generality of clause (a) above, Collateral Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents (including in any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Lender is hereby authorized to make such payment to Collateral Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of Collateral Agent and Lenders with respect to any Obligation in any bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Lender), (iii) act as collateral agent for the Secured Parties for purposes of the perfection of all Liens created by the Loan Documents and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral as permitted pursuant to the Loan Agreement, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to Collateral Agent and the other Lenders with respect to the Borrower and/or the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that Collateral Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for Collateral Agent and the Lenders for purposes of the perfection of all Liens with respect to the Collateral, including any Deposit Account maintained by Borrower or any Guarantor with, and cash and Cash Equivalents held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to Collateral Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed. Collateral Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Lender). Any such Person shall benefit from this Exhibit B to the extent provided by Collateral Agent.

(c) Under the Loan Documents, Collateral Agent (i) is acting solely on behalf of the Lenders, with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Collateral Agent”, the terms “agent”, “Collateral Agent” and “collateral agent” and similar terms in any Loan Document to refer to Collateral Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender or any other Person and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Lender, by accepting the benefits of the Loan Documents, hereby waives and agrees not to assert any claim against Collateral Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above. Except as expressly set forth in the Loan Documents, Collateral Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to Borrower or any of its Subsidiaries that is communicated to or obtained by SLR or any of its Affiliates in any capacity.

2. Binding Effect; Use of Discretion; E-Systems.

(a) Each Lender, by accepting the benefits of the Loan Documents, agrees that (i) any action taken by Collateral Agent or the Required Lenders (or, if expressly required in any Loan Document, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by Collateral Agent in reliance upon the instructions of the Required Lenders (or, where so required, such greater proportion) and (iii) the exercise by Collateral Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of Lenders.

(b) If Collateral Agent shall request instructions from the Required Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with any Loan Document, then Collateral Agent shall be entitled to refrain from such act or taking such action unless and until Collateral Agent shall have received instructions from the Required Lenders or all affected Lenders, as the case may be, and Collateral Agent shall not incur liability to any Person by reason of so refraining. Collateral Agent shall be fully justified in failing or refusing to take any action under any Loan Document (i) if such action would, in the opinion of Collateral Agent, be contrary to any Requirement of Law or any Loan Document, (ii) if such action would, in the opinion of Collateral Agent, expose Collateral Agent to any potential liability under any Requirement of Law or (iii) if Collateral Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Collateral Agent as a result of Collateral Agent acting or refraining from acting under any Loan Document in accordance with the instructions of the Required Lenders or all affected Lenders, as applicable.

(c) Collateral Agent is hereby authorized by Borrower and each Lender to establish procedures (and to amend such procedures from time to time) to facilitate administration and servicing of the Term Loans and other matters incidental thereto. Without limiting the generality of the foregoing, Collateral Agent is hereby authorized to establish procedures to make available or deliver, or to accept, notices, documents (including, without limitation, borrowing base certificates) and similar items on, by posting to or submitting and/or completion, on E-Systems. Borrower and each Lender acknowledges and agrees that the use of transmissions via an E-System or electronic mail is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse, and Borrower and each Lender assumes and accepts such risks by hereby authorizing the transmission via E-Systems or electronic mail. Each “e-signature” on any such posting shall be deemed sufficient to satisfy any requirement for a “signature”, and each such posting shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to any Loan Document, any applicable provision of any Code, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural Requirement of Law governing such subject matter. All uses of an E-System shall be governed by and subject to, in addition to this Section, the separate terms, conditions and privacy policy posted or referenced in such E-System (or such terms, conditions and privacy policy as may be updated from time to time, including on such E-System) and related contractual obligations executed by Collateral Agent, Borrower and/or Lenders in connection with the use of such E-System. ALL E-SYSTEMS AND ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS IS” AND “AS AVAILABLE”. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE BY AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS IN CONNECTION WITH ANY E-SYSTEMS.

3. Collateral Agent’s Reliance, Etc. Collateral Agent may, without incurring any liability hereunder, (a) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, Borrower) and (b) rely and act upon any document and information (including those transmitted by electronic transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties. None of Collateral Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Lender and Borrower hereby waives and shall not assert (and Borrower shall cause its Subsidiaries to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting from the bad faith, gross negligence or willful misconduct of Collateral Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment of a court of competent jurisdiction) in connection with the duties of Collateral Agent expressly set forth herein. Without limiting the foregoing, Collateral Agent: (i) shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons, except to the extent that a court of competent jurisdiction determines in a final non-appealable judgment that Collateral Agent acted with bad faith, gross negligence or willful misconduct in the selection of such Related Person; (ii) shall not be responsible to any Lender or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document; (iii) makes no warranty or representation, and shall not be responsible, to any Lender or other Person for any statement, document, information, representation or warranty made or furnished by or on behalf of Borrower or any Related Person of Borrower in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to Borrower, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by Collateral Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by Collateral Agent in connection with the Loan Documents; and (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of Borrower or as to the existence or continuation or possible occurrence or continuation of any Event of Default, and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from Borrower or any Lender describing such Event of Default that is clearly labeled “notice of default” (in which case Collateral Agent shall promptly give notice of such receipt to all Lenders, provided that Collateral Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Collateral Agent’s bad faith, gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction); and, for each of the items set forth in clauses (i) through (iv) above, each Lender and Borrower hereby waives and agrees not to assert (and Borrower shall cause its Subsidiaries to waive and agree not to assert) any right, claim or cause of action it might have against Collateral Agent based thereon.

4. Collateral Agent Individually. Collateral Agent and its Affiliates may make loans and other extensions of credit to, acquire stock and stock equivalents of, engage in any kind of business with, Borrower or any Affiliate of Borrower as though it were not acting as Collateral Agent and may receive separate fees and other payments therefor. To the extent Collateral Agent or any of its Affiliates makes any Term Loans or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender”, “Required Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, Collateral Agent or such Affiliate, as the case may be, in its individual capacity as Lender, or as one of the Required Lenders.

5. Lender Credit Decision; Collateral Agent Report. Each Lender acknowledges that it shall, independently and without reliance upon Collateral Agent, any Lender or any of their Related Persons or upon any document solely or in part because such document was transmitted by Collateral Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of Borrower and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate. Except for documents expressly required by any Loan Document to be transmitted by Collateral Agent to the Lenders, Collateral Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of Borrower or any Affiliate of Borrower that may come in to the possession of Collateral Agent or any of its Related Persons. Each Lender agrees that is shall not rely on any field examination, audit or other report provided by Collateral Agent or its Related Persons (an “Collateral Agent Report”). Each Lender further acknowledges that any Collateral Agent Report (a) is provided to the Lenders solely as a courtesy, without consideration, and based upon the understanding that such Lender will not rely on such Collateral Agent Report, (b) was prepared by Collateral Agent or its Related Persons based upon information provided by Borrower solely for Collateral Agent’s own internal use, and (c) may not be complete and may not reflect all information and findings obtained by Collateral Agent or its Related Persons regarding the operations and condition of Borrower. Neither Collateral Agent nor any of its Related Persons makes any representations or warranties of any kind with respect to (i) any existing or proposed financing, (ii) the accuracy or completeness of the information contained in any Collateral Agent Report or in any related documentation, (iii) the scope or adequacy of Collateral Agent’s and its Related Persons’ due diligence, or the presence or absence of any errors or omissions contained in any Collateral Agent Report or in any related documentation, and (iv) any work performed by Collateral Agent or Collateral Agent’s Related Persons in connection with or using any Collateral Agent Report or any related documentation. Neither Collateral Agent nor any of its Related Persons shall have any duties or obligations in connection with or as a result of any Lender receiving a copy of any Collateral Agent Report. Without limiting the generality of the forgoing, neither Collateral Agent nor any of its Related Persons shall have any responsibility for the accuracy or completeness of any Collateral Agent Report, or the appropriateness of any Collateral Agent Report for any Lender’s purposes, and shall have no duty or responsibility to correct or update any Collateral Agent Report or disclose to any Lender any other information not embodied in any Collateral Agent Report, including any supplemental information obtained after the date of any Collateral Agent Report. Each Lender releases, and agrees that it will not assert, any claim against Collateral Agent or its Related Persons that in any way relates to any Collateral Agent Report or arises out of any Lender having access to any Collateral Agent Report or any discussion of its contents, and agrees to indemnify and hold harmless Collateral Agent and its Related Persons from all claims, liabilities and expenses relating to a breach by any Lender arising out of such Lender’s access to any Collateral Agent Report or any discussion of its contents.

6. Indemnification. Each Lender agrees to reimburse Collateral Agent and each of its Related Persons (to the extent not reimbursed by Borrower as required under the Loan Documents (including pursuant to Section 12.2 of the Agreement)) promptly upon demand for its Pro Rata Share of any out-of-pocket costs and expenses (including, without limitation, fees, charges and disbursements of financial, legal and other advisors and any Taxes or insurance paid in the name of, or on behalf of, Borrower) incurred by Collateral Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, amendment, consent, waiver or enforcement of, or the taking of any other action (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding (including, without limitation, preparation for and/or response to any subpoena or request for document production relating thereto) or otherwise) in respect of, or legal advice with respect to, its rights or responsibilities under, any Loan Document. Each Lender further agrees to indemnify Collateral Agent and each of its Related Persons (to the extent not reimbursed by Borrower as required under the Loan Documents (including pursuant to Section 12.2 of the Agreement)), ratably according to its Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, to the extent not indemnified by the applicable Lender, Taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to or for the account of any Lender) that may be imposed on, incurred by, or asserted against Collateral Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by Collateral Agent or any of its Related Persons under or with respect to the foregoing; provided that no Lender shall be liable to Collateral Agent or any of its Related Persons under this Section 6 of this Exhibit B to the extent such liability has resulted from the gross negligence or willful misconduct of Collateral Agent or, as the case may be, such Related Person, as determined by a final non-appealable judgment of a court of competent jurisdiction. To the extent required by any applicable Requirement of Law, Collateral Agent may withhold from any payment to any Lender under a Loan Document an amount equal to any applicable withholding Tax. If the IRS or any other Governmental Authority asserts a claim that Collateral Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason, or if Collateral Agent reasonably determines that it was required to withhold Taxes from a prior payment to or for the account of any Lender but failed to do so, such Lender shall promptly indemnify Collateral Agent fully for all amounts paid, directly or indirectly, by Collateral Agent as Tax or otherwise, including penalties and interest, and together with all expenses incurred by Collateral Agent. Collateral Agent may offset against any payment to any Lender under a Loan Document, any applicable withholding Tax that was required to be withheld from any prior payment to such Lender but which was not so withheld, as well as any other amounts for which Collateral Agent is entitled to indemnification from such Lender under the immediately preceding sentence of this Section 6 of this Exhibit B.

7. Successor Collateral Agent. Collateral Agent may resign at any time by delivering notice of such resignation to the Lenders and Borrower, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective, in accordance with the terms of this Section 7 of this Exhibit B. If Collateral Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Collateral Agent and so long as no Event of Default has occurred and is continuing such successor Collateral Agent must be reasonably acceptable to Borrower. If, after 30 days after the date of the retiring Collateral Agent’s notice of resignation, no successor Collateral Agent has been appointed by the Required Lenders and has accepted such appointment, then the retiring Collateral Agent may, on behalf of the Lenders, appoint a successor Collateral Agent from among the Lenders and so long as no Event of Default has occurred and is continuing such successor Collateral Agent must be reasonably acceptable to Borrower. Effective immediately upon its resignation, (a) the retiring Collateral Agent shall be discharged from its duties and obligations under the Loan Documents, (b) the Lenders shall assume and perform all of the duties of Collateral Agent until a successor Collateral Agent shall have accepted a valid appointment hereunder, (c) the retiring Collateral Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Collateral Agent was, or because such Collateral Agent had been, validly acting as Collateral Agent under the Loan Documents, and (iv) subject to its rights under Section 2(b) of this Exhibit B, the retiring Collateral Agent shall take such action as may be reasonably necessary to assign to the successor Collateral Agent its rights as Collateral Agent under the Loan Documents. Effective immediately upon its acceptance of a valid appointment as Collateral Agent, a successor Collateral Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Collateral Agent under the Loan Documents.

8. Release of Collateral. Each Lender hereby consents to the release and hereby directs Collateral Agent to release (or in the case of clause (b)(ii) below, release or subordinate) the following:

(a) any Loan Party if all of the stock of Loan Party is sold or transferred in a transaction permitted under the Loan Documents (including pursuant to a valid waiver or consent), to the extent that, after giving effect to such transaction, such Loan Party would not be required to guaranty any Obligations pursuant to any Loan Document; and

(b) any Lien held by Collateral Agent for the benefit of the Secured Parties against (i) any Collateral that is sold or otherwise disposed of by Borrower in a transaction permitted by the Loan Documents (including pursuant to a valid waiver or consent), (ii) any Collateral subject to a Lien that is expressly permitted under clause (c) of the definition of the term “Permitted Lien” and (iii) all of the Collateral and Borrower, upon (A) termination of all of the Commitments and (B) the payment in full in cash of all of the Obligations (other than inchoate indemnity obligations for which no claim has been made) (the satisfaction of the conditions in this clause (iii), the “Termination Date”).

9. Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under any applicable Requirement of Law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default and subject to Section 10(d) of this Exhibit B, each Lender is hereby authorized at any time or from time to time upon the direction of Collateral Agent, without notice to Borrower or any other Person, any such notice being hereby expressly waived, to setoff and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower (regardless of whether such balances are then due to Borrower) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of Borrower against and on account of any of the Obligations that are not paid when due. Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares of the Obligations. Borrower agrees, to the fullest extent permitted by law, that (a) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may purchase participations in accordance with the preceding sentence and (b) any Lender so purchasing a participation in the Term Loans made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers’ liens, counterclaims or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Term Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

10. Advances; Payments; Non-Funding Lenders; Actions in Concert.

(a) Advances; Payments. If Collateral Agent receives any payment with respect to a Term Loan for the account of the Lenders on or prior to 2:00 p.m. (New York time) on any Business Day, Collateral Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on such Business Day. If Collateral Agent receives any payment with respect to a Term Loan for the account of Lenders after 2:00 p.m. (New York time) on any Business Day, Collateral Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on the next Business Day.

(b) Return of Payments.

(i) If Collateral Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Collateral Agent or on behalf of from Borrower and such related payment is not received by Collateral Agent, then Collateral Agent will be entitled to recover such amount (including interest accruing on such amount at the rate otherwise applicable to such Obligation) from such Lender on demand without setoff, counterclaim or deduction of any kind.

(ii) If Collateral Agent determines at any time that any amount received by Collateral Agent under any Loan Document must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of any Loan Document, Collateral Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Collateral Agent on demand any portion of such amount that Collateral Agent has distributed to such Lender, together with interest at such rate, if any, as Collateral Agent is required to pay to Borrower or such other Person, without setoff, counterclaim or deduction of any kind and Collateral Agent will be entitled to set off against future distributions to such Lender any such amounts (with interest) that are not repaid on demand.

(c) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of any Loan Document (including exercising any rights of setoff) without first obtaining the prior written consent of Collateral Agent or Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under any Loan Document shall be taken in concert and at the direction or with the consent of Collateral Agent or Required Lenders.

Exhibit C

Taxes; Increased Costs.

1. Defined Terms. For purposes of this Exhibit C:

(a) “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

(b) “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (A) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Term Loan or Term Loan Commitment pursuant to a law in effect on the date on which (A) such Lender acquires such interest in the Term Loan or Term Commitment or (B) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2 or Section 4 of this Exhibit C, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 7 of this Exhibit C and (iv) any withholding Taxes imposed under FATCA.

(c) “FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.

(d) “Foreign Lender” means a Lender that is not a U.S. Person.

(e) “Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (ii) to the extent not otherwise described in clause (i), Other Taxes.

(f) “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Document).

(g) “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

(h) “Recipient” means Collateral Agent or any Lender, as applicable.

(i) “U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

(j) “Withholding Agent” means Borrower and Collateral Agent.

2. Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2 or Section 4 of this Exhibit C) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

3. Payment of Other Taxes by Borrower. Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Collateral Agent timely reimburse it for the payment of, any Other Taxes.

4. Indemnification by Borrower. Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under Section 2 of this Exhibit C or this Section 4) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Collateral Agent), or by Collateral Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

5. Indemnification by the Lenders. Each Lender shall severally indemnify Collateral Agent, within 10 days after demand therefor, for (a) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified Collateral Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (b) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.1 of the Agreement relating to the maintenance of a Participant Register and (c) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Collateral Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Collateral Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Collateral Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Collateral Agent to the Lender from any other source against any amount due to Collateral Agent under this Section 5.

6. Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to the provisions of this Exhibit C, Borrower shall deliver to Collateral Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Collateral Agent.

7. Status of Lenders.

(a) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Collateral Agent, at the time or times reasonably requested by Borrower or Collateral Agent, such properly completed and executed documentation reasonably requested by Borrower or Collateral Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Collateral Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Collateral Agent as will enable Borrower or Collateral Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 7(b)(i), 7(b)(ii) and 7(b)(iv) of this Exhibit C) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(b) Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person,

(i) any Lender that is a U.S. Person shall deliver to Borrower and Collateral Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Collateral Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(ii) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Collateral Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Collateral Agent), whichever of the following is applicable:

(A)	in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B)	executed copies of IRS Form W-8ECI;

(C)	in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate, in form and substance reasonably acceptable to Borrower and Collateral Agent, to the effect that such Foreign Lender (or other applicable Person) is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(D)	to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(iii) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Collateral Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Collateral Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Collateral Agent to determine the withholding or deduction required to be made; and

(iv) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to Borrower and Collateral Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Collateral Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Borrower or Collateral Agent as may be necessary for Borrower and Collateral Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(v) Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Collateral Agent in writing of its legal inability to do so.

8. Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to the provisions of this Exhibit C (including by the payment of additional amounts pursuant to the provisions of this Exhibit C), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under the provisions of this Exhibit C with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 8 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 8, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 8 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 8 shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

9. Increased Costs. If any change in applicable law shall subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, and the result shall be to increase the cost to such Recipient of making, converting to, continuing or maintaining any Term Loan or of maintaining its obligation to make any such Term Loan, or to reduce the amount of any sum received or receivable by such Recipient (whether of principal, interest or any other amount), then, upon the request of such Recipient, Borrower will pay to such Recipient such additional amount or amounts as will compensate such Recipient for such additional costs incurred or reduction suffered. Failure or delay on the part of any Lender or such other Recipient to demand compensation pursuant to this Section 10 shall not constitute a waiver of such Lender’s or such other Recipient’s right to demand such compensation; provided that Borrower shall not be required to compensate any Lender or any other Recipient pursuant to this Section 10 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or such other Recipient, as the case may be, notifies Borrower of the change in applicable law giving rise to such increased costs or reductions, and of such Lender’s or such other Recipient’s intention to claim compensation therefor (except that if the change in applicable law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

10. Designation of a Different Lending Office. If any Lender requests compensation under Section 10 of this Exhibit C, or requires Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to this Exhibit C, then such Lender shall (at the request of Borrower) use reasonable efforts to designate a different lending office for funding or booking its Term Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to this Exhibit C in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

11. Survival. Each party’s obligations under the provisions of this Exhibit C shall survive the resignation or replacement of Collateral Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Term Loan Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Exhibit 10.2

THIS NOTE IS SUBJECT TO THE SUBORDINATION PROVISIONS CONTAINED IN SECTION 7 HEREOF, WHICH SECTION, AMONG OTHER THINGS, CONTAINS PROVISIONS DEFINING THE RELATIVE RIGHTS OF CERTAIN CREDITORS OF SOC TELEMED, INC..

THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (AS MAY BE AMENDED, MODIFIED OR RESTATED FROM TIME TO TIME IN ACCORDANCE WITH ITS TERMS, THE “SLR SUBORDINATION AGREEMENT”) DATED AS OF MARCH 26, 2021 AMONG EACH HOLDER AND SLR INVESTMENT CORP., AS COLLATERAL AGENT (“SLR”); AND EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SLR SUBORDINATION AGREEMENT.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY COMPARABLE STATE SECURITIES LAW. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER THIS NOTE NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE HOLDERS HAVE RECEIVED EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE HOLDERS.

UNSECURED SUBORDINATED PROMISSORY NOTE

$13,500,000	March 26, 2021
Reston, Virginia

Subject to the terms and conditions of this Unsecured Subordinated Promissory Note (this “Note”), for value received, SOC Telemed, Inc., a Delaware corporation (“Issuer”), hereby promises to pay to the order of each of the individuals and entities set forth on Schedule 1 attached hereto (each a “Holder” and collectively, the “Holders”), such Holder’s pro rata share percentage set forth on Schedule 1 attached hereto of the aggregate principal sum of $13,500,000 (as such amount increases after giving effect to the addition of the payment-in-kind interest at the end of each month as described in the next sentence, the “Accreted Principal Amount”). Subject to Section 6(a), interest hereunder will accrue on the Accreted Principal Amount from the date of this Note at a rate equal to the Applicable Interest Rate (as defined below) per annum, computed on the basis of a year of 365/366 days, as applicable, and shall be added to the principal amount of this Note on the last day of each calendar month.

The following is a statement of the rights of the Holders and the terms and conditions to which this Note is subject, and to which each Holder agrees.

1. DEFINITIONS. The following definitions will apply for purposes of this Note.

“Accreted Principal Amount” is defined in the introduction to this Note.

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“Affiliate” of any Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Applicable Rate” means the greater of the greater of (a) 0.13% and (b) the rate per annum rate equal to the London Interbank Offered Rate (“LIBOR”) published by the Intercontinental Exchange Benchmark Administration Ltd. (the “Service”) (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, as determined in a manner similar to the SLR Loan Agreement) for a term of one month, which determination shall be conclusive in the absence of manifest error; provided that if, at any time, such rate is no longer used in the determination of the ‘Applicable Rate’ then the Applicable Rate shall be equal to an alternate benchmark rate and spread that replaces LIBOR in the SLR Loan Agreement unless the Holders otherwise notify the Issuer in which case the Holders and the Issuer shall agree on an alternate benchmark rate and spread (which may include SOFR, to the extent publicly available quotes of SOFR exist at the relevant time), giving due consideration to (i) market convention or (ii) selection, endorsement or recommendation by a Relevant Governmental Body.

“Applicable Interest Rate” means the applicable interest rate set forth below. The Applicable Interest Rate shall reset monthly.

From the Closing Date through the September 30, 2021	the Applicable Rate, plus 7.47%
From and after September 30, 2021 through September 30, 2022	the Applicable Rate, plus 10.87%
From and after September 30, 2022 through September 30, 2023	the Applicable Rate, plus 12.87%
From and after September 30, 2023 through September 30, 2024	the Applicable Rate, plus 14.87%
From and after September 30, 2024 through September 30, 2025	the Applicable Rate, plus 16.87%
From and after September 30, 2025 through the Maturity Date	the Applicable Rate, plus 18.87%

“Bankruptcy Code” means the United States Bankruptcy Code as from time to time in effect.

“Capital Raise” is defined in Section 2(b).

“Closing Date” means March 26, 2021.

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“Disqualified Person” means, on any date, (a) any Person designated by Issuer as a “Disqualified Person” by written notice delivered to the Holders on or prior to the date hereof and (b) any other Person that is a competitor of Issuer or any of its subsidiaries, which Person has been designated by Issuer as a “Disqualified Person” by written notice to the Issuer not less than two (2) Business Days prior to such date; provided that (i) Issuer may only provide a written notice pursuant to clause (b) once in any six month period, (ii) “Disqualified Persons” shall exclude any Person that the Issuer has designated as no longer being a “Disqualified Person” by written notice delivered to the Holders from time to time and (iii) the Holders shall have consented to such designation, such consent not to be unreasonably withheld or delayed.

“Event of Default” is defined in Section 3.

“Holder” and “Holders” are each defined in the introduction to this Note.

“Issuer” is defined in the introduction to this Note.

“Maturity Date” means the earliest to occur of (i) September 28, 2026, and (ii) the occurrence of a Change of Control.

“Note” is defined in the introduction to this Note.

“Note Balance” means, at a given time, the entire then-outstanding Accreted Principal Amount and any accrued but unpaid interest thereon.

“Permitted Senior Refinancing Debt” is defined in Section 3(a).

“Purchase Agreement” means that certain Membership Interest and Stock Purchase Agreement, dated as of March 26, 2021, by and among SOC, Access Physicians Management Services Organization, LLC, HEP AP-B Corp., the sellers party thereto, Health Enterprise Partners III, L.P. and AP Seller Rep, LLC, as representative of the sellers.

“Senior Indebtedness” means all indebtedness of Issuer and its Affiliates with respect to the SLR Loan Agreement, whether now existing or hereafter arising, including all principal of and interest on such indebtedness, and all premiums, fees, expenses and other obligations owing by Issuer and its Affiliates in respect of such SLR Loan Agreement or any Permitted Senior Refinancing Debt.

“SLR Acquisition Loans” means the Term A2 Loans (as defined in the SLR Loan Agreement) in an aggregate principal amount of $10,000,000 made to the Issuer pursuant to the SLR Loan Agreement on the date hereof, the proceeds of which are used by the Issuer, together with the proceeds from the issuance of this Note to consummate the purchase of certain assets pursuant to the Purchase Agreement.

“SLR Loan Agreement” means that certain Loan and Security Agreement among Issuer, Specialists On Call, LLC, Avant Billing Services, Inc., JSA Health Corporation, JSA Health California, LLC, Access Physicians Management Services Organization, LLC and HEP AP-B Corp., SLR in its capacity as collateral agent and the lender parties thereto from time to time, dated as of the date hereof as the same may be amended, modified or restated from time to time in accordance with its terms.

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“Subordinated Indebtedness” means the Note Balance and all other obligations of Issuer in respect of this Note, including costs of collection.

2. PAYMENTS.

(a) Scheduled Payment. All outstanding principal and interest under this Note shall be due and payable on the Maturity Date.

(b) Equity Raise; Mandatory Prepayment. Subject to the terms of the Subordination Agreement, until the Note Balance is paid in full, the Issuer or one or more of its controlled Affiliates shall raise Net Proceeds pursuant to a primary sale of equity (i) in an aggregate amount of at least $7,500,000 no later than the six-month anniversary of the date hereof, (ii) in an aggregate amount of at least $7,500,000 no later than the twelve-month anniversary of the date hereof and (iii) in an aggregate amount of at least $8,500,000 plus the outstanding accrued interest and fees on the SLR Acquisition Loan and Note no later than the eighteen-month anniversary of the date hereof (each such financing, a “Capital Raise”). Within 5 business days of the date of receipt of the Net Proceeds of any such Capital Raise by the Issuer or the applicable controlled Affiliate(s), the Issuer shall prepay first, the SLR Acquisition Loan in an amount up to $10,000,000 together with any accrued interest and fees on such SLR Acquisition Loan and second, this Note in an amount equal to the lesser of (y) the amount of the Net Proceeds of such Capital Raise not used pursuant to clause “first” and (z) Note Balance; provided that, if the Issuer fails to meet any deadline set forth in (i), (ii) or (iii) above, the Capital Raise required by such date shall carry forward to the next required date for a Capital Raise. As used herein, the term “Net Proceeds” shall mean an amount equal to gross cash proceeds from a Capital Raise, less reasonable costs and expenses of such Capital Raise which are deducted from the gross cash proceeds at the time of such Capital Raise.

Notwithstanding anything herein to the contrary, this Section 2(b) requires the Issuer to prepay the amounts outstanding pursuant to the Note with the proceeds from a primary sale of any equity, however, in no event will any Holder ‘require’ the Issuer to issue any equity other than common equity to comply with its obligations set forth in this Section 2(b).

(c) Optional Prepayment. Issuer may at any time, without penalty, voluntarily prepay any portion of the Note Balance; provided, however, that such prepayment is not prohibited by the terms of the SLR Subordination Agreement.

(d) Application of Prepayments. Prepayments under this Note will be applied (i) first, to then accrued interest hereunder that has not yet been added to the Accreted Principal Amount until all such accrued interest is reduced to zero and (ii) second, to the then-outstanding Accreted Principal Amount.

(e) Form of Payment. All payments on this Note will be made at the address of the Holders in lawful money of the United States of America by wire transfer in immediately available funds in accordance with their pro rata share percentages as set forth on Schedule 1. If a payment date is not a Business Day, such payment will be made on the next succeeding Business Day.

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(f) Unconditional Payment. The Issuer is and shall be obligated to pay all principal, interest and any and all other amounts which become payable under this Note absolutely and unconditionally and without any abatement, postponement, diminution or deduction whatsoever and without any reduction for counterclaim or setoff whatsoever. If at any time any payment received by Holders hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Issuer and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

3. CONDITIONS TO FUNDING. The funding of proceeds pursuant to this Note are subject to the satisfaction or waiver by the Holders of the following conditions:

(a) the SLR Loan Agreement shall be effective and the SLR Acquisition Loans are received by the Issuer substantially simultaneously with the proceeds of this Note;

(b) the Issuer shall reimburse the Holder on the Closing Date for all reasonable and documented out-of-pocket fees and expenses (in the case of fees, disbursements and other charges of counsel, limited to the reasonable and documented fees, disbursements and other charges of one counsel) incurred in connection with this Note and the transactions contemplated hereby; and

(c) the support letter issued by WPXI Finance, LP and Warburg Pincus XI Partners, LP to the Company, dated September 22, 2020, shall have terminated and the Issuer shall have no further recourse to any amounts committed pursuant to such support letter.

The Issuer acknowledges and agrees that subject to the satisfaction of the conditions set forth in this Section 3, the Holders will fund the aggregate principal amount of the Note on the Closing Date net of an original issue discount in respect thereto and such aggregate funding amount shall be equal to $11,500,000.

4. COVENANTS. So long as any Note Balance remains unpaid and outstanding, the Issuer shall not and nor shall it permit any subsidiary or any of its controlled affiliate to:

(a) incur any additional indebtedness other than (x) Permitted Indebtedness (as defined in the SLR Loan Agreement in effect as of the Closing Date), and in any event intercompany and affiliate debt among the Issuer, its subsidiaries and controlled affiliates that may exist from time to time in the ordinary course of business and (y) indebtedness outstanding pursuant to the SLR Loan Agreement (including any permitted refinancing thereof (such refinancing debt, “Permitted Senior Refinancing Debt”) in amount not to exceed the amount available under the SLR Loan Agreement as in effect on the Closing Date; provided that (i) no Permitted Senior Refinancing Debt shall mature prior to the maturity date set forth in the SLR Loan Agreement in effect on the Closing Date or have a shorter weighted average life than, loans under the SLR Loan Agreement being refinanced, (ii) there shall be no entities that are borrowers or guarantors in respect of the Permitted Senior Refinancing Debt that are not a borrower or a guarantor or required to be a borrower or a guarantor under the SLR Loan Agreement in effect on the Closing Date, (iii) such Permitted Senior Refinancing Debt shall not be secured by any assets that do not constitute ‘collateral’ for the SLR Loan Agreement in effect on the Closing Date, (iv) the proceeds of such Permitted Senior Refinancing Debt are promptly applied to permanently repay in whole or in part the indebtedness being refinanced pursuant to the SLR Loan Agreement in effect on the Closing Date and shall not be in an aggregate principal amount greater than the principal amount of the SLR Loan Agreement in effect on the Closing Date, plus any fees, premium, original issue discount and accrued interest associated therewith, and costs and expenses related thereto and (iii) such Permitted Senior Refinancing Debt shall otherwise be on terms and conditions not materially more favorable to the lenders providing the Permitted Senior Refinancing Debt than the SLR Loan Agreement in effect on the Closing Date;

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(b) permit any material amendments, changes or modifications to the terms of the SLR Loan Agreement (including any Permitted Senior Refinancing Debt) that are adverse to the interests of the Holders; provided that, for the avoidance of doubt, (x) any increase in the interest rate or any fees payable to the lenders pursuant to the SLR Loan Agreement in effect on the Closing Date (other than reasonable fees payable in respect of amendments or waivers to the SLR Loan Agreement) or (y) any change of the maturity date applicable to the loans outstanding pursuant to the SLR Loan Agreement in effect on the Closing Date shall be adverse to the interest of the Holders;

(c) use the proceeds of this Note for any purpose other than to consummate, together with the proceeds of the SLR Acquisition Loans, the purchase of certain assets pursuant to the Purchase Agreement.

5. EVENTS OF DEFAULT. Each of the following events will constitute an “Event of Default” hereunder:

(a) Issuer fails to make any payment when due under this Note on the applicable due date;

(b) Issuer commences or consents to the commencement of a voluntary case under the Bankruptcy Code;

(c) An order is entered against Issuer for relief in any involuntary case commenced under the Bankruptcy Code;

(d) An order is entered by a court of competent jurisdiction (i) finding Issuer to be bankrupt, (ii) ordering or approving Issuer’s liquidation, reorganization or any modification or alteration of the rights of its creditors, or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of Issuer’s property and such order will not be vacated or stayed on appeal or otherwise stayed within 90 days of filing;

(e) Issuer making an assignment for the benefit of its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property;

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(f) Issuer fails to use the proceeds of a Capital Raise to prepay the Note Balance after prepayment of the SLR Acquisition Loan in an amount up to $10,000,000 together with any accrued interest and fees on such SLR Acquisition Loan as set forth in Section 2(a); or

(g) Issuer fails to perform or observe any covenant or agreement contained in Section 4 of this Note and such failure continues for 15 days.

6. REMEDIES UPON EVENT OF DEFAULT.

(a) Upon the occurrence of any Event of Default, (i) interest hereunder will accrue on the Accreted Principal Amount from the date of such Event of Default until the Note Balance is paid in full at the sum of (A) the Applicable Interest Rate, plus (B) four percent (4%), and (ii) the Note Balance will become immediately due and payable in full, and thereafter, the Holders will be entitled to exercise their rights and remedies with respect to this Note, including without limitation: (x) exercise any and all rights and remedies available to the Holders under any applicable law and (y) exercise any and all rights and remedies granted to the Holders under the terms of this Note .

(b) For the avoidance of doubt, nothing herein shall prevent Issuer from making tax distributions to its equity holders, and the Holders shall have no recourse against any funds required to allow Issuer to make tax distributions to its equity holders.

7. SUBORDINATION. Each Holder acknowledges and agrees that the payment of Subordinated Indebtedness is hereby expressly subordinated, as set forth in the SLR Subordination Agreement, in the right of payment to the prior payment in full of the Senior Indebtedness. In addition, this Note shall be an unsecured obligation of Issuer, and the Holders shall not require or take an interest in any collateral with respect to this Note. The Holders will execute the SLR Subordination Agreement as of the date hereof and will promptly execute any other documents as any holder or perspective holder of Senior Indebtedness may reasonably request to confirm the provisions of this Note or otherwise provide for the subordination of Subordinated Indebtedness and to take any other action reasonably requested by such holder or prospective holder, including any action necessary to perfect such holder’s or prospective holder’s liens or encumbrances on any assets.

8. GENERAL PROVISIONS.

(a) Further Assurances. Each of the Parties hereto will execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

(b) Amendments; Waivers. This Note may not be amended except as expressly permitted under the SLR Subordination Agreement. Issuer and all endorsers of this Note hereby waive notice, presentment, protest and notice of dishonor, except as otherwise provided in this Note or the SLR Subordination Agreement. Any provision of this Note may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Issuer and each Holder adversely affected by such amendment or waiver, or in the case of a waiver, by the party against whom such waiver is intended to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

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(c) Assignment; Successors and Assigns. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns; provided, however, that Issuer may not directly or indirectly assign any or all of its rights or delegate any or all of its obligations under this Note without the express prior written consent of the Holders and prior to the third anniversary of the Closing Date no Holder may directly or indirectly assign any or all of its rights or delegate any of all of its obligations under this Note without the prior written consent of the Issuer (other than any assignments to Affiliates of the Holder). Notwithstanding the foregoing, the Holders shall not in any event make any assignments to a Disqualified Person.

(d) Waiver of Jury Trial. EACH OF PARTIES HERETO WAIVES ANY AND ALL RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE, ANY DEALINGS AMONG ISSUER AND THE HOLDERS RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(e) Governing Law and Jurisdiction. THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

(f) Submission to Jurisdiction. Any legal action or proceeding with respect to this Note shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Note, each party hereto hereby accepts for itself, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

(g) Service of Process. Issuer irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with this Note by any means permitted by applicable requirements of law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of Issuer specified herein (and shall be effective when such mailing shall be effective, as provided therein). Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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(h) Non-exclusive Jurisdiction. Nothing contained in this Section 8 shall affect the right of Holders to serve process in any other manner permitted by applicable requirements of law or commence legal proceedings or otherwise proceed against Issuer in any other jurisdiction.

(i) Expenses and Indemnity. Should any action, claim, suit or proceeding be brought to enforce or interpret any part of this Note, the Issuer agrees to indemnity and hold harmless the Holder from and against (and will reimburse each Indemnified Party as the same are incurred for) any and all claims, damages, losses, liabilities and reasonable and documented out-of-pocket expenses (in the case of fees, disbursements and other charges of counsel, limited to the reasonable and documented fees, disbursements and other charges of one firm of counsel for all Indemnified Parties, taken as a whole, and if necessary, of a single local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions that may be incurred by or awarded against any Indemnified Party, in each case to the extent arising out of or in connection with (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (a) any aspect of the transactions herein or (b) this Note or any use made with the proceeds thereof, except the foregoing indemnity will not, as to any Indemnified Party, apply to claims, damages, losses, liabilities or related expenses to the extent (i) such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from (A) such Indemnified Party’s or any of its Related Persons’ (as defined below) gross negligence, bad faith or willful misconduct or (B) the material breach by such Indemnified Party or any of its Related Persons of its obligations under this Note; or (ii) any settlement is entered into by such Indemnified Party (or any of such Indemnified Party’s Related Persons) without Issuer’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) but if there is a final, non-appealable judgment of a court of competent jurisdiction for the plaintiff in any such proceeding, or Issuer consents to such settlement, Issuer agrees to indemnify and hold harmless such Indemnified Party in the manner set forth above. In the case of any claim, litigation, investigation or proceeding (any of the foregoing, a “Proceeding”) to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such Proceeding is brought by Issuer, Issuer’s equity holders or creditors, affiliates or equity holders, any other person, or an Indemnified Party (subject to (ii) above), whether or not an Indemnified Party is otherwise a party thereto. For purposes hereof, a “Related Person” of an Indemnified Party means (a) any controlling person, controlled affiliate or subsidiary of such Indemnified Party, (b) the respective directors, officers or employees of such Indemnified Party, or any of its subsidiaries, controlled affiliates or controlling persons and (c) the respective agents and advisors of such Indemnified Party or any of its subsidiaries, controlled affiliates or controlling persons.

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(j) Notices. All notices, demands and other communications under this Note shall be in writing and shall be deemed given (a) when personally delivered, (b) when sent by email (with written confirmation of transmission) or (c) one (1) Business Day following the day sent by a nationally-recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

To Issuer:

SOC Telemed, Inc.

1768 Business Center Drive, Suite 100

Reston, VA 20190

Attn: Chris Knibb, Chief Financial Officer

Fax: N/A

Email: cknibb@soctelemed.com

with a copy (which shall not constitute notice) to:

Orrick, Herrington & Sutcliffe LLP

1000 Marsh Road

Menlo Park, CA 94025

Attention: Peter Lamb; Hari Raman

Email: plamb@orrick.com; hraman@orrick.com

To Holders :

SOC Holdings LLC

c/o Warburg Pincus LLC

450 Lexington Avenue

New York, NY 10017

Attention: General Counsel

Email: notices@warburgpincus.com

(k) Severability. In the event that any provision of this Note or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Note will continue in full force and effect and the application of such provision will be interpreted so as to reasonably effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Note with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

(l) Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Copies of executed counterparts transmitted by electronic signature (including by means of email in .pdf format) shall be considered original executed counterparts for purposes of this Section.

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(m) Entire Agreement; Conflicts. This Note, and the SLR Subordination Agreement collectively contain the entire agreement among the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings, oral or written, with respect to such matters; provided, however, that in the event of any conflicts between the SLR Subordination Agreement and Section 5 above, the provisions of the SLR Subordination Agreement will control.

(n) Usury. All agreements between Issuer and Holder, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid, to the Holders for the use, forbearance or detention of the money to be loaned under this Note or otherwise, exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provision of this Note or of any other document evidencing, securing or pertaining to the indebtedness evidenced by this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances Holders shall ever receive anything of value as interest or deemed interest by applicable law under this Note or any other document evidencing, securing or pertaining to the indebtedness evidenced by this Note or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under this Note or on account of any other indebtedness of Issuer to Holders relating to this Note, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note and such other indebtedness, such excess shall be refunded to Issuer. The terms and provisions of this paragraph shall control and supersede every other conflicting provision of all agreements between Issuer and Holders. Holders been advised by Issuer to seek the advice of an attorney and an accountant in connection with the issuance of this Note. Issuer has had the opportunity to seek the advice of any attorney and accountant of Borrower’s choice in connection with issuance of this Note.

(o) Acknowledgement. Each Holder (i) is, by reason of its and its advisors business and financial experience, capable of evaluating the merits and risks of this Note and making an informed investment decision with respect hereto and with respect to Issuer’s ability to repay the Note, (ii) has had full access to such other information (including the opportunity to ask questions and receive answers) concerning Issuer as each Holder has deemed appropriate, and has made its own investigation, without reliance upon Issuer, into the business, prospects, operations, property, financial and other condition and creditworthiness of Issuer and (iii) is able to bear the economic and financial risk of the Note.

(p) Confidentiality. In handling any confidential information of the Issuer and its subsidiaries and their respective Affiliates, each of the Holders (in their capacity as Holders) shall exercise the same degree of care that it exercises for their own proprietary information, but disclosure of information may be made: (a) on a confidential basis and subject to the terms and conditions of this Note including this Section 8(p) or provisions substantially similar hereto, to the Holders’ subsidiaries or Affiliates, or in connection with a Holder’s own financing or securitization transactions and upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; (b) to prospective transferees (other than those identified in (a) above) or purchasers of any interest in this Note or the obligations hereunder (provided, however, the Holders shall obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision or to similar confidentiality terms); (c) as required by law, rule, regulation, regulatory or self-regulatory authority, subpoena, or other order; (d) to Holders’ regulators or as otherwise required in connection with an examination or audit; (e) as Holders reasonably consider appropriate in exercising remedies under this Note; and (f) to third party service providers of the Holders so long as such service providers have executed a confidentiality agreement or have agreed to similar confidentiality terms with the Holders with terms no less restrictive than those contained herein. Confidential information does not include information that either: (i) is in the public domain or in the Holders’ possession when disclosed to the Holders through non-confidential means, or becomes part of the public domain after disclosure to the Holders through no breach of this provision by the Holders; or (ii) is disclosed to the Holders by a third party, if the Holders do not know that the third party is prohibited from disclosing the information.

(q) Agreement of Holders. This Note and the terms hereof are agreed to by each Holder by its acceptance of this Note.

[Signature Page Follows]

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IN WITNESS WHEREOF, Issuer has caused this Unsecured Subordinated Promissory Note to be signed in its name as of the date first written above.

ISSUER:

SOC TELEMED, INC.

By:	/s/ Chris Knibb
Name:	Chris Knibb
Title:	Chief Financial Officer

ACKNOWLEDGED AND AGREED:

SOC HOLDINGS LLC

By:	Warburg Pincus Private Equity XI, L.P., its managing member
By:	Warburg Pincus XI, L.P., its general partner
By:	WP Global LLC, its general partner
By:	Warburg Pincus Partners II, L.P., its managing member
By:	Warburg Pincus Partners GP LLC, its general partner
By:	Warburg Pincus & Co., its managing member

By:	/s/ Steven G. Glenn
Name:	Steven G. Glenn
Title:	Partner

[Signature Page to Unsecured Subordinated Promissory Note]

Schedule 1

Name of Holder	Pro Rate Share Percentage
SOC Holdings LLC	100%

Exhibit 10.3

BOARD NOMINATION RIGHTS AGREEMENT

THIS BOARD NOMINATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of March 26, 2021 (the “Effective Time”), by and among SOC Telemed, Inc., a Delaware corporation (the “Company”), and Christopher Gallagher, M.D. (the “Designee”). Capitalized terms used but not otherwise defined in this Agreement have the respective meanings given to them in the Purchase Agreement (as defined below).

WHEREAS, in connection with, and in consideration of, the transactions contemplated by that certain Membership Interest and Stock Purchase Agreement dated as of March 26, 2021 (the “Purchase Agreement”), by and among the Company, Access Physicians Management Services Organization, LLC (“Access Physicians”), HEP AP-B Corp., Health Enterprise Partners III, L.P., the persons listed on Exhibit A thereto (collectively with Health Enterprise Partners III, L.P., the “Sellers”), and AP Seller Rep, LLC, as representative of the Sellers, pursuant to which the Company will, among other things, acquire Access Physicians (such collective transactions, the “Acquisition”);

WHEREAS, pursuant to the terms of the Purchase Agreement, the Designee, in his capacity as a Seller, will receive as consideration at the Closing of the Acquisition an aggregate of 3,316,679 shares (the “Designee Shares”) of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of the Company; and

WHEREAS, in furtherance of the foregoing, the Company and the Designee desire to enter into this Agreement to provide for the initial appointment of the Designee to the Board of Directors of the Company (the “Board”) and certain other matters, as provided in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, each of the parties to this Agreement agrees as follows:

Article I

BOARD REPRESENTATION

Section 1.1 Board Nomination Right.

(a) As promptly as reasonably practicable (and in no event later than ten (10) Business Days) following the Effective Time, the Company will take all necessary action to increase the size of the Board by one director and appoint the Designee as a Class I Director (as defined in the Company’s Second Amended and Restated Certificate of Incorporation) to fill the vacancy thereby created. The appointment of the Designee will be subject to the completion by the Designee of customary director onboarding documentation, including completion of a background check that is acceptable to the Nominating and Corporate Governance Committee of the Board (or any successor thereto) acting in good faith. As a condition to the Designee’s appointment to the Board and nomination for election as a Class I Director at the Company’s annual meetings of stockholders (A) the Designee must in all material respects provide to the Company (1) all information reasonably requested by the Company that is required to be or customarily disclosed for directors, candidates for directors, and their Affiliates and Representatives in a proxy statement or other filings under applicable Law or regulation or stock exchange rules or listing standards, in each case, relating to their nomination or election as a director of the Company or the Company’s operations in the ordinary course of business and (2) information reasonably requested by the Company in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal or regulatory obligations, in each case, relating to their nomination or election as a director of the Company or the Company’s operations in the ordinary course of business, with respect to the Designee; (B) the Designee must be qualified to serve as a director of the Company under the General Corporation Law of the State of Delaware (“DGCL”) to the same extent as all other directors of the Company; (C) the Designee must satisfy the requirements set forth in the Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics and Insider Trading Policy, in each case as currently in effect (the “Specified Guidelines”) with such changes thereto (or such successor policies) as are applicable to all other directors, as are adopted in good faith by the Board, and do not by their terms adversely impact the Designee relative to all other directors (for the avoidance of doubt, the Designee shall not be required to qualify as an independent director under applicable stock exchange rules and federal securities Laws); and (D) the Designee must execute and deliver to the Company an irrevocable resignation letter in the form attached hereto as Exhibit A pursuant to which the Designee’s resignation shall become effective upon the circumstances set forth therein (the “Resignation Letter”).

(b) From and after the Effective Time until the termination of this Agreement in accordance with Section 3.1, and subject to the terms and conditions of this Section 1.1 and applicable Law, the Company agrees to include the Designee in its slate of nominees for election as directors of the Company at each of the Company’s meetings of stockholders or action by written consent at which Class I Directors are to be elected and use its reasonable efforts to cause the election of the Designee to the Board (for the avoidance of doubt, the Company will be required to use substantially the same level of efforts and provide substantially the same level of support as is used and/or provided for the other director nominees of the Company with respect to the applicable meeting of stockholders or action by written consent).

(c) At all times while serving as a member of the Board (and as a condition to such service), the Designee shall comply with all policies, codes and guidelines applicable to Board members, including keeping confidential all non-public information provided to or obtained by the Designee by reason of his position as a director of the Company in accordance with fiduciary duties, applicable Law and all applicable Board policies, codes and guidelines, including without limitation the Specified Guidelines. The Designee acknowledges that he is aware that applicable securities Laws prohibit any Person who has received material, non-public information from purchasing or selling securities on the basis of such information or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person may trade securities on the basis of such information. The Designee agrees that neither he nor any of his Representatives will use or communicate any material non-public information regarding the Company in violation of such laws.

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(d) The Company shall indemnify the Designee in his capacity as a director of the Company on the same basis as all other members of the Board and pursuant to indemnity agreements with terms that are no less favorable to the Designee than the indemnity agreements entered into between the Company and its other employee directors.

(e) For so long as the Designee serves as a director on the Board, the Company (i) shall provide the Designee with the same expense reimbursement, benefits, indemnity, exculpation and other arrangements provided to the other directors on the Board and (ii) shall not amend, alter or repeal any right to indemnification or exculpation covering or benefiting the Designee as and to the extent consistent with applicable Law, including but not limited to any rights contained in the governing documents of the Company (except to the extent such amendment or alteration permits the Company to provide broader indemnification or exculpation rights on a retroactive basis than permitted prior thereto).

(f) The Company shall (i) purchase directors’ and officers’ liability insurance in an amount determined by the Board to be reasonable and customary and (ii) for so long as the Designee serves as a director on the Board, maintain such directors’ and officers’ liability insurance coverage with respect to the Designee; provided, that upon removal or resignation of the Designee for any reason, the Company shall take all actions reasonably necessary to extend such directors’ and officers’ liability insurance coverage with respect to the Designee for a period of not less than six (6) years from any such event in respect of any act or omission of the Designee occurring at or prior to such event.

Article II

STANDSTILL PROVISIONS

Section 2.1 Transfer Restrictions.

(a) The Designee agrees that, without the prior written consent of the Company, the Designee shall not, and shall not cause or direct any of his Affiliates to, during the period commencing on the Resignation Date and continuing to and including the date that is three (3) months after the Resignation Date (such period, the “Restricted Period”), (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any shares of Class A Common Stock, or any options or warrants to purchase any shares of Class A Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Class A Common Stock (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such shares, including the Designee Shares, or Derivative Instruments now owned or hereafter acquired by the Designee; (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the Designee or someone other than the Designee), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any shares of Class A Common Stock or Derivative Instruments, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Class A Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”); or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. The Designee represents and warrants that he is not, and has not caused or directed any of his Affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Restricted Period.

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(b) The Designee agrees and consents to the entry during the Restricted Period of stop transfer instructions with the Company’s transfer agent and registrar against any Transfer of the Designee’s shares of Class A Common Stock, including the Designee Shares, except in compliance with the foregoing restrictions.

(c) The Designee agrees that, to the extent that the terms of this Section 2.1 conflict with or are in any way inconsistent with any prior investor rights agreement, prior registration rights agreement, prior market standoff agreement or any other prior lock-up or similar prior agreement, including the Purchase Agreement, to which the Designee and the Company may be a party, the provisions of this Section 2.1 supersede such prior agreement.

Article III

MISCELLANEOUS

Section 3.1 Termination. This Agreement shall terminate automatically and become void and of no further force or effect, without any notice or other action by any Person, upon the earliest to occur after the date of this Agreement of either of the following events: (i) the Designee ceases to beneficially own at least seventy-five percent (75%) of the Designee Shares and (ii) the employment of the Designee is terminated by his applicable employer within the Company group for any reason (each such event, a “Resignation Event”); provided, however, notwithstanding anything to the contrary herein, the provisions set forth in Section 2.1 and this Section 3.1 shall remain operative and survive the termination of this Agreement; provided, further, that, notwithstanding the occurrence of a Resignation Event, the Designee shall not be obligated to resign from the Board and the Resignation Letter shall not become effective unless and until the Board (by action of a majority of the directors (other than the Designee) then serving on the Board) requests in writing that the Designee resigns as a director of the Company (such time of the Board’s such written request, the “Resignation Date”).

Section 3.2 Class A Common Stock Measurement. Notwithstanding anything herein to the contrary, all measurements and references in this Agreement related to the Class A Common Stock shall be appropriately adjusted for stock splits, stock combinations, stock reclassification, stock distributions and the like.

Section 3.3 Notices. All notices, requests and other communications to either party hereunder shall be in writing (including electronic transmission) and shall be given in accordance with the provisions of the Purchase Agreement (with any notices, requests and other communications directed to (a) the Designee to be given in the manner to be provided to the Seller Representative in Section 11.1 of the Purchase Agreement and (b) to the Company to be given in the manner to be provided to Buyer in Section 11.1 of the Purchase Agreement).

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Section 3.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

Section 3.5 Binding Effect; Assignment. This Agreement shall not be assignable by any of the parties to this Agreement. This Agreement, however, shall be binding on all successors and permitted assigns of the parties hereto.

Section 3.6 No Third Party Beneficiaries. This Agreement is exclusively for the benefit of the parties hereto, and their respective successors and permitted assigns, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right by virtue of any applicable law in any jurisdiction to enforce any of the terms to this Agreement.

Section 3.7 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter of this Agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter of this Agreement. Each party hereto acknowledges and agrees that, in entering into this Agreement, such party has not relied on any promises or assurances, written or oral, that are not reflected in this Agreement.

Section 3.8 Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 3.9 Jurisdiction; WAIVER OF TRIAL BY JURY. Any Proceeding based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought in federal and state courts located in the State of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court, and agrees not to bring any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Proceeding brought pursuant to this Section 3.9. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF.

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Section 3.10 Specific Performance. The parties hereto acknowledge that the rights of each party hereto to consummate the transactions contemplated hereby are unique and recognize and affirm that in the event of a breach of this Agreement by any party, money damages may be inadequate and the non-breaching party may have no adequate remedy at law. Accordingly, the parties hereto agree that such non-breaching party shall have the right to seek to enforce its rights and the other party’s obligations hereunder by an action or actions for specific performance and/or injunctive relief (without posting of bond or other security), including any order, injunction or decree sought by such non-breaching party to cause the other party to perform its/their respective agreements and covenants contained in this Agreement and to cure breaches of this Agreement, without the necessity of proving actual harm and/or damages or posting a bond or other security therefore.

Section 3.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail shall be as effective as delivery of a manually executed counterpart of the Agreement.

Section 3.12 Amendment. This Agreement may be amended, modified or supplemented at any time only by the written consent of each of the parties hereto, and any amendment, modification or supplement so effected shall be binding on each of the parties hereto.

Section 3.13 Rights Cumulative. Except as otherwise expressly limited by this Agreement, all rights and remedies of each of the parties hereto under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or law.

Section 3.14 Further Assurances. Each of the parties hereto shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

Section 3.15 Enforcement. Each of the parties hereto covenants and agrees that the disinterested members of the Board have the right to enforce, waive or take any other action with respect to this Agreement on behalf of the Company.

Section 3.16 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

[Signature Page Follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as a deed as of the date first written above.

COMPANY:

SOC TELEMED, INC.

By:	/s/ John W. Kalix
	Name:	John W. Kalix
	Title:	Chief Executive Officer

DESIGNEE:

/s/ Christopher Gallagher, M.D.
Christopher Gallagher, M.D.

[Signature Page to Board Nomination Rights Agreement]

Exhibit A

FORM OF IRREVOCABLE RESIGNATION

[__________], 2021

SOC Telemed, Inc.

1768 Business Center Drive, Suite 100

Reston, VA 20190
Attention: Corporate Secretary

Re:	Resignation

Ladies and Gentlemen:

This irrevocable resignation is delivered pursuant to Section 1.1(a) of the Board Nomination Rights Agreement, dated as of [__________], 2021 (the “Agreement”), by and between SOC Telemed, Inc. (the “Company”) and the undersigned. If, following such time that the Agreement is terminated in accordance with its terms, the Board (as such term is defined in the Agreement) requests in writing (by action of a majority of the directors (other than myself) then serving on the Board) that I resign as a director of the Company, I hereby tender the immediate resignation of my position as a director of the Company and from any and all committees of the Board on which I serve, such resignation effective as of the time of the Board’s such written request.

This resignation may not be withdrawn by me at any time.

Sincerely,

Christopher Gallagher, M.D.

Exhibit 99.1

SOC Telemed Completes Acquisition of Access Physicians To Form Largest Acute Care

Telemedicine Company in the US

Combined company now serves over three times the facilities as next pure play participant

RESTON, VA – March 30, 2021 –SOC Telemed, Inc. (Nasdaq: TLMD), the leading national provider of acute care telemedicine solutions, announced that it has completed its acquisition of Access Physicians, an experienced multi-specialty acute telemedicine provider, via a cash and stock purchase transaction valued at approximately $194 million, with additional potential consideration based on performance. By bringing two market leaders together, this combination furthers SOC Telemed’s position as the largest pure play provider of acute care telemedicine in the nation, supported by Telemed IQ, a scaled, purpose-built and secure telemedicine platform. With an ability to serve as the single solution provider of acute care telemedicine, the combined company now delivers acute telemedicine to almost 1,000 facilities, including over 700 hospitals, across 47 states.

“Access Physicians and SOC Telemed’s technology enabled, multi-specialty clinical solutions and customer base are complementary and serve to capitalize on the growth opportunities in acute care telemedicine,” said John Kalix, CEO, SOC Telemed. “As we work to address health inequities, our combined organization creates a single partner for customers to optimize care delivery.”

In a growing acute care telemedicine market, this merger increases SOC Telemed’s national footprint, expands clinical service lines and grows provider breadth and depth. The two companies share a mission of improving patient care through the combination of clinicians, technology, and workflows. Together, SOC Telemed and Access Physicians are well positioned to tackle the growing demand for acute telemedicine leveraging their 27 years of combined experience.

“Our shared belief in a patient and clinician-centric approach was key to this relationship,” said Chris Gallagher, MD, CEO of Access Physicians, who joins the SOC Telemed Board in connection with the acquisition. “Access Physicians has long held a commitment to providing the very best patient care possible and we felt SOC Telemed shared that mission. We sought out a company that would not only share our vision, but also broaden our combined capabilities to accelerate the realization of our vision.” Access Physicians was founded by physicians, including Chris Gallagher, MD, and Access Physicians board member Eduardo Vadia, MD.

SOC Telemed will combine the enterprise strength of their proven, robust and highly secure Telemed IQ Platform and four established service lines in Neurology, Psychiatry, Critical Care and Pulmonology with Access Physicians’ offerings in Infectious Disease, Cardiology, Maternal-Fetal Medicine, Nephrology and others. Together, they offer a comprehensive acute telemedicine portfolio to meet the challenges of a market struggling with physician specialty shortages and inequities in access to specialized care. The ability to offer new clinical service lines for both companies’ existing customers will allow the combined company to meet the demand for a single partner for acute care solutions.

“When we developed Telemed IQ, which enables providers to securely deploy, optimize and scale a telemedicine program, we built it with an eye on the future,” Kalix said. “The robust capabilities enabled by Telemed IQ, built with an unwavering focus on cybersecurity, will provide the backbone required to make this combination successful and enhance our ability to meet the emerging needs of organizations across the nation. As we currently support more than 20 clinical service lines today, Telemed IQ provides the foundation required to enable our continued growth.”

As healthcare systems face significant challenges around clinician shortages, health inequity and physician burnout, the combined company is uniquely positioned to address those needs with its more than 750 available clinicians and secure, HITRUST-certified technology platform. The combined clinician base provides customers with greater access and coverage, which in turn can have a larger impact in addressing inequities in access to care and ensuring optimal patient quality regardless of geography.

The combined company is estimated to have approximately $107-$113 million in pro forma annual revenue in 2021.

“We believe the growth of clinician-initiated telemedicine will continue,” Kalix said. “As the largest pure play acute care telemedicine company, SOC Telemed is well positioned to become the single solution provider in acute care telemedicine, expanding access to critical specialty care through innovative technology and outstanding clinical quality.”

Advisors

Orrick, Herrington & Sutcliffe LLP served as legal advisor for SOC Telemed and Armentum Partners, LLC served as financial advisor for SOC Telemed. Jackson Walker, LLP served as legal advisor for Access Physicians.

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About SOC Telemed

SOC Telemed (SOC) is the leading national provider of acute telemedicine technology and solutions to hospitals, health systems, post-acute providers, physician networks, and value-based care organizations since 2004. Built on proven and scalable infrastructure as an enterprise-wide solution, SOC’s technology platform, Telemed IQ, rapidly deploys and seamlessly optimizes telemedicine programs across the continuum of care. SOC provides a supportive and dedicated partner presence, virtually delivering patient care through teleNeurology, telePsychiatry, teleCritical Care, telePulmonology, teleCardiology, teleInfectious Disease, teleNephrology, teleMaternal-Fetal Medicine and other service lines, enabling healthcare organizations to build sustainable telemedicine programs across clinical specialties. SOC enables organizations to enrich their care models and touch more lives by supplying healthcare teams with industry-leading solutions that drive improved clinical care, patient outcomes, and organizational health. The company was the first provider of acute clinical telemedicine services to earn The Joint Commission’s Gold Seal of Approval and has maintained that accreditation every year since inception. For more information, visit www.soctelemed.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terms such as “expect,” “will,” “continue,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to: statements regarding the transaction between SOC Telemed and Access Physicians, including any statements regarding the expected benefits of the transaction (including anticipated synergies, projected financial information and future opportunities), demand for integrated offerings of acute telemedicine and any other statements regarding SOC Telemed’s future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events or performance. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include, but are not limited to, those related to: the effects of disruption to SOC Telemed’s businesses; transaction costs; SOC Telemed’s ability to achieve the benefits from the transaction; SOC Telemed’s ability to effectively integrate acquired operations into its own operations; the ability of SOC Telemed to retain and hire key personnel; unknown liabilities; and the diversion of management time on transaction-related issues. Other important factors that could cause actual results to differ materially from those in the forward-looking statements include: the current and future impact of the COVID-19 pandemic on SOC Telemed’s business and industry; the effects of competition on the future business of SOC Telemed; uncertainty regarding the demand for and market utilization of its solution; returns on investments in its business; the ability to maintain customer relationships; difficulties maintaining and expanding its network of qualified physicians and other provider specialists; disruptions in SOC Telemed’s relationships with affiliated professional entities or third party suppliers or service providers; general business and economic conditions; the ability of SOC Telemed to successfully execute strategic plans; the timing and market acceptance of new solutions or success of new enhancements, features modifications to existing solutions and the degree to which they gain acceptance. Additional information concerning these and other risk factors is contained in the Risk Factors section of SOC Telemed’s most recent quarterly report on Form 10-Q and in subsequent filings with the U.S. Securities and Exchange Commission. SOC Telemed assumes no obligation, and does not intend, to update these forward-looking statements as a result of future events or developments, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Media Contact:

Lauren Shankman

Trevelino/Keller

(404) 214-0722 ext. 121

lshankman@trevelinokeller.com

Investor Relations:

Bob East or Jordan Kohnstam

Westwicke, an ICR company

SOCIR@westwicke.com

(443) 213-0500